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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Cost Plus, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share.
(2)
Aggregate number of securities to which transaction applies:

        26,538,028 shares of common stock (includes 3,941,486 shares issuable upon exercise of options with an exercise price of less than $22.00 and 75,790 deferred stock units).

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 22,520,752 shares of common stock outstanding and 75,790 deferred stock units, each multiplied by $22.00 per share and (B) 3,941,486 shares of common stock subject to in-the-money options multiplied by $12.56 (which is the difference between $22.00 per share and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001146 by the maximum aggregate value of the transaction.

	(4)	Proposed maximum aggregate value of transaction: $546,628,988.16
	(5)	Total fee paid: $62,643.68
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION
DATED [    •    ], 2012

200 4th Street
Oakland, California 94607

Dear Cost Plus Shareholders:

        We cordially invite you to attend the annual meeting of shareholders of Cost Plus, Inc., a California corporation (the "Company" or "Cost Plus"), at [    •    ] on [    •    ], 2012, at [    •    ] a.m., local time.

        At the annual meeting, you will be asked, among other things, to consider and vote upon a proposal (a) to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 8, 2012, by and among the Company, Bed Bath & Beyond Inc., a New York corporation ("Parent"), and Blue Coral Acquisition Corp., a California corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and (b) to approve a motion to adjourn or postpone the annual meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to adopt the Merger Agreement and approve the Merger, if necessary.

        If the Merger is completed, each share of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), other than as provided below, will be converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes (the "Merger Consideration"). The following shares of Company Common Stock will not be converted into the right to receive the Merger Consideration in connection with the Merger: (a) shares owned by any of our shareholders who are entitled to and who properly demanded dissenters' rights in accordance with Chapter 13 of the California Corporations Code, and (b) shares owned by the Company and by Parent, all of which will automatically be canceled and cease to exist. Following the Merger, the Company will cease to be a publicly traded company.

        The Company's Board of Directors has unanimously approved the Merger Agreement and recommends that you vote "FOR" the adoption of the Merger Agreement and approval of the Merger.

        Your vote is very important. We cannot complete the Merger unless we obtain the affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock. Please note that failing to vote has the same effect as a vote against the adoption of the Merger Agreement and approval of the Merger.

        The accompanying proxy statement provides you with detailed information about the proposed Merger and the annual meeting. We encourage you to read the entire proxy statement and the Merger Agreement carefully. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

        Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope or submit your proxy by telephone or Internet prior to the annual meeting. If your shares of Company Common Stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your broker, bank or other nominee. If you attend the annual meeting and vote in person, your vote by ballot will revoke any proxy you previously submitted. However, if you hold your shares through a broker, bank or other nominee, you must provide a legal proxy issued from such nominee in order to vote your shares in person at the annual meeting.

        The Board appreciates your continuing support of the Company and urges you to support the Merger.

Sincerely,
Barry J. Feld President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The proxy statement is dated [    •    ], 2012 and is first being mailed to shareholders on or about [    •    ], 2012.

PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

COST PLUS, INC.
200 4th Street
Oakland, California 94607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD [    •    ], 2012

        An annual meeting of shareholders of Cost Plus, Inc., a California corporation (the "Company"), will be held at [    •    ] on [    •    ], at [    •    ] a.m., local time, for the following purposes:

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  to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 8, 2012, and to approve the transactions contemplated by the Merger Agreement, including the merger (the "Merger") of Blue Coral Acquisition Corp., a California corporation and a direct wholly owned subsidiary ("Merger Sub") of Bed Bath & Beyond Inc., a New York corporation ("Parent") with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, by and among the Company, Parent, and Merger Sub;

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  to approve a motion to adjourn or postpone the annual meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the proposal to adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including the Merger, if necessary;

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  to hold a non-binding, advisory vote to approve certain compensation arrangements for the Company's named executive officers in connection with the Merger;

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  to hold a non-binding, advisory vote to approve the compensation of our named executive officers;

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  to elect the directors listed in the proxy statement accompanying this notice to serve in the event the Merger is not completed until the 2013 annual meeting of shareholders or in each case until his or her successor is duly elected and qualified or until his or her earlier resignation or removal;

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  to ratify and approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013; and

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  to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Please read these materials carefully.

        You can vote at the annual meeting and at any adjournment or postponement of the annual meeting if at the close of business on [    •    ], 2012 you were a shareholder of record of the Company.

        Only shareholders of record and their proxies are invited to attend the annual meeting in person. Your vote is very important, regardless of the number of shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock") you own. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock entitled to vote thereon. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope or submit your proxy by telephone or Internet prior to the annual meeting. If your shares of Company Common Stock are held in "street name" by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your broker, bank or other nominee. If you attend the annual meeting and vote in person, your vote by ballot will revoke any proxy you previously submitted. However, if you hold your shares through a broker, bank or other nominee, you must provide a legal proxy issued from such nominee in order to vote your shares in person at the annual meeting.

        Shareholders who vote against the adoption of the Merger Agreement and approval of the Merger will have the right to dissent and seek appraisal of the fair value of their shares of Company Common Stock if the Merger is completed, but only if they perfect their dissenters' right by complying with all of the required procedures under California law and demands for payment have been made with respect to at least five percent of the outstanding shares of Company Common Stock. The specific statutory requirements are summarized in the enclosed proxy statement under "Dissenters' Rights" and the full text of California's dissenters' rights statute is included as Annex C to the enclosed proxy statement.

        After careful consideration, the Company's Board of Directors has unanimously authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and determined that the terms of the Merger Agreement, including Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth therein, are fair to and in the best interests of the shareholders of the Company.

        The Company's Board of Directors unanimously recommends that you vote

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  "FOR" adoption of the Merger Agreement and approval of the Merger,

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  "FOR" the proposal to adjourn the annual meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement if there are insufficient votes at the time of the annual meeting to adopt the Merger Agreement,

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  "FOR" the non-binding proposals regarding certain Merger-related executive compensation arrangements,

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  "FOR" the non-binding proposal regarding certain compensation for our named executive officers,

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  "FOR" the election of each nominee for director, and

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  "FOR" the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

By order of the Board of Directors
Barry J. Feld President and Chief Executive Officer

Oakland, California

[    •    ], 2012

i

SUMMARY TERM SHEET

        This Summary Term Sheet, together with the "Questions and Answers About the Merger and the Annual Meeting," summarizes the material information in this proxy statement. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of that topic. See "Where You Can Find More Information" beginning on page [    •    ]. In this proxy statement, the terms "Cost Plus," "Company," "we," "our" and "us" refer to Cost Plus, Inc. and its subsidiaries, unless the context requires otherwise.

The Parties Involved in the Merger (page [    •    ])

        Cost Plus is a California corporation formed in November 1946. Cost Plus is a leading specialty retailer of casual home furnishings and entertaining products in the United States. As of January 28, 2012, Cost Plus operated 258 stores under the names "World Market," "Cost Plus World Market," "Cost Plus Imports" and "World Market Stores" in 30 states. Cost Plus World Market's business strategy is to differentiate itself by offering a large and ever-changing selection of unique products, many of which are imported, at value prices in an exciting shopping environment. Many of Cost Plus World Market's products are proprietary or private label, often incorporating the Cost Plus' own designs, "World Market" brand name, quality standards and specifications and typically are not available at department stores or other specialty retailers. Cost Plus' stores are located predominantly in high traffic metropolitan, urban and suburban locales. During the fiscal year ended January 28, 2012, Cost Plus closed five stores and relocated one store. All of the stores closed during fiscal 2011 are included in continuing operations, and four of the five store closures had no lease exit costs because their leases had expired.

        Bed Bath & Beyond Inc. ("Parent") is a New York corporation, which was founded in 1971. Parent is a chain of retail stores, operating under the names Bed Bath & Beyond, Christmas Tree Shops, Harmon and Harmon Face Values and buybuy BABY. In addition, Parent is a partner in a joint venture which operates two stores in the Mexico City market under the name "Home & More." Parent sells a wide assortment of domestics merchandise and home furnishings. Domestics merchandise includes categories such as bed linens and related items, bath items and kitchen textiles. Home furnishings include categories such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables and certain juvenile products. Parent offers a breadth and depth of selection in most of its product categories that exceeds what is generally available in department stores or other specialty retail stores.

        Blue Coral Acquisition Corp. ("Merger Sub") is a California corporation and a direct wholly owned subsidiary of Parent, which was formed solely for the purpose of facilitating the acquisition of Cost Plus. To date, Merger Sub has not carried on any activities other than those related to its formation and the Merger Agreement (as defined below). Upon consummation of the proposed Merger (as defined below), Merger Sub will merge with and into Cost Plus and will cease to exist, with Cost Plus continuing as the surviving corporation and a direct wholly owned subsidiary of Parent.

Tender Offer (page [    •    ])

        On May 25, 2012, Merger Sub commenced a tender offer for all of the outstanding shares of the Company's common stock, par value $0.01 per share (the "Company Common Stock") at a price of $22.00 per share, net to the seller in cash without interest and less any applicable withholding taxes (the "offer price"). The tender offer contemplated that, after completion of the offer and the satisfaction or waiver of all conditions, we will merge with Merger Sub and all outstanding shares of Company Common Stock, other than shares held by Parent or the Company or shares held by the Company's shareholders who are entitled to and properly demand dissenters' rights under California law, will be canceled and converted into the right to receive cash equal to the offer price. The tender offer was commenced pursuant to the Merger Agreement.

        Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the tender offer is completed. If the tender offer is not completed, the parties agreed that the Merger could only be completed after the receipt of Shareholder Approval (as defined below) of the adoption of the Merger Agreement and approval of the Merger that will be considered at the annual meeting. We are soliciting proxies for the annual meeting to obtain Shareholder Approval of the adoption of the Merger Agreement and approval of the Merger to be able to consummate the Merger regardless of the outcome of the tender offer.

        We refer in this proxy statement to the tender offer and to terms of the Merger Agreement applicable to the tender offer, however, the tender offer is being made separately to the holders of shares of Company Common Stock and is not applicable to the annual meeting.

The Merger (page [    •    ])

        You are being asked to adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 8, 2012 (as it may be amended from time to time), by and among the Company, Parent and Merger Sub. The Merger Agreement provides for the merger of Merger Sub with and into the Company (the "Merger") with the Company as the surviving corporation. After the Merger, the Company will be a wholly owned subsidiary of Parent. Upon completion of the Merger, we will cease to be a publicly traded company, and you will cease to have any rights in the Company as a shareholder. The Merger Agreement is attached as Annex A to this proxy statement.

Merger Consideration (page [    •    ])

        If the Merger is completed, each share of Company Common Stock, other than as provided below, will be cancelled and converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes (the "Merger Consideration"). The following shares of Company Common Stock will not be converted into the right to receive the Merger Consideration in connection with the Merger: (a) shares owned by any of our shareholders who are entitled to and who properly exercise dissenters' rights under California law and (b) shares owned by the Company and Parent, all of which will be canceled.

When the Merger is Expected to be Completed

        We currently anticipate that the Merger will be completed in the second quarter of fiscal year 2012. However, there can be no assurances that the Merger will be completed at all, or if completed, that it will be completed in the second fiscal quarter of 2012.

Vote Required for Approval of the Merger Agreement (page [    •    ])

        The adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of the Company Common Stock (the "Shareholder Approval"). Please note that failing to vote has the same effect as a vote against the adoption of the Merger Agreement and approval of the Merger but will not be sufficient for shareholders seeking to perfect their dissenters' rights. See the section entitled "Dissenters' Rights" beginning on page [    •    ] for more information. The adjournment proposal requires the affirmative vote of a majority of the holders of Company Common Stock present in person or by proxy.

Support and Tender Agreements (page [    •    ])

        Concurrently with the execution of the Merger Agreement, affiliates of Red Mountain Capital Partners LLC ("Red Mountain") and Stephens Investments Holdings LLC ("Stephens") (the two largest shareholders of Cost Plus) have entered into support and tender agreements with Parent and Merger Sub pursuant to which such shareholders have agreed to tender all their shares of Company Common Stock in the tender offer upon the terms and subject to the conditions of such agreements and, if requested by Parent, to vote in favor of the Merger, upon the terms and subject to the conditions of such agreements. Such shareholders, together with their affiliates, owned in the aggregate approximately 26% of the outstanding shares as of June 4, 2012. The support and tender agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.

The Annual Meeting

        See "Questions and Answers About the Merger and the Annual Meeting" beginning on page [    •    ] and "The Annual Meeting" beginning on page [    •    ].

Reasons for the Merger; Recommendation of Our Special Committee and Board of Directors on the Merger (page [    •    ])

        After consideration of various factors described in the section entitled "The Merger—Reasons for the Merger; Recommendation of the Special Committee and Board", a special committee (the "Special Committee") of the Company's Board of Directors (the "Board") unanimously recommended to the Board that the terms and conditions of the Merger Agreement and the transactions contemplated thereby, including the Merger are advisable, fair to and in the best interests of the Company and its shareholders and recommended that the Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

        After considering the unanimous recommendations of the Special Committee and all other factors which the Board deemed relevant, the Board, among other things, unanimously (i) authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, and the transactions contemplated by the Merger Agreement, including the Merger, (ii) determined that the terms of the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth therein, are fair to and in the best interests of the shareholders of the Company, and (iii) recommended that the shareholders of the Company, to the extent required by applicable law, vote their shares of Company Common Stock in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger.

        Our Board recommends that you vote "FOR" the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

Interests of the Company's Directors and Executive Officers in the Merger (page [    •    ])

        Certain of the Company's executive officers and directors may have financial interests as a result of the transactions contemplated by the Merger Agreement, including the Merger, that may be different from, or in addition to, the interests of holders of shares of Company Common Stock generally. The Special Committee was aware of these interests and considered them, among other matters, in determining whether to approve the Merger Agreement and the transactions contemplated thereby and to recommend to the Board that the Board approve the Merger Agreement and the transactions contemplated thereby. These interests include the following:

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  accelerated vesting of equity awards held by our employees, including our executive officers, upon the effective time of the Merger (the "Effective Time") and the settlement of such awards in exchange for cash;

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  accelerated vesting of any unvested director deferred stock units; and

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  the continuation of indemnification and directors' and officers' liability insurance applicable to the period prior to completion of the merger through the sixth anniversary of the Effective Time.

        In addition, if the proposal to adopt the Merger Agreement is approved by our shareholders, the vested shares of Company Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by other shareholders of the Company.

        These and other interests of our directors and executive officers, some of which may be different than those of our shareholders generally, are more fully described under "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ] and "The Merger—Golden Parachutes" beginning on page [    •    ].

Opinion of the Company's Financial Advisor (page [    •    ])

        Peter J. Solomon Company ("PJSC") delivered its written opinion to the Board on May 8, 2012, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $22.00 in cash per share to be received by holders of Company Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Stock.

        The full text of PJSC's opinion, dated May 8, 2012, which sets forth assumptions made, procedures followed, matters considered, limitations on and scope of the review by PJSC in rendering PJSC's opinion, is attached to this proxy statement as Annex B and is incorporated herein by reference. PJSC's opinion was directed only to the fairness of the consideration proposed to be received by the holders of Company Common Stock in the transactions contemplated by the Merger Agreement from a financial point of view, was provided to the Board in connection with its evaluation of the transactions contemplated by the Merger Agreement, did not address any other aspect of such transactions and did not, and does not, constitute a recommendation to any holder of Company Common Stock as to how any shareholder should act or vote on any matter with respect to the transactions contemplated by the Merger Agreement. The summary of PJSC's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

        We encourage our shareholders to read PJSC's opinion carefully and in its entirety. For a further discussion of PJSC's opinion, see "The Merger—Opinion of the Company's Financial Advisor" beginning on page [    •    ].

Treatment of Company Equity Awards (page [    •    ])

        At the Effective Time, each then outstanding option to purchase shares of Company Common Stock (each, an "Option"), whether or not exercisable, will, without any action on the part of the holders thereof, Cost Plus or Parent, become fully vested and, immediately after the Effective Time, be canceled and will only entitle the holder thereof to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest, equal to (i) the excess, if any, of (A) the applicable Merger Consideration over (B) the exercise price per share of shares subject to such Option multiplied by (ii) the number of shares subject to such Option. If the exercise price per share of any such Option is equal to or greater than the Merger Consideration, such Option will be canceled and terminated without any cash payment or other consideration being made in respect thereof.

        Immediately after the Effective Time, each outstanding deferred stock unit (each, a "DSU") will, without any action on the part of the holders thereof, Cost Plus or Parent, become fully vested and canceled, and will only entitle the holder thereof to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest, equal to (i) the applicable Merger Consideration multiplied by (ii) the number of shares subject to such DSU at the Effective Time.

Regulatory Approvals (page [    •    ])

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Merger may not be completed until the Company and Parent each file a notification and report form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated.

        The Company and Parent filed the notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 24, 2012, and the parties received notification of early termination on June 4, 2012.

Certain United States Federal Income Tax Consequences (page [    •    ])

        If you are a U.S. holder, for U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Company Common Stock in the Merger generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the Merger and your tax basis in your shares of Company Common Stock. You should consult your tax advisor for a complete analysis of the effect of the Merger on your U.S. federal, state, local and/or foreign taxes.

Solicitations of Other Offers and Change in Recommendation (page [    •    ])

        The Company has agreed to cease and terminate any previous discussions or negotiations with respect to any "Competing Proposal" (as defined in "The Merger Agreement—No Solicitation; Company Adverse Recommendation Change") or any inquiry with respect thereto. Subject to certain exceptions described below, we and our subsidiaries generally have agreed not to:

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  solicit, initiate, encourage or knowingly facilitate any Competing Proposal;

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  participate in any negotiations regarding, or furnish to any person any material information in connection with any Competing Proposal;

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  engage in discussions or negotiations with any person with respect to any Competing Proposal;

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  withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) in any manner adverse to Parent the recommendation of our Board that our shareholders adopt the Merger Agreement or take any other action or make any other public statement inconsistent with such recommendation (any such action being referred to herein as a "Company Adverse Recommendation Change"); or

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  enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or similar document or any agreement, arrangement, understanding or commitment relating to any Competing Proposal or enter into any contract, arrangement, understanding or agreement in principle that is intended or would reasonably be expected to result in a Competing Proposal.

        Notwithstanding the foregoing, subject to certain limitations, at any time before obtaining Shareholder Approval, the Board may (a) effect a Company Adverse Recommendation Change in response to an intervening event if the Board concludes in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (b) if the Company receives a Competing Proposal that the Board concludes in good faith (after consultation with outside legal counsel and its financial advisor) constitutes a Superior Proposal (as defined in "The Merger Agreement—No Solicitation; Company Adverse Recommendation Change") (i) effect a Company Adverse Recommendation Change and/or (ii) terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal. See "The Merger Agreement—No Solicitation; Company Adverse Recommendation Change" on page [    •    ].

Conditions to the Completion of the Merger (page [    •    ])

        The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by applicable law) the waiver of certain customary conditions, including receipt of Shareholder Approval, receipt of required antitrust approvals, and the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement. The obligation of Parent and Merger Sub to consummate the Merger is also subject to the absence of any fact, effect, event, development change, state of facts, condition, circumstance, violation or occurrence, from the date of the Merger Agreement until the Effective Time, that has had or would reasonably be expected to have a Material Adverse Effect (as defined in "The Merger Agreement—Representations and Warranties").

Termination of the Merger Agreement (page [    •    ])

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

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  by mutual written consent of Parent and the Company;

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  by either Parent or the Company:

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  if the Merger has not been consummated on or before November 9, 2012; provided that the right to terminate the Merger Agreement on such date will not be available to Parent or the Company if the date of payment for shares of Company Common Stock accepted for payment pursuant to and subject to the conditions of the tender offer has occurred;

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  if any governmental entity of competent jurisdiction has issued an order imposing any requirement on any of the parties or taken any other action restraining, enjoining or otherwise prohibiting the Merger as contemplated under the Merger Agreement, and such order or action has become final and not appealable;

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  if (i) the Shareholder Approval has not been obtained or (ii) there are holders of insufficient shares present or represented by a proxy at the shareholders' meeting to constitute a quorum necessary to conduct the business of the shareholders' meeting and at such meeting there is no approval of the adjournment thereof to a later date;

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  by Parent, if the Company has breached or failed to perform its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to (x) if the tender offer has been terminated, the failure of a condition to the Merger regarding the accuracy of the Company's representations and warranties or the Company's compliance with its covenants or agreements or (y) if the tender offer has not been terminated, the failure of a condition to the offer regarding the accuracy of the Company's representations and warranties or the Company's compliance with its covenants or agreements, and (ii) (A) is not capable of being cured by November 9, 2012 or (B) is not cured within 15 calendar days following Parent's delivery of written notice to the Company of such breach;

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  by the Company, if Parent has breached or failed to perform any of its representation, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition to the Merger regarding the accuracy of Parent's or Merger Sub's representations and warranties or Parent's or Merger Sub's compliance with its covenants or agreements and (ii) (A) is not capable of being cured by November 9, 2012 or (B) is not cured within 15 calendar days following the Company's delivery of written notice to Parent of such breach;

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  by Parent, if (i) a Company Adverse Recommendation Change (or any action by any committee of the Board which, if taken by the full Board, would be a Company Adverse Recommendation Change) has occurred, (ii) the Company has breached or failed to perform its non-solicitation obligations or its obligation to timely convene the shareholders' meeting, (iii) if a Competing Proposal has been publicly announced and the Board has not issued a press release reaffirming its recommendation within ten business days after a written request by Parent to provide such reaffirmation, (iv) if any tender offer or exchange offer is commenced by any third party with respect to the outstanding shares prior to the time at which the Company receives the Shareholder Approval, and the Board has not recommended that the Company's shareholders reject such tender offer or exchange offer and not tender their shares into such tender offer or exchange offer within ten business days after commencement of such tender offer or exchange offer or (v) the Company or the Board (or any committee thereof) publicly announces its intentions to do any of the actions specified above (any such circumstance, a "Triggering Event");

  •
  by the Company, prior to the earlier of the initial acceptance for payment of shares of Company Common Stock in the offer or receipt of Shareholder Approval, in the case of the Merger, in order to accept a Superior Proposal and enter into a definitive acquisition agreement providing for such Superior Proposal immediately following or concurrently with such termination; provided, however, that payment by the Company of the Termination Fee (as defined below) will be a condition to the termination of the Merger Agreement by the Company in this circumstance; or

  •
  by the Company, after the tender offer has been terminated if (i) all the conditions that are applicable to each party's obligation to consummate the Merger (other than the purchase of Company Common Stock in the offer to the extent the offer has been terminated and other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger), (ii) Parent has failed to consummate the Merger by the time required under the Merger Agreement, and (iii) the Company has given Parent written notice at least five business days prior to such termination stating its intention to terminate the Merger Agreement in this circumstance.

Termination Fee and Expense Reimbursement (page [    •    ])

        The Company has agreed to pay Parent or a person designated by Parent a termination fee of $16,250,000 (the "Termination Fee") as follows:

  •
  if the Merger Agreement is terminated by the Company prior to the earlier of the initial acceptance for payment of shares of Company Common Stock in the offer or receipt of Shareholder Approval, in order for the Company to accept a Superior Proposal and enter into a definitive acquisition agreement, providing for a Superior Proposal, with such fee being payable concurrently with such termination;

  •
  if the Merger Agreement is terminated (i) by Parent upon a Company Adverse Recommendation Change or other Triggering Event or (ii) by the Company due to the failure to obtain the Shareholder Approval at a time when the termination of the Merger Agreement by Parent upon a Company Adverse Recommendation Change or other Triggering Event is permitted, with such fee being payable on the second business day following such termination; or

  •
  if (i) a Competing Proposal has been made to the Company or has been made directly to our shareholders generally or has otherwise become publicly known or any person has publicly announced an intention (whether or not conditional) to make a Competing Proposal, (ii) thereafter (A) the Merger Agreement is terminated by the Company or Parent due to (x) the failure of the Merger to be completed by November 9, 2012 or (y) the failure to obtain the Shareholder Approval, or (B) the Merger Agreement is terminated by Parent due to a breach of the Company's representations or warranties or a failure by the Company to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform gave rise to the failure of certain conditions, and (iii) within 12 months after such termination, the Company enters into a definitive agreement providing for any transaction contemplated by any Competing Proposal or consummates any Competing Proposal, then such fee (net of expenses reimbursed as described below) will be paid on the date such transaction is consummated. For purposes of determining whether the Termination Fee is payable under the circumstances described in the previous sentence, the references to "15%" in the definition of Competing Proposal will be deemed to be references to "50%."

        If the Merger Agreement is terminated by Parent or the Company due to the failure of our shareholders to adopt the Merger Agreement at the shareholders' meeting (or there is a failure to reach a quorum at such meeting), then the Company will reimburse Parent for its actual and reasonable out-of-pocket expenses in connection with the Merger Agreement or the transactions contemplated thereby, in an amount not to exceed $1,500,000.

Specific Performance (page [    •    ])

        Parent, Merger Sub and the Company will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof in any federal or state court located within Los Angeles County, State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

Dissenters' Rights (page [    •    ])

        If you do not wish to accept the $22.00 per share Merger Consideration in the Merger, you have the right under California law to have your shares appraised by a California court, provided that you comply with certain procedures. These dissenters' rights are subject to a number of restrictions and technical requirements. Generally, in order to exercise dissenters' rights, among other things, (a) you must vote against adoption of the Merger Agreement, (b) you must make a written demand for appraisal in compliance with California law within 30 days of notification that the Merger Agreement has been approved, (c) you must hold shares of Company Common Stock on the record date and continuously hold such shares through the completion of the Merger and (d) demands for payment must be filed with respect to at least five percent of the outstanding shares of Company Common Stock. The fair value of your shares as determined in accordance with California law may be more or less than, or the same as, the Merger Consideration to be paid to non-dissenting shareholders in the Merger. Annex C to this proxy statement contains a copy of the California statute relating to shareholders' dissenters' rights. Failure to follow all of the steps required by this statute will result in the loss of your dissenters' rights.

Market Price of the Company Common Stock (page [    •    ])

        The Company Common Stock is listed on the NASDAQ Global Select Market ("Nasdaq") under the symbol "CPWM". The closing trading price of the Company Common Stock on May 8, 2012, the last trading day prior to our public announcement that we had entered into the Merger Agreement, was $17.99 per share. The Merger Consideration represents a 21.1% premium over the closing price of Company Common Stock on May 7, 2012, the last trading day prior to approval of the Merger Agreement by the Special Committee, a 10.9% premium over the closing price of Company Common Stock on April 27, 2012, which was the 52-week high for Company Common Stock, and a 292.9% premium over the closing price of Company Common Stock on October 3, 2011, which was the 52-week low for Company Common Stock.

Delisting and Deregistration of Company Common Stock (page [    •    ])

        If the Merger is completed, the Company Common Stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"). As such, we would no longer file periodic reports with the Securities and Exchange Commission ("SEC") on account of the Company Common Stock.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ANNUAL MEETING

        The following questions and answers address briefly some questions you may have regarding the Merger and the annual meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

The Merger

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. If the Merger Agreement is adopted and the Merger approved by the Company's shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived (other than those which, by their nature, are satisfied upon the closing of the Merger or are non-waivable), Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation. Upon consummation of the Merger, the Company will become a wholly owned subsidiary of Parent. After the Merger, shares of Company Common Stock will not be publicly traded.

Q:
Did Merger Sub commence a tender offer for shares of Company Common Stock?

A:
Yes. On May 25, 2012, Merger Sub commenced the tender offer for all of the outstanding shares of Company Common Stock at a price of $22.00 per share, net to the holder in cash without interest. The tender offer was commenced pursuant to the Merger Agreement.

  Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the tender offer is completed. If the tender offer is not completed, the parties agreed that the Merger could only be completed after receipt of shareholder approval of the adoption of the Merger Agreement and the Merger that will be considered at the annual meeting.

  We are soliciting proxies for the annual meeting to obtain shareholder approval for the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, to be able to consummate the Merger regardless of the outcome of the tender offer. Regardless of whether you tendered your shares in the tender offer, you may nevertheless vote your shares of Company Common Stock at the annual meeting because you were a shareholder as of the record date of the annual meeting.

Q:
What will I receive for my shares of Company Common Stock in the Merger?

A:
Upon completion of the Merger, you will receive $22.00 per share in cash, without interest and less any applicable withholding taxes, for each share of Company Common Stock that you own. This does not apply to (a) shares owned by any of our shareholders who are entitled to and who properly demand dissenters' rights under California law, and (b) shares owned by the Company or by Parent, all of which will be canceled. Upon consummation of the Merger, you will not own shares in the Company, the surviving corporation or Parent. See "Certain United States Federal Income Tax Consequences" beginning on page [    •    ] for a description of the U.S. tax consequences of the Merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or foreign taxes.

Q:
What will happen to my stock options and my deferred stock units in the Merger?

A:
At the Effective Time, each then outstanding Option, whether or not exercisable, will, without any action on the part of the holders thereof, the Company or Parent, become fully vested and, immediately after the Effective Time, be canceled and will only entitle the holder thereof to receive, as soon as reasonably practicable following the effective time of the Merger, an amount in cash, without interest, equal to (i) the excess, if any, of (A) the applicable Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Option multiplied by (ii) the number of shares subject to such Option. If the exercise price per share of any such Option is equal to or greater than the Merger Consideration, such Option will be canceled and terminated without any cash payment or other consideration being made in respect thereof. Pursuant to the Merger Agreement, immediately after the Effective Time, each outstanding DSU will, without any action on the part of the holders thereof, the Company or Parent, become fully vested and canceled, and will only entitle the holder thereof to receive, as soon as reasonably practicable following the Merger, an amount in cash, without interest, equal to (i) the applicable Merger Consideration multiplied by (ii) the number of shares subject to such DSU.

Q:
When do you expect the Merger to be completed?

A:
We are working toward completing the Merger as quickly as possible. If the Merger is approved at the annual meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter. We currently anticipate that the Merger will be completed in the second fiscal quarter of 2012.

Q:
What effects will the Merger have on the Company?

A:
Upon completion of the Merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the Merger, the registration of Company Common Stock and our reporting obligations with respect to Company Common Stock under the Exchange Act are expected to be terminated. In addition, upon completion of the Merger, Company Common Stock will no longer be listed on Nasdaq or any other stock exchange or quotation system.

Q:
What happens if the Merger is not completed?

A:
If the Merger Agreement is not adopted by our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, the Company will remain a public company and Company Common Stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq. Under specified circumstances, the Company may be required to pay Parent a termination fee, as described in "The Merger Agreement—Termination Fee" beginning on page [    •    ] and may be required to reimburse Parent for its actual and reasonable out-of-pocket expenses not to exceed $1.5 million, as described in "The Merger Agreement—Expense Reimbursement" beginning on page [    •    ].

Q:
Are dissenters' rights available?

A:
Yes. Under California law, you have the right to seek appraisal of the fair market value of your shares of Company Common Stock as determined by a California court if the Merger is completed, but only if (a) you vote "AGAINST" adopting the Merger Agreement and approving the Merger, (b) you comply with the requirements of California law and (c) demands for payment are filed with respect to at least five percent of the outstanding shares of Company Common Stock. See "Dissenters' Rights" beginning on page [    •    ].

Q:
Should I send in my share certificates now?

A:
No. PLEASE DO NOT SEND IN YOUR SHARE CERTIFICATES WITH YOUR PROXY. If you hold your shares in your name as a shareholder of record, then shortly after the Merger is completed you will receive a letter of transmittal with instructions informing you how to send in your certificates to the paying agent in order to receive the $22.00 per share Merger Consideration in respect of your shares of Company Common Stock. You should use the letter of transmittal to exchange your certificates for the Merger Consideration which you are entitled to receive as a result of the Merger. If you hold your shares in "street name" through a broker, bank or other nominee, then you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your "street name" shares in exchange for the Merger Consideration.

The Annual Meeting

Q:
Where and when is the annual meeting?

A:
The annual meeting will be held on [    •    ], 2012 at [    •    ] a.m., local time, at [    •    ].

Q:
What am I being asked to vote on?

A:
You are being asked to consider and vote on the following proposals:

•
to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger;

•
to approve the adjournment of the annual meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement;

•
to approve certain Merger-related executive compensation arrangements;

•
to approve named executive officer compensation;

•
to elect nine directors to serve on our Board;

•
to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013; and

  to act on other matters and transact such other business as may properly come before the meeting.

Q:
How does the Board recommend that I vote?

A:
The Board unanimously recommends that you vote "FOR" the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, "FOR" the non-binding proposal regarding certain Merger-related executive compensation arrangements, "FOR" the nine director nominees described in this proxy statement, and "FOR" each of the other proposals.

  You should read "The Merger—Reasons for the Merger; Recommendation of the Special Committee and Board" beginning on page [    •    ] for a discussion of the factors that the Special Committee and Board considered in deciding to recommend the adoption of the Merger Agreement and approval of the Merger.

Q:
Are all shareholders of the Company as of the record date entitled to vote at the annual meeting?

A:
Yes. All shareholders who own Company Common Stock at the close of business on [    •    ], 2012, which is the record date for the annual meeting, will be entitled to vote (in person or by proxy) the shares that they hold on that date at the annual meeting, or any adjournments of the annual meeting.

Q:
What constitutes a quorum for the annual meeting?

A:
The presence at the annual meeting, whether in person or by proxy, of a majority of votes eligible to be cast by the holders of Company Common Stock outstanding on the record date will constitute a quorum for purposes of the annual meeting. Abstentions and "broker non-votes" are counted as present for establishing a quorum for the transaction of business at the annual meeting, but neither will be counted as votes cast. A "broker non-vote" occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Q:
What vote of the Company's shareholders is required to adopt the Merger Agreement and approve the Merger?

A:
The adoption of the Merger Agreement and approval of the Merger require the affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock. A failure to vote your shares, abstention from the vote or a broker non-vote will have the same effect as voting "AGAINST" the adoption of the Merger Agreement but will not be sufficient for shareholders seeking to perfect their dissenters' rights. See the section of this proxy statement entitled "Dissenters' Rights" beginning on page [    •    ] for more information. A broker non-vote occurs when a broker does not have discretion to vote on adoption of the Merger Agreement and approval of the Merger because the broker has not received instructions from the beneficial holder as to how such holder's shares are to be voted.

Q:
What vote of the Company's shareholders is required to approve the other proposals at the annual meeting?

A:
The proposals regarding (1) the adjournment of the annual meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement, (2) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013, (3) the advisory vote with regard to certain Merger-related executive compensation arrangements and (4) the advisory vote regarding named executive officer compensation will each require the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting. In the event the Merger is not completed, the nine director nominees receiving the highest number of votes, in person or by proxy, will be elected to the Board.

Q:
How do I vote my shares without attending the annual meeting?

A:
If you hold shares in your name as a shareholder of record on the record date, then you received this proxy statement and a proxy card from us. You may submit a proxy for your shares by Internet, telephone or mail without attending the annual meeting. To submit a proxy by Internet or telephone twenty-four hours a day, seven days a week, follow the instructions on the proxy card. To submit a proxy by mail, complete, sign and date the proxy card and return it in the postage-paid envelope provided. Internet and telephone proxy facilities for shareholders of record will close at [    •    ], the day prior to the annual meeting. If you hold shares in "street name" through a broker, bank or other nominee, then you received this proxy statement from the nominee, along with the nominee's voting instructions. You should instruct your broker, bank or other nominee on how to vote your shares of Company Common Stock using the voting instructions provided to you.

Q:
How do I vote my shares in person at the annual meeting?

A:
If you hold shares in your name as a shareholder of record on the record date, you may vote those shares in person at the annual meeting by giving us a signed proxy card or ballot before voting is closed. Even if you plan to attend the annual meeting, we strongly encourage you to submit a proxy for your shares in advance as described above, so your vote will be counted if you later decide not to attend. If you hold shares in "street name" through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the necessary nominee giving you the right to vote the shares. To obtain a signed proxy prior to the annual meeting, you should contact your nominee.

Q:
If my shares are held in "street name" by my broker, bank or other nominee, will my nominee vote my shares for me?

A:
Your broker, bank or other nominee will not vote your shares on your behalf unless you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct it to vote your shares.

  Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the adoption of the Merger Agreement and approval of the Merger but will not be sufficient for shareholders seeking to perfect their dissenters' rights. See the section of this proxy statement entitled "Dissenters' Rights" beginning on page [    •    ].

Q:
Can I revoke or change my vote after I submit my proxy?

A:
Yes. If you hold your shares through a broker, bank, or other nominee, you have the right to change or revoke your proxy at any time before the vote is taken at the annual meeting by following the directions received from your broker, bank or other nominee to change those instructions. If you hold your shares in your name as a shareholder of record, you have the right to change or revoke your proxy at any time before the vote is taken at the annual meeting by (a) delivering to our Inspector of Elections, c/o Cost Plus, Inc., 200 4th Street, Oakland, CA 94607, a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked, (b) attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, change or revoke your proxy—you must vote in person at the meeting to change or revoke a prior proxy), (c) submitting a later-dated proxy card or (d) submitting a proxy again at a later time by telephone or Internet prior to the time at which the telephone and Internet proxy facilities close by following the procedures applicable to those methods of submitting a proxy.

Q:
What does it mean if I receive more than one proxy card or vote instruction form?

A:
If your shares are registered differently and are in more than one account, you may receive more than one proxy card or voting instruction form. Please complete, sign, date and return all of the proxy cards and voting instruction forms you receive regarding this annual meeting (or submit your proxy for all shares by telephone or Internet) to ensure that all of your shares are voted.

Q:
Will any proxy solicitors be used in connection with the annual meeting?

A:
Yes. To assist in the solicitation of proxies, the Company has engaged [    •    ].

Q:
Who will count the votes cast at the annual meeting?

A:
A representative of [    •    ] will count the votes and act as an inspector of election.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, need assistance in submitting your proxy or voting your shares, or need additional copies of the proxy statement or the enclosed proxy card, please call [    •    ] toll-free at [    •    ] (banks and brokers call collect at [    •    ]).

THE ANNUAL MEETING

Date, Time, and Place

        This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board for use at the annual meeting to be held on [    •    ], 2012 at [    •    ] at [    •    ], local time, or at any postponement or adjournment thereof.

Purpose

        The purpose of the annual meeting is for our shareholders to consider and vote upon (1) the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, (2) the proposal to adjourn the annual meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the Merger Agreement and approve the Merger if there are insufficient votes to do so at the time of the annual meeting, (3) a non-binding proposal regarding certain Merger-related executive compensation arrangements, (4) a non-binding proposal regarding named executive officer compensation, (5) the election of nine director nominees to serve in the event the Merger is not completed until the 2013 annual meeting or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, and (6) the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date and Quorum

        The Board has specified [    •    ], 2012, at the close of business, as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the annual meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On the record date, there were [    •    ] shares of Company Common Stock outstanding and entitled to vote. Each share of Company Common Stock entitles its holder to one vote on all matters properly coming before the annual meeting.

        A quorum of the holders of the outstanding shares of Company Common Stock must be present for the annual meeting to be held. The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of Company Common Stock, whether in person or by proxy, issued and outstanding on the record date. Abstentions and broker non-votes are counted as present for the purpose of determining whether a quorum is present. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given. In the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Proxies and Revocation

        If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, your shares will be voted at the annual meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted "FOR" the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, "FOR" the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies, "FOR" the non-binding proposal regarding certain Merger-related executive compensation arrangements, "FOR" the non-binding proposal regarding named executive officer compensation, "FOR" the election of the nine director nominees, "FOR" the ratification of Deloitte & Touche as our independent registered public accounting firm, and in accordance with the best judgment of the individuals named in the enclosed proxy card on any other matters properly brought before the annual meeting for a vote.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a "broker non-vote." Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "FOR" routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm is the only proposal contained in this proxy statement that is considered a routine matter. Therefore, absent specific instructions from the beneficial owner of the shares, banks or brokerage firms are not empowered to vote the shares with respect to the adoption of the Merger Agreement.

        If your shares of Company Common Stock are held in street name by a bank or brokerage firm, you must obtain a legal proxy from such bank or brokerage firm in order to vote in person at the annual meeting. Shares of Company Common Stock held by persons attending the annual meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions.

        Proxies received at any time before the annual meeting, and not revoked or superseded before being voted, will be voted at the annual meeting. You have the right to change or revoke your proxy at any time before the vote taken at the annual meeting:

  •
  if you hold your shares in your name as a shareholder of record, by written notice to Inspector of Elections, c/o Cost Plus, Inc., 200 4th Street, Oakland, CA 94607;

  •
  by attending the annual meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

  •
  by submitting a later-dated proxy card;

  •
  by re-voting by telephone or the Internet (only your latest telephone or Internet vote will be counted); or

  •
  if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

Vote Required

        The adoption of the Merger Agreement and approval of the Merger require the affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock. A failure to vote your shares, abstention from the vote or a broker non-vote will have the same effect as voting "AGAINST" the adoption of the Merger Agreement but will not be sufficient for shareholders seeking to perfect their dissenters' rights. See the section entitled "Dissenters' Rights" beginning on page [    •    ] for more information.

        The proposals regarding (1) the adjournment of the annual meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the meeting to adopt the Merger Agreement, (2) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013, (3) the advisory vote with regard to certain Merger-related executive compensation arrangements and (4) the advisory vote regarding named executive officer compensation will each require the affirmative vote of a majority of the shares present and entitled to vote at the annual meeting. In the event the Merger is not completed, the nine director nominees receiving the highest number of votes, in person or by proxy, will be elected to the Board.

Adjournments and Postponements of the Annual Meeting

        Although it is not currently expected, the annual meeting may be adjourned or postponed to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger, at the time of such adjournment or postponement. Any adjournment may be made without notice, other than by an announcement made at the annual meeting of the time, date and place of the adjourned meeting. Any signed proxies received by us prior to [    •    ], local time, on the date of the annual meeting in which no voting instructions are provided on such matter will be voted "FOR" an adjournment of the annual meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes to adopt the Merger Agreement at the time of such adjournment. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by the Company on behalf of the Board. In addition, we have retained [    •    ] to assist in the solicitation of proxies. We will pay [    •    ] a fee of approximately $[    •    ] and reasonable and documented out-of-pocket expenses for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication. These persons will not be paid additional compensation for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Company Common Stock that the brokers and fiduciaries hold of record. Upon request, we will reimburse them for their reasonable out-of-pocket expenses. In addition, we will indemnify [    •    ] against any losses arising out of that firm's proxy soliciting services conducted on our behalf.

Shareholders Sharing the Same Address

        We have adopted a procedure called "householding," which has been approved by the SEC. Under this procedure, we are delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

        We will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write or call us at the address above, telephone number (510) 893-7300. Any shareholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact us at the address or telephone number listed above to participate in the householding program.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker, or other holder of record to request information about householding.

Questions and Additional Information

        If you have questions about the annual meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [    •    ] toll-free at [    •    ] (banks and brokers call collect at [    •    ]).

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which we refer you in this proxy statement, contain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 which may be identified by their use of words like "plans," "expects," "will," "anticipates," "intends," "projects," "estimates" or other words of similar meaning including, without limitation, under the headings "Summary Term Sheet," "Questions and Answers about the Merger and Annual Meeting," "The Merger," "Reasons for the Merger; Recommendation of The Special Committee and The Board," "Opinion of the Company's Financial Advisor," "Certain Company Projections," and "Litigation Related to the Merger Agreement."

        Forward-looking statements are based on certain assumptions and expectations of future events. We cannot guarantee that these assumptions and expectations are accurate or will be realized. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully in documents filed with the SEC by Cost Plus, particularly under the heading "Risk Factors" in Part I, Item 1A of Cost Plus' Annual Report on Form 10-K for the year ended January 28, 2012, in Part II, Item 1A of Cost Plus' Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2012, and subsequent filings with the SEC, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to:

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  uncertainties as to the timing of the closing of the Merger;

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  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

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  the possibility that various closing conditions for the transaction may not be satisfied or waived;

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  the failure of our shareholders to approve the Merger;

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  risks that the Company's business will have been adversely impacted during the pendency of the transaction;

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  the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers, vendors, purchasing agents and other business partners;

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  risks that shareholder litigation in connection with the Merger Agreement may result in significant costs of defense, indemnification and liability;

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  and the possibility that competing offers will be made.

        Any forward-looking statement made by us in this proxy statement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

 THE PARTIES TO THE MERGER

Cost Plus, Inc.
200 4th Street
Oakland, California 94607
(510) 893-7300

        Cost Plus is a leading specialty retailer of casual home furnishings and entertaining products in the United States. As of January 28, 2012, Cost Plus operated 258 stores under the names "World Market," "Cost Plus World Market," "Cost Plus Imports" and "World Market Stores" in 30 states. Cost Plus World Market's business strategy is to differentiate itself by offering a large and ever-changing selection of unique products, many of which are imported, at value prices in an exciting shopping environment. Many of Cost Plus World Market's products are proprietary or private label, often incorporating the Cost Plus' own designs, "World Market" brand name, quality standards and specifications and typically are not available at department stores or other specialty retailers. Cost Plus' stores are located predominantly in high traffic metropolitan, urban and suburban locales. During the fiscal year ended January 28, 2012, Cost Plus closed five stores and relocated one store. All of the stores closed during fiscal 2011 are included in continuing operations, and four of the five store closures had no lease exit costs because their leases had expired.

Bed Bath & Beyond Inc.
650 Liberty Avenue
Union, New Jersey 07083
(908) 688-0888

        Parent was founded in 1971. Parent is a chain of retail stores, operating under the names Bed Bath & Beyond, Christmas Tree Shops, Harmon and Harmon Face Values and buybuy BABY. In addition, Parent is a partner in a joint venture which operates two stores in the Mexico City market under the name "Home & More." Parent sells a wide assortment of domestics merchandise and home furnishings. Domestics merchandise includes categories such as bed linens and related items, bath items and kitchen textiles. Home furnishings include categories such as kitchen and tabletop items, fine tabletop, basic housewares, general home furnishings, consumables and certain juvenile products. Parent offers a breadth and depth of selection in most of its product categories that exceeds what is generally available in department stores or other specialty retail stores.

Blue Coral Acquisition Corp.
650 Liberty Avenue
Union, New Jersey 07083
(908) 688-0888

        Merger Sub is a direct wholly owned subsidiary of Parent and was formed solely for the purpose of facilitating the acquisition of Cost Plus. To date, Merger Sub has not carried on any activities other than those related to its formation, the tender offer and the Merger.

PROPOSAL NO. 1

THE MERGER

        This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background

        As part of their ongoing activities and review of the Company's business and financial performance, the Board and senior management regularly evaluate the Company's long-term strategic relationships, including capital formation or other investment transactions, potential strategic alliances, prospects for mergers and acquisitions, strategic acquisitions and divestitures and other business combinations as well as its continued operations as an independent company, each with a view toward maximizing shareholder value.

        In October of 2009, the Company's financial advisor, PJSC, as part of a review of the Company's strategic alternatives, approached several potential partners identified by PJSC, including Parent, concerning a possible strategic equity investment in the Company or potential strategic partnerships. On October 14, 2009, Parent and the Company entered into a confidentiality agreement and Parent attended a management presentation prepared by the Company's management with the assistance of PJSC providing a business overview of the Company. Parent subsequently informed PJSC that it was interested in pursuing a strategic relationship with the Company relating to a "store-within-a-store" concept.

        During 2010, Parent and the Company discussed and negotiated the terms of this strategic relationship in which the Company would provide Parent with product and merchandising support, focused on testing the viability of expanded food and beverages departments within Parent's stores. On June 4, 2010, the parties entered into a second confidentiality agreement. In the fall of 2010, Parent opened "World Market" food and beverages departments within three of Parent's stores (the "In-Store Test Program"). These departments were successful, both in terms of customer reaction and sales performance. As a result, the In-Store Test Program was expanded to a fourth store in late 2011. From time to time, the parties spoke informally about a possible expanded strategic relationship, but no formal proposals were made.

        On January 16, 2012, Barry Feld, President and Chief Executive Officer of the Company, spoke by telephone with Steven Temares and Gene Castagna, the Chief Executive Officer and Chief Financial Officer of Parent, to arrange a meeting on February 2, 2012 to discuss the possible expansion of the In-Store Test Program.

        On February 2, 2012, Mr. Feld met with Mr. Temares, Mr. Castagna and other representatives of Parent, at which time Messrs. Temares and Castagna raised the possibility of a business combination with the Company. This discussion was preliminary in nature and neither price nor the material terms of a potential transaction were discussed at this meeting. Mr. Temares indicated (i) that Parent's interest in exploring a possible acquisition of the Company was contingent on its being discussed on a confidential basis, (ii) that Parent would not engage in discussions if it would be used as a "stalking horse" in a sale process, and (iii) that Parent required any possible acquisition be negotiated and completed quickly. These positions were reiterated by Mr. Temares during a telephone conversation with Mr. Feld on February 8, 2012.

        On February 28, 2012, at the next meeting of the Board that followed the February 2, 2012 meeting with Messrs. Temares and Castagna, Mr. Feld discussed with the Board the possibility of a potential business combination with Parent. The Board resolved to form a special committee to consider the Company's strategic alternatives, including a potential transaction with Parent, authorized the engagement of PJSC as its financial advisor in connection with evaluating strategic alternatives, and instructed Mr. Feld to engage in preliminary discussions with representatives of Parent regarding a possible transaction.

        On February 29, 2012, at the next meeting of the board of directors of Parent that followed the February 2, 2012 meeting with Mr. Feld, Messrs. Temares and Castagna and other members of Parent's management informed Parent's board of their recent discussions with Mr. Feld regarding a potential acquisition of the Company.

        On March 1, 2012, Mr. Feld informed Mr. Temares that the Board had discussed the possibility of a business combination with Parent, formed a special committee, and had authorized the engagement of PJSC as its financial advisor in connection with assessing strategic alternatives for the Company, including a sale to Parent.

        On March 19, 2012, Parent and the Company executed a third confidentiality agreement allowing for the conduct of due diligence involving non-public information, and pursuant to which Parent agreed, subject to certain exceptions, to a customary provision providing that Parent would not pursue an acquisition of the Company without the approval of the Board. Around the same time, Parent initiated its due diligence review of the Company with the support of its legal, financial and accounting advisors. As part of the diligence process, the Company and its representatives provided Parent with certain information regarding its business and operations. At this time, the Board and senior management were completing their review of the Company's financial results for the fiscal year ended January 28, 2012. As a result, Mr. Feld informed Mr. Temares that any further discussions regarding the potential transaction would continue following the finalization of the Company's financial statements for the fiscal year ended January 28, 2012 and the public announcement of those results.

        On March 22, 2012, the Company issued a press release regarding its fourth quarter and full year sales and earnings data for fiscal 2011 in which it also provided initial guidance for the first quarter and full year of fiscal 2012.

        On March 27, 2012, Mr. Feld informed Mr. Temares that the Company was further evaluating a potential business combination between the Company and Parent and that the potential transaction would be discussed at the next meeting of the Board.

        On April 11, 2012 and April 12, 2012, Mr. Temares and Mr. Castagna met in Oakland, California, to attend management presentations from the Company's management, including in connection with the potential transaction. Messrs Temares and Castagna also met separately with Mr. Feld, Jane Baughman, Chief Financial Officer of the Company, Jeffrey Turner, Chief Information Officer of the Company and representatives of PJSC to further explore the possible acquisition of the Company by Parent.

        In mid-April, 2012, Parent formally selected Goldman, Sachs & Co. ("Goldman Sachs") as its financial advisor in connection with the possible acquisition of the Company.

        On April 17, 2012, during a telephone conversation between Messrs. Feld and Temares, Mr. Temares reaffirmed Parent's interest in pursuing an acquisition of the Company.

        Also on April 17, 2012, Parent instructed Proskauer Rose LLP ("Proskauer"), Parent's legal advisor, to draft a form of merger agreement that would accompany an offer letter anticipated to be delivered to the Company on or prior to April 27, 2012.

        On April 27, 2012, Parent sent a non-binding offer letter and an initial draft of the merger agreement to PJSC, in which Parent proposed to acquire all outstanding shares of the Company's common stock for $21.50 per share, in cash. The offer letter stressed Parent's ability to move quickly, noting that it had sufficient cash on hand and therefore did not require any financing contingency and had the personnel and resources available to perform due diligence and fully negotiate the merger agreement in less than two weeks. The draft merger agreement provided for, among other things: (i) a tender offer with a second step merger, with ability to terminate the tender offer under certain circumstances to proceed with a one-step merger, (ii) a no-shop provision with a fiduciary out for superior proposals, (iii) a termination fee equal to 4% of the aggregate consideration generally, (iv) a termination fee of 1.5% of the aggregate consideration in the event the Company was unable to obtain the requisite shareholder approval of the merger agreement and the transactions contemplated thereby, including the merger, and (v) a request that certain shareholders (including members of senior management) of the Company execute tender and support agreements in favor of Parent.

        On April 29, 2012, the Special Committee met to discuss Parent's April 27th proposal. At this meeting, PJSC gave a presentation to the Special Committee regarding certain of the financial aspects of the offer, including price, and the Special Committee discussed potential responses. After a lengthy discussion, the Special Committee authorized representatives of PJSC to contact representatives of Goldman Sachs and inform them that the Special Committee would not recommend a potential transaction at a $21.50 price per share.

        During the period between April 27, 2012 and May 1, 2012, representatives of PJSC and Goldman Sachs engaged in negotiations regarding the price per share proposed by Parent in its offer letter and certain terms contained in the initial draft of the merger agreement.

        On May 1, 2012, following multiple conversations among representatives of PJSC and Goldman Sachs during which representatives of PJSC informed representatives of Goldman Sachs that the Board would not proceed with a transaction at the $21.50 price, representatives of Goldman Sachs informed representatives of PJSC that Parent had agreed to increase its offer to $22.00 per share and was not willing to increase the price further. Representatives of Goldman Sachs also informed representatives of PJSC that Parent would withdraw its offer if the Company did not respond to this final offer by noon on May 2, 2012. Following this discussion, the Special Committee met on May 1, 2012 to discuss the status of the negotiations, including the revised offer price. Representatives of PJSC discussed with the members of the special committee its financial analyses. After PJSC's presentation, the Special Committee further discussed the value of the potential transaction, the possible interest of any third party to acquire the Company at a purchase price in excess of $22.00 per share, the risks and opportunities associated with continuing as a standalone entity including the Company's strategic plan, the historical operating and financial results and the short-term and long-term outlook for the Company, as well as macroeconomic factors, and the potential negative impact to the Company's shareholders in the event the Company's growth strategy experienced any setbacks or delays. After these discussions, the Special Committee authorized representatives of PJSC and senior management to continue negotiations with respect to the proposed acquisition on the basis of a price of $22.00 per share.

        From May 2, 2012 through May 6, 2012, the Company's and Parent's respective negotiating teams, including Proskauer and Skadden, Arps, Slate, Meagher and Flom LLP ("Skadden"), legal advisor to the Company, discussed and negotiated the outstanding issues with respect to the terms of the proposed transaction, including (i) whether the Company would be entitled to solicit additional bids during a go-shop period, (ii) the amount of the termination fee payable by the Company and (iii) various non-economic terms relating to the proposed transaction, including the timing of closing and whether a termination fee would be payable in the event the Company was unable to obtain the requisite shareholder vote to adopt the merger agreement and approve the merger. On May 4, 2012, during a conference call between representatives of Proskauer and representatives of Skadden, Proskauer informed Skadden that Parent was not prepared to agree to a go-shop provision, which they viewed as unnecessary under California law. During this time, Parent and its representatives continued to perform their legal and financial due diligence review of the Company's business and operations.

        On May 6, 2012, the Board met to discuss further, among other things, the value of the potential transaction, the risks associated with continuing as a standalone entity, and the potential negative impact to the Company's shareholders in the event the Company's growth strategy experienced any setbacks or delays in implementation.

        Following the Board meeting, representatives of Skadden informed representatives of Proskauer that the Company was willing to proceed with the transaction without a go-shop provision, provided that (i) the termination fee was lowered to $16.25 million (which represented approximately 2.97% of equity value), (ii) the tender offer period was extended so that it would not expire until 50 days following the execution of the merger agreement to provide for additional time for possible competing offers from third parties for the Company, and (iii) the 1.5% termination fee requested by Parent in the event the Company was unable to obtain the requisite shareholder approval of the merger agreement and the transactions contemplated thereby was changed to an expense reimbursement obligation of up to $1.5 million, payable under certain circumstances. On May 7, 2012, Parent agreed to proceed with the proposed transaction on the basis of this proposal from the Company.

        On May 7, 2012 and May 8, 2012, representatives of Parent and the Company, together with their legal advisors, finalized the merger agreement. During the same time, Parent and representatives of Stephens and of Red Mountain Capital Partners II, L.P. and Red Mountain Capital Partners III, L.P. negotiated and finalized the respective tender and support agreements and Parent informed the Company that it would not require members of the Company's senior management to sign support and tender agreements.

        In the early afternoon of May 8, 2012, the board of directors of Parent convened a special meeting, together with Parent's management and outside legal and financial advisors. During this meeting, management presented its final due diligence findings regarding the Company, Proskauer summarized the material terms of the proposed merger agreement and the tender and support agreements, as well as certain legal aspects related to the proposed transaction, and representatives of Goldman Sachs reviewed for Parent's directors certain financial aspects of the proposed transaction. Parent's board of directors discussed, among other things, the business rationale for the acquisition of the Company, the results of the due diligence review, and the terms of the proposed transaction. Following such discussions, Parent's board of directors, by unanimous vote, authorized, approved and declared advisable the merger agreement, the offer, the merger and other transactions contemplated thereby and the tender and support agreements.

        Also on May 8, 2012, the Special Committee along with the other members of the Board held a joint meeting, together with representatives from PJSC and Skadden, to discuss the proposed transaction. At this meeting, the Special Committee presented to the entire Board its report evaluating the proposed transaction, Skadden presented its summary of the material terms of the proposed merger agreement and the tender and support agreements as well as certain legal aspects related to the proposed transaction, and representatives of PJSC reviewed for the Board certain financial aspects of the proposed transaction. The entire Board then engaged in an extensive discussion regarding various considerations raised in the special committee's report, including the risks and opportunities associated with the Company's standalone business plan, the risk adjusted value associated with Parent's proposal and certain of the material terms of Parent's proposal, including the reduction in the break-up fee and the fact that the tender offer must remain open a minimum of 50 calendar days after the date of the merger agreement which would permit any interested party to make a superior proposal. Mr. Feld also informed the Board that he had received strong support for the proposed transaction from the major shareholders of the Company. Following such discussions, the Special Committee unanimously recommended that the entire Board approve the proposed transaction. Acting on the recommendation of the Special Committee, the entire Board unanimously authorized, approved and declared advisable the execution, delivery and performance of the merger agreement, the offer, the merger and the other transactions contemplated thereby, and resolved to recommend that the shareholders of the Company tender their shares pursuant to the offer, and if necessary, adopt the merger agreement and approve the merger.

        After the close of business on May 8, 2012, Parent, Merger Sub and the Company executed the Merger Agreement, and Parent, Merger Sub and the respective parties thereto executed the support and tender agreements.

        On the morning of May 9, 2012, Parent and the Company issued a joint press release announcing the proposed transaction.

        On May 25, 2012, Merger Sub commenced the tender offer, which has an initial expiration date of June 28, 2012.

        The information set forth above regarding Parent and Merger Sub was provided by Parent, and neither the Company nor any of its representatives takes any responsibility for the accuracy or completeness of any information regarding meetings or discussions in which the Company, its affiliates and/or representatives did not participate.

Reasons for the Merger; Recommendation of the Special Committee and the Board

  The Special Committee

        In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Special Committee consulted with the Company's senior management, outside legal counsel, and the Company's financial advisor. In the course of reaching its determination to recommend that the Board approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Special Committee relied on:

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  The Special Committee's knowledge of the Company's business, assets, financial condition, results of operations and prospects (as well as the risks involved in achieving those prospects).

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  The Company's historical and current financial performance and result of operations, the Company's prospects and long-term strategy, the Company's competitive position in its industry and general economic and stock market conditions.

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  The historical market prices, volatility and trading information with respect to the shares, including the fact that the $22.00 in cash to be paid for each share of Company Common Stock in the tender offer and the Merger represented a 21.1% premium over the closing price of the Company Common Stock on May 7, 2012, the last trading day prior to approval of the Merger Agreement by the Special Committee, a 10.9% premium over the closing price of the Company Common Stock on April 27, 2012, which was the 52-week high for Company Common Stock, and a 292.9% premium over the closing price of the Company Common Stock on October 3, 2011, which was the 52-week low for the Company Common Stock.

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  The possible alternatives to the sale of the Company, including continuing to operate the Company as an independent company and the risks associated with such alternatives.

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  The Special Committee's understanding that the offer and the Merger likely would be completed based on, among other things, the limited number of closing conditions to the offer and the Merger, including the absence of a financing condition or any condition requiring third party consents, Parent's ability to pay the offer price or Merger Consideration, as the case may be, and any dissenting shares converted into the right to receive the Merger Consideration, as applicable, and to consummate the offer or the Merger on the terms contemplated by the Merger Agreement.

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  The presentation of certain financial analyses by PJSC, the Company's financial advisor, and the delivery of PJSC's written opinion to the Board on May 8, 2012, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $22.00 in cash per share to be received by holders of Company Common Stock in connection with the tender offer and the Merger is fair, from a financial point of view, to the holders of Company Common Stock.

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  The transaction's structure as a tender offer which, assuming satisfaction of a minimum tender condition, could be completed promptly resulting in cash consideration being delivered to the Company's shareholders promptly, and reducing the period of uncertainty for shareholders, employees and customers.

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  The transaction's structure including a second-step Merger in which shareholders who do not tender their shares in the tender offer would also receive the same $22.00 per share.

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  The transaction's structure, which permits the use of a one-step transaction, under certain circumstances, in the event the two-step transaction is unable to be effected.

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  The fact that the tender offer must remain open a minimum of 50 calendar days after the date of the Merger Agreement and the existence of a fiduciary out with a reasonable termination fee that would permit any potential competing proposal to be made to the Company.

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  The fact that, subject to its limited rights to terminate the offer, Parent would be required to extend the offer, at the Company's request, beyond the initial expiration date of the offer for up to ten business days if the conditions to the completion of the offer were not satisfied as of such date.

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  The fact that the form of consideration to be paid to holders of Company Common Stock in the tender offer and Merger would be cash, which would provide certainty of value and liquidity to the Company's shareholders.

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  The terms of the Merger Agreement, including the fact that the Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type and a limited number of closing conditions.

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  The fact that the Merger Agreement was the product of arms-length negotiations conducted under the oversight of the Special Committee.

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  The ability of the Company, subject to certain conditions, to explore unsolicited proposals.

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  The ability of the Board to withdraw or modify its recommendation in response to certain intervening events if the Board concludes in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its legal duties or if the Company receives a competing proposal that the Board concludes in good faith (after consultation with outside legal counsel and its financial advisor) constitutes a superior proposal, after giving Parent three business days' notice and, with respect to an intervening event, negotiating with Parent to amend the Merger Agreement and, with respect to a superior proposal, providing a "match right" prior to withdrawing or modifying its recommendation.

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  The fact that the Company may, after giving Parent three business days' notice and a match right, terminate the Merger Agreement and accept a superior proposal, subject to payment of a termination fee of $16.25 million (approximately 2.97% of the equity value of the transaction).

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  The fact that Merger Sub is obligated to exercise the top-up option, if necessary, to purchase up to an additional number of shares of Company Common Stock sufficient to cause Parent, Merger Sub and their affiliates to own at least one share more than 90% of the outstanding shares of Company Common Stock outstanding after the offer (calculated on a fully diluted basis), which would permit Parent and Merger Sub to close the Merger (as a short-form merger under the California Corporations Code) more quickly than alternative structures.

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  The fact that, based on the number of outstanding shares as of the date of the Merger Agreement, the top-up would permit Merger Sub to close the tender offer with approximately 72% of the Company Common Stock being tendered.

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  An outside date of November 9, 2012 for consummating the Merger, which provides for six months to complete the Merger.

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  The terms of the support and tender agreements to be entered into by affiliates of Red Mountain and Stephens, the two largest shareholders of the Company, which would not preclude the Company from accepting a superior offer because such support and tender agreements would terminate upon termination of the Merger Agreement.

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  The fact that the Company can seek specific performance of Parent's and Merger Sub's obligations under the Merger Agreement.

        The Special Committee also considered a variety of risks and other potentially negative factors of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following:

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  The fact that the Company's shareholders will have no ongoing equity participation in the surviving corporation following the Merger, meaning that the Company's shareholders will cease to participate in any future earnings or growth of the Company, or to benefit from any increases in the value of Company Common Stock.

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  The fact that the gains from the sale of shares in the tender offer or the Merger would be taxable to shareholders for U.S. federal income tax purposes, and any gains from any appraisal proceeding would be taxable for U.S. federal income tax purposes to shareholders who perfect their appraisal rights.

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  The risk that the minimum tender condition of 90% of the outstanding shares of Company Common Stock (subject to adjustment in certain circumstances) may not be satisfied and that such minimum tender condition is a higher threshold than the approval percentage that would be required if transaction were structured as a one-step merger (i.e., a majority of the outstanding shares). However, this consideration was viewed in light of the provisions in the Merger Agreement that permit, under certain circumstances, either party to abandon the offer and proceed with the one-step Merger if any condition to the offer is not satisfied, which would only require the affirmative vote of the holders of a majority in voting power of the outstanding shares to approve the principal terms of the Merger.

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  The potentially negative effect of a public announcement of the Merger Agreement on the Company's operations, stock price and employees and its ability to attract and retain key personnel.

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  The potentially negative effects if the offer and the Merger and the transactions contemplated by the Merger Agreement were not consummated, including:

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  the trading price of the Company Common Stock could be adversely affected;

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  the Company would have incurred significant transaction and opportunity costs attempting to consummate the transactions;

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  the Company could lose customers, suppliers, business partners and employees after the announcement of the Merger Agreement;

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  the Company's business may be subject to significant disruption;

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  the market's perceptions of the Company's prospects could be adversely affected; and

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    the Company's directors, officers, and other employees would have expended considerable time and effort to consummate the transactions.

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  The restrictions in the Merger Agreement on the conduct of the Company's business prior to the consummation of the Merger that require the Company to operate its business in the ordinary course of business and other restrictions, other than with the consent of Parent, that could delay or prevent the Company from undertaking business opportunities that could arise prior to the consummation of the offer and/or the Merger.

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  The absence of a pre-signing market check of the price offered by Parent and the absence of an explicit "go shop" provision in the Merger Agreement.

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  The restrictions contained in the Merger Agreement that prohibit the Company from soliciting or initiating discussions with third parties regarding a competing offer for the Company and place certain constraints on the Company's ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Board.

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  The requirement in the Merger Agreement that the Company pay a termination fee of $16.25 million (approximately 2.97% of the equity value of the transaction) in certain circumstances, which potentially might deter third parties from making a competing offer for the Company prior to completion of the offer and/or the Merger, and could impact the Company's ability to engage in another transaction for up to 12 months if the Merger Agreement were terminated in certain circumstances.

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  The requirement in the Merger Agreement that the Company reimburse up to $1.5 million of Parent's out-of-pocket expenses if the Company's shareholders do not vote to approve the Merger Agreement, if required.

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  The fact that certain of the Company's executive officers and directors may have financial interests as a result of the transactions contemplated by the Merger Agreement, including the offer and/or the Merger, that are different from, or in addition to, the interests of holders of Company Common Stock generally.

  The Board of Directors

        In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board adopted the analyses and determinations of the Special Committee in its evaluation of the fairness of the Merger Agreement and the Merger as its own in its decision to approve the Merger and the other transactions contemplated by the Merger Agreement, and to recommend that the Company's shareholders adopt the Merger Agreement and approve the Merger, the Board considered the following material factors and benefits of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement in unanimously determining to enter into the Merger Agreement and to recommend that the Company's shareholders adopt the Merger Agreement and approve the Merger:

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  The Special Committee's unanimous determination that the Merger Agreement, the terms thereof, and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders and the Special Committee's recommendation that the Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

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  That no member of the Special Committee has an interest in the transactions contemplated by the Merger Agreement different from, or in addition to, that of the Company's shareholders, other than the receipt of Board and Special Committee fees (which are not contingent upon the consummation of the transactions contemplated by the Merger Agreement) and the acceleration of equity awards.

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  PJSC's presentation of certain financial analyses and its written opinion delivered to the Board on May 8, 2012, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $22.00 in cash per share of Company Common Stock to be received by holders of Company Common Stock in connection with the tender offer and the Merger is fair, from a financial point of view, to the holders of Company Common Stock.

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  The availability of statutory dissenters' rights to the shareholders who are entitled to demand and have properly demanded such rights and have complied with all of the other required procedures under California law for exercising dissenters' rights, which require the Company to purchase at their fair market value the shares of the Company Common Stock owned by such holders of dissenting shares.

        The foregoing discussion of the Special Committee's and Board's reasons for their recommendation that the Company's shareholders vote to adopt the Merger Agreement and approve the Merger is not intended to be exhaustive, but addresses the material information and factors considered by the Special Committee and the Board in its consideration of the Merger Agreement and the transactions contemplated thereby. The Special Committee and the Board did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific reasons underlying its determination and recommendation. Rather, the Special Committee and the Board viewed their determinations and recommendations as being based on the totality of the information and factors presented to and considered by the Special Committee and the Board.

Opinion of the Company's Financial Advisor

        The Company has retained PJSC to act as our financial advisor in connection with the transactions contemplated by the Merger Agreement, including the tender offer and the Merger (collectively, the "Transactions"). PJSC is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Company selected PJSC to act as our financial advisor in connection with the Transactions on the basis of PJSC's experience in transactions similar to the Transactions, its reputation in the investment community and its familiarity with the Company and our business.

        On May 8, 2012, at a meeting of the Board held to evaluate the Transactions, PJSC delivered to the Board a written opinion, dated May 8, 2012 to the effect that, as of the date of PJSC's opinion and based upon and subject to various considerations set forth in such opinion, the consideration proposed to be received by the holders of Company Common Stock in connection with the Transactions was fair from a financial point of view to the holders of Company Common Stock.

        The full text of PJSC's opinion, which sets forth assumptions made, procedures followed, matters considered, limitations on and scope of the review by PJSC in rendering PJSC's opinion, is attached as Annex B and is incorporated herein by reference. PJSC's opinion was directed only to the fairness of the consideration proposed to be received by the holders of Company Common Stock in the Transactions from a financial point of view, was provided to the Board in connection with its evaluation of the Transactions, did not address any other aspect of the Transactions and did not, and does not, constitute a recommendation to any holder of Company Common Stock as to how any shareholder should act or vote on any matter with respect to the Transactions. The summary of PJSC's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. Holders of Company Common Stock are urged to read PJSC's opinion carefully and in its entirety. PJSC has consented to the use of PJSC's opinion in this proxy statement.

        In connection with PJSC's opinion, PJSC:

  •
  reviewed certain publicly available financial statements and other information of the Company;

  •
  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared and provided to PJSC by the Company's management;

  •
  reviewed certain financial projections for the Company prepared and provided to PJSC by the Company's management;

  •
  discussed the past and current operations, financial condition and prospects of the Company with management;

  •
  reviewed the reported prices and trading activity of Company Common Stock;

  •
  compared the financial performance and condition of the Company and the reported prices and trading activity of Company Common Stock with that of certain other publicly traded companies that PJSC deemed relevant;

  •
  reviewed publicly available information regarding the financial terms of certain transactions that PJSC deemed relevant, in whole or in part;

  •
  participated in certain discussions among management and other representatives of each of Parent and the Company;

  •
  reviewed drafts dated May 7, 2012 of the merger agreement and the support and tender agreements; and

  •
  performed such other analyses as PJSC deemed appropriate.

        PJSC assumed and relied upon the accuracy and completeness of the information reviewed by PJSC for the purposes of its opinion and PJSC did not assume any responsibility for independent verification of such information and relied on such information being complete and correct. PJSC relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to PJSC's opinion. With respect to the financial projections, including the estimates made by the Company's management, PJSC assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. PJSC did not conduct a physical inspection of the facilities or property of the Company. PJSC did not assume any responsibility for any independent valuation or appraisal of the assets or liabilities of the Company, nor was PJSC furnished with any such valuation or appraisal. Furthermore, PJSC did not consider any tax, accounting or legal effects of the Transactions or the transaction structure on any person or entity.

        PJSC assumed that the final form of the merger agreement would be substantially the same as the last draft of such agreement reviewed by PJSC and would not vary in any respect material to its analysis. PJSC also assumed that the Transactions would be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration proposed to be received by the holders of Company Common Stock in connection with the Transactions), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transactions, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transactions. PJSC further assumed that all representations and warranties set forth in the Merger Agreement were true and correct as of all the dates made or deemed made and that all parties to the Merger Agreement will comply with all covenants of such party thereunder.

        PJSC's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to PJSC as of, May 7, 2012. In particular, PJSC did not express any opinion as to the prices at which shares of Company Common Stock may trade at any future time. Furthermore, PJSC's opinion did not address the Company's underlying business decision to undertake the Transactions, and PJSC's opinion did not address the relative merits of the Transactions as compared to any alternative transactions that might be available to the Company. PJSC's opinion did not address any other aspect or implication of the Transactions or any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise except as expressly identified therein.

        In arriving at its opinion, PJSC was not authorized to solicit, and did not solicit, interest from any party, other than Parent, with respect to a merger or other business combination transaction involving the Company or any of its assets.

        No limitations were imposed by the Board upon PJSC with respect to investigations made or procedures followed by PJSC in rendering PJSC's opinion.

        The following summarizes the significant financial analyses performed by PJSC and reviewed with the Board on May 8, 2012 in connection with the delivery of PJSC's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand PJSC's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of PJSC's financial analyses.

Historical Share Price Analysis

        PJSC performed a historical share price analysis to provide background information with respect to historical share price performance of Company Common Stock. PJSC reviewed the closing prices and trading volumes of Company Common Stock on Nasdaq from May 8, 2007 to May 7, 2012 (one trading day prior to the rendering of PJSC's opinion). The analysis indicated that the price per share to be paid to the Company's shareholders pursuant to the Transactions represented:

  •
  a premium of 21.1% based on the closing market price on May 7, 2012 (one trading day prior to the rendering of PJSC's opinion) of $18.16 per share

  •
  a premium of 18.7% based on the average closing market price for the 7-day period ended May 7, 2012 of $18.53 per share

  •
  a premium of 18.0% based on the average closing market price for the 30-day period ended May 7, 2012 of $18.64 per share

  •
  a premium of 25.3% based on the average closing market price for the 60-day period ended May 7, 2012 of $17.55 per share

  •
  a premium of 34.3% based on the average closing market price for the 90-day period ended May 7, 2012 of $16.38 per share

  •
  a premium of 103.7% based on the average closing market price for the 1-year period ended May 7, 2012 of $10.80 per share

        During the twelve months ended May 7, 2012, the high closing price for Company Common Stock was $19.84 per share and the low closing price was $5.60 per share.

Analysis of Selected Publicly Traded Comparable Companies

        PJSC performed a comparable companies analysis to determine (1) what the Company's valuation would be if Company Common Stock traded in the valuation range of select public home-goods retail companies, as determined based on publicly available financial metrics for select public home-goods retail companies, as further discussed below, and (2) what the Company's valuation would be if Company Common Stock traded in such range and were to receive a premium to this valuation consistent with premiums received by other publicly traded companies in recent mergers and acquisitions.

        PJSC reviewed and compared selected financial data of the Company with similar data using publicly available information of the following publicly traded companies, which, based on PJSC's experience with companies in the home-goods retail industry, PJSC deemed comparable to the Company:

  •
  Bed Bath & Beyond Inc.

  •
  Big Lots, Inc.

  •
  Ethan Allen Interiors Inc.

  •
  Haverty Furniture Companies, Inc.

  •
  Kirkland's, Inc.

  •
  Tuesday Morning Corporation

  •
  Pier 1 Imports, Inc.

  •
  Williams-Sonoma, Inc.

        These companies are referred to herein as the "Cost Plus Select Public Companies."

        PJSC calculated and compared various financial multiples and ratios, including, among other things:

  •
  the most recent stock price per share as a multiple of earnings per share (EPS), for the last twelve months (LTM) and the projected fiscal years 2012 and 2013 based upon (i) the closing stock prices as of May 7, 2012, (ii) for the Cost Plus Select Public Companies, the median of Wall Street analysts' estimates for fiscal years 2012 and 2013 (and calendar years 2012 and 2013 for the companies with fiscal years ending on June 30) EPS as reported by First Call Investment Research on May 7, 2012 (one trading day prior to the date of rendering of PJSC's opinion) and (iii) for the Company, a set of projections of the Company prepared by management for fiscal years 2012 and 2013.

  •
  enterprise value (which represents equity value plus book values of total debt, including preferred stock and minority interest less cash) (i) as a multiple of net sales, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA) over LTM and (ii) as a multiple of EBIT and EBITDA for the projected fiscal years 2012 and 2013, using estimates for the Cost Plus Select Public Companies from the same sources described above and, for the Company, the projections from the Company's management.

        For the Company's LTM data through April 28, 2012, PJSC relied upon information available to PJSC as of May 7, 2012 which included preliminary and unaudited financial data for the first quarter of 2012 ended April 28, 2012 and was provided to PJSC by the Company's management.

        Based on this data, as of May 7, 2012, PJSC developed a summary valuation analysis for the Company based on a range of trading valuation multiples and ratios for the Cost Plus Select Public Companies and the Company. This analysis resulted in the following ranges of multiples and ratios:

Enterprise Value as a Ratio of:	Range of Multiples
LTM Net Sales	35.0% - 100.0%
LTM EBITDA	5.5x - 10.5x
LTM EBIT	7.0x - 16.5x
FY 2012E EBITDA	5.5x - 9.0x
FY 2012E EBIT	6.5x - 13.0x
FY 2013E EBITDA	4.5x - 7.5x
FY 2013E EBIT	6.0x - 8.5x

Stock Price as a Multiple of*:	Range of Multiples
LTM EPS	12.5x - 25.0x
FY 2012E EPS	12.5x - 18.5x
FY 2013E EPS	10.0x - 14.5x

*
EPS calculations assume an effective tax rate of 38% and no future benefit related to any NOL carry-forward.

        PJSC calculated the implied equity value per share using the range of multiples and ratios from the comparable companies and applied them to the Company's financial statistics, both excluding and including a "control premium." For these purposes, PJSC used a control premium of 30%, which reflects the median control premium paid (to closing price one day prior to announcement) in all announced cash transactions for U.S. based targets with enterprise values ranging from $300 million and $3 billion since January 1, 2007, excluding financial services and real estate companies and excluding companies with an offer price below $10.00, as reported by Alacra, Inc.

        This analysis yielded a range of values from $9.50 to $19.00 per share excluding a control premium, and a range of values from $12.35 to $24.70 per share including a control premium.

Analysis of Selected Precedent Transactions

        To analyze the valuation of the per share consideration to be received by holders of Company Common Stock relative to the consideration received by shareholders in other similar transactions, PJSC prepared an analysis of selected precedent transactions.

        Using publicly available information, PJSC reviewed select merger and acquisitions transactions in the home-goods retail industry which PJSC believed were comparable to the Transactions. The list of transactions reviewed were as follows (including the acquirer and target in the transaction, respectively):

Acquiror	Target
Ares Management	99 Cents Only Stores
Leonard Green & Partners	BJ's Wholesale Club, Inc.
Leonard Green & Partners	Jo-Ann Stores, Inc.
Catterton Partners	Restoration Hardware, Inc.
Leonard Green & Partners	The Container Store Inc.
Kohlberg, Kravis Roberts & Co.	Dollar General Corporation
Bain Capital / Blackstone Group	Michaels Stores, Inc.
Carlyle Group	Oriental Trading Company
Apollo Management	Linens 'n Things, Inc.
Sun Capital	ShopKo Stores, Inc.
Kohlberg, Kravis Roberts & Co. / Bain Capital / Vornado	Toys "R" Us, Inc.

        These transactions are referred to herein as the "Selected Precedent Transactions."

        PJSC calculated the multiples of the LTM net sales, EBITDA, EBIT and Net Income/EPS paid in these Selected Precedent Transactions. PJSC calculated the implied equity values per share for Company Common Stock using this range of multiples and ratios applied to financials of the Company for LTM 2012. This analysis resulted in the following ranges of multiples and ratios:

Enterprise Value as a Ratio of:	Range of Multiples
LTM Net Sales	60% - 150.0%
LTM EBITDA	7.0x - 12.0x
LTM EBIT	10.5x - 20.5x
LTM EPS*	18.0x - 35.0x

*
EPS calculations assume an effective tax rate of 38% and no future benefit related to any NOL carry-forward.

        Based on the foregoing, this analysis yielded a range of values from $10.00 to $22.00 per share.

Discounted Cash Flow Analysis

        PJSC performed a discounted cash flow analysis to calculate the theoretical per share value of Company Common Stock based on the value of earnings from 33 months of forecasted future cash flows of the Company. PJSC's discounted cash flow analysis calculated the net present value per share at April 28, 2012 of Company Common Stock based on the financial forecast prepared by the Company's management. PJSC's analysis assumed no future benefit related to any NOL carry-forward due to potential limitations on the ability to utilize the NOLs to offset taxable income after fiscal year 2011. In performing its discounted cash flow analysis, PJSC considered various assumptions that it deemed appropriate based on a review with management of the Company's prospects and risks. PJSC believed it appropriate to utilize various discount rates ranging from 10.5% to 12.5% and EBITDA terminal value multiples ranging from 7.0x to 9.0x to apply to forecasted EBITDA for the Company's fiscal year 2014. PJSC determined to use these discount rates because they equaled the range of weighted average cost of capital of the Company and other companies deemed comparable to the Company by PJSC in its professional judgment.

        Based on the foregoing, this analysis yielded a range of net present values from $16.50 to $22.50 per share.

Illustrative Present Value of Future Stock Price Analysis

        PJSC performed an illustrative analysis of the implied present value of future prices per share, which is designed to provide an indication of the present value of a theoretical value of a company's equity as a function of such company's estimated future EPS and its assumed price to future earnings per share multiple. In this analysis PJSC used the EPS projections for the Company prepared by management for fiscal years 2012 through 2014. The EPS projections for fiscal year 2012 reflect the estimated benefit related to the utilization of the NOL carry-forward.

        PJSC first calculated the implied values per share as of April 28, 2012, and as of the first day of each of the fiscal years 2013 and 2014, by applying price to forward earnings per share multiples of 12.5x to 18.5x to the earnings per share for each of fiscal years 2012 to 2014, and then discounted 2012, 2013 and 2014 values back nine months, two years and three years, respectively, at April 28, 2012, using a discount rate of 12.5% to 15.0%, reflecting an estimate of the Company's cost of equity. The analysis resulted in a range of implied present values of $14.00 to $22.00 per share.

Miscellaneous

        In arriving at PJSC's opinion, PJSC performed a variety of financial analyses, the material portions of which are summarized above. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, PJSC did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to significance and relevance of each analysis and factor. Accordingly, PJSC believes that its analysis must be considered as a whole and that selecting portions of its analysis, without considering all such analyses, could create an incomplete view of the process underlying PJSC's opinion.

        In performing its analyses, PJSC relied on numerous assumptions made by the management of the Company and made numerous judgments of its own with regard to current and future industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Actual values will depend upon several factors, including changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. The analyses performed by PJSC are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of PJSC's analysis of the fairness from a financial point of view of the consideration proposed to be received by the holders of Company Common Stock in connection with the Transactions and were provided to the Board in connection with the delivery of PJSC's opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities might actually be sold, which are inherently subject to uncertainty. Because such analyses are inherently subject to uncertainty, neither of the Company nor PJSC, nor any other person, assumes responsibility for their accuracy. With regard to the comparable public company analysis and the precedent transactions analysis summarized above, PJSC selected comparable public companies on the basis of various factors for reference purposes only; however, no public company or transaction utilized as a comparison is fully comparable to the Company or the Transactions. Accordingly, an analysis of the foregoing was not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the acquisition or public trading value of the comparable companies and transactions to which the Company and the Transactions were being compared.

        The consideration payable in the Transactions was determined through negotiations between the Company and Parent, and was approved by the Board. PJSC did not recommend any specific consideration to the Board or that any given consideration constituted the only appropriate consideration for the Transactions. The decision to enter into the Merger Agreement was solely that of the Board. As described above, PJSC's opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed Transactions and should not be viewed as determinative of the views of the Board or management with respect to the Transactions or the offer price or Merger Consideration.

        Under the terms of PJSC's engagement letter, dated March 8, 2012, the Company has agreed to pay PJSC for its services in connection with the Transactions an aggregate fee currently estimated to be approximately $7.0 million, of which $1.0 million was payable upon delivery of PJSC's opinion and the remainder of which is contingent upon the completion of the Transactions. The Company also has agreed to reimburse PJSC for reasonable expenses (including any reasonable fees and disbursements of PJSC's counsel) incurred in connection with PJSC's engagement, and to indemnify PJSC, any controlling person of PJSC and each of their respective directors, officers, employees, agents, affiliates and representatives against specified liabilities, including liabilities under the federal securities laws.

        In the past PJSC or its affiliates have provided, currently are providing and in the future may provide financial advisory services to the Company and its affiliates and have received and in the future may receive compensation for rendering these services. PJSC has not received compensation during the last two years for providing investment banking services to the Company, Parent or any of their affiliates. The issuance of PJSC's opinion was authorized by PJSC's fairness opinion committee.

Certain Company Projections

        The Company's management does not as a matter of course make public projections as to future performance or earnings and is especially wary of making projections for extended periods due to the significant unpredictability of the underlying assumptions and estimates. However, the Company provided, among other information, certain financial projections prepared by the Company's management to the Board in connection with its consideration of the tender offer and the Merger, and to PJSC. Certain of these financial projections were also provided to Parent, Merger Sub and their financial advisor during the due diligence process.

        The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company's Form 10-K for the year ended January 28, 2012, the Company's Form 10-Q for the quarter ended April 28, 2012, and the other reports filed by the Company with the SEC.

        The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles or "GAAP," the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by the Company's management. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared.

        The Company's filings with the SEC are available at www.sec.gov. Readers of this proxy statement are strongly cautioned not to place undue reliance on the financial projections set forth below. The inclusion of the projections in this proxy statement should not be regarded as an indication that any of the Company, Merger Sub, Parent or their affiliates, advisors or representatives considered or consider the projections to be predictive of actual future events, and the projections should not be relied upon as such. None of the Company, Merger Sub, Parent or their respective affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date such projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. None of the Company, Merger Sub or Parent intends to make publicly available any update or other revisions to the projections, except as required by law. None of the Company, Merger Sub, Parent or their respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of the Company's shareholders or any other person regarding the ultimate performance of the Company compared to the information contained in the projections or that forecasted results will be achieved. None of the Company, Merger Sub, Parent or any of their respective affiliates or representatives makes any representation to any other person regarding the projections. The projections are not being included in this proxy statement to influence a shareholder's decision whether to vote or not to vote to adopt the Merger Agreement, but because the projections were provided to the Board and to PJSC.

Summary Management Forecast
(Amounts in Millions, Except Per Share Data)

	Projected FY—Management Forecast
	2012E 53-Week	2012E 52-Week	2013P	2014P
Net Sales	$1,057.5	$1,040.4	$1,129.5	$1,219.7
EBITDA	66.9	63.5	80.0	91.0
Net Income	22.8	20.9	32.5	38.4
Number of Stores	264	264	274	289
Free Cash Flow	13.3	NA	27.2	22.2

*
"Free Cash Flow"—defined as cash from operations less capital expenditures.

Financing of the Merger

        We anticipate that the total funds needed to complete the Merger, including the funds needed to pay our shareholders (including equity award holders) the amounts due under the Merger Agreement and to pay customary fees and expenses in connection with the transactions contemplated by the Merger Agreement will be approximately $598.3 million. Merger Sub will use cash provided by Parent from Parent's cash on hand sufficient to make such payments.

Interests of the Company's Directors and Executive Officers in the Merger

  Overview

        Certain of the Company's executive officers and directors may have financial interests as a result of the transactions contemplated by the Merger Agreement, including the Merger, that may be different from, or in addition to, the interests of holders of shares generally. The Special Committee of the Board was aware of these interests and considered them, among other matters, in determining whether to approve the Merger Agreement and the transactions contemplated thereby and to recommend to the Board that the Board approve the Merger Agreement and the transactions contemplated thereby.

        Pursuant to the Merger Agreement, the Company has agreed to take all steps as may be required to cause to be exempt under Rule 14d-10 under the Exchange Act, any employment compensation, severance or employee benefit arrangements that have been or will be entered into after the date of the Merger Agreement by the Company or its subsidiaries with current or future directors, officers or employees of the Company or its subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

        In addition, pursuant to the Merger Agreement, Parent and Merger Sub have agreed prior to the Effective Time to use their respective reasonable best efforts to cause any dispositions of shares (including derivative securities with respect thereto) by each individual who is an officer or director of the Company subject to Section 16 of the Exchange Act, to be exempt under Rule 16b-3 under the Exchange Act.

Treatment of Outstanding Equity Awards

  Treatment of Company Stock Options

        The Merger Agreement provides that, prior to the expiration of the offer, the Board will take such necessary actions to provide that, at the earlier of the completion of the offer and the Effective Time, each then-outstanding Option, whether or not exercisable, will, by virtue of the transactions contemplated by the Merger Agreement and without any action on the part of the holders, the Company or Parent, become fully vested and, immediately after the Effective Time, be cancelled and will only entitle the holder to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest and subject to applicable withholding tax, equal to (i) the excess, if any, of (a) the applicable Merger Consideration over (b) the exercise price per share of the shares subject to such Option multiplied by (ii) the number of shares subject to such Option. If the exercise price per share of any such Option is equal to or greater than the Merger Consideration, such Option will be cancelled and terminated without any cash payment or other consideration being made in respect thereof.

  Acknowledgement and Waiver Agreements

        Concurrently with the execution of the Merger Agreement, each of Messrs. Feld and Turner and Ms. Baughman (the "Executives") entered into acknowledgement and waiver agreements, each dated May 8, 2012, with the Company and Parent, pursuant to which the Executives agreed that, from May 8, 2012 until the Merger has been terminated in accordance with the Merger Agreement, they would not, without Parent's prior written consent, exercise, sell or otherwise transfer their respective Options. However, Parent and the Company have also agreed pursuant to a letter agreement, dated May 18, 2012, that if the Options granted to any of the Executives are scheduled to expire prior to the occurrence of the Effective Time, then subject to certain limitations, Parent will waive the restriction on exercise for such Options.

  Treatment of Company DSUs

        The Merger Agreement provides that, prior to the expiration of the offer, the Board will take such necessary actions to provide that, immediately after the Effective Time, each then-outstanding DSU will, by virtue of the transactions contemplated by the Merger Agreement and without any action on the part of the holders, the Company or Parent, become fully vested and canceled, and will only entitle the holder to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest and subject to applicable withholding tax, equal to (i) the applicable Merger Consideration multiplied by (ii) the number of shares subject to such DSU at the Effective Time.

  Summary Table

        The following table shows, for each executive officer and each director, as applicable, as of June 4, 2012, (i) the number of shares subject to vested Options held by him or her; (ii) the cash consideration that he or she will receive for such vested Options immediately after completion of the Merger; (iii) the number of shares subject to unvested Options held by him or her; (iv) the cash consideration that he or she will receive for such unvested Options immediately after completion of the Merger; (v) the number of shares subject to DSUs held by him or her; (vi) the cash consideration that he or she will receive for such DSUs immediately after completion of the Merger; (vii) the total cash consideration he or she will receive for all unvested equity awards immediately after completion of the Merger; and (viii) the total cash consideration he or she will receive for all outstanding equity awards immediately after completion of the Merger. Mr. Feld, Ms. Baughman and Mr. Turner are the only executive officers of the Company.

Name	Number of Shares Subject to Vested Options (#)	Cash-Out Payment for Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-Out Payment for Unvested Options ($)	Number of Shares Subject to Deferred Stock Units (#)	Cash-Out Payment for Deferred Stock units ($)	Total Payment for Unvested Equity Awards ($)	Total Payment for Outstanding Equity Awards ($)
Executive Officers
Barry J. Feld	647,500	8,958,650	275,000	2,939,750	—	—	2,939,750	11,898,400
Jane L. Baughman	147,250	2,202,813	123,750	1,322,887	—	—	1,322,887	3,525,700
Jeffrey A. Turner	101,250	1,864,513	123,750	1,322,887	—	—	1,322,887	3,187,400
Directors
Joseph H. Coulombe	56,000	382,505	15,000	257,100	8,945	196,790	453,890	836,395
Clifford J. Einstein	29,500	536,345	12,000	205,680	8,945	196,790	402,470	938,815
Mark R. Genender	—	—	—	—	11,060	243,320	243,320	243,320
Danny W. Gurr	57,500	382,805	12,000	205,680	8,945	196,790	402,470	785,275
John C. Pound	—	—	—	—	11,060	243,320	243,320	243,320
Kim D. Robbins	54,500	382,205	12,000	205,680	8,945	196,790	402,470	784,675
Fredric M. Roberts	112,500	1,501,715	12,000	205,680	8,945	196,790	402,470	1,904,185
Kenneth T. Stevens	13,500	280,905	16,000	288,760	8,945	196,790	485,550	766,455

Executive Agreements

  Employment Agreement with Mr. Feld

        Other than the employment agreement with our Chief Executive Officer, Barry J. Feld, that we entered into when he commenced employment with the Company in October 2005 and that we amended in March and December 2008, we do not have employment agreements with our executive officers.

        Mr. Feld's employment agreement provides him with certain severance benefits in the event of a qualifying termination of employment in connection with a change in control of the Company, which, assuming consummation of the transactions contemplated by the Merger Agreement, would include the transactions that will be effected in connection with the Merger.

        In the event Mr. Feld's employment is terminated involuntarily other than for cause (as defined in Mr. Feld's employment agreement) by the Company on or within the 18-month period after a change in control, Mr. Feld is entitled to receive additional severance compensation, acceleration of his options, and certain continued benefits, provided he timely executes and does not revoke a release of claims. The severance compensation is made up of two parts: (1) a lump sum amount equal to three times the sum of Mr. Feld's then-current base compensation and target bonus in the year of termination and (2) a lump sum amount equal to 100% of Mr. Feld's target bonus for the year of termination (pro rated to the date of termination). Such severance compensation will be subject to any applicable tax withholdings and will generally be payable within 30 days after the termination of Mr. Feld's employment. In addition, any unvested stock options held by Mr. Feld will be accelerated and vested in full and the vesting of any outstanding performance share awards will accelerate assuming achievement at the target level (pro rated to the date of termination). He will also be entitled to reimbursement of COBRA premiums paid to continue participation in the Company's health, dental and vision insurance plans for a period of up to 18 months.

        In the event that the severance payments and other benefits provided for in Mr. Feld's employment agreement or otherwise payable to Mr. Feld constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and are subject to the excise tax imposed by Section 4999 of the Code, Mr. Feld will be paid the amount of the excise tax as well as an additional amount sufficient to pay his federal and state income taxes arising from all such payments.

  Employment Severance Agreements

        We have also entered into employment severance agreements with various executives, including our currently employed named executive officers. These employment severance agreements were amended and restated effective as of August 3, 2011 and provide the executive officers with certain severance benefits in the event of a qualifying termination of employment in connection with a change in control of the Company, which, assuming consummation of the transactions contemplated by the Merger Agreement, includes the transactions triggered as of the Effective Time.

        The employment severance agreements also provide for payments to our current named executive officers in the event an officer's employment is terminated involuntarily other than for cause (as defined in such agreements) by the Company on or within the 12-month period after a change in control. In such a case, the officer is entitled to receive additional severance compensation and certain continued benefits. The severance compensation is made up of two parts: (1) a lump sum amount equal to 150% of the sum of the officer's current base compensation plus target bonus in the year of termination, and (2) a lump sum amount equal to the officer's target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved by the Company, and to be paid at the time bonuses for the completed fiscal year are paid to other executives (or earlier, as required for purposes of Section 409A of the Code). Such severance compensation will be subject to any applicable tax withholdings and will generally be payable within 30 days after the termination of the officer's employment. In addition, the officer will be entitled to reimbursement of COBRA premiums paid to continue participation in the Company's health, dental and vision insurance plans for up to 18 months.

        Upon a change in control, the employment severance agreements provide for 100% vesting of any outstanding stock options and stock appreciation rights, as well as the lapse of all restrictions on any outstanding restricted stock and restricted stock units held by the officer. With respect to all awards that are subject to performance-based vesting, upon a change in control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed to be satisfied. Any payments made to the officers in respect of such vesting or lapse of restrictions will be pro-rated to reflect the amount of time the executive was employed during the applicable performance period.

        In the event that the severance payments and other benefits provided for in such executive's respective employment severance agreement or otherwise payable to the executive constitute "parachute payments" within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the executive will either receive such lesser amount such that the excise tax will not apply, or will receive the full payments and pay the excise tax, whichever would leave the executive in a better after tax position.

        The following table presents, with respect to each executive officer, an estimate of the amounts of severance benefits payable in the event of an involuntary termination without cause following a change in control, estimated as of June 4, 2012.

Executive Officer	Severance Payments ($)
Barry J. Feld	7,522,739
Jane L. Baughman	1,118,282
Jeffrey A. Turner	1,076,147

Indemnification, Exculpation and Insurance

        Parent and Merger Sub agreed that all rights to indemnification, and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and rights to advancement of expenses relating thereto, now existing in favor of the current or former directors or officers of Cost Plus as provided in Cost Plus' articles of incorporation or bylaws or in any indemnification agreement will survive the Merger and will continue in full force and effect in accordance with their terms.

        For a period of six years after the Effective Time, Parent will maintain in effect the current or substitute policies of officers' and directors' liability insurance maintained by Cost Plus on terms and coverage amounts no less favorable in any material respect than the terms of such policies in effect on the date of the Merger Agreement; provided, that neither Parent nor the surviving corporation will be required to expend annually in excess of 300% of the annual premium paid by Cost Plus in its last full fiscal year for such insurance coverage, but in such case will purchase the greatest amount of coverage available for such amount. Alternatively, Cost Plus will be entitled to purchase, at or prior to the Effective Time, a "tail" insurance policy on terms and conditions providing coverage and amounts not materially less favorable as the current policies of directors' and officers' liability insurance maintained by Cost Plus on the date of the Merger Agreement; provided, that, such "tail" insurance policy will not require the payment of an aggregate premium in excess of 300% of the aggregate annual premium most recently paid by Cost Plus prior to May 8, 2012.

Golden Parachutes

        This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of our current named executive officers that is based on or otherwise relates to the Merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to our named executive officers.

        The following table sets forth the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the Merger. These amounts have been calculated assuming the Merger is consummated on June 4, 2012 and, where applicable, assuming each named executive officer experiences a qualifying termination (as discussed in more detail above under

"—Executive Agreements") as of June 4, 2012. Certain of the amounts payable may vary depending on the actual date of completion of the Merger and any qualifying termination.

        The payments to Ms. Baughman and Mr. Turner will be subject to cutback to the extent that they would cause the imposition of any "golden parachute" excise tax.

  Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)(5)
Barry J. Feld	5,074,595	2,939,750	33,769	2,414,375	10,462,489
Jane L. Baughman	1,094,497	1,322,887	23,785	—	2,441,169
Jeffrey A. Turner	1,042,378	1,322,887	33,769	—	2,399,034

(1)
Cash. Represents the value of:

•
a cash lump sum payment equal to 1.5 times (three times in the case of Mr. Feld) the sum of (i) base salary and (ii) target annual bonus; and

•
a pro rata target bonus payment for the year of termination.

(2)
Equity. Represents the aggregate payments to be made in respect of unvested options, immediately after consummation of the Merger, upon consummation of the Merger, as described in greater detail above in the section entitled "—Treatment of Outstanding Equity Awards" and as quantified in the "Total Payment for Unvested Equity Awards" column corresponding to each named executive officer's name in the summary table set forth in that section. Amounts included in this column are all "single-trigger" in nature; namely, eligibility to receive the payment is conditioned solely on the occurrence of a change in control.

(3)
Perquisites/Benefits. Represents the value of reimbursement of COBRA premiums for 18 months.

(4)
Tax Reimbursement. Represents the value of a gross-up payment to compensate Mr. Feld for any "golden parachute" excise tax imposed on him due to any payments received in connection with the Merger.

(5)
Total. Other than the amounts in the column entitled "Equity," these amounts are all "double trigger" in nature; namely, eligibility to receive these amounts requires both the occurrence of a change in control and a qualifying termination of employment following the change in control. The following table shows, for each named executive officer, the amounts which are single trigger or double trigger in nature.

Executive Officer	Single Trigger ($)	Double Trigger ($)
Barry J. Feld	2,939,750	7,522,739
Jane L. Baughman	1,322,887	1,118,282
Jeffrey A. Turner	1,322,887	1,076,147

Certain Tax Consequences and Backup Withholding

  Certain United States Federal Income Tax Consequences

        The following is a general summary of certain material United States federal income tax consequences to beneficial owners of shares of Company Common Stock upon the exchange of shares for cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of United States federal income taxation that may be relevant to a holder of shares in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any local, state or foreign jurisdiction and does not consider any aspects of United States federal tax law other than income taxation. This summary deals only with shares of Company Common Stock held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address tax considerations applicable to any holder of shares that may be subject to special treatment under the United States federal income tax laws, including:

  •
  a bank, insurance company, or other financial institution;

  •
  a tax-exempt organization;

  •
  a retirement plan or other tax-deferred account;

  •
  a partnership, an S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

  •
  a mutual fund;

  •
  a real estate investment trust;

  •
  a dealer or broker in stocks and securities, or currencies;

  •
  a trader in securities that elects mark-to-market treatment;

  •
  a holder of shares subject to the alternative minimum tax provisions of the Code;

  •
  a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  a "United States Holder" (as defined herein) that has a functional currency other than the United States dollar;

  •
  "controlled foreign corporations," "passive foreign investment companies," or corporations that accumulate earnings to avoid United States federal income tax;

  •
  a person that holds the shares as part of a hedge, straddle, constructive sale, conversion or other risk reduction strategy or integrated transaction;

  •
  a United States expatriate; or

  •
  any holder of shares that entered into a support and tender agreement as part of the transactions described in this proxy statement.

        This summary is based on the Code, the Treasury regulations promulgated under the Code, and rulings and judicial decisions, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the United States Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not address the United States federal income tax consequences to holders of shares who demand dissenters' rights under California law.

THE DISCUSSION SET OUT HEREIN IS INTENDED ONLY AS A GENERAL SUMMARY OF THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO A HOLDER OF SHARES. WE URGE YOU TO CONSULT YOUR TAX ADVISOR WITH RESPECT

TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.

        For purposes of this discussion, the term "United States Holder" means a beneficial owner of shares that is, for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity or arrangement treated as a corporation for United States federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a "United States person" under applicable Treasury regulations.

        A "non-United States Holder" is any beneficial owner of shares that is not a United States Holder or a partnership (or other entity treated as a partnership for United States federal income tax purposes).

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds shares, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Such holder is urged to consult its tax advisor regarding the tax consequences of exchanging the shares pursuant to the Merger.

  Certain Tax Consequences of the Merger to United States Holders

        The exchange of shares pursuant to the Merger will be a taxable transaction for United States federal income tax purposes, and a United States Holder who receives cash for shares pursuant to the Merger will recognize gain or loss, if any, equal to the difference between the amount of cash received in exchange for such shares and such United States Holder's adjusted tax basis in the shares exchanged therefor. Gain or loss will be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such United States Holder's holding period for the shares is more than one year at the time of the exchange. Long-term capital gain recognized by an individual holder generally is subject to tax at a reduced rate of United States federal income tax. There are limitations on the deductibility of capital losses.

  Certain Tax Consequences of the Merger to Non-United States Holders

        Payments made to a non-United States Holder with respect to shares exchanged for cash pursuant to the Merger generally will be exempt from United States federal income tax unless:

  •
  the non-United States Holder is an individual who was present in the United States for 183 days or more during the taxable year of the exchange and certain other conditions are met; or

  •
  the gain is effectively connected with the non-United States Holder's conduct of a trade or business in the United States, and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the holder in the United States; or

  •
  Cost Plus is or has been a United States real property holding corporation ("USRPHC") for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of exchange of the shares or the period that the non-United States Holder held shares.

        Gain described in the first bullet point above generally will be subject to tax at a flat rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on any gain from the exchange of the shares, net of applicable United States-source losses from sales or exchanges of other capital assets recognized by the holder during the year. Unless a tax treaty provides otherwise, gain described in the second bullet point above will be subject to United States federal income tax on a net income basis in the same manner as if the non-United States Holder were a resident of the United States. Non-United States Holders that are foreign corporations also may be subject to a 30% branch profits tax (or applicable lower treaty rate). Non-United States Holders are urged to consult any applicable tax treaties that may provide for different rules.

        With respect to the third bullet point above, the determination whether Cost Plus is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its foreign real property interests. No determination has been made as to whether Cost Plus is or has been a USRPHC for United States federal income tax purposes during the time period described in the third bullet point above. Because the shares are regularly traded on an established securities market (within the meaning of applicable Treasury regulations), even if Cost Plus constitutes a USRPHC, any gain realized on the receipt of cash for shares pursuant to the Merger generally will be subject to United States federal income tax only if the non-United States Holder held (actually or constructively) more than five percent of the shares at any time during the five-year period ending on the date of exchange of the shares.

  Backup Withholding

        All payments to which a holder would be entitled pursuant to the Merger will be subject to backup withholding at a rate of 28%, unless such holder (i) is a corporation, a non-United States Holder or another exempt recipient; or (ii) provides a taxpayer identification number ("TIN") and certifies that no loss of exemption from backup withholding has occurred. A United States Holder should complete and sign the IRS Form W-9 that is included with the Letter of Transmittal, to be returned to the Depositary, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the Depositary. A non-United States Holder must generally submit an IRS Form W-8BEN (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient.

        If a United States Holder does not provide a correct TIN, such United States Holder may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against a holder's United States federal income tax liability, provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a holder may obtain a refund by filing a United States federal income tax return in a timely manner. Holders are urged to consult their independent tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF SHARES. HOLDERS OF SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF EXCHANGING THEIR SHARES FOR CASH IN THE MERGER UNDER ANY FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS.

Regulatory Approvals

        Under the HSR Act and the rules that have been promulgated thereunder by the FTC, certain acquisition transactions may not be consummated unless certain information has been furnished to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied.

        On May 24, 2012, the parties filed Notification and Report Forms pursuant to the HSR Act with the FTC and the Antitrust Division, and the parties received notification of early termination on June 4, 2012.

Litigation Related to the Merger

        On May 11, 2012, and May 22, 2012, alleged shareholders of the Company filed putative class actions captioned Gary Ogurkiewicz v. Cost Plus, Inc., et al., Case No. RG 12-629912, and Willie M. Richardson v. Cost Plus, Inc., et al., Case No. RG 12-631301, in the Superior Court of the State of California, County of Alameda. The defendants are the Company, members of the Board, Merger Sub and Parent. The complaints allege that the individual defendants violated California law by breaching their fiduciary duties to the Company's shareholders in connection with the Merger Agreement and the transaction contemplated thereby. Specifically, the complaints allege, among other things, that the proposed Merger arises out of a flawed process which resulted in an unfair price for the Company's shares and a failure to maximize shareholder value. The complaints also allege that the process will deter other purported interested parties from launching a competing offer. The suits further allege that Merger Sub and Parent aided and abetted the individual defendants' breaches of fiduciary duties. In addition, the Ogurkiewicz action alleges that the Company aided and abetted the individual defendants' breaches of fiduciary duties. The plaintiffs seek, among other things, an order declaring the Merger Agreement unenforceable, enjoining defendants from consummating the proposed Merger, rescinding the proposed Merger if it is consummated, awarding damages, and awarding attorneys' fees and costs.

        On May 25, 2012, an alleged shareholder of the Company filed a putative class action captioned Irene Dixon v. Cost Plus, Inc., Case No. 12-2721, in the United States District Court for the Northern District of California. The defendants are the Company, members of the Board, Merger Sub and Parent. The complaint alleges that the Company and the individual defendants violated provisions of the Exchange Act, including the Williams Act, by omitting material facts from the Schedule 14D-9 Solicitation/Recommendation Statement the Company filed with the SEC on May 25, 2012, in connection with the proposed Merger. In addition, the complaint alleges that the individual defendants violated California law by breaching their fiduciary duties to the Company's shareholders in connection with the Merger Agreement and the transaction contemplated thereby. Specifically, the complaint alleges, among other things, that the proposed Merger arises out of a flawed process which resulted in an unfair price for the Company's shares and a failure to maximize shareholder value. The complaint also alleges that the process will deter other purported interested parties from launching a competing offer. The suit further alleges that Merger Sub and Parent aided and abetted the individual defendants' breaches of fiduciary duties. The plaintiff seeks, among other things, an order enjoining defendants from consummating the proposed Merger, rescinding the proposed Merger if it is consummated, awarding damages, and awarding attorneys' fees and costs. On June 4, 2012, plaintiff filed a motion seeking to enjoin preliminarily the proposed Merger. The District Court will hold a hearing on that motion on June 14, 2012.

THE MERGER AGREEMENT

        The following discussion of the Merger Agreement is only a summary of its material terms and may not include all of the information that is important to a particular shareholder. Shareholders are urged to read the Merger Agreement, a copy of which has been included as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not the summary set forth in this section or any other information contained in this proxy statement.

        The Merger Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specific dates, and were made solely for the benefit of the parties to the Merger Agreement. Further, the representations and warranties in the Merger Agreement are not intended as a statement of fact but may instead represent an allocation among the parties to the Merger Agreement of the risks associated with particular matters regardless of the knowledge of any of the parties to the Merger Agreement. Such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by shareholders of, or other investors in, Cost Plus. Cost Plus' shareholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Cost Plus, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Disclosures about Cost Plus and Parent contained in public reports filed with the SEC may supplement, update or modify the disclosures contained in the Merger Agreement.

Certain Effects of the Merger; Effective Time

        If the Merger Agreement is adopted by our shareholders and the other conditions to the closing of the merger are either satisfied or waived (to the extent such conditions are waivable), Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation. At the Effective Time, our restated articles of incorporation will be amended and restated in full to read as the form of the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the surviving corporation will be "Cost Plus, Inc." Our amended and restated bylaws will be amended at the Effective Time to read in its entirety as the bylaws of Merger Sub in effect immediately prior to the Effective Time, except that the name of the surviving corporation will be "Cost Plus, Inc."

        The directors of Merger Sub immediately prior to the Effective Time will be the directors of the surviving corporation until the earlier of their resignation or removal or until their respective successors are duly elected or qualified. The officers of the Company immediately prior to the Effective Time will be the initial officers of the surviving corporation, each to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

        The Merger will become effective upon the filing of a certificate of ownership and merger or the Merger Agreement with the certificate of ownership with the Secretary of the State of California or at such later time as Parent and the Company agree and set forth in such filing.

The Offer

  Overview

        On May 25, 2012, Merger Sub commenced a tender offer for all of the outstanding shares of Company Common Stock at a price of $22.00 per share, net to the holder in cash, without interest and less applicable withholding taxes. The offer contemplated that, after completion of the offer and the satisfaction or waiver of all conditions, Merger Sub will merger with and into us and all outstanding shares of Company Common Stock, other than shares held by Parent and the Company and shares held by shareholders who are entitled to and properly demand dissenters' rights under California law, will be canceled and converted into the right to receive cash equal to $22.00 per share. The offer was commenced pursuant to the Merger Agreement.

        Under the terms of the Merger Agreement, the parties agreed to complete the Merger whether or not the offer is completed. If the tender offer is not completed, the parties agreed the Merger could only be completed after receipt of shareholder approval of the adoption of the Merger Agreement to be able to consummate the Merger regardless of the outcome of the offer.

        We refer in this proxy statement to the tender offer and to the terms of the Merger Agreement applicable to the offer; however, the offer is being made separately to the holders of shares of Company Common Stock and is not applicable to the annual meeting.

        The Merger Agreement also provides that the obligation of Merger Sub to purchase shares tendered in the offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting period under the HSR Act, the absence of a Material Adverse Effect since May 8, 2012, and other customary closing conditions. The obligation of Merger Sub to purchase shares tendered in the offer is also subject to there being validly tendered in accordance with the terms of the offer and not validly withdrawn (including or excluding, at the option of Parent and Merger Sub, shares tendered in the offer pursuant to guaranteed delivery procedures) a number of shares of Company Common Stock that when added to the number of shares to be purchased by Merger Sub under the "top-up" (as discussed below), represent at least one share more than 90% of: (i) the outstanding shares as of the expiration of the offer plus (ii) without duplication of clause (i), the aggregate number of shares issuable to holders of DSUs outstanding as of the expiration of the offer plus (iii) the aggregate number of shares issuable to holders of Options outstanding as of the expiration of the offer minus (iv) the aggregate number of shares issuable to holders of Options for which Parent has obtained prior to the expiration of the offer agreements (satisfactory to Parent in its sole discretion) by the holders thereof not to exercise such Options prior to the termination of the Merger Agreement plus (v) the aggregate number of shares issuable to the holders of any equity based awards granted in respect of shares (other than Options and DSUs) outstanding as of the expiration of the offer plus (vi) the number of shares to be purchased by Merger Sub under the top-up.

        The offer conditions are for the sole benefit of Parent and Merger Sub, and Parent and Merger Sub may waive, in whole or in part, any offer condition at any time and from time to time, in their sole discretion, other than the minimum tender condition, which may be waived by Parent and Merger Sub only with the prior written consent of the Company. Parent and Merger Sub expressly reserve the right to increase the offer price or to waive or make any other changes in the terms and conditions of the tender offer; provided, however, that unless otherwise expressly provided in the Merger Agreement or previously approved by the Company in writing, Merger Sub will not, and Parent will not permit Merger Sub to, (i) reduce the number of shares of Company Common Stock sought to be purchased in the tender offer, (ii) reduce the offer price, (iii) change the form of consideration payable in the tender offer, (iv) amend, modify or waive the minimum tender condition, (v) add to the offer conditions or amend, modify or supplement any offer condition in a manner materially adverse to any holder of shares or (vi) terminate, extend or otherwise amend or modify the expiration date of the offer in any manner other than in compliance with the terms of the Merger Agreement.

  Extensions of the Offer

        Parent and Merger Sub have agreed to extend the tender offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof or Nasdaq applicable to the offer, and, if the waiting period applicable to the purchase of shares pursuant to the offer and the consummation of the Merger under the HSR Act (or any extension thereof) has neither expired nor terminated, or if there is any temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court or agency of competent jurisdiction prohibiting the consummation of the Merger or the offer, or any law enacted prohibiting or making illegal the consummation of any of the transactions contemplated by the Merger Agreement that remains in effect, Parent and Merger Sub will extend the offer in consecutive increments of up to ten business days until such offer conditions have been satisfied. Merger Sub may in its sole discretion extend the offer on one or more occasions in consecutive increments of between two and ten business days each if on any then-scheduled expiration date of the offer any of the offer conditions have not been satisfied or waived (to the extent waivable by Parent and Merger Sub). Parent and Merger Sub have agreed that if on any then-scheduled expiration date of the tender offer, subject to Parent's right to terminate the Merger Agreement, any of the offer conditions have not been satisfied or waived (to the extent waivable by Parent and Merger Sub), then to the extent requested by the Company no less than two business days prior to such expiration date, Merger Sub must extend the offer on one or more occasions in consecutive increments of up to five business days up to an aggregate period of not more than ten business days. Merger Sub will not be required to extend the offer beyond the earliest to occur of (i) the valid termination of the Merger Agreement, (ii) three business days after the SEC confirms it has no further comments on the proxy statement and (iii) November 9, 2012.

        If at any then-scheduled expiration date of the tender offer (i) any offer conditions have not been satisfied or waived (to the extent waivable by Parent and Merger Sub) and (ii) three business days have elapsed since the SEC has confirmed that it has no further comments on the proxy statement, then Merger Sub may irrevocably and unconditionally terminate the tender offer. In addition, the Company may cause Merger Sub to irrevocably and unconditionally terminate the offer if at any then-scheduled expiration date from and after 5:00 p.m., New York City time on July 23, 2012, (i) any offer conditions have not been satisfied or waived (to the extent waivable by Parent and Merger Sub) and (ii) three business days have elapsed since the SEC confirmed it had no further comments on the proxy statement. If the offer is terminated as described in this paragraph, the Company has agreed to proceed with and take all actions necessary to hold the shareholders' meeting to adopt the Merger Agreement in accordance with the terms of the Merger Agreement.

  Top-Up

        Pursuant to the Merger Agreement, the Company granted to Merger Sub an irrevocable right to purchase up to a number of additional shares of Company Common Stock at a price per share equal to the offer price that, when added to the number of shares owned directly or indirectly by Parent and Merger Sub at the time of such exercise, will constitute one share more than 90% of (i) the outstanding shares as of the expiration of the offer plus (ii) without duplication of clause (i), the aggregate number of shares issuable to holders of DSUs outstanding as of the expiration of the offer plus (iii) the aggregate number of shares issuable to holders of Options outstanding as of the expiration of the offer minus (iv) the aggregate number of shares issuable to holders of Options for which Parent has obtained prior to the expiration of the offer agreements (satisfactory to Parent in its sole discretion) by the holders thereof not to exercise such Options prior to the termination of the Merger Agreement plus (v) the aggregate number of shares issuable to the holders of equity awards outstanding as of the expiration of the offer plus (vi) the number of shares to be purchased by Merger Sub under the top-up. The top-up is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur pursuant to California's short-form merger statute. Simultaneously with, or as soon as reasonably practicable after, the consummation of the offer, Merger Sub will pay to the Company the purchase price owed by Merger Sub to Cost Plus to purchase that number of newly issued, fully paid and nonassessable shares of Company Common Stock required to effect the top-up, at Merger Sub's option, (i) in cash, by wire transfer of same-day funds, or (ii) by (x) paying in cash, by wire transfer of same-day funds, an amount equal to not less than the aggregate par value of the such newly issued shares of Company Common Stock and (y) executing and delivering to Cost Plus a promissory note having a principal amount equal to the aggregate purchase price pursuant to the top-up less the amount paid in cash. Any such promissory note delivered to the Company will be due on the first anniversary of the closing of the purchase of the shares necessary to effect the top-up, will bear simple interest of 3% per annum, will be full recourse to Parent and Merger Sub, and may be prepaid without premium or penalty.

        Based upon the number of shares of Company Common Stock outstanding as of June 4, 2012, the top-up would permit Merger Sub to close the tender offer based upon the current shares outstanding with approximately 72% of the shares being tendered (subject to adjustment in certain circumstances).

Recommendation

        The Board has unanimously (i) authorized, approved and declared advisable the execution, delivery and performance of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the terms of the Merger Agreement, including the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth therein, are fair to and in the best interests of the shareholders of the Company, (iii) directed that the adoption of the Merger Agreement be submitted to a vote at a meeting of the shareholders of the Company, (iv) recommended that the shareholders of the Company vote their shares in favor of adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, (v) resolved that the Merger Agreement and the transactions contemplated thereby are exempt from any takeover or anti-takeover laws and (vi) authorized, adopted and approved the grant of the top-up and the issuance of shares thereunder.

The Merger

        The Merger Agreement provides that, following completion of the tender offer, if applicable, and subject to the terms and conditions of the Merger Agreement, and in accordance with California law, at the Effective Time:

  •
  Merger Sub will be merged with and into the Company and, as a result of the Merger, the separate corporate existence of Merger Sub will cease;

  •
  Cost Plus will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent; and

  •
  All of the property, rights, privileges, immunities, powers and franchises of Cost Plus and Merger Sub will vest in the surviving corporation, and all of the debts, liabilities and duties of Cost Plus and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

        In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the Merger without the prior completion of the Offer, after the receipt of the Shareholder Approval.

        Merger Closing Conditions.    The obligations of Parent and Merger Sub, on the one hand, and Cost Plus, on the other hand, to complete the Merger are each subject to the satisfaction or (to the extent permitted by applicable law) the waiver of the following conditions:

  •
  the affirmative vote of holders of a majority in voting power of the outstanding shares, voting together as a single class at a shareholders' meeting or any adjournment or postponement thereof to adopt the Merger Agreement (the "Shareholder Approval") will have been obtained;

  •
  no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court or agency of competent jurisdiction located in the United States or in any other jurisdiction outside of the United States in which Cost Plus or any of its subsidiaries, or Parent or any of its subsidiaries, engage in business activities that prohibits the consummation of the Merger will have been issued and remain in effect, and no law will have been enacted, issued, enforced, entered, or promulgated and remains in effect that prohibits or makes illegal the consummation of the Merger;

  •
  unless the tender offer has closed, (i) all applicable waiting periods under the HSR Act with respect to the Merger will have expired or been terminated, (ii) all consents required under any other antitrust law will have been obtained or any applicable waiting period thereunder will have expired or been terminated, (iii) all other consents, approvals and authorizations of any governmental entity required of Parent, Cost Plus or any of their subsidiaries to consummate the Merger, the failure of which to be obtained, individually or in the aggregate, would have a Material Adverse Effect (as defined below) on Cost Plus or could reasonably be expected to prevent, delay or impair in any material respect Parent's or Merger Sub's ability to consummate the Merger, will have been obtained and will be in full force and effect and (iv) the conditions of any agreement entered into by any party with any governmental entity the effect of which is to prohibit the Merger pending the completion of the governmental entity's review or investigation of the Merger will have been satisfied or waived in accordance with the terms thereof; and

  •
  Merger Sub will have accepted for payment the shares validly tendered and not validly withdrawn pursuant to the offer, unless the offer has been terminated in accordance with the Merger Agreement.

        If the offer has been terminated or the closing of the offer has not occurred, the obligations of Parent and Merger Sub, on the one hand, and Cost Plus, on the other hand, to complete the Merger will be subject to the satisfaction or (to the extent permitted by applicable law) the waiver of certain additional conditions as described in the Merger Agreement.

        Merger Consideration.    At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares owned by Parent or the Company immediately prior to the Effective Time, or shares owned by any shareholder of Cost Plus who is entitled to and properly demands its dissenters' rights under California law, will automatically be converted into the right to receive the Merger Consideration in cash, without interest and less any applicable withholding taxes. All shares converted into the right to receive the Merger Consideration will automatically be canceled and cease to exist.

        Payment for Cost Plus Shares.    Before the Merger, Parent will designate a bank or trust company reasonably acceptable to Cost Plus to act as paying agent to make payment of the Merger Consideration. At or prior to the Effective Time, Parent will cause to be deposited, in trust with the paying agent, cash in an amount sufficient to pay the aggregate Merger Consideration to the shareholders.

        As promptly as reasonably practicable after the Effective Time, Parent will cause the paying agent to mail to each holder of record of share certificates a letter of transmittal and instructions for use in effecting the surrender of share certificates in exchange for the Merger Consideration. The paying agent will pay the Merger Consideration to the shareholders upon receipt of (a) surrendered certificates representing the shares and (b) a signed letter of transmittal and any other items specified by the paying agent; provided, however, that any holder of book-entry shares will not be required to deliver a certificate or a letter of transmittal. Interest will not be paid or accrue in respect of the Merger Consideration. The surviving corporation will reduce the amount of any Merger Consideration paid to the shareholders by any applicable withholding taxes.

        If any cash deposited with the paying agent is not claimed within six months following the Effective Time, such cash will be returned to Parent, upon demand, and any holders of share certificates who have not theretofore complied with share certificate exchange procedures in the Merger Agreement will, subject to any abandoned property, escheat or similar law, thereafter look only to Parent for, and Parent will remain liable for, payment of their claims for the Merger Consideration that remain unpaid at the Effective Time and that are due to any such holder.

        The transmittal instructions will include instructions if the shareholder has lost the share certificate or if it has been stolen or destroyed. The shareholder will have to provide an affidavit to that fact and, if required by the paying agent or Parent, post a bond in a reasonable amount that Parent or the paying agent directs as indemnity against any claim that may be made against it in respect of the share certificate.

Treatment of Cost Plus Equity Awards

        At the earlier of the date of payment for shares accepted for purchase pursuant to the offer and the consummation of the Merger, each then outstanding Option, whether or not exercisable, will, without any action on the part of the holders thereof, Cost Plus or Parent, become fully vested and, immediately after the Effective Time, be canceled and will only entitle the holder thereof to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest, equal to (i) the excess, if any, of (A) the applicable Merger Consideration over (B) the exercise price per share of shares subject to such Option multiplied by (ii) the number of shares subject to such Option. If the exercise price per share of any such Option is equal to or greater than the Merger Consideration, such Option will be canceled and terminated without any cash payment or other consideration being made in respect thereof.

        Immediately after the Effective Time, each outstanding DSU will, without any action on the part of the holders thereof, Cost Plus or Parent, become fully vested and cancelled, and will only entitle the holder thereof to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest, equal to (i) the applicable Merger Consideration multiplied by (ii) the number of shares subject to such DSU at the Effective Time.

Representations and Warranties

        The Merger Agreement contains representations and warranties of Cost Plus, Parent and Merger Sub.

        Some of the representations and warranties in the Merger Agreement made by Cost Plus are qualified as to "materiality" or "Material Adverse Effect." For purposes of the Merger Agreement, "Material Adverse Effect" means any fact, effect, event, development, change, state of facts, condition, circumstance, violation or occurrence (an "Effect") that, individually or together with one or more other contemporaneous Effect, (i) is or would reasonably be expected to prevent Cost Plus from performing its obligations under the Merger Agreement or to consummate the Merger and the other transactions contemplated by the Merger Agreement by November 9, 2012, or (ii) has or would reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business or results of operations of Cost Plus and its subsidiaries, taken as a whole; provided, however, for purposes of clause (ii) above, a "Material Adverse Effect" will not be deemed to include Effects (and solely to the extent of such Effects) resulting from:

  •
  changes generally affecting the economy, financial or securities markets or political, geopolitical or regulatory conditions, if such changes do not affect Cost Plus and its subsidiaries in a materially disproportionate adverse manner relative to other participants in the industries in which Cost Plus and its subsidiaries primarily operate;

  •
  general changes or developments in the industries in which Cost Plus and its subsidiaries primarily operate, if such changes do not adversely affect Cost Plus and its subsidiaries in a materially disproportionate adverse manner, taken as a whole, relative to other participants in such industry;

  •
  any national or international political conditions, outbreak or escalation of armed hostilities, insurrection or war, any acts of terrorism or sabotage, to the extent that they do not materially disproportionately adverse affect Cost Plus and its subsidiaries, taken as a whole, relative to other participants in the geographic area or industry in which Cost Plus primarily operates;

  •
  changes in any applicable laws or applicable accounting regulations or principles or interpretations thereof, if such change does not adversely affect Cost Plus and its subsidiaries in a materially disproportionate adverse manner relative to other participants in the geographic area or industry in which Cost Plus primarily operates;

  •
  any change in GAAP or the interpretation thereof, if such change does not adversely affect Cost Plus and its subsidiaries in a disproportionate manner relative to other participants in such industry in which Cost Plus primarily operates;

  •
  any termination of, reduction in or similar materially negative impact on relationships with material customers, suppliers, distributors, or partners of Cost Plus and its subsidiaries directly related to the announcement or pendency of the Merger Agreement, the offer or the Merger;

  •
  any proceeding by any of Cost Plus' shareholders arising out of, concerning or related to the Merger Agreement, the tender offer or the Merger (arising after May 8, 2012);

  •
  fires, epidemics, quarantine restrictions, earthquakes, hurricanes, tornadoes or other natural disasters to the extent that they do not disproportionately affect Cost Plus and Cost Plus subsidiaries, taken as a whole, in relation to other companies in the geographic area or industry in which Cost Plus primarily operates; or

  •
  any failure by Cost Plus to meet any published analyst estimates or expectations of Cost Plus's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Cost Plus to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect).

        In the Merger Agreement, Cost Plus has made customary representations and warranties to Parent and Merger Sub with respect to, among other things:

  •
  corporate matters related to Cost Plus and its subsidiaries, such as organization, standing and corporate power;

  •
  restated articles of incorporation and bylaws;

  •
  subsidiaries;

  •
  capital structure;

  •
  authority and Company Recommendation;

  •
  noncontravention;

  •
  Cost Plus' SEC documents and financial statements;

  •
  proxy statement;

  •
  disclosure documents;

  •
  the absence of certain changes or events;

  •
  litigation;

  •
  material contracts;

  •
  compliance with laws; environmental matters;

  •
  labor relations and other employment matters;

  •
  employee benefits and compensation;

  •
  no gross ups;

  •
  taxes;

  •
  title to properties;

  •
  intellectual property;

  •
  insurance;

  •
  affiliated transactions;

  •
  voting requirements;

  •
  state takeover laws; company certificate provisions;

  •
  brokers and other advisors;

  •
  opinion of financial advisors;

  •
  Rule 14d-10 matters;

  •
  liquor licenses; and

  •
  inventory.

        In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Cost Plus with respect to, among other things:

  •
  corporate matters related to Parent and Merger Sub, such as organization, standing and corporate power;

  •
  Merger Sub's business and capitalization;

  •
  authority;

  •
  noncontravention;

  •
  information supplied;

  •
  funds available;

  •
  brokers and other advisors;

  •
  proxy statement;

  •
  ownership of shares of Company Common Stock;

  •
  vote/approval required; and

  •
  no other representations and warranties.

        None of the representations and warranties contained in the Merger Agreement survive the consummation of the Merger.

Conduct of Business of The Company

        The Merger Agreement provides that, except (i) as may be otherwise required by applicable law or judgment, (ii) with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), or (iii) as expressly contemplated, required or permitted by the Merger Agreement, Cost Plus will, and will cause each of its subsidiaries to, after the date of the Merger Agreement, and prior to the Effective Time, Cost Plus will, and will cause each of its subsidiaries to:

  •
  conduct its business in the ordinary course of business consistent with past practice; and

  •
  use commercially reasonable efforts to preserve intact Cost Plus' and its subsidiaries' current business organization, preserve their assets and properties in good repair and condition, keep available the services of its current officers, employees and consultants and maintain its existing relationships with customers, suppliers, licensors, licensees, distributors, others having business dealings with it and governmental entities having regulatory dealings with it.

        In addition, during the same period, except (i) as previously disclosed to Parent in connection with the Merger Agreement, (ii) as expressly permitted or required by the Merger Agreement, (iii) required by law or (iv) consented to in advance in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), Cost Plus will not, and will not permit any of its subsidiaries to, take certain actions with respect to the following, subject to the thresholds and exceptions specified in the Merger Agreement:

  •
  declaring, setting aside or paying any dividends on, or making any other distributions in respect of, any of its capital stock;

  •
  splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any shares or other equity interests or other securities in respect of, in lieu of or in substitution for shares of its capital stock;

  •
  purchasing, redeeming or otherwise acquiring any shares or other equity interests or any other securities of Cost Plus or any of its subsidiaries or any rights, warrants or options to acquire any such securities;

  •
  issuing, delivering, selling, pledging or granting (i) any shares of capital stock or other securities, or (ii) any other voting securities or any securities convertible into or exercisable for, or any calls or rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or exchangeable securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units;

  •
  amending or failing to comply with Cost Plus' articles of incorporation or by-laws or other comparable charter or organizational documents of any of subsidiary of Cost Plus;

  •
  acquiring or agreeing to acquire (i) by merging or consolidating with, by purchasing all or a substantial portion of the assets of, by making an investment in or capital contribution to, or by any other manner, any person or division, business or equity interest of any person or (ii) any assets, rights or properties;

  •
  selling, pledging, disposing of, transferring, assigning, abandoning, leasing, licensing or otherwise encumbering, or subjecting to any lien or otherwise disposing of any material portion of the properties, rights or assets of Cost Plus or any of its subsidiaries;

  •
  repurchasing, prepaying, canceling, incurring or modifying in any material respect the terms of any indebtedness or guarantee for any such indebtedness of another person, or issuing or selling any debt securities or calls, options or warrants or other rights to acquire any debt securities of Cost Plus or any of its subsidiary, entering into any "keep well" or other agreement to maintain any financial statement condition of another person or entering into any arrangement having the economic effect of any of the foregoing;

  •
  making or agreeing to make any new capital expenditure;

  •
  paying, discharging, settling or satisfying any material claims, liabilities, obligations or actions, or waiving or assigning any claims or rights of material value;

  •
  entering into, materially modifying, terminating, canceling or failing to renew any material contract, or waiving, releasing or assigning any material rights or claims thereunder;

  •
  adopting, entering into, terminating or amending any Cost Plus benefit plan, (ii) granting, paying, or promising to pay any severance or termination pay or any increase in severance or termination pay, or increasing or promising to increase the compensation or fringe benefits payable to any Cost Plus employee, (iii) loaning or advancing any money or other property to any Cost Plus personnel, (iv) granting, paying or accelerating the payment of any equity or equity-based awards or any incentive compensation awards, (v) removing any existing restrictions in any Cost Plus benefit plans or awards made thereunder, (vi) taking any action to fund or in any other way securing the payment of compensation or benefits under any Cost Plus benefit plan or making any discretionary contributions or payments with respect to any Cost Plus benefit plan to any trust or other funding vehicle, (vii) taking any action to accelerate the vesting, funding or payment of any compensation or benefit under any Cost Plus benefit plan or awards made thereunder, or (viii) materially changing any actuarial or other assumption used to calculate funding obligations with respect to any Cost Plus benefit plan or changing the manner in which contributions to any Cost Plus benefit plan are made or the basis on which such contributions are determined;

  •
  establishing, adopting, entering into, or amending, in any matter that materially increases Cost Plus' costs or any labor organization's organizational rights, any collective bargaining agreement or other labor contract;

  •
  revaluing any material assets or liabilities or making any change in accounting methods, principles or practices;

  •
  hiring or terminating (other than for cause) any employee;

  •
  effecting or permitting any closing of a location or any "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act, as amended, and any similar state or local statute, rule or regulation;

  •
  authorizing, recommending, proposing or announcing an intention to adopt a plan of liquidation or dissolution;

  •
  adopting or changing any method of tax accounting, making or changing any material tax election, changing an annual accounting period, filing any amended tax return, settling or compromising any tax liability, suit, claim, action, investigation, proceeding or audit, agreeing to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes, entering into any closing agreement with respect to any tax, agreeing to any material adjustment of any tax attribute, surrendering any right to claim a tax refund or consenting to any extension or waiver of the limitation period applicable to any tax claim or assessment;

  •
  adopting a shareholder rights plan or similar agreement;

  •
  amending or modifying the letter of engagement of Cost Plus' financial advisor or engaging any other financial advisor; or

  •
  authorizing, entering into any written agreement, or otherwise making any commitment to do any of the foregoing.

No Solicitation; Company Adverse Recommendation Change

        From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, Cost Plus agreed that it will not and will cause its subsidiaries and its and its subsidiaries' respective directors, managers, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent, representative or controlled affiliate, whom we refer to collectively as "representatives," not to directly or through any person:

  •
  solicit, initiate, encourage or knowingly facilitate any Competing Proposal (as defined below);

  •
  participate in any negotiations regarding, or furnish to any person any material information in connection with any Competing Proposal;

  •
  engage in discussions or negotiations with any person with respect to any Competing Proposal;

  •
  withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) in any manner adverse to Parent the Company Recommendation or take any other action or make any other public statement inconsistent with such Company Recommendation (any such action, a "Company Adverse Recommendation Change"); or

  •
  enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or similar document or any agreement, arrangement, understanding or commitment relating to any Competing Proposal or enter into any contract, arrangement, understanding or agreement in principle that is intended or would reasonably be expected to result in a Competing Proposal.

        Cost Plus also agreed to (and agreed to cause its subsidiaries and its and their respective representatives to) immediately cease all existing solicitations, discussions or negotiations with any person with respect to any Competing Proposal or any proposal reasonably likely to result in a Competing Proposal and to demand to have all copies of all non-public information it or its subsidiaries or their respective representatives have distributed or made available since the date hereof to any third parties in connection with their consideration of any Competing Proposal (other than with respect to Parent and its affiliates), destroyed or returned to Cost Plus as soon as possible.

        Notwithstanding the restrictions described above, if, at any time before the earlier of the closing of the offer and the Shareholder Approval, the Company receives a written bona fide Competing Proposal, Cost Plus (and its subsidiaries and representatives) may (i) furnish non-public information to the third party making such Competing Proposal, and (ii) engage in discussions or negotiations with such third party with respect to the Competing Proposal if, prior to taking any of the foregoing actions:

  •
  the Board determines in good faith after consultation with Cost Plus' financial advisor and outside legal counsel, that the Competing Proposal constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined below); and

  •
  prior to providing any information to the third party making a Competing Proposal as described above, Cost Plus has received from such third party a confidentiality and standstill agreement on terms that are no less favorable to Cost Plus, in the aggregate, than those in the confidentiality agreement between Cost Plus and Parent.

        Cost Plus is also required to make available to Parent any information concerning Cost Plus that is provided or made available to any third party making a Competing Proposal if the information has not previously been made available to Parent concurrently with providing or making such information available to such third party.

        In addition, Cost Plus has agreed that, as promptly as practicable, and in any event within 24 hours of receipt, Cost Plus will notify Parent orally and in writing of any Competing Proposal. Such notification will include the identity of the person making such Competing Proposal and a copy of such Competing Proposal, including draft agreements or term sheets submitted in connection therewith (or, where no such copy is available, a reasonably detailed description of such Competing Proposal). Cost Plus further agreed to (i) keep Parent informed in reasonable detail, on a current basis, of the status and details of any Competing Proposal (including any change to the terms thereof) and (ii) describe to Parent in reasonable detail as soon as practicable all correspondence and other written material sent or provided to Cost Plus or any of its subsidiaries from any person or any representative of any person making a Competing Proposal that describes any of the terms or conditions of any Competing Proposal.

        The Merger Agreement provides that the Board will not effect a "Company Adverse Recommendation Change" except as described below.

        At any time before the earlier of the initial acceptance for payment of shares tendered in the offer or obtaining Shareholder Approval, the Board may (i) effect a Company Adverse Recommendation Change in response to an Intervening Event (as defined below) if the Board concludes in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, or (ii) if Cost Plus receives a Competing Proposal that the Board concludes in good faith (after consultation with outside legal counsel and its financial advisor) constitutes a Superior Proposal (A) effect a Company Adverse Recommendation Change and/or (B) terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, if and only if:

  •
  Cost Plus will have provided prior written notice to Parent, at least three business days in advance (the "Notice Period"), of its intention to effect a Company Adverse Recommendation Change in response to an Intervening Event or Superior Proposal or terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal;

  •
  such notice in response to an Intervening Event will describe such Intervening Event, and Cost Plus will, and will cause its representatives to, during such Notice Period, if requested by Parent, negotiate with Parent in good faith to amend the Merger Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change;

  •
  such notice in response to a Superior Proposal will specify the material terms and conditions of any such Superior Proposal (including the identity of the person making such Superior Proposal) and will attach the most current version of any proposed agreement pursuant to which such Superior Proposal is proposed to be consummated;

  •
  prior to effecting such Company Adverse Recommendation Change or terminating the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, Cost Plus will, and will cause its representatives to, during such Notice Period, if requested by Parent, negotiate with Parent in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Competing Proposal ceases to constitute a Superior Proposal; and

  •
  concurrently with any termination of the Merger Agreement for a Superior Proposal Cost Plus pays the Termination Fee.

        If during the Notice Period any material revisions are made to the Competing Proposal that the Board determines to be a Superior Proposal, Cost Plus will deliver a new notice to Parent and will comply with the foregoing requirements with respect to such new notice.

        Cost Plus agreed also not to release any third party from, or waive any provisions of, any confidentiality or "standstill" or similar agreement in favor of Cost Plus. Cost Plus may waive its rights under any "standstill" agreement solely to the extent (i) necessary to enable the parties subject thereto to make to Cost Plus unsolicited inquiries, proposals or offers on a non-public basis that constitute a Competing Proposal and (ii) the standstill provision contained in the confidentiality agreement between Cost Plus and Parent are similarly waived.

        The Merger Agreement does not prohibit Cost Plus or the Board from (i) disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if the Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with any applicable law; provided, that Cost Plus and the Board will not be permitted to make a Company Adverse Recommendation Change or take any of the actions prohibited by the non-solicitation covenants unless otherwise permitted by the Merger Agreement.

For purposes of this discussion:

        "Competing Proposal" means any proposal, offer or inquiry made by a third party relating to (i) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (A) 15% or more of the assets of Cost Plus and its subsidiaries, taken as a whole, or (B) 15% or more of the combined voting power of Cost Plus, (ii) any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the combined voting power of Cost Plus, (iii) the issuance by Cost Plus of 15% or more of its voting securities, or (iv) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving Cost Plus or any of its subsidiaries in which the other party thereto or its shareholders will beneficially own, directly or indirectly, 15% or more of the combined voting power of Cost Plus or the surviving entity or the resulting direct or indirect parent of Cost Plus or such surviving entity, other than transactions contemplated by the Merger Agreement.

        "Superior Proposal" means a Competing Proposal not solicited or initiated in breach of the non-solicitation covenants, that the Board in good faith determines (after consultation with outside legal counsel and its financial advisor) would, if consummated, result in a transaction that is (i) more favorable to Cost Plus' shareholders from a financial point of view than the transactions contemplated hereby, after taking into account all relevant factors as the Board considers to be appropriate, but which will include all the terms and conditions of such proposal and the Merger Agreement (including any changes to the terms of and conditions of the Merger Agreement proposed by Parent in writing in response to such proposal after Parent's receipt of the notice contemplated by the non-solicitation covenants) and (ii) reasonably capable of being consummated on the terms proposed; provided, however, that, for purposes of the definition of "Superior Proposal," the references to "15% or more" in the definition of Competing Proposal will be deemed to be references to "50% or more."

        "Intervening Event" means, with respect to Cost Plus, a material event or circumstance that was not known to the Board on the date of the Merger Agreement (or if known, the material consequences of which are not known to or reasonably foreseeable by such Board as of such date), which event or circumstance, or any material consequences thereof, becomes known to the Board prior to the time at which Cost Plus receives the Shareholder Approval; provided, however, that in no event will the receipt, existence or terms of a Competing Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

Obligations with Respect to the Proxy Statement

        The Merger Agreement provides that, on or before June 6, 2012, Cost Plus would prepare and file with the SEC in preliminary form the proxy statement relating to the meeting of the shareholders to be convened for the purpose of voting upon the adoption of the Merger Agreement and the transactions contemplated thereby, which will include the Board's recommendation (except in the event of an

Company Adverse Recommendation Change with respect to the Merger) and the opinion provided by our financial advisor as to the fairness from a financial point of view, of the consideration to be paid to the Cost Plus shareholders in connection with the tender offer and the Merger. If the adoption of the Merger Agreement by Cost Plus' shareholders is required by applicable law, then Cost Plus will have the right at any time after the later of (i) three business days after the SEC confirms it has no further comments on the proxy statement and (ii) August 8, 2012, to (and Parent and Merger Sub will have the right, at any time beginning three business days after the SEC confirms it has no further comments on the proxy statement, to request in writing that Cost Plus, and upon receipt of such written request, Cost Plus will, as promptly as practicable and in any event within seven business days), (x) establish a record date for and give notice of the shareholders' meeting, and (y) mail the proxy statement to the holders of shares as of the record date established for the shareholders' meeting. This proxy statement fulfills such obligation.

Efforts to Close the Transaction

        In the Merger Agreement, each of Cost Plus, Parent and Merger Sub agreed to use its reasonable best efforts to take all actions necessary, proper or advisable under applicable law to consummate, as soon as practicable, the Merger and the other transactions contemplated by the Merger Agreement, including making all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Merger and other transactions contemplated by the Merger Agreement.

Takeover Statute

        If any "moratorium," "control share acquisition," "business combination," "fair price" or other form of anti-takeover laws and any takeover-related provision in the Company's restated articles of incorporation and bylaws is or becomes applicable to Cost Plus, Parent or Merger Sub, the Merger Agreement, the support and tender Agreements, the offer, the Merger, the top-up, including the acquisition of shares pursuant thereto, or the other transactions contemplated by the Merger Agreement, Cost Plus and the Board will use reasonable best efforts to ensure that the Merger, the offer, the top-up and the other transactions contemplated by the Merger Agreement and the support and tender Agreements may be timely consummated, and otherwise to minimize the effects of such statute, regulation or provision on the Merger Agreement, the support and tender agreements, and the transactions contemplated thereby.

Indemnification, Exculpation and Insurance

        Parent and Merger Sub agreed that all rights to indemnification, and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, and rights to advancement of expenses relating thereto, now existing in favor of the current or former directors or officers of Cost Plus as provided in our articles of incorporation or bylaws or in any indemnification agreement will survive the Merger and will continue in full force and effect in accordance with their terms.

        For a period of six years after the Effective Time, Parent will maintain in effect the current or substitute policies of officers' and directors' liability insurance maintained by Cost Plus on terms and coverage amounts no less favorable in any material respect than the terms of such policies in effect on the date of the Merger Agreement; provided, that neither Parent nor the surviving corporation will be required to expend annually in excess of 300% of the annual premium paid by Cost Plus in its last full fiscal year for such insurance coverage, but in such case will purchase the greatest amount of coverage available for such amount. Alternatively, Cost Plus will be entitled to purchase, at or prior to the Effective Time, a "tail" insurance policy on terms and conditions providing coverage and amounts not materially less favorable as the current policies of directors' and officers' liability insurance maintained by Cost Plus on the date of the Merger Agreement; provided, that, such "tail" insurance policy will not require the payment of an aggregate premium in excess of 300% of the aggregate annual premium most recently paid by Cost Plus prior to May 8, 2012.

Shareholder Litigation

        The Company agreed to give Parent the opportunity to participate in the defense or settlement of any litigation against Cost Plus and/or its directors relating to the transactions contemplated by the Merger Agreement, and no such settlement will be agreed to without Parent's prior written consent, which will not be unreasonably withheld, conditioned or delayed.

Liquor License Transfer

        The parties agreed to cooperate in the transfer and continuation of Cost Plus' liquor licenses, including to prepare and deliver documents and forms required by any applicable government entity to transfer such liquor licenses or to provide that such licenses will remain in effect following the closing of the Merger or the other transactions contemplated by the Merger Agreement.

Other Covenants

        The Merger Agreement contains other customary covenants, including, but not limited to, covenants relating to public announcements, Section 16 of the Exchange Act and Rule 14d-10 under the Exchange Act and access and confidentiality.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

  •
  by mutual written consent of Parent and Cost Plus;

  •
  by either Parent or Cost Plus:

  •
  if the Merger will not have been consummated on or before November 9, 2012; provided that the right to terminate the Merger Agreement on such date will not be available to Parent or Cost Plus if the date of payment for shares accepted for payment pursuant to and subject to the conditions of the offer will have occurred;

  •
  if any governmental entity of competent jurisdiction will have issued an order imposing any requirement on any of the parties or taken any other action restraining, enjoining or otherwise prohibiting the Merger as contemplated under the Merger Agreement, and such order or action became final and not appealable;

  •
  if (i) the Shareholder Approval was not obtained upon a vote taken thereon at the shareholders' meeting or (ii) there are holders of insufficient shares present or represented by a proxy at the shareholders' meeting to constitute a quorum necessary to conduct the business of the shareholders' meeting and at such meeting there is no approval of the adjournment thereof to a later date;

  •
  by Parent, if Cost Plus has breached or failed to perform its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to (x) if the offer has been terminated, the failure of a condition to the Merger regarding the accuracy of Cost Plus' representations and warranties or Cost Plus' compliance with its covenants or agreements or (y) if the offer has not been terminated, the failure of a condition to the offer regarding the accuracy of Cost Plus' representations and warranties or Cost Plus' compliance with its covenants or agreements, and (ii) (A) is not capable of being cured by November 9, 2012 or (B) is not cured within 15 calendar days following Parent's delivery of written notice to Cost Plus of such breach;

  •
  by Cost Plus, if Parent has breached or failed to perform any of its representation, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition to the Merger regarding the accuracy of Parent's or Merger Sub's representations and warranties or Parent's or Merger Sub's compliance with its covenants or agreements and (ii) (A) is not capable of being cured by November 9, 2012 or (B) is not cured within 15 calendar days following Cost Plus' delivery of written notice to Parent of such breach;

  •
  by Parent, if (i) a Company Adverse Recommendation Change (or any action by any committee of the Board which, if taken by the full Board, would be a Company Adverse Recommendation Change) has occurred, (ii) Cost Plus has breached or failed to perform its non-solicitation obligations or its obligation to timely convene the shareholders' meeting, (iii) if a Competing Proposal has been publicly announced and the Board has not issued a press release reaffirming its recommendation within ten business days after a written request by Parent to provide such reaffirmation, (iv) if any tender offer or exchange offer is commenced by any third party with respect to the outstanding shares prior to the time at which Cost Plus receives the Shareholder Approval, and the Board has not recommended that Cost Plus' shareholders reject such tender offer or exchange offer and not tender their shares into such tender offer or exchange offer within ten business days after commencement of such tender offer or exchange offer or (v) Cost Plus or the Board (or any committee thereof) publicly announces its intentions to do any of the actions specified above (any such circumstance, a "Triggering Event");

  •
  by Cost Plus, prior to the earlier of the initial acceptance for payment of shares tendered in the offer or receipt of Shareholder Approval, in the case of the Merger, in order to accept a Superior Proposal and enter into a definitive acquisition agreement providing for such Superior Proposal immediately following or concurrently with such termination; provided, however, that payment by Cost Plus of the Termination Fee (as defined below) will be a condition to the termination of the Merger Agreement by Cost Plus in this circumstance; or

  •
  by Cost Plus, after the tender offer has been terminated if (i) all the conditions that are applicable to each party's obligation to consummate the Merger (other than the purchase of the shares in the offer to the extent the offer has been terminated and other than those conditions that by their terms are to be satisfied by actions taken at the closing of the Merger), (ii) Parent has failed to consummate the Merger by the time required under the Merger Agreement, and (iii) Cost Plus has given Parent written notice at least five business days prior to such termination stating Cost Plus' intention to terminate the Merger Agreement in this circumstance.

        The Merger Agreement further provides that the right to terminate the Merger Agreement is not available to any party (i) that is in material breach of its obligations under the Merger Agreement or (ii) whose failure to fulfill its obligations or to comply with its covenants under the Merger Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party under the Merger Agreement.

        Effect of Termination.    If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will become null and void and, other than the provisions relating to indemnification and exculpation, fees and expenses and specific performance, among others, there will be no liability on the part of Parent, Merger Sub or Cost Plus. No party is relieved of any liability for any breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement prior to such termination.

Termination Fee

        Cost Plus has agreed to pay Parent or a person designated by Parent a termination fee of $16,250,000 (the "Termination Fee") as follows:

  •
  if the Merger Agreement is terminated by Cost Plus prior to the earlier of the initial acceptance for payment of shares tendered in the offer or receipt of Shareholder Approval, in order for Cost Plus to accept a Superior Proposal and enter into a definitive acquisition agreement, providing for such Superior Proposal, with such fee being payable concurrently with such termination;

  •
  if the Merger Agreement is terminated (i) by Parent upon a Company Adverse Recommendation Change or other Triggering Event or (ii) by Cost Plus due to the failure to obtain the Shareholder Approval at the shareholders' meeting or at any adjournment or postponement (or the failure to obtain a quorum at such meeting), to the extent such Shareholder Approval is required under applicable law at a time when the termination of the Merger Agreement by Parent upon a Company Adverse Recommendation Change or other Triggering Event is permitted, with such fee being payable on the second business day following such termination; or

  •
  if (i) a Competing Proposal has been made to Cost Plus or has been made directly to the shareholders of Cost Plus generally or has otherwise become publicly known or any person has publicly announced an intention (whether or not conditional) to make a Competing Proposal, (ii) thereafter (A) the Merger Agreement is terminated by Cost Plus or Parent due to (x) the failure of the Merger to be completed by November 9, 2012 or (y) the failure to obtain the Shareholder Approval at the shareholders' meeting or at any adjournment or postponement (or the failure to obtain a quorum at such meeting), to the extent such Shareholder Approval is required by applicable law, or (B) the Merger Agreement is terminated by Parent due to a breach of Cost Plus' representations or warranties set forth in the Merger Agreement or due to a failure by Cost Plus to perform any of its covenants or agreements set forth in the Merger Agreement, which breach or failure to perform gave rise to the failure of certain conditions, and (iii) within 12 months after such termination, Cost Plus enters into a definitive agreement providing for any transaction contemplated by any Competing Proposal or consummates any Competing Proposal, then such fee (net of expenses reimbursed as described below) will be paid on the date such transaction is consummated. For purposes of determining whether the Termination Fee is payable under the circumstances described in the previous sentence, the references to "15%" in the definition of Competing Proposal will be deemed to be references to "50%."

Expense Reimbursement

        If the Merger Agreement is terminated by Parent or Cost Plus due to the failure of the Cost Plus shareholders to adopt the Merger Agreement at the shareholders' meeting (or there is a failure to reach a quorum at such meeting), to the extent such shareholder approval is required by applicable law, then Cost Plus will reimburse Parent for its actual and reasonable out-of-pocket expenses in connection with the Merger Agreement or the transactions contemplated thereby, in an amount not to exceed $1,500,000.

Specific Performance

        Parent, Merger Sub and Cost Plus will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof in any federal or state court located within Los Angeles County, State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

Fees and Expenses

        Except for the provisions described under "—Termination Fee" and "—Expense Reimbursement" and except for certain expenses related to the printing and mailing of the offer documents and this proxy statement, and in connection with notices or other filings with any governmental entities under any antitrust laws, all fees and expenses incurred in connection with the Merger Agreement, the support and tender agreements, the Merger and the other transactions contemplated by the Merger Agreement and the support and tender agreements will be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by the Merger Agreement and the support and tender agreements are consummated.

Amendment

        The Merger Agreement may be amended by Parent, Merger Sub and Cost Plus at any time before or after receipt of the Shareholder Approval; provided, however, that after the Shareholder Approval has been obtained, no amendment will be made that by law requires further approval by the shareholders of Cost Plus without such approval having been obtained.

Governing Law

        The Merger Agreement will be governed by the laws of the State of California.

Support and Tender Agreements

        Concurrently with the execution of the Merger Agreement, each of Stephens Investments Holdings LLC, Red Mountain Capital Partners II, L.P. and Red Mountain Capital Partners III, L.P. entered into a support and tender agreement with Parent and Merger Sub. Pursuant to each support and tender agreement, each such shareholder has agreed, among other things, subject to the termination of their respective support and tender agreement, (i) to tender pursuant to the offer (and not withdraw) the shares beneficially owned by such shareholder (and with respect to RMCP II and RMCP III, to also cause to be tendered 29,500 shares held by Red Mountain Capital Partners LLC, a Delaware limited liability company ("RMCP LLC") and, if applicable, up to 11,060 shares issuable pursuant to outstanding deferred stock units held by Mr. Mark Genender, a Partner of RMCP LLC who serves on the Board) and not to assert and perfect any dissenters' rights under California law in connection with the Merger, (ii) to grant an irrevocable proxy to certain designees of Parent with respect to certain matters related to the Merger, (iii) to vote in favor of the Merger, upon the terms and subject to the conditions of such support and tender agreements, (iv) not to transfer any of such shareholder's equity interests in Cost Plus, including any shares, other than in accordance with the terms and conditions set forth in the support and tender agreements, (v) not to take any action that would interfere with the performance of such shareholder's obligations under, or the transactions contemplated by, the support and tender agreements, (vi) to appear at the meeting of the shareholders of Cost Plus to be convened for the purpose of voting upon the adoption of the Merger Agreement and the transactions contemplated thereby or otherwise cause its shares to be counted as present for purpose of calculating quorum and to vote such shareholder's shares in support of the adoption of the Merger Agreement in the event that shareholder approval is required to consummate the Merger, (vii) to vote against any action or agreement that would interfere with or prevent the offer or the Merger, and (viii) not to solicit, initiate, encourage, facilitate or participate in, any discussions, negotiations or other actions by such shareholder with respect to certain competing proposals for the equity or assets of Cost Plus. Each support and tender agreement will terminate upon the earlier of (a) the termination of the Merger Agreement and (b) the Effective Time; provided, however, that two of the support and tender agreements will also terminate upon the earlier of (x) any amendment, modification or waiver of the Merger Agreement that (i) reduces the offer price to less than $22.00 per share, (ii) changes the form of consideration payable from all cash, or (iii) otherwise materially and adversely affects the shareholder party to such agreement, and (y) November 9, 2012. At June 4, 2012, the shares of Company Common Stock subject to the support and tender agreements comprised approximately 26% of the outstanding shares.

Additional Agreements

        Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent and Cost Plus entered into wavier and acknowledgement agreements from each of (i) Barry J. Feld, Chief Executive Officer and President of Cost Plus and a member of the Board, (ii) Jane L. Baughman, Executive Vice President and Chief Financial Officer of Cost Plus, and (iii) Jeff Turner, Executive Vice President and Chief Information Officer of Cost Plus, pursuant to which each of the foregoing officers of Cost Plus agreed that until the Merger Agreement is terminated, they will not without Parent's prior written consent, exercise or sell or otherwise transfer any Options. However, Parent and Cost Plus have also agreed that if the Options granted to any of the foregoing officers are scheduled to expire prior to the occurrence of the Effective Time, then subject to certain limitations, Parent will waive the restriction on exercise for such Options.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

DISSENTERS' RIGHTS

        The discussion of the provisions set forth below is not a complete summary regarding your dissenting shareholder rights under California law and is qualified in its entirety by reference to the text of the relevant provisions of Chapter 13 of the California Code ("Chapter 13"), which are attached to this proxy statement as Annex C. Shareholders intending to exercise their rights that the Company purchase, at the fair market value, the shares of common stock of the Company held by them should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights. Those wishing to dissent should consult with their own legal counsel in connection with compliance under Chapter 13.

        If the Merger is completed, any holder of shares of the Company Common Stock as of the record date may, by complying with the provisions of Chapter 13, require the Company to purchase such holder's shares of Company Common Stock at their fair market value. The fair market value will be determined as of May 8, 2012, the last trading day immediately prior to the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger. Company shareholders who are considering asserting and exercising dissenting shareholder rights should consult their legal advisors.

        Exercise of your rights as a dissenting shareholder under California law requires strict compliance with the procedures set forth in Chapter 13. Failure to follow any of these procedures may result in a termination or waiver of dissenting shareholder rights under California law. The applicable provisions of California law are summarized below. Company shareholders who choose to exercise dissenting shareholder rights under California law must fully comply with the requirements of Chapter 13.

        Under the California Code, a shareholder may be entitled to dissenting shareholder rights with respect to the shares of Company Common Stock held by such shareholder if such shares:

  •
  were outstanding on the record date;

  •
  were voted "AGAINST" the Merger; and

  •
  if shareholders holding in the aggregate at least 5% of the Company Common Stock properly exercise their dissenting shareholder rights under Chapter 13.

        If you desire to exercise dissenting shareholder rights and receive the fair market value of your shares in cash instead of the Merger Consideration, your shares must be voted "AGAINST" the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger. It will not be sufficient to abstain from voting. If you return a signed proxy without voting instructions or with instructions to vote "FOR" the proposal to adopt the Merger Agreement and approve the Merger, your shares will be voted in favor of the Merger Agreement and the Merger, and you will lose dissenting shareholder rights. In addition, any proxy or vote against adoption of the Merger Agreement and approval of the Merger will not in and of itself constitute a demand for dissenting shareholder rights within the meaning of Chapter 13.

        Within ten days of approval of the Merger by our shareholders, each shareholder who is entitled to dissenting shareholder rights will receive a notice of such approval and a statement of the price determined by the Company to represent the fair market value of the shares. The notice will also describe the procedure to be followed if shareholders desire to exercise their dissenting shareholder rights and shall be accompanied by a copy of Chapter 13 (attached as Annex C to this proxy statement). Within thirty days of the date of the mailing of such notice, shareholders must assert their dissenting shareholder rights by delivering a written demand to the Company or its transfer agent. The written demand must set forth the number and class of shares that such shareholder desires to be repurchased, include a statement as to what such shareholder claims to be the true fair market value of such shares.

The statement of fair market value will constitute an offer by such shareholder to sell his shares at the price indicated therein.

        If the shareholder and Company agree upon the fair market value and the shares held by such Company shareholder qualify as dissenting shares, the shareholder will be entitled to the agreed upon price plus the legal rate of interest on judgments from the date of such agreement. If the shareholder and Company are unable to agree upon the fair market value of the shares or whether the shares qualify as dissenting shares, the shareholder may file a complaint in California Superior Court seeking a determination by the court of the fair market value of the shares and/or whether the shares qualify as dissenting shares. The complaint must be filed within six months of the date on which the notice of the approval of the Merger was mailed to shareholders.

        After determining which shareholders are entitled to dissenting shareholder rights, the court will evaluate the shares, determining their fair market value exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair market value. The court will then direct payment of the fair market value of the shares, together with interest, if any, to the dissenting shareholders. Any cash dividends declared and paid upon the dissenting shares after the date of approval of the Merger by our shareholders shall be credited against the total amount to be paid to the dissenting shareholders. The costs of proceedings may be determined by the court and shared by the parties as the court deems fit; provided, that, if the fair market value as finally determined exceeds the Merger Consideration, the costs and expenses of the appraisal proceeding will be assessed against Cost Plus.

        You should be aware that if you seek to exercise your dissenting shareholder rights, the fair market value of your shares, as finally determined under California law, could be more than, the same as, or less than the amount of the Merger Consideration that you would receive pursuant to the Merger Agreement.

 MARKET PRICE OF COMPANY COMMON STOCK

        The Company Common Stock is listed on Nasdaq under the symbol "CPWM". The shares have been listed on Nasdaq since April 4, 1996.

        The following table sets forth for the indicated periods the high and low sales prices per share as reported on Nasdaq.

	High	Low
Year Ending February 2, 2013:
First Quarter	$20.06	$12.50
Second Quarter (through June 4, 2012)	$22.13	$17.46
Year Ended January 28, 2012:
First Quarter	$11.65	$8.21
Second Quarter	$11.17	$8.30
Third Quarter	$8.96	$5.60
Fourth Quarter	$13.54	$7.10
Year Ended January 29, 2011:
First Quarter	$5.98	$1.10
Second Quarter	$5.94	$2.87
Third Quarter	$5.43	$2.63
Fourth Quarter	$12.88	$5.01

        On May 8, 2012, the last trading day before we announced the Merger Agreement, the last sale price of the Company Common Stock reported on Nasdaq was $17.99 per share. On [    •    ], 2012, the most practicable date before this proxy statement was mailed to our shareholders, the last sale price of the shares reported on Nasdaq was $[    •    ] per share.

 PROPOSAL NO. 2

ADJOURNMENT OF THE ANNUAL MEETING

        We may ask our shareholders to vote on a proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of adopting the Merger Agreement and approving the transactions contemplated thereby at the time of the annual meeting. If the proposal to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present and entitled to vote at the annual meeting on this proposal, assuming a quorum is present.

        For the proposal to adjourn the annual meeting, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will be counted as present for the purpose of determining whether a quorum is present at the meeting, but will have the same effect as a vote against the proposal to adjourn the annual meeting. Broker non-votes, if any, will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, but the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the adjournment proposal. No proxy that is specifically marked "AGAINST" adoption of the Merger Agreement will be voted in favor of the adjournment proposal, unless it is specifically marked "FOR" the proposal to adjourn the annual meeting.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ANY ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT SOLICITATION OF ADDITIONAL PROXIES.

 PROPOSAL NO. 3

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on an advisory non-binding basis, the compensation arrangements triggered by the Merger for our named executive officers, as disclosed in the section of this proxy statement entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ].

        We are asking our shareholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the Merger. These payments are set forth in the section entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this proxy statement. The various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of our overall compensation program for our named executive officers, which has been disclosed to our shareholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. These historical arrangements were adopted and approved by the Compensation Committee of our Board, which is composed solely of non-management directors, and are believed to be reasonable and in line with marketplace norms.

        Accordingly, we are seeking approval of the following resolution at the annual meeting:

        "RESOLVED, that the shareholders of the Company approve, solely on an advisory basis, the executive compensation that may be paid to the Company's named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger" in the proxy statement for the annual meeting."

        Shareholders should note that this non-binding proposal regarding certain Merger-related executive compensation arrangements is merely an advisory vote which will not be binding on us, our Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated our named executive officers will be eligible to receive the various change in control payments in accordance with the terms and conditions applicable to those payments.

        Approval of the non-binding proposal regarding certain Merger-related executive compensation arrangements requires the affirmative vote of at least a majority in voting power of the outstanding shares of Company Common Stock entitled to vote at the annual meeting, assuming a quorum is present. For the non-binding proposal regarding certain Merger-related executive compensation arrangements, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, but will have the same effect as a vote against the adoption of the non-binding proposal. Broker non-votes, if any, will be counted as present for the purpose of determining whether a quorum is present at the annual meeting, but the failure to instruct your bank, broker or other nominee how to vote your shares will not have any effect on the non-binding proposal regarding certain merger-related executive compensation arrangements. No proxy that is specifically marked "AGAINST" adoption of the Merger Agreement will be voted in favor of the non-binding proposal, unless it is specifically marked "FOR" the non-binding proposal.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NON-BINDING PROPOSAL REGARDING CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS.

 PROPOSAL NO. 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        This year, like last year, our shareholders may vote to approve, on an advisory or non-binding basis, the compensation of the named executive officers pursuant to Section 14A of the Exchange Act and as disclosed in accordance with the SEC's rules in the "Compensation Discussion and Analysis and Executive Compensation" section of this proxy statement beginning on page [    •    ] below. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the annual opportunity to express their views on the named executive officers' compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of the named executive officers and the philosophy, policies and practices described in this proxy statement. In the event the Merger is not completed, we will hold our next such vote at the 2013 annual meeting.

        The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we intend to communicate directly with shareholders to better understand the concerns that influenced the vote, consider our shareholders' concerns and evaluate whether any actions are necessary to address those concerns.

        As described in detail in the section entitled "Compensation Discussion and Analysis and Executive Compensation" in this proxy statement, our executive compensation program is designed, through the efforts of our Compensation Committee with advice from its independent compensation consultant, to align compensation with Company performance in meeting both short-term and long-term business objectives with the interests of our shareholders. Our executive compensation program is designed to attract and retain leaders, including the named executive officers, who are key to our continued successful growth. Under our compensation program, we seek to provide the named executive officers with bonuses that are based largely on overall company performance.

        The Compensation Discussion and Analysis and Executive Compensation, beginning on page [    •    ] of this proxy statement, describes the Company's executive compensation program and the decisions made by the Compensation Committee in fiscal 2011 in more detail. Highlights of the program include the following:

  •
  The Company's cash compensation (base salary and annual performance-based cash bonus award) levels for the named executive officers fell below the market median. The Company has no long-term cash compensation program for the named executive officers.

  •
  The Company met its EBITDA improvement goals which resulted in target payouts to eligible employees, including our named executive officers.

  •
  The Company granted long-term equity awards that link the interests of our executive officers, including the named executive officers, with those of our shareholders. The named executive officers received annual long-term equity awards of stock options which vest over a multi-year period and which expire seven years from the date of grant.

  •
  The Company has caps on annual performance-based cash bonuses under the 2011 Management Incentive Plan.

  •
  The Company's compensation program was reviewed by the Compensation Committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company.

  •
  The Company has a strong risk management program to reduce the likelihood of manipulation of our financial performance to enhance executive compensation.

        We believe that the information we have provided above and within the section entitled "Compensation Discussion and Analysis and Executive Compensation" in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our shareholders' interests to support long-term value creation. Accordingly, we ask our shareholders to vote "FOR" the following resolution at the annual meeting:

  "RESOLVED, that the Company's shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive Compensation, the compensation tables and the other related disclosure."

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADVISORY (NON-BINDING) VOTE APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL NO. 5

ELECTION OF DIRECTORS

Nominees

        Our Board currently consists of nine directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees named below, all of whom are presently directors, to serve in the event the Merger is not completed until the 2013 annual meeting unless his or her successor is duly elected and qualified or until his or her resignation or removal. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board. Our management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next annual meeting or until such person's successor has been elected and qualified or until his or her earlier resignation or removal.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

        The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:

Name	Age	Position	Director Since
Joseph H. Coulombe	82	Independent management consultant	1995
Clifford J. Einstein	73	Founding Partner, Dailey and Associates Advertising	2007
Barry J. Feld	55	Chief Executive Officer and President	2001
Mark R. Genender	47	Partner, Red Mountain Capital Partners LLC	2011
Danny W. Gurr	54	Independent management consultant	1995
John C. Pound	57	President, Integrity Brands	2011
Kim D. Robbins	66	Retired retail executive	1999
Fredric M. Roberts	69	Retired investment banker	1999
Kenneth T. Stevens	60	Private investor/advisor	2008

        Except as set forth below, each of the members of the Board has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director and executive officer of the Company.

        Mr. Coulombe has served on the Board since 1995 and served as Chairman of the Board from June 2010 until June 2011. He has been engaged in independent management consulting since April 1995. Previously, he was employed in an executive capacity by several retailing and grocery businesses and as an independent business consultant. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. From November 1992 to February 1994, Mr. Coulombe was an independent business consultant. From March 1992 to October 1992, Mr. Coulombe served as Executive Vice President of Pacific Enterprises, with principal responsibility for Thrifty Corporation, an operator of drug and sporting goods chain stores. He also served as Co-Chairman of Thrifty Corporation during that time. From June 1989 through March 1992, Mr. Coulombe served as an independent business consultant. Mr. Coulombe is the founder of Trader Joe's, a specialty food grocery chain, and he served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe currently serves as a director of True Religion Apparel, Inc., a manufacturer of high-end, contemporary, designer women's and men's jeans.

        As the former chief executive officer and the founder of Trader Joe's, as well as other retail establishments, Mr. Coulombe has a seasoned, broad business perspective of the retail industry which is of tremendous value to us. From prior positions as both an executive officer and director at Thrifty Corporation and as an independent consultant, he has extensive operating experience in the retail and consumer products industries.

        Mr. Einstein served as Chairman of Dailey and Associates, an international advertising agency headquartered in West Hollywood, California, from 1994 until his retirement in 2006. Prior to his position as Chairman, Mr. Einstein served as President of Dailey and Associates from 1983 to 1994. He was Dailey and Associates' original Executive Creative Director and served in that role as well for 35 years. Mr. Einstein currently serves as a director of Merchant House International, a Chinese manufacturer of home textiles and footwear.

        Mr. Einstein brings to the Board an extensive background spanning nearly forty years in the advertising industry. He contributes strong insight into our marketing and advertising programs from his involvement in leading brands such as White Stag Clothing, Gallo Winery, Mondavi Winery, Callaway Golf, Mattel Toys, LA Gear, Lawry's Foods, Nestle Foods, Neutrogena and Safeway Stores. He has established a proven track record for creating relevant marketing strategies to build brand awareness and drive sales. His expertise in managing and directing product development, marketing, packaging, distribution and sales provides the Board with valuable insights as we continue to innovate and strengthen our core brand and grow our market share of brand merchandise.

        Mr. Feld was appointed Chief Executive Officer and President of the Company in October 2005. From August 1999 until October 2005, Mr. Feld was President, Chief Executive Officer and Chairman of the Board of Directors of PCA International, Inc., the largest North American operator of portrait studios focused on serving the discount retail market. From November 1998 to June 1999, Mr. Feld was President and Chief Operating Officer of Vista Eyecare, Inc., a specialty eyecare retailer. He joined Vista Eyecare as a result of its acquisition of New West Eyeworks, Inc., where he had been serving as President and a director since May 1991 and as Chief Executive Officer and a director since February 1994. From 1987 to May 1991, Mr. Feld was with Frame-n-Lens Optical, Inc., where he served as its president prior to joining New West. Prior to that, he served in various senior management positions at Pearle Health Services for 10 years and, for a number of years, he served as an acquisition and turnaround specialist for optical retail groups acquired by Pearle. PCA International filed for protection under Chapter 11 of the federal Bankruptcy Code in August 2006. Mr. Feld also serves on the Santa Clara University Advisory Board.

        As our Chief Executive Officer, President and a member of the Board, Mr. Feld draws upon over three decades of experience in an array of executive management roles in the retail industry. As Chief Executive Officer, he is responsible for determining our strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively and ensure success. These skills, combined with Mr. Feld's in-depth understanding of the Cost Plus customer, make him exceptionally qualified to serve on the Board.

        Mr. Genender joined Red Mountain Capital Partners LLC as a Partner in February 2011. Mr. Genender previously served as a Managing Director in the Retail and Consumer Group of Carlyle Partners V, a $13.7 billion US buyout fund. Prior to Carlyle, Mr. Genender co-founded and was a Partner at Star Avenue Capital, a consumer growth equity vehicle which he formed in 2008 with Irving Place Capital and Creative Artists Agency. From 1996 to 2008, he was a Managing Director and Partner at Fenway Partners, a leading middle market buyout firm with over $2 billion under management. Prior to Fenway, Mr. Genender held senior sales and marketing positions with Nabisco Holdings Inc. and PepsiCo Inc., and served as a Financial Analyst in the M&A department with Goldman, Sachs & Co. in London and New York. Mr. Genender currently serves as a Director for Nature's Sunshine Products, Inc., a leading natural health and wellness company.

        Mr. Genender brings extensive experience in finance, marketing and consumer-oriented businesses as well as significant corporate governance experience. Mr. Genender has served as a Director for

J Brand Holdings, Easton-Bell Sports, Simmons Holdings, Harry Winston Inc., Delimex Holdings and Decorative Concepts Inc. At each of these companies, Mr. Genender either chaired or served as a member of either the Compensation Committee or Audit Committee.

        Mr. Gurr served as Interim President and Chief Operating Officer of the Company from March 2005 until October 2005. Since September 2004, Mr. Gurr has also been serving as Director and President of Make Believe Ideas, Inc., a publisher of children's books. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher. From April 1998 to July 2001, Mr. Gurr served as President and a director of Dorling Kindersley Publishing Inc., a publisher of illustrated books, videos and multi-media products. From September 1991 to February 1998, Mr. Gurr served as President and Chief Executive Officer of Lauriat's Books, Inc., an operator of various bookstore chains. From November 1995 until June 1997, Mr. Gurr served as President and Chief Executive Officer of Chadwick Miller, Inc., an importer and wholesaler of housewares and gifts. Mr. Gurr is a director of Hastings Entertainment, Inc., a leading multimedia entertainment retailer and Millennium House, a specialist book publisher.

        Mr. Gurr brings to the Board over two decades of experience as both an executive officer and a director of domestic and international companies in the specialty retail sector and the consumer products industry. Mr. Gurr has hands-on operating experience at Cost Plus resulting in in-depth knowledge of our operations and business. In addition, he has extensive knowledge of the publishing industry, importation of goods and retail distribution which is of invaluable assistance to the Board.

        Mr. Pound currently serves as President and a director of Integrity Brands, Inc., a firm that originates and oversees investments in specialty retail and branded consumer products companies. He has held that position since July 1999. Mr. Pound served as a director of The Gymboree Corporation from 2000 to 2010. Mr. Pound also currently serves as a director of Spy, Inc., a producer of branded eyewear under the Spy Optic brand, and as a member of its compensation and governance committees. He served as Executive Chairman of RedEnvelope, Inc., an online and catalog gift retailer, from May 2007 to March 2008 and as its Chief Executive Officer from November 2007 to March 2008. Mr. Pound was a RedEnvelope, Inc. director from August 2005 to March 2008. RedEnvelope filed for bankruptcy protection on April 17, 2008. Mr. Pound serves as a director of Tactical Holdings, LLC; Hunter Dixon, Inc.; and Three Twins Ice Cream, Inc, all private companies. Mr. Pound has a Ph.D. in finance from Yale University, worked on corporate control policies in the mid-1980's at the Securities and Exchange Commission, taught finance and financial market policy for ten years at Harvard University, and (during that time) served as an advisor to a number of large public companies and investment organizations.

        Mr. Pound's experience as an investor in the specialty retail sector and his finance expertise provides the Company and the Board with an informed perspective on the Company's business objectives and industry trends, as well as expertise in evaluating opportunities in the sector.

        Ms. Robbins is a retired retail executive who worked in various department store and specialty store businesses. From 1997 to 2002, Ms. Robbins was the Director of Product Development for Jack Nadel, Inc., a direct response promotion agency specializing in creative marketing and merchandise solutions. From 1996 to 1997, she was the Executive Vice President and General Merchandise Manager of House of Fabrics, Inc., which operates sewing and craft stores throughout the United States. From 1995 to 1996, she was the Vice President of Merchandising for Sport Chalet Inc., a sporting goods retailer. From 1976 to 1993, Ms. Robbins served in capacities of increasing responsibility at Carter Hawley Hale, culminating in her appointment as Senior Vice President and General Merchandising Manager.

        Ms. Robbins brings to the Board a background spanning over 26 years of extensive retail experience in the department and specialty store business in management and operational roles. She has strong insight into product development, merchandise planning and promotion. Ms. Robbins is also one of our longest serving members on the Board and therefore she has a deep understanding of the Company's business and operations.

        Mr. Roberts is retired and served as Chairman of the Board from March 2005 until June 2010. Mr. Roberts served as President of F.M. Roberts & Company, Inc., an investment-banking firm he established in 1980, for more than 20 years. Mr. Roberts has over 30 years of investment banking experience, including executive corporate finance positions with Lehman Brothers, Loeb, Rhoades & Co., E.F. Hutton & Co. and Cantor, Fitzgerald & Co., Inc. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers, which at that time owned and operated The Nasdaq Stock Market. From 1994 to 1996, he was a member of the Nasdaq Board of Directors and its Executive Committee. Mr. Roberts also served as a director and Chairman of the Compensation Committee of Tween Brands, Inc, a specialty retailer of branded apparel and lifestyle products for girls from February, 2003 until December, 2009.

        With three decades of investment banking experience advising corporate clients on strategic and financial issues, Mr. Roberts brings valuable strategic expertise to the Board. Mr. Roberts brings a deep understanding of the Nasdaq Stock Market LLC and National Association of Securities Dealers, having served on their boards and committees. Mr. Roberts has strong leadership and consensus-building capabilities as well as a solid understanding of finance and corporate governance, which has provided the background necessary to serve as Chairman of our Compensation Committee.

        Mr. Stevens has served as Chairman of the Board since June 2011. He also has served as a director of Ulta Salon, Cosmetics & Fragrance, Inc., a beauty retailer, since June 2011 and as the non-executive Chairman of the Board of Charlotte Russe, an apparel and accessory retailer, since November 2011. Mr. Stevens was the Chief Executive Officer and a director of philosophy, Inc., a skin care and beauty company, from 2009 to April 2011. From 2007 to 2008, he served as President and Chief Operating Officer of Tween Brands, Inc., a publicly traded retailer. From 2002 until 2006, Mr. Stevens held various executive positions at Limited Brands, Inc. and its subsidiaries, including Executive Vice President and Chief Financial Officer of Limited Brands, Inc., Chief Executive Officer of Express and President of Bath & Body Works. Prior to 2002, Mr. Stevens held senior leadership positions at several public and private companies, including in Chord Communications, Bank One Retail Group, Taco Bell Corporation and PepsiCo, Inc. From 1983 to 1991, Mr. Stevens was a partner at McKinsey & Company, Inc. Mr. Stevens previously served as a director and audit committee member of Spartan Stores, Inc. and La Quinta Inns, Inc. and as a director, Audit Committee member and chairman of the Compensation Committee of Virgin Mobile USA, Inc.

        Mr. Stevens brings to the Board over two decades of experience as a financial executive officer and member of the Board of Directors and Audit Committees of four public companies. Additionally, as the Chief Executive Officer of a cosmetics company, Mr. Stevens had firsthand exposure to many of the issues facing retailers, including companies like Cost Plus. His extensive financial and accounting expertise as Chief Financial Officer, deep understanding of accounting principles and financial reporting rules and regulations, including how internal controls are effectively managed within organizations, provide him with the financial acumen and skills necessary to serve as Chairman of our Audit Committee. In addition, through his extensive executive management and board service experience, Mr. Stevens has developed the leadership, business judgment and consensus-building skills necessary to effectively lead the Board as non-executive Chairman.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

        Our Board held six meetings during the fiscal year ended January 28, 2012. Each of our directors attended at least 75% of the meetings of the Board and the committees on which he or she served during their respective periods of service in the fiscal year ended January 28, 2012. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our annual meeting of shareholders. All of our directors who were serving on the Board at the time of the 2011 annual meeting of shareholders, except for Mr. Roberts, attended the meeting.

        Our Board has summarized its corporate governance practices in the Corporate Governance Guidelines for the Company, a copy of which is available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com and is available in print upon request by any shareholder. Our Board has established four committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Real Estate Committee. Other than the Real Estate Committee, each committee has a written charter approved by the Board outlining the principal responsibilities of the committee. These charters are also available on the Corporate Governance page of the Investor Information section of our website.

        The members of the committees are identified below:

Audit Committee	Compensation Committee	Nominating Committee	Real Estate Committee
Kenneth T. Stevens, Chair	Fredric M. Roberts, Chair	Danny W. Gurr, Chair	Danny W. Gurr, Chair
Joseph H. Coulombe	Clifford J. Einstein	Joseph H. Coulombe	Joseph H. Coulombe
Danny W. Gurr	John C. Pound	Kim D. Robbins	Mark R. Genender
Fredric M. Roberts	Kim D. Robbins

Risk Management

        Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board, our officers are responsible for the day-to-day management of the material risks Cost Plus faces. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board in reviewing our business strategy at least annually is a key part of its oversight of risk management, its assessment of management's appetite for risk and its determination of what constitutes an appropriate level of risk for Cost Plus. The full Board regularly receives updates from management and outside advisors regarding certain risks we face, including litigation and various operating risks.

        In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations and enterprise risks; our Compensation Committee oversees risks related to compensation policies and practices; and our Nominating Committee oversees governance related risks, such as board independence and conflicts of interest, as well as management and director succession planning. Our Board committees report their findings to the full Board.

        Senior management attend, as needed, board and board committee meetings and are available to address any questions or concerns raised by our Board on risk management-related and any other matters. In addition, our Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Cost Plus as needed.

Board and Leadership Structure

        Our Corporate Governance Guidelines provide that the Board shall fill the Chairman of the Board and Chief Executive Officer positions. Our Board may select the Chief Executive Officer as Chairman. We currently separate the positions of Chief Executive Officer and Chairman of the Board. Since June 2011, Mr. Stevens, one of our independent directors, has served as the non-executive Chairman of our Board. The responsibilities of the Chairman of the Board include: setting the agenda for each board meeting, in consultation with the Chief Executive Officer and presiding at executive sessions.

        Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of our Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time and demonstrates our commitment to good corporate governance.

        In addition, as described in more detail below, our Board has four standing committees, each Chairperson and each member of which is an independent director. Our Board delegates substantial responsibility to each Board committee, which reports their activities and actions back to the full Board. We believe that our independent board committees and their chair are critical to our Board leadership structure.

  Audit Committee

        The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The Audit Committee assists the Board in the oversight and monitoring of (i) the integrity of our financial statements, (ii) Cost Plus' accounting policies and procedures, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm's qualifications and independence, (v) our disclosure controls and procedures, and (vi) the performance of our internal audit function and our independent registered public accounting firm. In addition, the Audit Committee's duties and responsibilities include reviewing and pre-approving any audit and non-audit services to be provided by our independent registered public accounting firm, reviewing, approving and monitoring our Code of Ethics for Principal Executive and Senior Financial Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for the fiscal year ended January 28, 2012 is included in this proxy statement under the caption "Report of the Audit Committee". The charter of the Audit Committee can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/audit_com_charter.pdf.

        Our Audit Committee held six meetings in fiscal 2011. The Audit Committee currently consists of directors Stevens, Coulombe, Gurr and Roberts. All members of the Audit Committee qualify as independent under the rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market LLC (the "Nasdaq Rules"). Mr. Stevens is the Chairman of the Audit Committee and he has been designated an "audit committee financial expert" within the meaning of the rules and regulations of the SEC, and the Board has determined that he has the accounting and related financial management expertise to satisfy the requirement that at least one member of the Audit Committee be financially sophisticated within the meaning of the Nasdaq Rules.

  Compensation Committee

        The purpose of our Compensation Committee is to discharge the Board's responsibilities for approving and evaluating officer compensation plans, policies and programs, to review and make recommendations regarding compensation for our employees and directors, and to administer our equity compensation plans. The report of the Compensation Committee for the fiscal year ended January 28, 2012 is included in this proxy statement under the caption "Report of the Compensation Committee." The Compensation Committee currently consists of directors Einstein, Pound, Robbins and Roberts. The Compensation Committee held four meetings in fiscal 2011. Mr. Roberts is Chairman of the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the Nasdaq Rules; is an "outside director" under the rules and regulations of the Internal Revenue Service and is a "non-employee director" under the rules and regulations of the SEC. The charter of the Compensation Committee can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/compensation_com_charter.pdf.

  Nominating Committee

        The purpose of our Nominating Committee is to assist the Board in identifying prospective director nominees and recommending director nominees for election to the Board and its committees. The Nominating Committee currently consists of directors Coulombe, Gurr and Robbins. The Nominating Committee held one meeting in fiscal 2011. All members of the Nominating Committee are independent within the meaning of the Nasdaq Rules. Mr. Gurr serves as the Chairman of the Nominating Committee. The charter of the Nominating Committee can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/nominating_com_charter.pdf.

  Real Estate Committee

        The purpose of our Real Estate Committee is to assist the Board in reviewing, evaluating and approving or disapproving proposals by management for the opening, closing and moving of retail stores. The Real Estate Committee currently consists of directors Coulombe, Genender and Gurr. Our Real Estate Committee held three meetings in fiscal 2011. Mr. Gurr serves as the Chairman of the Real Estate Committee.

Director Independence

        Consistent with the Nasdaq listing standards and SEC rules regarding director independence, our Board has reviewed the independence of our directors and considered whether any director had any relationship with the Company or management that would compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities.

        As a result of this review, our Board has affirmatively determined that all of our directors with the exception of Mr. Feld are independent under the Nasdaq Rules.

Shareholder Communications to Directors

        Shareholders may communicate directly with our directors by sending a letter addressed to:

Kenneth T. Stevens
Chairman of the Board of Directors
Cost Plus, Inc.
200 4th Street
Oakland, California 94607

        Mr. Stevens will ensure that a summary of all letters received is provided to the Board at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Stevens may decide to obtain the more immediate attention of the appropriate committee of the Board or an individual director, management or independent advisors, as Mr. Stevens considers appropriate. Mr. Stevens may decide, in the exercise of his judgment, whether a response to any shareholder communication is necessary.

Policy for Director Recommendations and Nominations

        The Nominating Committee considers candidates for Board membership suggested by Board members, management and our shareholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board from any shareholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our common stock continuously for at least 12 months prior to such date. The Nominating Committee will consider a director candidate recommended by our shareholders in the same manner as a nominee recommended by a Board member, management or other sources. In addition, a shareholder may nominate a person directly for election to the Board at an annual meeting of shareholders provided the shareholder meets the requirements set forth in our bylaws.

        Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating Committee, the Board or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating Committee considers a number of factors, including:

  •
  the current size and composition of the Board and the needs of the Board and the respective committees of the Board, and

  •
  such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

        Although the Nominating Committee does not have a policy with regard to the consideration of diversity identifying director nominees, as discussed above, diversity is one of the numerous criteria the Nominating Committee reviews before recommending a candidate.

        The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

  •
  the highest personal and professional ethics and integrity,

  •
  proven achievement and competence in the nominee's field and the ability to exercise sound business judgment,

  •
  skills that are complementary to those of the existing Board,

  •
  the ability to assist and support management and make significant contributions to our success, and

  •
  an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

        After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Code of Business Conduct and Codes of Ethics

        Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors. Our Code of Business Conduct and Ethics is intended to ensure that our employees act in accordance with the highest ethical standards based on respect for the dignity of each individual and a commitment to honesty and fairness. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, and among our executives and to ensure that all of our public disclosure is full, fair and accurate. The Code of Business Conduct and the Codes of Ethics for Principal Executive and Senior Financial Officers are available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com.

Director Compensation

        In 2011, our Board, in consultation with Mercer, an independent third-party compensation consulting firm, and in light of a market review of board of director pay practices, adopted changes to its director compensation practices.

  Cash Compensation of Non-Employee Directors in Fiscal 2011

        As a result of the market review, during fiscal 2011, each of our non-employee directors received an annual retainer of $60,000 for service on the Board. In addition, the non-executive Chairman of the Board received an additional annual retainer of $45,000. The Chairman of the Audit Committee received an additional annual retainer of $15,000. The Chairman of the Compensation Committee received an additional annual retainer of $10,000. The Chairman of the Nominating Committee and the Chairman of the Real Estate Committee each received an additional annual retainer of $5,000.

  Equity Compensation of Non-Employee Directors in Fiscal 2011

        As a result of the market review, our Board determined that it would be more appropriate to amend our 1996 Director Stock Option Plan (the "1996 Director Option Plan") to allow our non-employee directors to receive all types of awards under the plan, including full value awards, such as restricted stock, performance shares, performance units and deferred stock units. As a result of such changes that were approved by shareholders during fiscal 2011, our 1996 Director Option Plan provides for our Board, in its discretion, to receive all types of awards under the plan, including full value awards, such as restricted stock, performance shares, performance units and deferred stock units. During fiscal 2011, the Company granted an aggregate of 53,974 deferred stock units to its non-employee directors. The Company's deferred stock units are issued and measured at fair value on the date of grant and fully vest on the one year anniversary from the date of grant.

        On August 3, 2011, directors Coulombe, Einstein, Gurr, Roberts, Robbins, and Stevens were each granted 6,218 deferred stock units. However, directors Genender and Pound were each granted 8,333 deferred stock units based on fiscal 2011 being their initial election year to the Board. There was an aggregate of 53,974 deferred stock units granted to the Company's non-employee directors during fiscal 2011.

  Aggregate Compensation of Non-Employee Directors in Fiscal 2011

        The following table sets forth information concerning compensation paid or accrued for services rendered to Cost Plus in all capacities by the non-employee members of our Board for the fiscal year ended January 28, 2012. None of the non-employee members of our Board were compensated by Cost Plus other than for their service as a director.

 Director Compensation Summary
For Fiscal Year 2011

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Total ($)
Joseph H. Coulombe	82,500	50,000	132,500
Clifford J. Einstein	60,000	50,000	110,000
Mark R. Genender	45,000	67,000	112,000
Danny W. Gurr	70,000	50,000	120,000
Willem Mesdag	13,375	—	13,375
John C. Pound	45,000	67,000	112,000
Kim D. Robbins	65,000	50,000	115,000
Fredric M. Roberts	65,000	50,000	115,000
Kenneth T. Stevens	97,500	50,000	147,500

(1)
Mr. Mesdag's term on our Board expired at the 2011 annual meeting.

(2)
Amounts do not reflect compensation actually received by the director. Instead the amounts included under the "Stock Awards" column represent the grant date fair value of deferred stock units of the Company's common stock granted under the Company's 1996 Director Option Plan, computed in accordance with Financial Accounting Standards Codification Topic, 718. See "Equity Compensation of Non-Employee Directors in Fiscal 2011," above for a full description of these awards. For a discussion of the valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012.

(3)
The aggregate number of shares subject to stock options and stock awards outstanding at January 28, 2012 for each non-employee director was as follows:

Name(1)	Aggregate Number of Option Awards Outstanding as of January 28, 2012	Aggregate Number of Stock Awards Outstanding as of January 28, 2012
Joseph H. Coulombe	83,000	6,218
Clifford J. Einstein	41,500	6,218
Mark R. Genender	—	8,333
Danny W. Gurr	81,500	6,218
Willem Mesdag	—	—
John C. Pound	—	8,333
Kim D. Robbins	78,500	6,218
Fredric M. Roberts	136,500	6,218
Kenneth T. Stevens	29,500	6,218

Certain Relationships and Related Transactions

        We believe that there have not been, nor are there currently proposed, any transaction or series of similar transactions in which we were or are to be a participant in which the amount involved exceeds the SEC disclosure threshold of $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Person Transactions

        While we do not have a written statement of policies and procedures with respect to related- person transactions, our Audit Committee's Charter requires that the Audit Committee, all of whose members are independent directors, review and approve in advance any proposed related person transactions. Current SEC rules define a related person transaction to include any transaction or proposed transaction in which Cost Plus was or is a participant, and in which any of the following persons had or will have a direct or indirect material interest:

  •
  an executive officer, director or director nominee of Cost Plus;

  •
  any person who is known to be the beneficial owner of more than 5% of Cost Plus' common stock;

  •
  any person who is an immediate family member (as defined in applicable SEC rules) of an executive officer, director or director nominee or beneficial owner of more than 5% of Cost Plus' common stock; and

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2011, no member of the Compensation Committee was an officer or employee or former officer or employee of Cost Plus or any of its subsidiaries. No member of the Compensation Committee or executive officer of Cost Plus served as a member of the Board or Compensation Committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee. Finally, no member of the Compensation Committee had any other relationship requiring disclosure in this section.

REPORT OF THE AUDIT COMMITTEE

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Cost Plus specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

        The following is the Audit Committee's report submitted to the Board for the fiscal year ended January 28, 2012.

        The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which can be found in the Investor Information section of our website at http://worldmarketcorp.com/assets/corporate_files/audit_com_charter.pdf, and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of Cost Plus' financial statements, its accounting policies and procedures, its compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of Cost Plus' internal audit function and independent registered public accounting firm, disclosure controls and procedures and risk assessment and risk management. The Audit Committee manages Cost Plus' relationship with its independent registered public accounting firm (who reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from Cost Plus for such advice and assistance.

        The Company's management has primary responsibility for preparing Cost Plus' financial statements and for its financial reporting process. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of Cost Plus' audited financial statements with accounting principles generally accepted in the United States. We monitor and review these processes, as well as the integrity of Cost Plus' consolidated financial statements and its system of internal controls. However, we are not professionally engaged in the practice of accounting or auditing and we are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

        In this context, we:

  •
  reviewed and discussed Cost Plus' audited consolidated financial statements for the fiscal year ended January 28, 2012 with management and Deloitte & Touche LLP;

  •
  discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 114, (The Auditor's Communication With Those Charged With Governance);

  •
  received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP their independence from Cost Plus; and

  •
  reviewed management's report on internal controls as well as the independent registered public accounting firm's report to Cost Plus as to its review of the effectiveness of Cost Plus' internal controls as required under Section 404 of the Sarbanes-Oxley Act.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our roles and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Cost Plus' audited consolidated financial statements for the fiscal year ended January 28, 2012 be included in Cost Plus' Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

                      Respectfully submitted by:

                      THE AUDIT COMMITTEE

                      Kenneth T. Stevens, Chairman
                      Joseph H. Coulombe
                      Danny W. Gurr
                      Fredric M. Roberts

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 4, 2012 by:

  •
  each shareholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

  •
  each of our directors;

  •
  each of the executive officers; and

  •
  all of our current directors, and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws. In computing the number of shares of common stock beneficially owned, shares subject to options, deferred stock units or warrants held by a shareholder that are exercisable within sixty days of June 4, 2012 are deemed outstanding for the purpose of determining the percentage ownership of that shareholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other shareholder. As of June 4, 2012, we had 22,520,752 shares of common stock outstanding. Unless otherwise indicated, the address for each person is our principal office address at 200 4th Street, Oakland, California 94607.

Beneficial Ownership
at June 4, 2012†

Name and Address	Shares Beneficially Owned	Shares Underlying Deferred Stock Units	Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
5% or Greater Shareholders:
Red Mountain Capital Partners LLC(2) 10100 Santa Monica Boulevard, Suite 925 Los Angeles, CA 90067	3,228,611	—	—	3,228,611	14.3%
Stephens Investments Holdings LLC(3) 111 Center Street Little Rock, AR 72201	2,668,417	—	—	2,668,417	11.8
Directors and Officers
Barry J. Feld	66,700	—	747,500	814,200	3.5
Fredric M. Roberts	250,000	6,218	124,500	380,718	1.7
Clifford J. Einstein	29,500	6,218	41,500	77,218	*
Kenneth Stevens	25,000	6,218	25,500	56,718	*
Danny W. Gurr	17,480	6,218	69,500	93,198	*
Jane L. Baughman	11,765	—	192,250	204,015	*
Joseph H. Coulombe(4)	11,500	6,218	71,000	88,718	*
Jeffrey Turner	10,000	—	146,250	156,250	*
Kim D. Robbins	4,000	6,218	66,500	76,718	*

Name and Address	Shares Beneficially Owned	Shares Underlying Deferred Stock Units	Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
Mark R. Genender	—	8,333	—	8,333	*
John C. Pound(5)	15,000	8,333	—	23,333	*
All current executive officers and directors as a group (11 persons)	440,945	53,974	1,484,500	1,979,419	8.2%

*
Less than 1%

†
On May 8, 2012, the Company entered into the Merger Agreement. Concurrently with the execution of the Merger Agreement, affiliates of Red Mountain Capital Partners LLC and Stephens Investments Holdings LLC entered into support and tender agreements with Parent and Merger Sub pursuant to which such shareholders agreed to support the transactions contemplated by the Merger Agreement, upon the terms and subject to the conditions of such agreements. The shares subject to the support and tender agreements comprise approximately 26% of the outstanding Company Common Stock. The support and tender Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.

(1)
Percentage ownership is based on 22,520,752 shares outstanding as of June 4, 2012 plus any shares issuable pursuant to the options and deferred stock units held by the person or group in question that may be exercised within 60 days after June 4, 2012. These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person or group.

(2)
Reflects ownership as reported on Schedule 13D/A filed May 8, 2012 with the SEC by Red Mountain Capital Partners LLC ("RMCP LLC"), Red Mountain Capital Management, Inc. ("RMCM"), Red Mountain Capital Partners II, L.P. ("RMCP II"), Red Mountain Capital Partners III, L.P. ("RMCP III"), RMCP GP LLC ("RMCP GP"), and Willem Mesdag. According to such Schedule 13D/A, Red Mountain Capital Partners LLC is the parent holding company of a group of investment companies or other managed accounts, including Red Mountain Capital Partners II, L.P. (which has sole voting power and sole dispositive power with respect to 1,542,150 shares) and Red Mountain Capital Partners III, L.P., (which has sole voting power and sole dispositive power with respect to 1,656,961 shares). Red Mountain Capital Partners LLC holds directly 29,500 shares of Common Stock. RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own and to have the power to vote or direct the vote, or dispose or direct the disposition of all of these shares. Each of RMCM and Mr. Mesdag disclaims beneficial ownership of these shares.

(3)
Reflects ownership as reported on Schedule 13D filed on May 8, 2012 with the SEC by Stephens Investments Holdings LLC.

(4)
Includes 5,020 shares held by Mr. Coulombe through his IRA and 6,840 shares held of record by the Coulombe Family Trust of July 26, 1980, of which Mr. and Mrs. Coulombe are co-trustees.

(5)
Represents 15,000 shares held by the Estate of Robert V. Pound, of which Mr. John C. Pound is the sole executor and a beneficiary.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or Form 5. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of such reports furnished to us, or written representations from certain reporting persons, we believe that, during the fiscal year ended January 28, 2012, all filing requirements applicable to Cost Plus' officers, directors and greater than 10% shareholders were met, with the exception of Willem Mesdag, who filed one late Form 4 reporting one transaction.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following is a discussion and analysis of our compensation programs as they apply to our executive officers, including those listed in the Summary Compensation Table. The executive compensation program is designed to ensure that the interests of executive officers are closely aligned with those of shareholders.

Executive Compensation Program Objectives and Philosophy

        We seek to develop and implement compensation programs that will attract, retain, and reward employees and leaders who are key to our successful growth. Our executive compensation program is designed to reward key leaders for high levels of performance and to maximize shareholder value over time.

        The objectives of our executive compensation program are:

  •
  Aligned with Shareholders:  To align compensation with company performance in meeting both short-term and long-term business objectives and with the interests of our shareholders;

  •
  Retention-Focused:  To enable us to attract, retain and reward leaders who are key to our continued successful growth; and

  •
  Performance-Based:  To reward high levels of performance, with pay-at-risk increasing at higher levels of the organization.

  Financial Performance in Fiscal 2011 and its Effect on Executive Compensation Paid for Fiscal 2011

        Fiscal 2010 was a turnaround year for our company and fiscal 2011 reinforced that improvement with a second consecutive year of sustained profitability. Our fiscal 2011 financial results built upon the growth we experienced in fiscal 2010:

  •
  Net sales for fiscal 2011 increased 5.2% to $963.8 million from $916.6 million in fiscal 2010.

  •
  Comparable store sales for fiscal 2011 increased 5.4% on top of a 7.2% increase in fiscal 2010.

  •
  Net income in fiscal 2011 was $16.5 million, or $0.71 per diluted share, versus net income in fiscal 2010 of $2.9 million, or $0.13 per diluted share.

        Fiscal 2010 and fiscal 2011 were pivotal years as they demonstrated consecutive years of profitability for the first time since fiscal 2004 and fiscal 2005. The improved profitability was achieved through strong sales and margin performance combined with continuing focus on expense control throughout the year.

        As a result of our financial results for fiscal 2011, our named executive officers' compensation remained consistent with fiscal 2010 levels. Specifically:

  •
  The Company set challenging EBITDA target goals for fiscal 2011, which were approved by the Compensation Committee for use as Management Incentive Plan metrics. Because we exceeded our EBITDA targets, our Management Incentive Plan paid at the target funding level set during fiscal 2011.

  •
  Long term equity compensation values in fiscal 2011, as reported on the Summary Compensation Table, exceeded the values reported for fiscal 2010. Although the number of options granted to each named executive officer remained the same, because our stock price at the time of the fiscal 2011 grants was more than double our stock price at the time of the fiscal 2010 grants, the fair value of the awards from a financial accounting perspective (which is reported in the Summary Compensation Table) was significantly higher. The value to our executive officers of this type of compensation is directly linked to the performance of our stock price ("over time"), aligning our executive officers' interests with our shareholders' interests.

  Key Elements of Compensation for Fiscal 2011

        The Compensation Committee awarded named executive officers compensation in fiscal 2011 in the form of base salary, annual incentive bonus, and long-term incentives in the form of stock options.

Compensation Philosophy Element Satisfied
Pay Element	Pay Element Description	Link to Performance	Market Position	Aligned with Shareholders	Retention- Focused	Performance- Based
Base Salary	Fixed salary provided to each named executive officer.	Given the achievement of corporate goals exceeding the first half financial plan, as well as the loss of key employees to higher paying positions, the Compensation Committee increased base salaries for key employees other than the CEO effective October 10, 2010. Based on these increases in the Fall of 2010, there were limited base wage increases in 2011.	Generally peer group median	X	X	X
Annual Incentives	Performance-based award provided for performance during fiscal 2011.	Eligible employees may receive performance-based compensation in the form of cash bonuses based on the Company's achievement of EBITDA improvement goals. EBITDA improvement reflects the Company's progress toward achieving sustained profitability year over year. Company must meet threshold EBITDA requirements in order for employees to receive any incentive compensation. In fiscal 2011, Cost Plus met its EBITDA target, resulting in target payouts.	Generally peer group median	X	X	X
Long-Term Incentives	Stock options granted during fiscal 2011.	Equity awards are primarily utilized as a retention vehicle; however, we believe that the use of service-based stock options also encourages consideration for long-term implications of decisions made in the short-term.	Generally peer group median	X	X	X

Governance of Executive Compensation Program

  The Role of Shareholder Say-on-Pay Votes

        On June 23, 2011, we held a "say-on-pay" advisory vote on the compensation of our named executive officers for the 2010 fiscal year. Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 99% of shareholder votes cast in favor of our compensation policies for our named executive officers. Given this result, and following consideration of it, the Compensation Committee decided to retain our overall approach to executive compensation. Moreover, in determining how often to hold a shareholder advisory vote on the compensation of our named executive officers, the Board took into account our shareholders' preference (approximately 98% of shareholder votes cast) for an annual vote. Specifically, the Board determined that we will hold an annual advisory shareholder vote on the compensation of our named executive officers until considering the results of our next "say-on-pay" frequency vote, anticipated to be held at our 2017 annual meeting.

  Role of the Compensation Committee

        The Compensation Committee of the Board oversees our executive compensation program. The Compensation Committee currently consists of independent directors Fredric Roberts, Chairman, Clifford Einstein, John Pound, and Kim Robbins. The Compensation Committee is responsible to the Board for reviewing and approving executive compensation program elements, salary levels, incentive compensation and benefit plans for our Chief Executive Officer and our other executive officers. The Charter of the Compensation Committee is posted on our website at http://worldmarketcorp.com/assets/corporate_files/compensation_com_charter.pdf.

  Executive Compensation Process

        At the beginning of each fiscal year, the Compensation Committee reviews the compensation of the Chief Executive Officer and our other senior executives. Typically, the Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers who report to him. The executive officers are not present during these discussions. The Chairman of the Compensation Committee then makes compensation recommendations to the Compensation Committee regarding the Chief Executive Officer, who is not present at that time.

        In making compensation recommendations and decisions for the officers, the Compensation Committee considers a number of factors, including market data provided by its outside consultant; an internal review of each executive's compensation, both individually and relative to other officers; individual performance and expected future contributions; retention needs; and our performance.

  Role of Compensation Consultant

        The Compensation Committee engages Mercer (US) Inc. ("Mercer") as its independent compensation consultant. Mercer provides analyses and recommendations that inform the Compensation Committee's decisions; evaluates market data and competitive position benchmarking; and provides updates on market trends and the regulatory environment as it relates to executive and Board of Director compensation. The Compensation Committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating our executive compensation programs, plans, and practices. The Compensation Committee's decisions about the executive compensation program, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

        In February 2011, Mercer conducted an Executive Compensation Evaluation for Cost Plus as well as a Non-employee Director Compensation Evaluation. Mercer evaluated the competitiveness of our total executive compensation plan, including base salary, target annual cash incentive opportunity, and long term incentives for executives. Mercer also analyzed and made recommendations on how the board members were compensated in relation to peer companies. The Compensation Committee considered the results of this analysis to guide fiscal 2011 compensation decisions.

        Other than its services as an independent consultant to the Compensation Committee and Board, Mercer does not provide services to Cost Plus.

  Risk Considerations

        The Compensation Committee and management review the risks involved with all of Cost Plus' compensation programs on an annual basis. In fiscal 2011, the Compensation Committee evaluated the results of the annual risk assessment and determined that the Company's overall compensation programs do not encourage excessive risk-taking.

        The Compensation Committee considered the following risk-mitigating features of Cost Plus' compensation program in its conclusion:

  •
  balance between fixed and variable compensation, annual and long-term compensation, and cash and equity compensation;

  •
  caps on annual cash incentive award opportunity;

  •
  utilization of objective performance factor focused on enhancing operational efficiency and shareholder value in determination of annual cash incentive awards, coupled with the Compensation Committee's ability to adjust awards downward at its discretion;

  •
  ability to adjust or recover elements of executive compensation under certain circumstances, including, but not limited to, when awards are based on incorrect financial statements.

  •
  use of stock options that vest over a multi-year period, and which expire seven years from the date of grant, encouraging participants to look to long-term appreciation in equity values;

  •
  use of company-wide metrics to determine the amount of a participant's bonus under our incentive bonus plan; and

  •
  systems of internal control over financial reporting, code of business conduct, and whistle-blower program, among other things, reduce the likelihood of manipulation of our financial performance to enhance payments under our incentive bonus plans.

Factors Considered in Determination of Executive Compensation

  Benchmark Group

        The Compensation Committee periodically reviews its peer group for appropriateness in terms of size and business structure as well as competition for talent. In conjunction with Mercer, we reviewed and maintained our fiscal 2010 peer group for fiscal 2011 as follows:

Peer Group(1)
Pier 1 Imports
Williams-Sonoma Inc.
Bed Bath & Beyond Inc.
Ethan Allen Interiors Inc.
Haverty Furniture
Jo-Ann Stores Inc.
Kirkland's Inc.
Tuesday Morning Corp.
99 Cent Stores
A.C. Moore Arts & Crafts

(1)
Jo-Ann Stores Inc. and A.C. Moore Arts & Crafts will be removed from the peer group for fiscal 2012, as they are no longer public companies.

        The median revenue size of the 2011 peer group continues to be closely aligned with Cost Plus' revenue size. The peer group companies were chosen because of their general similarity to Cost Plus in business and merchandise focus as well as the fact that they compete with Cost Plus for executive talent.

  Executive Compensation Positioning

        Our compensation philosophy is to set base salary ranges at approximately the competitive market median and to provide annual cash bonus incentive opportunities and long-term, equity-based incentive opportunities at median levels, with increasing upside potential for exceeding targets. We do not have a set policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The appropriate levels and mix of compensation are reviewed annually by our Compensation Committee based on information provided by the compensation consultant and on other factors described below. Our objectives are to ensure competitive base compensation to attract and retain executive talent; to reward performance on an annual basis in the form of cash incentives for performance exceeding specific short-term goals; and to provide equity compensation to enhance employee retention and to align shareholder and employee interests to maximize long-term value creation.

Components of Executive Compensation

  Base Salary

        The Compensation Committee determines base salaries annually for each executive based on the competitive market and the other factors described above. In fiscal 2010, the Compensation Committee approved midyear merit and market adjustment salary increases for select named executive officers on October 10, 2010. In light of these increases in the fall of 2010, no increases were approved in fiscal year 2011. Base salaries were as follows:

Named Executive Officer	Fiscal 2011 Base Salary	Fiscal 2010 Base Salary (Post- October 10, 2010)
Barry Feld	$800,000	$800,000
Jane Baughman	$400,000	$400,000
Jeffrey Turner	$360,000	$360,000

        Given that there were no base salary increases for named executive officers in fiscal 2011, the Compensation Committee reviewed whether select merit increases were warranted after the financial results of fiscal 2011 were determined. As a result of this review, and after consideration of the competitive market and other factors described above, on February 28, 2012 the Compensation Committee approved a base salary increase of $20,000 for Jane Baughman (to $420,000) and a base salary increase of $40,000 for Jeffrey Turner (to $400,000).

  Management Incentive Plan

        Our Management Incentive Plan (cash incentive program) is a key element of our philosophy to pay our executives for actual performance. The Management Incentive Plan rewards executives for the achievement of short-term goals established by the Compensation Committee near the beginning of each fiscal year. Pursuant to the 2011 Management Incentive Plan, eligible employees could receive performance-based compensation in the form of cash bonuses based on the Company's achievement of its overall earnings goal for the fiscal year ending January 28, 2012. Each eligible employee was assigned an annual incentive payout target percentage, varying by position, at the beginning of the fiscal year. The incentive payout target is 100% of base salary for the Company's Chief Executive Officer and 60% of base salary for the other named executive officers.

        The material terms of the 2011 Management Incentive Plan were as follows:

  •
  Cash bonuses based solely on the achievement of the Company's earnings before interest, taxes, depreciation and amortization (EBITDA) goals (from continuing operations and excluding costs associated with store closures).

  •
  Each eligible employee was assigned an annual incentive payout target percentage, varying by position: 100% of base salary for the Company's Chief Executive Officer and 60% of base salary for the other named executive officers.

	MIP Target Payout—% of Annual Base Pay
	MIP %	Threshold Payout	Maximum Payout
Corporate
CEO	100%	50%	150%
Other Named Executive Officers	60%	30%	90%
  •
  Participants were eligible to receive 0% to 150% of their incentive payout target based on EBITDA performance levels, as set forth below:

2011 MIP Payout Schedule	MIP % of Target
EBITDA (in millions)
<$46	0%
46 - 49	50%
49 - 52	75%
52 - 56.5	100%
56.5 - 61	125%
61 +	150%
  •
  To receive an incentive bonus award under the 2011 Management Incentive Plan, each eligible employee must have actively worked for the Company for at least six months during the applicable fiscal year and must be actively employed with the Company at the time the bonuses are paid, or be on an approved leave of absence from which he or she returns to actively work for the Company for at least one month. In addition, each eligible employee must be in Good Standing (as defined in the 2011 Management Incentive Plan) throughout the fiscal year.

        The Management Incentive Plan was suspended in 2009, given that the Company was in the midst of a turnaround and was not forecasting the level of EBITDA required to justify funding of an incentive plan. The Compensation Committee reinstated the annual incentive plan in fiscal 2010 due to a forecasted increase in EBITDA at a level that allowed for the funding of an incentive plan. Following the Executive Compensation Evaluation conducted by Mercer in fiscal 2011, the Compensation Committee determined that its named executive officers generally fell below the market median for incentive opportunity. As such, the Compensation Committee adjusted annual incentive opportunity for fiscal 2011 by setting the threshold at 50% of target and increasing the maximum payout opportunity to 150% of target, in the event the Company significantly exceeded its target for EBITDA from continuing operations.

        The utilization of EBITDA from continuing operations is intended to focus our executive officers on prudently managing operating efficiency while executing on our strategy, which is expected to increase revenue and profits over time, and enhance shareholder value. We also believe that no bonus compensation should be awarded without generating cash flow. In fiscal 2011, Cost Plus achieved its performance level goals for EBITDA (from continuing operations and excluding costs associated with store closures) such that the Management Incentive Plan paid out at the target of 100%. As such, the

Compensation Committee determined that each named executive officer would receive the following annual incentive compensation awards:

Named Executive Officers	Fiscal 2011 Actual Incentive Award
Barry Feld	$800,000
Jane Baughman	$240,127
Jeffrey Turner	$216,000

  Long-term Incentive Program

        Our Compensation Committee believes that long-term, equity-based incentive compensation programs align the interests of management, employees and our shareholders in creating long-term shareholder value. Our 2004 Stock Plan provides for the grant of options to purchase shares of our common stock as well as for grants of full value awards, such as restricted stock, restricted stock units, performance shares and performance units. Prior to fiscal 2006, the only types of awards that had been made under the 2004 Stock Plan were stock options.

        The Compensation Committee considers various factors, such as share dilution levels, individual performance, retention concerns, the value of outstanding grants held by executives and the practices of peer group companies in determining the size and type of equity-based awards to Named Executive Officers. In fiscal 2011, each of our Named Executive Officers, with the exception of the Chief Executive Officer, was awarded an option grant to purchase 45,000 shares of our common stock. Our Chief Executive Officer was granted an option to purchase 100,000 shares of our common stock. The Compensation Committee believes that the number of options granted during the year is consistent with historical amounts and continues to provide a retention incentive for Named Executive Officers in order to retain talented employees. As a result, the Compensation Committee determined that it was not necessary or appropriate to increase the number of shares granted during fiscal 2011.

        All of these options have a term of seven years and a four year vesting schedule. These award grants were approved at the first Compensation Committee meeting of fiscal 2011.

        The Compensation Committee has adopted a formal policy for administering grants of awards under our 2004 Stock Plan and 1996 Director Option Plan. Under this policy, all awards under both Plans must be approved by the Compensation Committee. The policy provides that the exercise price of stock options will be the closing price of the common stock on the date of the meeting or the effective date of an action by the written consent of the Compensation Committee members unless a future grant date is specified. The policy provides that awards may not be made to officers or directors with a grant date occurring during the restricted trading periods observed by Cost Plus pending the release of financial results. Grants that are authorized during these periods must specify a specific future grant date, which will typically be at the end of the second full day of trading following the public release of financial results.

Perquisites and Other Benefits

        Our executives receive no perquisites or benefits that are not also available to other eligible employees in the Company.

        We have a 401(k) plan with a provision for an employer match. All of our executives and eligible employees may participate in the plan. In fiscal 2009, as another part of our cost reduction strategy, the employer match was suspended. The match continued to be suspended in fiscal 2010 and fiscal 2011. Based on the financial results with two years of sustained net income profitability, the Compensation Committee approved reinstating the 401(k) employer match program starting in June 2012. The

Company will match a total of up to 3% of each employee's deferred income into the 401(k) plan. The Company will match 100% of the first 2% of income deferred and an additional 50% of the next 2% of income deferred.

  Employment and Severance Agreements; Change in Control Arrangements

        Other than the employment agreement with our Chief Executive Officer, Barry J. Feld, that we entered into when he commenced employment with Cost Plus in October 2005 and that we amended in March and December of 2008, we do not have employment agreements with our executive officers. The terms of Mr. Feld's agreement are discussed below and under the caption "Employment and Related Agreements; Change in Control Arrangements."

        We have entered into severance agreements with our executive officers and certain other officers. These agreements, as well as Mr. Feld's employment agreement, provide for payments to the officers in certain circumstances upon their involuntary termination, including termination following a change of control (as these terms are defined in the agreements).

        Late in fiscal 2007, the Board and the Compensation Committee became concerned that we faced an increased risk of losing its executives to competitors and requested its compensation consultant to review the existing severance provisions for our executives. Mercer delivered its report to the Compensation Committee in February 2008 and made various recommendations regarding Cost Plus' severance arrangements designed to align the Company's severance structure more closely with its peer group. These included recommendations to add benefits continuation provisions to the agreements and to extend the agreements to certain executives deeper in the organization. Mercer also recommended certain amendments to Mr. Feld's employment agreement, including an increase in his base salary, which had not been adjusted since he joined Cost Plus, an increase in his target cash incentive to 100% of base salary, an increased stock option grant and enhancements to his severance pay, continuation of benefits following an involuntary termination of employment for the COBRA period (up to 18 months), long-term disability providing for a benefit of at least 50% of his base salary and an extension of his contract term. Following further consideration of these recommendations by the Compensation Committee and consultation with the Board, Cost Plus entered into an amended employment agreement with Mr. Feld in March 2008. The existing employment severance agreements with the Named Executive Officers and certain other key members of management were amended in May 2008, and Cost Plus entered into severance agreements with certain other executives who had not previously had such agreements. In June 2011, the Compensation Committee extended the termination date of the severance agreements and Change in Control agreements for its Named Executive Officers and other key members of management by an additional year from June 15, 2012 through June 15, 2013. The extension was provided in order to further extend the retention impact of the agreements.

        Additional information regarding Mr. Feld's employment agreement and the severance agreements with other executives is presented below under the caption "Employment and Related Agreements; Change in Control Arrangements."

        Our 2004 Stock Plan provides that in the event of a change of control of Cost Plus, as that term is defined in the 2004 Stock Plan, outstanding stock awards granted under the 2004 Stock Plan shall become fully vested. We may also elect to take certain other actions in the event of a change of control, including accelerating, terminating and canceling outstanding awards in exchange for a per share payment for each share subject to the outstanding awards equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in connection with the change of control, reduced in some cases by the per share strike price. We may also elect to have deferred stock units assumed by the acquirer for distribution according to their existing distribution schedule.

        Our Board and the Compensation Committee believe the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change-in-control severance benefits should eliminate, or at least reduce, any reluctance or bias on the part of senior management to pursue potential change-in-control transactions that may be in the best interests of shareholders, while simultaneously preserving their neutrality in the negotiation and execution of a transaction favorable to shareholders. In addition, the security of competitive change-in-control severance arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which Cost Plus requires focused and thoughtful leadership to ensure a successful outcome.

Tax and Accounting Considerations

        In designing our compensation programs, we generally take into consideration the accounting and tax effect that each element will or may have on us and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs as a whole within reasonable affordability levels.

        Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of our two other most highly compensated executive officers. Under Section 162(m), Cost Plus may deduct such compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as qualification of the compensation as "performance-based compensation" under Section 162(m)).

        The cash compensation (base salary and cash incentive) paid to each our Chief Financial Officer and Executive Vice President, Operations and Chief Information Officer in fiscal 2011 was fully deductible for federal income tax purposes because it was less than $1 million per officer. However, a portion of our Chief Executive Officer's cash compensation for the 2011 fiscal year will not be fully deductible because of the 162(m) limitation. As we disclosed in last year's proxy statement, although our Management Incentive Plan pays our officers cash incentive payments based on performance it is not considered "performance-based" under Section 162(m). As a result, the Company's performance last year led to the payment of $800,000 to our Chief Executive Officer that will be partially non-deductible, when combined with his base salary, for federal income tax purposes in 2011. We believe that it was appropriate to pay these amounts because they were paid based on the performance of the Company and the achievement of objectives under the Management Incentive Plan. The Compensation Committee considered the partial non-deductibility of the Chief Executive Officer's payout and determined that its design was appropriate.

        We believe that each stock option granted to our Chief Executive Officer and each of our two other most highly compensated executive officers in fiscal 2011 should qualify as performance-based compensation under Section 162(m) and therefore should be fully deductible by us if they are exercised.

        In designing our compensation programs, we take into consideration the impact of Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer, director or service provider receives "deferred compensation" that does not satisfy the requirements of Section 409A. Consequently, we terminated our nonqualified deferred compensation plan effective March 1, 2006 due to the complexities and restrictions of Section 409A. In addition, we structured our employment severance agreements and our equity awards in a manner intended either to avoid the application of Section 409A or to comply with its requirements.

        Also of consideration is Section 280G and related Internal Revenue Code sections, which provide that executive officers, directors who hold significant shareholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with our change in control that exceeds certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Although our employment agreement with our Chief Executive Officer provides a gross-up for tax amounts he might pay pursuant to Section 280G, we have not provided any other executive officer or director with a gross-up or other reimbursement amount for Section 280G-related taxes.

Compensation Tables

        The following table presents information concerning the total compensation of Cost Plus' Chief Executive Officer, Chief Financial Officer and Executive Vice President of Operations (the "Named Executive Officers") for services rendered to Cost Plus in all capacities for the fiscal year ended January 28, 2012:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Barry J. Feld	2011	800,000	713,000	800,000	5,030	2,318,030
President and Chief Executive	2010	800,000	338,000	800,000	5,030	1,943,030
Officer	2009	800,000	57,000	—	5,645	862,645
Jane L. Baughman	2011	400,212	320,850	240,127	961	962,150
Executive Vice President,	2010	349,476	152,100	208,846	835	711,257
Chief Financial Officer and Corporate Secretary	2009	325,000	19,950	—	1,780	346,730
Jeffrey A. Turner	2011	360,000	320,850	216,000	864	897,714
Executive Vice President,	2010	335,235	152,100	200,308	801	688,444
Operations and Chief Information Officer	2009	300,000	19,950	—	720	320,670

(1)
Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts represent the aggregate grant date fair value related to option awards granted in the year indicated, pursuant to Statement of Financial Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting in that award on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.

(2)
Amounts represent compensation earned during fiscal 2011 and fiscal 2010 under the Company's 2011 Management Incentive Plan and 2010 Management Incentive Plan, respectively.

(3)
Consists of matching contributions made by Cost Plus under its tax-qualified 401(k) Plan and life insurance premiums paid by Cost Plus. Effective March 1, 2009, the Company suspended the employer matching.

        The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended January 28, 2012.

Grants of Plan-Based Awards
For Fiscal Year 2011

						All Other Option Awards: Number of Securities Underlying Options (#)(2)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)					Grant Date Fair Value of Stock and Option Awards ($)(4)
							Exercise or Base Price of Option Awards ($/Sh)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Barry J. Feld	—	—	400,000	800,000	1,200,000	—	—	—
	3/21/2011	2/23/2011	—	—	—	100,000	10.55	713,000
Jane L. Baughman	—	—	120,064	240,127	360,191	—	—	—
	3/21/2011	2/23/2011	—	—	—	45,000	10.55	320,850
Jeffrey A. Turner	—	—	108,000	216,000	324,000	—	—	—
	3/21/2011	2/23/2011	—	—	—	45,000	10.55	320,850

(1)
These columns show the range of potential payouts under the Cost Plus Fiscal 2011 Management Incentive Plan as described under the heading "Management Incentive Plan" in the Compensation Discussion and Analysis and Executive Compensation. The performance target was met in fiscal 2011, and bonus payments at 100% of target were made under the plan during fiscal 2012. The actual amounts awarded under our Management Incentive Plan for fiscal 2011 performance are reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" above.

(2)
Reflects options to purchase common stock granted pursuant to the 2004 Stock Plan, which have terms of seven years and vest in four equal annual installments on the anniversary date of the grant. For more information regarding these options, see the section entitled "Employment and Related Agreements; Change in Control Arrangements" below.

(3)
The exercise price for the stock option was the closing price of our common stock on the grant date, as reported on the Nasdaq Stock Market.

(4)
The grant date fair value of options is based on the fair value calculated pursuant to Statement of Financial Accounting Codification Topic 718. For a discussion of the valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 28, 2012.

        The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended January 28, 2012.

Outstanding Equity Awards
at Fiscal 2011 Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Barry J. Feld	4,500	(2)	—		—	21.80	7/22/2012
	6,000	(2)	—		—	22.96	2/26/2013
	12,000	(2)	—		—	38.50	2/26/2014
	12,000	(2)	—		—	26.88	4/01/2012
	200,000		—		—	15.34	10/25/2012
	50,000		—		—	9.38	5/07/2014
	187,500		62,500	(3)	—	3.61	3/24/2015
	100,000		—		—	0.89	3/23/2016
	—		100,000	(4)	—	4.86	6/11/2017
	—		100,000	(5)	—	10.55	3/21/2018
Jane L. Baughman	4,000		—		—	24.31	2/27/2012
	2,229		—		—	22.96	2/26/2013
	3,771		—		—	22.96	2/26/2013
	2,500		—		—	38.50	2/26/2014
	7,500		—		—	38.50	2/26/2014
	10,000		—		—	26.88	4/01/2012
	10,000		—		—	19.17	2/14/2013
	10,000		—		—	9.38	5/07/2014
	30,000		—		—	4.10	9/05/2014
	26,250		8,750	(3)	—	3.61	3/24/2015
	35,000		—		—	0.89	3/23/2016
	—		45,000	(4)	—	4.86	6/11/2017
	—		45,000	(5)	—	10.55	3/21/2018
Jeffrey A. Turner	20,000		—		—	4.34	9/17/2014
	26,250		8,750	(3)	—	3.61	3/24/2015
	35,000		—		—	0.89	3/23/2016
	—		45,000	(4)	—	4.86	6/11/2017
			45,000	(5)	—	10.55	3/21/2018

(1)
All options were granted pursuant to our 2004 Stock Plan or the predecessor plan, except as otherwise noted, with an exercise price equal to the fair market value of the common stock on the date of grant, as determined by the Board. The options granted pursuant to the 2004 Stock Plan and predecessor plan have terms of seven years and ten years, respectively.

(2)
Granted to Mr. Feld under the 1996 Director Option Plan.

(3)
Granted on March 24, 2008 and vest annually at a rate of 25% per year.

(4)
Granted on June 11, 2010 and fully vest on June 11, 2012.

(5)
Granted on March 21, 2011 and vest annually at a rate of 25% per year.

Option Exercises and Stock Vested During Fiscal 2011

        No options were exercised by our Named Executive Officers, and no stock held by our Named Executive Officers was subject to vesting, during the fiscal year ended January 28, 2012.

Fiscal 2011 Potential Payments Upon Termination or Change In Control

        The following table shows the amounts each of the Named Executive Officers would receive upon termination or change in control under the employment severance agreements currently in place, assuming that these agreements were in place on January 28, 2012 the last business day of our most recently completed fiscal year, and that the termination had taken place on that date.

		Involuntary Termination(1)
Name	Benefit	Before Change in Control ($)	After Change in Control ($)	Voluntary Termination ($)	Death ($)	Disability ($)
Barry J. Feld	Continuation of Salary(2)	3,200,000	4,800,000	—	—	—
	Bonus payout(3)	800,000	800,000	—	—	—
	Continuation of Medical/Welfare Benefits	33,769	33,769	—	—	—
	Acceleration of stock options(5)	1,782,375	1,782,375	—	—	—

	Total	5,816,144	7,416,144

Jane L. Baughman	Continuation of Salary(4)	400,000	960,000	—	—	—
	Bonus payout(3)	240,127	240,127	—	—	—
	Continuation of Medical/Welfare Benefits	15,856	23,785	—	—	—
	Acceleration of stock options(5)	—	610,063	—	—	—

	Total	655,983	1,833,975

Jeffrey A. Turner	Continuation of Salary(4)	360,000	864,000	—	—	—
	Bonus payout(3)	216,000	216,000	—	—	—
	Continuation of Medical/Welfare Benefits	22,513	33,769	—	—	—
	Acceleration of stock options(5)	—	610,063	—	—	—

	Total	598,513	1,723,832

(1)
The definitions of "involuntary termination" found in Mr. Feld's employment agreement, as amended, and the employment severance agreements are set forth below under the caption "Employment and Related Agreements; Change in Control Arrangements."

(2)
The provisions of Mr. Feld's employment agreement, as amended, relating to compensation in the cases of involuntary termination both prior to a change of control or more than 18 months following a change of control agreements are set forth below under the caption "Employment and Related Agreements; Change in Control Arrangements."

(3)
Mr. Feld's employment agreement, as amended, provides, in the case of involuntary termination, for the payment of 100% of Mr. Feld's target bonus for the year of termination, pro-rated by the portion of the year prior to the termination. The severance agreements of each of our Named

  Executive Officers, excluding our Chief Executive Officer, provides for payment of a pro rata portion of such executive officer's fiscal year target bonus, if any would have been earned, under Cost Plus' then effective management incentive plan.

(4)
The provisions of the employment severance agreements relating to compensation in the cases of involuntary termination both prior to a change of control or more than 12 months following a change of control agreement are set forth below under the caption "Employment and Related Agreements; Change in Control Arrangements."

(5)
Based on the aggregate market value of unvested option grants and assuming the triggering event took place on the last business day of fiscal 2011 (January 28, 2012), and the price per share of Cost Plus' common stock is the closing price on the NASDAQ Global Select Market as of that date ($13.52). Aggregate market value for options is computed by multiplying (i) the difference between $13.52 and the exercise price of the option, by the number of shares underlying unvested options at January 28, 2012. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Employment and Related Agreements; Change in Control Arrangements

  Feld Employment Agreement

        We entered into an employment agreement with our Chief Executive Officer, Barry J. Feld, when he joined the Company in that capacity on October 24, 2005. This agreement was amended on March 12, 2008 and again on December 15, 2008. The amended agreement extends Mr. Feld's employment term by three years to October 24, 2012. Effective February 1, 2008, Mr. Feld's base salary was increased to $800,000 per year, which will be reviewed on an annual basis and may be increased by the Board. Commencing with the 2008 fiscal year, Mr. Feld is eligible for an annual performance bonus target of 100% of his base salary upon achievement of financial and other goals under the Cost Plus Management Incentive Plan or any successor plan, as determined by the Board or Compensation Committee of the Board. Additionally, Mr. Feld is eligible for an annual bonus above the target percentage upon exceptional achievement in exceeding the financial goals established by the Board or Compensation Committee. The Board or Compensation Committee may increase the target bonus in any subsequent year in their sole discretion. Payments made under the employment agreement are eligible for a tax gross-up in the event such payments constitute "parachute payments" within the meaning of Section 280G of the Code.

        In the event Mr. Feld's employment is terminated involuntarily (other than for cause) by Cost Plus prior to a change of control, or more than 18 months following a change of control, Mr. Feld is entitled to receive additional severance compensation, acceleration of his stock options, and certain continued benefits, provided he executes and does not revoke a release of claims within forty-five days of his termination. The severance compensation is made up of two parts: (1) an amount equal to two times the sum of Mr. Feld's current base compensation and target bonus in the year of termination, less applicable tax withholdings, which will be payable ratably over two years following Mr. Feld's termination in accordance with Cost Plus' standard payroll practice, and (2) a lump sum amount equal to 100% of Mr. Feld's target bonus for the year of termination (pro rated to the date of termination). In addition, any unvested stock options held by Mr. Feld will be accelerated and vested in full; any restricted stock units with service-based vesting will vest 100%; and any outstanding performance share awards will accelerate their vesting based upon the achievement of the target performance level (pro rated to the date of termination). He will also be entitled to reimbursement of premiums paid to continue participation in the Company's health, dental and vision insurance plans for a period of up to 18 months.

        In the event Mr. Feld's employment is terminated involuntarily (other than for cause) by the Company on or within the 18-month period after a change of control, Mr. Feld is entitled to receive additional severance compensation, acceleration of his options, and certain continued benefits, provided he executes and does not revoke a release of claims within forty-five days of his termination. The severance compensation is made up of two parts: (1) a lump sum amount equal to three times the sum of Mr. Feld's current base compensation and target bonus in the year of termination, less applicable tax withholdings, which will be payable within 30 days after the effectiveness of Mr. Feld's release of claims, and (2) a lump sum amount equal to 100% of Mr. Feld's target bonus for the year of termination (pro rated to the date of termination). In addition, any unvested stock options held by Mr. Feld will be accelerated and vested in full and any outstanding performance share awards will accelerate their vesting based upon the achievement of the target level (pro rated to the date of termination). He will also be entitled to reimbursement of premiums paid to continue participation in the Company's health, dental and vision insurance plans for a period of up to 18 months. Under the terms of the Company's 2004 Stock Plan, any outstanding restricted stock units will vest 100% upon a change of control.

        Mr. Feld's employment agreement defines "involuntary termination" as (i) our termination of Mr. Feld's employment other than for cause; (ii) a material reduction in Mr. Feld's base salary that is not part of a general reduction of officer salaries; (iii) a material reduction in the executive's duties, responsibilities or authority; (iv) our material breach of any material provision of the agreement which is uncured for 30 days following notice. "Cause" is defined in this agreement as (i) Mr. Feld engages in willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of Cost Plus or a material breach of the employment agreement and fails to cure such default within 30 days after receipt of written notice of default from Cost Plus; (ii) the commission of an act of fraud or embezzlement resulting in loss, damage or injury to Cost Plus, whether directly or indirectly; (iii) Mr. Feld's use of narcotics, liquor or illicit drugs has had a detrimental effect on the performance of his employment responsibilities, as determined by Cost Plus' Board; (iv) Mr. Feld's violation of his obligations of non-solicitation or confidentiality contained in the employment agreement; (v) the conviction of, or plea of nolo contendere by, Mr. Feld on a felony or misdemeanor charge that is either in connection with the performance of Mr. Feld's obligations to Cost Plus or that shall adversely affect his ability to perform such obligations; (vi) gross negligence, dishonesty, breach of fiduciary duty or material breach of the terms of the Agreement or any other agreement in favor of Cost Plus; or (vii) the commission of an act constituting unfair competition with Cost Plus or inducing any vendor or supplier of Cost Plus to break a contract with Cost Plus.

        Mr. Feld's employment agreement defines "change of control" as: (i) the acquisition by any person of securities representing 50% or more of the voting power of our outstanding securities; (ii) a change in the composition of the Board within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which our shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction or approval by shareholders of a plan of our complete liquidation or of an agreement for our sale or disposition of all or substantially all of our assets; or (iv) the sale or disposition of all or substantially all of our assets.

        In the event that Mr. Feld voluntarily terminates his employment with the Company during the employment term or the Company terminates it for cause, he will receive no additional benefits other than any accrued benefits.

        In the event that the severance payments and other benefits provided for in the agreement or otherwise payable to Mr. Feld constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 and will be subject to the excise tax imposed by Section 4999 of the Code, Mr. Feld will be paid the amount of the excise tax as well as an additional amount sufficient to pay his federal and state income taxes arising from all such payments.

  Employment Severance Agreements

        We have also entered into employment severance agreements with various executives, including our currently employed Named Executive Officers. These employment severance agreements were amended and restated effective as of August 3, 2011. Mr. Feld did not enter into a separate employment severance agreement, and the severance provisions of his employment agreement are discussed above. Our Board and the Compensation Committee believe these agreements are necessary for us to attract and retain qualified executives.

        These agreements provide for payments to our current Named Executive Officers in the event an officer's employment is terminated involuntarily (other than for cause) by the Company prior to a change of control, or more than 12 months following a change of control. In such a case, the officer is entitled to receive additional severance compensation and certain continued benefits. The severance compensation is made up of two parts: (1) salary continuation, in accordance with the Company's standard payroll practice, at the officer's current base compensation level for 12 months after the officer's termination date, and (2) a lump sum amount equal to the officer's target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved by the Company, and to be paid at the time bonuses for the completed fiscal year are paid to other executives (or earlier, as required for purposes of Section 409A of the Code). In addition, the officer will be entitled to reimbursement of premiums paid to continue participation in the Company's health, dental and vision insurance plans for up to the same period of time for which he or she receives salary continuation payments.

        The employment severance agreements also provide for payments to our current Named Executive Officers in the event an officer's employment is terminated involuntarily (other than for cause) by the Company on or within the 12-month period after a change of control. In such a case, the officer is entitled to receive additional severance compensation and certain continued benefits. The severance compensation is made up of two parts: (1) a lump sum amount equal to 150% of the sum of the officer's current base compensation plus target bonus in the year of termination, less applicable tax withholdings, which will be payable within 30 days after termination of employment, and (2) a lump sum amount equal to the officer's target bonus for the year of termination (pro rated to the date of termination) to the extent that the relevant performance targets are achieved by the Company, and to be paid at the time bonuses for the completed fiscal year are paid to other executives (or earlier, as required for purposes of Section 409A of the Code). In addition, the officer will be entitled to reimbursement of premiums paid to continue participation in the Company's health, dental and vision insurance plans for up to 18 months.

        Upon a change of control that occurs while one of our current Named Executive Officers remains an employee of the Company, the officer will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights. All restrictions on restricted stock and restricted stock units will lapse at that time as well. With respect to all awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions met. Such vesting will be pro-rated to reflect the amount of time the executive was employed during the applicable performance period.

        In the event that one of our current Named Executive Officers voluntarily terminates his or her employment with the Company during the employment term or the Company terminates it for cause, he or she will receive no additional benefits other than any accrued benefits.

        The employment severance agreements will terminate on June 15, 2013 or one year after a change in control that occurs before June 15, 2013, whichever is later. If any executive becomes entitled to involuntary termination benefits, his or her agreement will not terminate until all of the obligations in the agreement have been satisfied.

        The employment severance agreements define an "involuntary termination" as (i) our termination of the executive's employment other than for cause; (ii) a material reduction in the executive's base salary relative to salaries of comparable Company executives; (iii) our material breach of any material provision of the agreement which is uncured for 30 days following notice; (iv) a material reduction in the executive's duties, responsibilities or authority; or (v) a material change in work location. "Cause" is defined in these agreements as (i) the executive's continued intentional and demonstrable failure to perform his or her duties after the executive has received a written demand of performance and has failed to cure such non-performance within thirty (30) days after receiving such notice; (ii) the executive's conviction of, or plea of nolo contendere to, a felony that the Board reasonably believes has had or will have a material detrimental effect on the reputation or business of Cost Plus; or (iii) the executive's commission of an act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against, and causing material harm to Cost Plus.

        The employment severance agreements define "change of control" as: (i) the acquisition by any person of securities representing 50% or more of the voting power of our outstanding securities; (ii) a change in the composition of the Board within a one-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which our shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction or approval by shareholders of a plan of our complete liquidation or of an agreement for our sale or disposition of all or substantially all of our assets; or (iv) the sale or disposition of 50% or more of the fair market value of all of our assets.

        Our 2004 Stock Plan provides that in the event of a change of control of Cost Plus, as that term is defined in the 2004 Stock Plan, outstanding equity awards granted under the 2004 Stock Plan shall become fully vested. We may also elect to take certain other actions in the event of a change of control, including, depending on the type of award, deeming options and stock appreciation rights to be exercised or terminating outstanding awards in exchange for a per share payment for each share subject to the outstanding awards equal to the number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in connection with the change of control, reduced in some cases by the per share strike price. We may also elect to have deferred stock units assumed by the acquirer for distribution according to their existing distribution schedule. In the event of a change of control that is consummated pursuant to a merger, consolidation or reorganization, we may also assume options and stock appreciation rights, and upon exercise, participants will receive the same number (or amount) and kind of stock, securities, cash, property or other consideration that each holder of a share was entitled to receive in the transaction.

 REPORT OF THE COMPENSATION COMMITTEE

        The information in the following report shall not be deemed to be "soliciting material" or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Cost Plus specifically incorporates it by reference into such filing.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis and Executive Compensation for the fiscal year ended January 28, 2012 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board and the Board has approved, that the Compensation Discussion and Analysis and Executive Compensation be included in the Form 10-K/A for the fiscal year ended January 28, 2012 for filing with the SEC.

Respectfully submitted by:

THE COMPENSATION COMMITTEE
Fredric M. Roberts, Chairman
Clifford J. Einstein
John C. Pound
Kim D. Robbins

PROPOSAL NO. 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit the financial statements of our Company for the current fiscal year ending February 2, 2013 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit and Related Fees for Fiscal Years 2011 and 2010

        The aggregate professional fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for the audit of our annual financial statements for fiscal 2011 and 2010 and fees billed or to be billed for audit related services, tax services and all other services rendered by Deloitte for these periods were as follows:

	2011	2010
Audit fees(1)	$992,900	$1,008,355
Audit-related fees(2)	—	—
Tax fees(3)	—	38,600
All other fees	—	—

Total Fees:	$992,900	$1,046,955

(1)
Audit Fees—These are fees for professional services performed by Deloitte and include the audit of our annual financial statements, the audit of management's assessment of our internal control over financial reporting and Deloitte's own audit of our internal control over financial reporting, the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related Fees—These are fees for the assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. Audit related services consist of consultation on various accounting matters. Deloitte performed no such services for us in fiscal 2010 or 2011.

(3)
Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. Deloitte performed no such services for us in fiscal 2011.

        The Audit Committee pre-approved all audit services, audit related services and other services and concluded that the provision of such services by Deloitte was compatible with maintaining auditor independence. The Audit Committee's current practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 OTHER MATTERS

        As of the date of this proxy statement, the Board does not know of any matters to be presented at the annual meeting other than those set forth above. If other matters should properly come before the annual meeting or any adjournment thereof, the persons named as proxies in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment with respect to such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2013 ANNUAL MEETING

        Once the Merger is completed, there will be no public participation in any future meetings of our shareholders. If the Merger is not completed, our public shareholders will continue to be entitled to attend and participate in our shareholder meetings, and we would expect to hold our 2013 annual meeting of stockholders prior to the end of 2013.

Inclusion of Proposals in Cost Plus' Proxy Statement and Proxy Card under the SEC Rules

        Requirements for shareholder proposals to be considered for inclusion in our proxy materials —In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting of shareholders in 2013, a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act must have been received by our secretary at our principal executive offices in Oakland, California no later than [    •    ], 2013 and must have complied with the requirements of Rule 14a-8 of the Exchange Act. We suggest that you mail your proposal by certified mail, return receipt requested.

        Requirements for shareholder proposals to be brought before an annual meeting—In addition, our bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders. In general, nominations for the election of directors may be made (1) by or at the direction of the Board, or (2) in order to be considered timely pursuant to Rule 14a-4 and Rule 14a-5(e) of the Exchange Act, by any shareholder entitled to vote who has timely delivered written notice to our secretary during the notice period, which notice must contain specified information concerning the nominees and concerning the shareholder proposing such nominations. However, if a shareholder wishes only to recommend a candidate for consideration by the Nominating Committee as a potential nominee for director, see the procedures discussed in "Policy for Director Recommendations and Nominations".

        Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is brought (1) pursuant to the notice of meeting (or any supplement thereto), (2) by or at the direction of the Board, or (3) in order to be considered timely pursuant to Rule 14a-4 and Rule 14a-5(e) of the Exchange Act by a shareholder who has timely delivered written notice which sets forth all information required by our bylaws to our secretary during the notice period.

        The "notice period" is defined as the period commencing on the date 75 days prior to the one year anniversary of the date on which we first mailed our proxy materials to shareholders for the previous year's annual meeting of shareholders and terminating on the date 45 days prior to the one year anniversary of the date on which we first mailed our proxy materials to shareholders for the previous year's annual meeting of shareholders.

        If a shareholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC through our Internet website at www.worldmarket.com.

        The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supersede the information in this proxy statement.

        The following documents filed by the Company with the SEC are incorporated by reference in this proxy statement:

  •
  Annual Report on Form 10-K for the fiscal year ended January 28, 2012;

  •
  Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended January 28, 2012;

  •
  Quarterly Report on Form 10-Q for the quarter ended April 28, 2012; and

  •
  Current Report on Form 8-K filed with the SEC on May 10, 2012.

        We also incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Items 2.02 and 7.01, including related exhibits) after the date of this proxy statement and before the annual meeting.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to Cost Plus, Inc., 200 4th Street, Oakland, California 94607, telephone (510) 893-7300, or on our website at www.worldmarket.com or from the SEC through the SEC's website at http://www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents (unless the exhibit is specifically incorporated by reference into this proxy statement).

        Parent has supplied all information in this proxy statement pertaining to Parent and Merger Sub and we have supplied all information in this proxy statement pertaining to us.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

        THIS PROXY STATEMENT IS DATED [    •    ], 2012. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

BY ORDER OF THE BOARD OF DIRECTORS
Barry J. Feld President and Chief Executive Officer

Dated: [    •    ], 2012

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

Dated as of May 8, 2012

among

BED BATH & BEYOND INC.,

BLUE CORAL ACQUISITION CORP.

and

COST PLUS, INC.

i

ii

        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 8, 2012, among Bed Bath & Beyond Inc., a company organized under the laws of New York ("Parent"), Blue Coral Acquisition Corp., a California corporation and a direct wholly owned Subsidiary of Parent ("Merger Sub"), and Cost Plus, Inc., a California corporation (the "Company"). Each of Parent, Merger Sub and the Company are referred to herein as a "Party" and together as "Parties."

        WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are in the best interests of their respective shareholders and (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, Parent proposes to cause Merger Sub to commence a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") at a price per share of Company Common Stock of $22.00, without interest, net to the seller thereof in cash, on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, simultaneously with the execution of this Agreement, certain holders of Company Common Stock or options therefor (the "Shareholder Parties") are entering into agreements substantially in the form of Exhibit A hereto (the "Support Agreements") pursuant to which, and subject to the terms thereof, the Shareholder Parties have agreed, among other things, to (i) tender the shares of Company Common Stock beneficially owned by them in the Offer and (ii) support the Merger and the other transactions contemplated by this Agreement;

        WHEREAS, regardless of whether the Offer Closing occurs, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.01, each issued and outstanding share of Company Common Stock immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive $22.00, without interest on the terms and subject to the conditions set forth herein; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the Parties agree as follows:

ARTICLE I

THE OFFER

        SECTION 1.01.    The Offer.

          (a)    Commencement of the Offer.    As promptly as reasonably practicable (and, in any event, within fifteen (15) Business Days) after the date of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act")) the Offer to purchase all of the outstanding shares of Company Common Stock at a price per share equal to $22.00, without interest (such amount, or any other amount per share paid pursuant to the Offer and this Agreement, the "Offer Price"), net to the Seller thereof in cash (as adjusted as provided in Section 1.01(c), if applicable).

          (b)    Terms and Conditions of the Offer.    The obligations of Merger Sub to, and of Parent to cause Merger Sub to, accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject to the conditions set forth in Annex I (the "Offer Conditions"). The Offer Conditions are for the sole benefit of Parent and Merger Sub, and Parent and Merger Sub may waive, in whole or in part, any Offer Condition at any time and from time to time, in their sole discretion, other than the Minimum Tender Condition, which may be waived by Parent and Merger Sub only with the prior written consent of the Company. Parent and Merger Sub expressly reserve the right to increase the Offer Price or to waive or make any other changes in the terms and conditions of the Offer; provided, however, that unless otherwise provided in this Agreement or previously approved by the Company in writing, Merger Sub shall not, and Parent shall not permit Merger Sub to, (i) reduce the number of shares of Company Common Stock sought to be purchased in the Offer, (ii) reduce the Offer Price, (iii) change the form of consideration payable in the Offer, (iv) amend, modify or waive the Minimum Tender Condition, (v) add to the Offer Conditions or amend, modify or supplement any Offer Condition in a manner materially adverse to any holder of Company Common Stock, or (vi) terminate, extend or otherwise amend or modify the expiration date of the Offer in any manner other than in accordance with the terms of this Agreement.

          (c)    Adjustments to Offer Price.    The Offer Price shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to Merger Sub's acceptance for payment of, and payment for, Company Common Stock tendered in the Offer; provided, however, that nothing in this Section 1.01(c) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

          (d)    Expiration and Extension of the Offer.    The Offer shall initially be scheduled to expire at the later of (i) midnight, New York City time, on the 20th Business Day following the commencement of the Offer (determined using Rule 14d-1(g)(3) under the Exchange Act) and (ii) 5:00 p.m. New York City time on June 28, 2012 (such date being the "Initial Offer Expiration Date"). Merger Sub shall (and Parent shall cause Merger Sub to) (i) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC"), the staff thereof or Nasdaq, applicable to the Offer and (ii) if any of the Offer Conditions set forth in clause (b) of Annex I or in paragraph (i) of clause (c) of Annex I shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived, extend the Offer on one or more occasions, in consecutive increments of up to ten (10) Business Days each, with the length of such period to be determined by Parent or Merger Sub (or such longer period as the Parties may agree), until such time as such Offer Conditions are satisfied. Merger Sub may, in its sole discretion, without consent of the Company, extend the Offer on one or more occasions, in consecutive increments of between two (2) and ten (10) Business Days each, with the length of such period to be determined by Parent or Merger Sub (or such other period as the Parties may agree), if on any then-scheduled expiration date of the Offer any of the Offer Conditions shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived. Parent and Merger Sub agree that, if on any then-scheduled expiration date of the Offer, but subject to Parent's right to terminate this Agreement pursuant to Section 8.01, any of the Offer Conditions shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived, then to the extent requested in writing by the Company delivered to Parent no less than two (2) Business Days prior to such expiration date, Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer on one or more occasions, in consecutive increments of up to five (5) Business Days each, with the length of such period to be determined by Parent or Merger Sub (or such longer period as the Parties may agree), for an aggregate period of time of not more than ten (10) Business Days. Notwithstanding anything to the contrary in this Section 1.01(d), Merger Sub shall not be required to extend the Offer beyond the earliest to occur of (i) the valid termination of this Agreement in accordance with Section 8.01, (ii) three (3) Business Days after the Proxy Statement Clearance Date and (iii) the Outside Date.

          (e)    Payment.    On the terms and subject to the conditions of the Offer and this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, accept for payment, and pay for, all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer promptly after the applicable expiration date of the Offer (as it may be extended in accordance with Section 1.01(d)) and in any event in compliance with Rule 14e-1(c) promulgated under the Exchange Act. The date of payment for shares of Company Common Stock accepted for payment pursuant to and subject to the conditions of the Offer is referred to in this Agreement as the "Offer Closing", and the date on which the Offer Closing occurs is referred to in this Agreement as the "Offer Closing Date."

          (f)    Termination of the Offer; Continuing Pursuit of the Merger.    If at any then-scheduled expiration date (i) any Offer Condition shall not have been satisfied or, to the extent waivable by Parent or Merger Sub, waived and (ii) three (3) Business Days have elapsed since the Proxy Statement Clearance Date, then (x) Merger Sub may irrevocably and unconditionally terminate the Offer or (y) from and after 5:00 p.m. New York City time on July 23, 2012, the Company shall have the right, exercisable by delivering written notice to Parent and Merger Sub to cause Merger Sub to, and upon receipt of such notice, Merger Sub shall (and Parent shall cause Merger Sub to), irrevocably and unconditionally terminate the Offer at the then-scheduled expiration date following the receipt of such notice from the Company (delivered no less than two (2) Business Days prior to the then-scheduled expiration date of the Offer). If the Offer is terminated pursuant to this Section 1.01(f), the Company shall proceed with and take all actions necessary to hold the Shareholders' Meeting in accordance with the terms of this Agreement. The termination of the Offer pursuant to this Section 1.01(f) is referred to in this Agreement as the "Offer Termination." Notwithstanding anything to the contrary in this Section 1.01(f), if this Agreement is terminated pursuant to Section 8.01, then Merger Sub shall promptly (and, in any event, within one (1) Business Day of such termination), irrevocably and unconditionally terminate the Offer. If the Offer is terminated or withdrawn by Merger Sub, or this Agreement is terminated in accordance with Section 8.01, Merger Sub shall promptly return, and shall cause any depository acting on behalf of Merger Sub to return, all tendered shares of Company Common Stock to the registered holders thereof to the extent required by the terms of the Offer. The Parties acknowledge and agree that the Offer Termination shall not give rise to a right of termination of this Agreement unless to the extent expressly provided for in Section 8.01 and that, absent such termination of this Agreement, the obligations of the Parties hereunder other than those related to the Offer shall continue to remain in effect, including those obligations with respect to the Merger.

          (g)    Offer Documents.    On the date of commencement of the Offer, Parent and Merger Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule TO"), which shall include, as exhibits, an offer to purchase and a related letter of transmittal, a summary advertisement, a notice in compliance with Section 1110(h) of the California Code and the Company Bylaws and other ancillary Offer documents pursuant to which the Offer will be made (such Schedule TO and the documents attached as exhibits thereto, together with any supplements or amendments thereto, the "Offer Documents") and promptly thereafter shall cause the Offer Documents to be disseminated to the holders of the Company Common Stock as required by applicable federal securities Laws. The Company shall promptly furnish to Parent and Merger Sub all information concerning the Company that may be required by applicable securities laws or reasonably requested by Parent or Merger Sub for inclusion in the

  Offer Documents. The Company hereby consents to the inclusion in the Offer Documents of the Company Recommendation; provided, however, that the Board of Directors of the Company may make a Company Adverse Recommendation Change pursuant to, and in accordance with, Section 5.02. Each of Parent, Merger Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect. Parent and Merger Sub shall take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws. Parent and Merger Sub shall promptly notify the Company upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Offer Documents, and shall provide the Company with copies of all correspondence between Parent, Merger Sub and their respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. Parent and Merger Sub shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Offer Documents, and Parent and Merger Sub shall provide the Company and its counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Offer Documents (or any amendment or supplement thereto) or the dissemination thereof to the holders of Company Common Stock, or responding to any comments of the SEC or the staff of the SEC with respect thereto, Parent and Merger Sub shall provide the Company and its counsel a reasonable opportunity to review and to propose comments on such document or response.

          (h)    Funds.    Subject in all respects to the other terms and conditions of this Agreement and the Offer Conditions, Parent shall provide or cause to be provided to Merger Sub on a timely basis the funds necessary to purchase any shares of Company Common Stock that Merger Sub becomes obligated to purchase pursuant to the Offer.

        SECTION 1.02.    Company Actions.

          (a)    Schedule 14D-9.    On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, together with any supplements or amendments thereto, the "Schedule 14D-9"), which, except as expressly contemplated by Section 5.02(c), shall describe and make the Company Recommendation with respect to the Offer, and promptly thereafter shall mail the Schedule 14D-9 to the holders of the Company Common Stock. The Company shall also include in the Schedule 14D-9 the Fairness Opinion. Parent and Merger Sub shall promptly furnish to the Company in writing all information concerning Parent and Merger Sub that may be required by applicable securities laws for inclusion in the Schedule 14D-9. Each of Parent, Merger Sub and the Company shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect. The Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and the Schedule 14D-9, as so corrected, to be disseminated to the holders of Company Common Stock, in each case as and to the extent required by applicable federal securities Laws. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Schedule 14D-9, and shall provide Parent and Merger Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the

  Schedule 14D-9, and the Company shall provide Parent and Merger Sub and their respective counsel a reasonable opportunity to participate in the formulation of any written response to any such written comments of the SEC or its staff. Prior to the filing of the Schedule 14D-9 (or any amendment or supplement thereto) or the dissemination thereof to the holders of Company Common Stock, or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Merger Sub and their respective counsel a reasonable opportunity to review and to propose comments on such document or response.

          (b)    Shareholder Lists.    In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Merger Sub promptly with mailing labels containing the names and addresses of the record holders of Company Common Stock as of the latest practicable date and of those Persons becoming record holders subsequent to such date, together with lists, copies of all lists of shareholders, security position listings, computer files and all other information in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Merger Sub such information (including updated lists of shareholders, security position listings and computer files) and assistance as Parent or Merger Sub may reasonably request in communicating the Offer to the record and beneficial holders of the Company Common Stock. Subject to the requirements of applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the transactions contemplated by this Agreement, Parent and Merger Sub shall not use or disclose the information contained in any such labels, lists, listings and files other than in connection with the Offer and the Merger and, if this Agreement shall be terminated, shall, upon request, destroy all copies of such information then in their possession or control.

        SECTION 1.03.    Top-Up.

          (a)    Top-Up.    The Company hereby grants to Merger Sub an irrevocable right (the "Top-Up"), exercisable only on the terms and conditions set forth in this Section 1.03, to purchase at a price per share equal to the Offer Price up to a number of newly issued, fully paid and nonassessable shares of Company Common Stock (the "Top-Up Shares") that, when added to the number of shares of Company Common Stock directly or indirectly owned by Parent and Merger Sub at the time of the Top-Up Closing (assuming that the Offer Closing has occurred, provided that Parent and Merger Sub shall have the right to exclude for this purpose any shares tendered in the Offer pursuant to guaranteed delivery procedures), shall constitute one share more than 90% of: (i) the outstanding shares of Company Common Stock as of the expiration of the Offer plus (ii) without duplication of clause (i), the aggregate number of shares of Company Common Stock issuable to holders of Company DSUs outstanding as of the expiration of the Offer plus (iii) the aggregate number of shares of Company Common Stock issuable to holders of Company Stock Options outstanding as of the expiration of the Offer minus (iv) the aggregate number of shares of Company Common Stock issuable to holders of Company Stock Options for which Parent has obtained prior to the expiration of the Offer agreements (satisfactory to Parent in its sole discretion) by the holders thereof not to exercise such Company Stock Options prior to the termination of this Agreement plus (v) the aggregate number of shares of Company Common Stock issuable to the holders of Company Equity Awards (other than Company Stock Options and Company DSUs) outstanding as of the expiration of the Offer plus (vi) the number of shares to be purchased by Merger Sub under the Top-Up; provided, however, that the Top-Up may not be exercised to purchase an amount of Top-Up Shares in excess of the number of shares of Company Common Stock authorized and unissued (treating shares owned by the Company as treasury stock as unissued) and not otherwise reserved or committed for issuance at the time of exercise of the Top-Up. The Top-Up shall be exercisable only once.

          (b)    Exercise of Top-Up; Top-Up Closing.    If there shall have not been validly tendered in the Offer, and not validly withdrawn, that number of shares of Company Common Stock (provided that Parent and Merger Sub shall have the right to exclude for this purpose any shares tendered in the Offer pursuant to guaranteed delivery procedures) which, when added to the number of shares of Company Common Stock directly or indirectly owned by Parent and Merger Sub would represent at least one share more than 90% of: (i) the outstanding shares of Company Common Stock as of the expiration of the Offer plus (ii) without duplication of clause (i), the aggregate number of shares of Company Common Stock issuable to holders of Company DSUs outstanding as of the expiration of the Offer plus (iii) the aggregate number of shares of Company Common Stock issuable to holders of Company Stock Options outstanding as of the expiration of the Offer minus (iv) the aggregate number of shares of Company Common Stock issuable to holders of Company Stock Options for which Parent has obtained prior to the expiration of the Offer agreements (satisfactory to Parent in its sole discretion) by the holders thereof not to exercise such Company Stock Options prior to the termination of this Agreement plus (v) the aggregate number of shares of Company Common Stock issuable to the holders of Company Equity Awards (other than Company Stock Options and Company DSUs) outstanding as of the expiration of the Offer plus (vi) the number of shares to be purchased by Merger Sub under the Top-Up (the "Short-Form Threshold"), Merger Sub shall be deemed to have exercised the Top-Up for such number of Top-Up Shares as is necessary for Merger Sub to reach the Short-Form Threshold and on such date shall give the Company prior written notice specifying the number of shares of Company Common Stock directly or indirectly owned by Parent and its Merger Sub at the time of such notice (assuming that the Offer Closing has occurred, provided that Parent and Merger Sub shall have the right to exclude for this purpose shares tendered in the Offer pursuant to guaranteed delivery procedures). The Company shall, as soon as practicable following receipt of such notice (and in any event no later than the Offer Closing), deliver written notice to Merger Sub specifying, based on the information provided by Merger Sub in its notice, the number of Top-Up Shares. At the closing of the purchase of the Top-Up Shares (the "Top-Up Closing"), which shall take place at the location of the Merger Closing specified in Section 2.02, and shall take place simultaneously with the Offer Closing, the purchase price owed by Merger Sub to the Company to purchase the Top-Up Shares shall be paid to the Company, at Merger Sub's option, (i) in cash, by wire transfer of same-day funds, or (ii) by (x) paying in cash, by wire transfer of same-day funds, an amount equal to not less than the aggregate par value of the Top-Up Shares and (y) executing and delivering to the Company a promissory note having a principal amount equal to the aggregate purchase price pursuant to the Top-Up less the amount paid in cash pursuant to the preceding clause (x) (the "Promissory Note"). The Promissory Note (i) shall be due on the first anniversary of the Top-Up Closing, (ii) shall bear simple interest of 3% per annum, (iii) shall be full recourse to Parent and Merger Sub, (iv) may be prepaid, in whole or in part, at any time without premium or penalty, and (v) shall have no other material terms. At the Top-Up Closing, the Company shall cause to be issued to Merger Sub a certificate representing the Top-Up Shares.

          (c)    Exemption from Registration.    Parent and Merger Sub acknowledge that the Top-Up Shares that Merger Sub may acquire upon exercise of the Top-Up will not be registered under the Securities Act of 1933, as amended (including all rules and regulations promulgated thereunder, the "Securities Act"), and will be issued in reliance upon an applicable exemption from registration under the Securities Act. Each of Parent and Merger Sub hereby represents and warrants to the Company that Merger Sub will be, upon the purchase of the Top-Up Shares, an "accredited investor", as defined in Rule 501 of Regulation D under the Securities Act. Merger Sub agrees that the Top-Up and the Top-Up Shares to be acquired upon exercise of the Top-Up are being and will be acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).

          (d)    No Effect on Dissenter Rights.    The Parties agree that any dilutive impact on the value of the shares of Company Common Stock as a result of the issuance of the Top-Up Shares will not be taken into account in any determination of the fair value of any Dissenting Shares pursuant to

  Chapter 13 of the California Code as contemplated by Section 3.01(d) and that none of the Parties shall take any position to the contrary in any appraisal proceeding.

        SECTION 1.04.    Directors.

          (a)    Composition of Board of Directors of the Company and Board Committees.    Effective upon the initial acceptance for payment by Merger Sub of shares of Company Common Stock pursuant to the Offer (the "Acceptance Time," the use of which term herein shall not, unless the context otherwise requires, depend upon whether Parent shall exercise its rights under this Section 1.04(a)) and from time to time thereafter, Parent shall be entitled to designate from time to time such number of members of the Board of Directors of the Company as will give Parent, subject to compliance with Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, representation equal to at least that number of directors, rounded up to the next whole number, that is the product of (i) the total number of directors (giving effect to the directors elected or appointed pursuant to this sentence) multiplied by (ii) the percentage that (A) the number of shares of Company Common Stock beneficially or of record owned by Parent and Merger Sub (including shares of Company Common Stock accepted for payment pursuant to the Offer) bears to (B) the number of shares of the Company Common Stock then outstanding; provided, however, that in the event that Parent's designees are appointed or elected to the Board of Directors of the Company, until the Effective Time the Board of Directors of the Company shall have at least two directors who are members of the Board of Directors of the Company and who are not officers, shareholders or Affiliates of the Company or Parent and who will be independent for purposes of Rule 10A-3 under the Exchange Act (the "Independent Directors"); provided, however, that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall be entitled to designate a Person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two Persons to fill such vacancies who are not officers, shareholders or Affiliates of the Company or Parent and who will be independent for purposes of Rule 10A-3 under the Exchange Act, and such Persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any election or appointment pursuant to this Section 1.04, including (at the election of Parent) (x) subject to the Company Certificate and Company Bylaws, increasing the size of the Board of Directors of the Company, and (y) obtaining the resignation of such number of its current directors as is, in each case, necessary to enable such designees to be so elected or appointed to the Board of Directors of the Company in compliance with applicable Law (including, to the extent applicable prior to the Effective Time, Rule 10A-3 under the Exchange Act). From time to time after the Acceptance Time, the Company shall take all action necessary to cause the individuals so designated by Parent to be directors on the Board of Directors of the Company to constitute substantially the same percentage (rounding up where appropriate) as is on the Board of Directors of the Company on each committee of the Board of Directors of the Company to the fullest extent permitted by all applicable Law and the rules of The Nasdaq Stock Market (the "Nasdaq"), and the Company shall take all action requested by Parent necessary to effect any such election or appointment.

          (b)    Section 14(f) of the Exchange Act.    The Company shall mail to its shareholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, and the Company agrees to make such mailing either (i) concurrently with the mailing of the Schedule 14D-9 or (ii) if not included in the Schedule 14D-9, if Parent shall have requested, within three (3) calendar days following such request, which request shall not be delivered prior to ten (10) calendar days following the mailing of the Schedule 14D-9 (provided, however, that, in each case, Parent and Merger Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to such designees and with respect to Parent's officers, directors and Affiliates, and if not then as soon as practicable thereafter).

          (c)    Required Approvals of Independent Directors.    Following the election or appointment of Parent's designees pursuant to Section 1.04(a) and prior to the Effective Time, in addition to any other vote or approval required by the Company Certificate, the Company Bylaws or applicable Law, the affirmative vote of a majority of the Independent Directors then in office shall be required for the Company to consent (i) to amend this Agreement or to terminate this Agreement, (ii) to waive or elect to enforce any of the Company's rights or remedies under this Agreement, (iii) to extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub or (iv) to any other matter under this Agreement.

          (d)    Effects on Continued Listing.    After the Acceptance Time, the Company shall, upon Parent's request, take all action reasonably necessary to elect to be treated as a "controlled company" as defined by Listing Rule 5615(c) of the Nasdaq rules (or any successor provision).

ARTICLE II

THE MERGER

        SECTION 2.01.    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California Corporations Code (the "California Code"), Merger Sub shall be merged with and into the Company at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

        SECTION 2.02.    Merger Closing.     The closing of the Merger (the "Merger Closing") shall take place at (a) if the Offer Closing shall have not occurred at or prior to the Merger Closing, 9:00 a.m., local time, on a date to be specified by the Parties, which shall be no later than the third Business Day after satisfaction or (to the extent permitted by applicable statute, law (including common law), ordinance, code, rule, regulation, judgment or directive (domestic or foreign) issued, promulgated or entered into by or with any Governmental Entity (each, a "Law")) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Merger Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions), or (b) if the Offer Closing shall have occurred at or prior to the Merger Closing, on the date of the Offer Closing (and the Top-Up Closing if the Top-Up has been exercised). Notwithstanding the foregoing, the Merger Closing may be consummated at such other time or date as Parent and the Company may agree to in writing. The date on which the Merger Closing occurs is referred to in this Agreement as the "Merger Closing Date." The Merger Closing shall be held at the offices of Proskauer Rose LLP, at Eleven Times Square, New York, NY 10036, unless another place is agreed to in writing by Parent and the Company.

        SECTION 2.03.    Effective Time.     Subject to the provisions of this Agreement, at the Merger Closing, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of California a certificate of ownership and merger (the "Certificate of Ownership") or an agreement of merger (the "Agreement of Merger" and together with the Certificate of Ownership, the "California Filing") in such form as is required by, and executed in accordance with, the relevant provisions of the California Code, and shall make all other filings or recordings required under the California Code. If such Secretary of State requires any changes in the Agreement of Merger as a condition to filing or issuing a certificate to the effect that the Merger is effective, Merger Sub and the Company shall execute any necessary revisions incorporating such changes; provided, however, that such changes are not inconsistent with and do not result in any substantive change in the terms of this Agreement. The Merger shall become effective upon the filing of the California Filing with the Secretary of State of the State of California or at such later time as Parent and the Company shall agree and shall specify in the California Filing (the time the Merger becomes effective being referred to herein as the "Effective Time").

        SECTION 2.04.    Effects of the Merger.     The Merger shall have the effects set forth herein and in the applicable provisions of the California Code. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 2.05.    Certificate of Incorporation and Bylaws.

          (a)   The Restated Articles of Incorporation of the Company (the "Company Certificate") shall be amended at the Effective Time to read in its entirety as the Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be Cost Plus, Inc. and the provision in the Articles of Incorporation of Merger Sub naming its incorporator shall be omitted, until thereafter amended in accordance with applicable Law.

          (b)   The Amended and Restated Bylaws of the Company (the "Company Bylaws") shall be amended at the Effective Time to read in its entirety as the Bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be Cost Plus, Inc., until thereafter amended in accordance with applicable Law.

        SECTION 2.06.    Directors of the Surviving Corporation.     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

        SECTION 2.07.    Officers of the Surviving Corporation.     The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE III

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS; EXCHANGE OF CERTIFICATES

        SECTION 3.01.    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the Company Common Stock, or of any shares of capital stock of Parent or Merger Sub:

          (a)    Capital Stock of Merger Sub.    Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b)    Cancellation of Treasury Stock and Parent-Owned Stock.    Each share of Company Common Stock that is directly owned by the Company or Parent immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)    Conversion of Company Common Stock.

              (i)  Subject to Section 3.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but excluding (x) shares to be canceled in accordance with Section 3.01(b), and (y) any Dissenting Shares) shall be converted into the right to receive the Offer Price in cash, without interest (the "Merger Consideration"). At the Effective Time, all shares of Company Common Stock converted into the right to receive the

    Merger Consideration pursuant to this Section 3.01(c) shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a "Certificate") or book-entry shares ("Common Stock Book-Entry Shares"), which immediately prior to the Effective Time represented any such shares of Company Common Stock, shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest, in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 3.02(b), in the case of certificated shares, and automatically, in the case of Common Stock Book-Entry Shares.

             (ii)  Each share of Company Common Stock owned by any wholly owned Subsidiary of Parent or any wholly owned Subsidiary of the Company shall remain outstanding after the Effective Time.

            (iii)  The right of any holder of a Certificate or Common Stock Book-Entry Share to receive the Merger Consideration shall, to the extent provided in Section 3.02(h), be subject to and reduced by the amount of any withholding that is required under any applicable Law relating to Taxes.

          (d)    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and has properly demanded dissenters' rights in accordance with Chapter 13 of the California Code (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration. At the Effective Time, holders of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the "fair market value" of such Dissenting Shares held by them in accordance with the provisions of such Chapter 13. All Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights under such Chapter 13 shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Merger Consideration, as of the Effective Time, without any interest thereon, upon surrender, in the manner provided in Section 3.01(c), of the Certificate or Certificates that formerly evidenced such Dissenting Shares. The Company shall (i) serve prompt notice to Parent of any demands under such Chapter 13 and attempted withdrawals of such notices or demands and (ii) give Parent the opportunity to participate in and direct all negotiations, petitions and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent (which may be given or withheld in its sole discretion), make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          (e)    Adjustment to Merger Consideration.    Without limiting the other provisions of this Agreement but without duplication of the provisions of Section 1.01(c), if at any time during the period between the date of this Agreement and the Effective Time, there shall be any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time, the Merger Consideration as provided in Section 3.01(c) shall be equitably adjusted by Parent to reflect the effect thereof; provided, however, that nothing in this Section 3.01(e) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        SECTION 3.02.    Payment of Merger Consideration.

          (a)    Paying Agent.    At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "Paying Agent"), for the benefit of the holders of Certificates and

  Common Stock Book-Entry Shares, cash in an amount sufficient to pay the Merger Consideration required to be paid pursuant to Section 3.01(c). All Merger Consideration that shall be deposited with the Paying Agent pursuant to this Section 3.02(a) is referred to in this Agreement as the "Exchange Fund." The Paying Agent shall make the payments contemplated to be paid pursuant to Section 3.01(c) out of the Exchange Fund. Except to the extent set forth in Section 3.02(f), the Exchange Fund shall not be used for any other purpose.

          (b)    Payment Procedures.

              (i)  As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate whose shares of Company Common Stock were converted into the right to receive the Merger Consideration (A) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Paying Agent and which shall be in form and contain provisions which Parent may specify and which are reasonably acceptable to the Company) and (B) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of one or more Certificates shall, upon surrender to the Paying Agent of such Certificate or Certificates, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash to which such holder is entitled pursuant to Section 3.01(c), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock, which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Parent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.02(b)(i), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration. No interest shall be paid or will accrue on any payment to holders of Certificates pursuant to the provisions of this Article III.

             (ii)  Notwithstanding anything to the contrary contained in this Agreement, any holder of Common Stock Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of one or more Common Stock Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Common Stock Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time the amount of cash to which such holder is entitled pursuant to Section 3.01(c) (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time), and the Common Stock Book-Entry Shares of such holder shall forthwith be canceled.

          (c)    No Further Ownership Rights in Company Common Stock.    The Merger Consideration paid upon the surrender of Certificates (or automatically, in the case of Common Stock Book-Entry Shares) in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or such Common Stock Book-Entry Shares. At the close of business on the day on which the Effective Time occurs, the share transfer books of the Company shall be closed, and there shall be no further registration of transfers on the share transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of and exchanged as provided in this Article III.

          (d)    Termination of the Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III and the instructions set forth in the letter of transmittal shall, subject to any abandoned property, escheat or similar Law, thereafter look only to Parent and the Surviving Corporation for, and Parent and the Surviving Corporation shall remain liable for, payment of their claim for the Merger Consideration in accordance with this Article III.

          (e)    No Liability.    None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent nor any of their respective Representatives shall be liable to any person in respect of any distributions from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to four (4) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any international, national, regional, state, local or other government, any court, administrative, regulatory or other governmental agency, commission, arbitral body or authority or any organized securities exchange (each, a "Governmental Entity")), any such Merger Consideration shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

          (f)    Investment of Exchange Fund.    The Paying Agent shall invest the cash included in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to and be income of Parent. If for any reason (including losses) the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy such cash payment obligations.

          (g)    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably satisfactory to Parent, by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Article III.

          (h)    Withholding Rights.    Parent, the Surviving Corporation or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement (including the Offer Price and the Merger Consideration) such amounts as Parent, the Surviving Corporation or the Paying Agent determine are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of state, local or foreign Law relating to Taxes. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        SECTION 4.01.    Representations and Warranties of the Company.     Except (i) as disclosed in the Company SEC Documents publicly available since January 29, 2011, but prior to the date of this Agreement, other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other disclosures included therein to the extent they are non-specific, predictive, cautionary or forward-looking in nature; and (ii) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter") (with specific reference to the particular section or subsection of this Agreement to which the information set forth in such disclosure letter relates (provided, that disclosure made with respect to any Section and/or subsection, will also be deemed to be disclosure against other sections and/or subsections of this Agreement to the extent that it is reasonably apparent that such disclosure is applicable to such other section and/or subsections), the Company represents and warrants to Parent and Merger Sub as follows:

          (a)    Organization, Standing and Corporate Power.    The Company and each of its Subsidiaries is a corporation or legal entity duly organized or formed, is validly existing and in good standing (with respect to jurisdictions that recognize that concept) under the Laws of the jurisdiction of its incorporation or formation, as the case may be, and has the requisite corporate, partnership or limited liability company power and authority and possesses all governmental licenses, Permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted, except with respect to its Subsidiaries, where the failure to have such governmental licenses, Permits, authorizations or approvals or to be so organized, existing and in good standing, or to have such power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

          (b)    Restated Articles of Incorporation and By-Laws.    The Company has made available to Parent, prior to the date of this Agreement, complete and accurate copies of the Company Certificate and the Company Bylaws, and the comparable organizational documents of each Significant Subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) (a "Significant Subsidiary"), in each case as amended to the date hereof. The Company Certificate and the Company Bylaws so delivered are in full force and effect and the Company is not in violation of the Company Certificate or Company Bylaws.

          (c)    Subsidiaries.    Section 4.01(c) of the Company Disclosure Letter lists, as of the date hereof, (i) each Significant Subsidiary of the Company (including its jurisdiction of incorporation or formation) and (ii) each other Subsidiary of the Company. All of the outstanding capital stock of, or other equity interests in, each Subsidiary of the Company, are directly or indirectly owned by the Company. All the issued and outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary owned by the Company have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever (other than liens, charges and encumbrances for current Taxes not yet due and payable) (collectively, "Liens"), and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity interests. Except for the Subsidiaries of the Company, the Company does not own, directly or indirectly, as of the date hereof, (i) any capital stock of, or other voting securities or other equity or voting interests in, any Person or (ii) any other interest or participation that confers on the Company or any Subsidiary of the Company the right to receive (A) a share of the profits and losses of, or distributions of assets of, any other person or (B) any economic benefit or right similar to, or derived from, the economic benefits and rights occurring to holders of capital stock of any other person.

          (d)    Capital Structure.    The authorized capital stock of the Company consists of 67,500,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"). At the close of business on May 8, 2012 (the "Measurement Date"):

              (i)  22,513,752 shares of Company Common Stock were issued and outstanding;

             (ii)  4,954,942 shares of Company Common Stock were reserved and available for issuance upon or otherwise deliverable in connection with the grant, exercise and/or settlement of equity-based awards pursuant to the Company's 1995 Stock Option Plan, 2004 Stock Plan and 1996 Director Stock Option Plan, in each case as amended to date (such plans, collectively, the "Company Stock Plans"), of which (A) 4,290,861 shares of Company Common Stock were subject to outstanding options to purchase Company Common Stock ("Company Stock Options") and (B) 75,790 shares of Company Common Stock were subject to outstanding deferred stock units denominated in shares of Company Common Stock granted to, or held in a deferral account for the benefit of, any Company Personnel under any Company Stock Plan that were unsettled immediately prior to the Effective Time ("Company DSUs");

            (iii)  Section 4.01(d)(iii)(1) of the Company Disclosure Letter sets forth a true and complete list of all outstanding Company Stock Options, indicating, with respect to each Company Stock Option then outstanding, (A) the name of each holder of such Company Stock Option, (B) the number of shares of Company Common Stock subject to such Company Stock Option, (C) if known, the country in which the holder of such Company Stock Option resides, if outside of the United States, (D) the name of the plan under which such Company Stock Option was granted and (E) the exercise price, date of grant, vesting schedule and expiration date thereof; and Section 4.01(d)(iii)(2) of the Company Disclosure Letter sets forth as of the Measurement Date a true and complete list of all outstanding Company DSUs, indicating, with respect to each Company DSU, (1) the name of each holder of such Company DSU, (2) the number of shares of Company Common Stock subject to such Company DSU, (3) the country in which the holder of such Company DSU resides, if outside of the United States, (4) the relationship of the holder of such Company DSU to the Company including the name of the employer if the holder is an employee and the country is outside of the United States, (5) the name of the plan under which such Company DSU was granted and (6) the vesting, forfeiture or repurchase conditions to which such share of Company DSU is subject;

            (iv)  no shares of Company Common Stock were held by the Company as treasury shares or by any wholly owned Subsidiary of the Company;

             (v)  no shares of Company Preferred Stock were issued, reserved for issuance, outstanding or were held by the Company as treasury shares; and

            (vi)  except as set forth above in this Section 4.01(d) or as permitted by Section 5.01(a), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries, (B) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or any Subsidiary of the Company, (C) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or any obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any Subsidiary of the Company or (D) any stock appreciation rights, "phantom" stock rights, performance units, or other rights to receive shares of Company Common Stock (or cash or other economic benefit in respect thereof) on a deferred basis or other rights (other than Company Stock Options) that are linked to the value of Company Common Stock and (y) there are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. All outstanding Company Stock Options and Company DSUs are evidenced by stock option agreements and deferred stock unit award agreements, respectively. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options, Company DSUs and other shares capital stock of the Company will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Neither the Company nor any of its Subsidiaries is a party to or bound by any voting trusts, proxies or similar Contract with respect to the voting of any such securities or restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of the Company.

          (e)    Authority.

              (i)  The Company has all requisite corporate power and authority to execute and deliver this Agreement and in the case of the Merger, subject to receipt of the Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and such authorization satisfies Section 310(a)(2) of the California Code. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement (other than, in the case of the Merger, the receipt of the Shareholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other Parties hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the "Bankruptcy and Equity Exception").

             (ii)  The Board of Directors of the Company, at a duly held meeting, has by unanimous vote of all of the directors, (A) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (B) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Offer and the Merger, upon the terms and conditions set forth in this Agreement, (C) directed that the Company submit the adoption of this Agreement to a vote at a meeting of the shareholders of the Company in accordance with the terms of this Agreement, unless the adoption of this Agreement by the shareholders of the Company is not required by applicable Law, (D) subject to Section 5.02, resolved to recommend that the shareholders of the Company accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and, if required by applicable Law, adopt this Agreement (this clause (D), the "Company Recommendation"), (E) irrevocably approving for all purposes each of Parent, Merger Sub and their respective Affiliates with respect to this Agreement and the transactions contemplated hereby and thereby (including the Offer, the Top-Up and the Merger) to exempt such Persons, agreements and transactions from, and to elect for the Company, Parent, Merger Sub and their respective Affiliates not to be subject to, any "moratorium," "control share acquisition," "business combination," "fair price" or other similar anti-takeover Laws (collectively, "Takeover Laws") of any jurisdiction that may purport to be applicable to the Company, Parent, Merger Sub or any of their respective Affiliates or this Agreement or the transactions contemplated hereby or thereby (including the Offer, the Top-Up and the Merger) with respect to any of the foregoing and any takeover-related provision in the Company Certificate or Company Bylaws and (F) authorizing and approving the Top-Up and the issuance of the Top-Up Shares thereunder, which resolutions have not as of the date hereof been subsequently rescinded, modified or withdrawn in any way.

          (f)    Noncontravention.

              (i)  The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Offer, the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, rights or assets of the Company or any of its Subsidiaries under, (i) the Company Certificate or the Company Bylaws or the comparable organizational documents of any of its Subsidiaries, subject to, in the case of the Merger, if required by applicable Law, obtaining the Shareholder Approval, (ii) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease, supply agreement, license agreement, distribution agreement or other contract, agreement, obligation, commitment or instrument, whether written or oral, excluding any Leases (each, including all amendments thereto, a "Contract"), to which the Company or any of its Subsidiaries is a party or any of their respective properties, rights or assets is subject or (iii) any (A) Law applicable to the Company, or any of its Subsidiaries or any of its properties, rights or assets or (B) order, writ, injunction, decree, judgment, award, settlement or stipulation issued, promulgated or entered into by or with any Governmental Entity (each, an "Order") applicable to the Company or any of its Subsidiaries or their respective properties, rights or assets, subject to the governmental filings and other matters referred to in the following sentence and, in the case of the Merger, if required by applicable Law, obtaining the Shareholder Approval, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights of termination, modification, cancellation or acceleration, losses or Liens that individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

             (ii)  No consent, approval, license, permit, Order or authorization of, action by or in respect of, or registration, declaration, filing with, any Governmental Entity is required to be obtained or made by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Offer, the Merger or the other transactions contemplated by this Agreement, except for (1) (A) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino

    Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and the termination of the waiting period required thereunder, and (B) the receipt, termination or expiration, as applicable, of approvals or waiting periods required under any other applicable Antitrust Law, (2) the filing with the SEC of (A) the Schedule 14D-9, (B) if required by applicable Law, the Proxy Statement, (C) any information statement required in connection with the Offer under Rule 14f-1 under the Exchange Act (together with any amendments or supplements thereto, the "Information Statement"), and (D) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the California Filing with the Secretary of State of the State of California and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (4) any filings with and approvals of the Nasdaq and (5) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings obtained prior to the earlier of the Offer Closing and the Effective Time or the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

          (g)    Company SEC Documents.

              (i)  The Company has timely filed all material reports, schedules, forms, and other documents with the SEC required to be filed or furnished by the Company prior to the date hereof under the Exchange Act since February 1, 2009 (such documents, together with any documents filed or furnished during such period by the Company to the SEC on a voluntary basis on Current Reports on Form 8-K, the "Company SEC Documents"). Each of the Company SEC Documents, as of the time of its filing or, if applicable, as of the time of its most recent amendment, complied in all material respects with, to the extent in effect at the time of such filing, the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Document, and none of the Company SEC Documents when filed or, if amended prior to the date hereof, as of the date of such most recent amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein, in light of the circumstances under which they were made, or are to be made, not misleading. Other than arising from its capacity as a guarantor of the Company's indebtedness, none of the Company's Subsidiaries is required to file any reports or forms with the SEC pursuant to the Exchange Act.

             (ii)  Each of the consolidated financial statements (including the related notes and schedules) of the Company included in the Company SEC Documents (or incorporated therein by reference) complied at the time it was filed or, if amended, as of the date of such most recent amendment, fairly present in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing or amendment, had been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC), applied on a consistent basis during the periods, involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and consolidated statements of cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and to any other adjustments described in the notes thereto). Except as reflected or reserved against in the most recent audited balance sheet of the Company included in Company SEC Documents filed prior to the date of this Agreement (the "Filed Company SEC Documents", and such balance sheet referred to above, including the notes thereto, the "Company Balance Sheet"), neither the Company nor any of its Subsidiaries has any material liabilities or material obligations of any nature (whether absolute, accrued, known or unknown, contingent or otherwise) required by GAAP to be reflected on the Company Balance Sheet other than (A) liabilities or obligations incurred since January 28, 2012 in the ordinary course of business consistent with past practice which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (B) liabilities or obligations incurred pursuant to Contracts entered into after the date hereof not in violation of this Agreement and (C) liabilities or obligations incurred pursuant to this Agreement. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint-venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's consolidated financial statements or other Company SEC Documents. None of the Subsidiaries of the Company are, or have at any time since February 1, 2009 been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

            (iii)  Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, "SOX") with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any of its Subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX. As of the date hereof, the Company has no reason to believe that its outside auditors and its principal executive officer and principal financial officer will not be able to give, without qualification, the certificates and attestations required pursuant to SOX when next due.

            (iv)  The Company has (A) established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its principal executive officer and principal financial officer; (B) established and maintains internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP; (C) evaluated the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation; and (D) to the extent required by applicable Law, disclosed in such report or amendment any change in the Company's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

             (v)  The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's Board of Directors (A) all known significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and (B) any known fraud or allegation of fraud, whether or not material and have identified for the Company's auditors and to the extent required by applicable Law disclosed in the Company SEC Documents any material weaknesses in internal controls, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

            (vi)  During the two (2) years prior to the date of this Agreement (A) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material written complaint, allegation, assertion or claim (whether originally received in writing or reduced to writing by the Company or any of its Subsidiaries) regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material written complaint, allegation, assertion or claim (whether originally received in writing or reduced to writing by the Company or any of its Subsidiaries) that the Company or any of its Subsidiaries has engaged in improper accounting or auditing practices, and (B) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

           (vii)  The Company has made available to Parent (to the extent not otherwise publicly available) copies of all comment letters received from the SEC that (i) relate to the Company SEC Documents filed on or after January 25, 2011 or (ii) contain continuing obligations of the Company, and, in each case, all written responses of the Company thereto. The Company has not received any written (or, to the Knowledge of the Company, oral) notice from the SEC that any of the Company SEC Documents is subject of any ongoing review by the SEC.

          (h)    Proxy Statement.    The information included or incorporated by reference in the Proxy Statement will not, at the date it (and any amendment or supplement thereto) is first disseminated to the shareholders of the Company and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub specifically for inclusion or incorporation or by reference in the Proxy Statement. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act, the California Code and all rules of Nasdaq.

          (i)    Disclosure Documents.

              (i)  Each document required to be filed by the Company with the SEC in connection with the Offer (the "Company Disclosure Documents") (including the Schedule 14D-9 but excluding for purposes of this representation, for the avoidance of doubt, the Proxy Statement (if applicable)), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply in all material respects with the applicable requirements of the Exchange Act.

             (ii)  The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto and at the time of any distribution or dissemination thereof and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.01 will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

            (iii)  The information with respect to the Company or any of its Subsidiaries that the Company furnishes to Parent or Merger Sub specifically for use in the Offer Documents, at the time of the filing of the Schedule TO, at the time of any distribution or dissemination of the Offer Documents and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (j)    Absence of Certain Changes or Events.    From January 28, 2012 through the date of this Agreement, there has not been any Material Adverse Effect. Since January 28, 2012, (A) except (with respect to the period following the execution of this Agreement) as otherwise permitted by this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and (B) there has not been any action taken or committed to be taken by the Company or any Subsidiary of the Company which, if taken following entry by the Company into this Agreement, would have required the consent of Parent pursuant to Section 5.01(a)(i), Section 5.01(iv), Section 5.01(v)(x), Section 5.01(viii), Section 5.01(xiii) and Section 5.01(xv).

          (k)    Litigation.    There are no actions, suits, claims, hearings, proceedings, examinations, demands, complaints, arbitrations, mediations, audits, inquiries or investigations (whether formal or informal, civil, criminal, administrative or otherwise) ("Actions") pending or, to the Knowledge of the Company, threatened by, against or involving the Company or any of its Subsidiaries or any of their respective assets, rights or properties or any of the officers or directors of the Company (or any former director or officer, in their capacity as such), except, in each case, for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor any of their respective properties, rights or assets is or are subject to any Order, except for those that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. There are no, nor since February 1, 2009 have there been any, formal (or, to the Knowledge of the Company, informal) governmental inquiries or investigations, in each case regarding disclosure practices of the Company or any of its Subsidiaries, compliance by the Company or any of its Subsidiaries with any Law or any malfeasance by any officer of the Company or any of its Subsidiaries.

          (l)    Material Contracts.

              (i)  For purposes of this Agreement, a "Material Contract" shall mean:

              (A)  Any Contract (other than a Lease) that is a "material contract," including those within the meaning of Item 601(b)(2), (4), (9) and (10) of Regulation S-K of the SEC;

              (B)  Any Contract relating to third-party indebtedness for borrowed money or any third-party financial guaranty (other than any letters of credit and standby letters of credit entered into in the ordinary course of business consistent with past practice not in excess of $500,000 individually, or $12,000,000 in the aggregate);

              (C)  Any Contract (other than a Lease) (1) containing covenants of the Company or any of its Subsidiaries (x) not to compete (or otherwise restrict or limit the ability of the Company or any of its Subsidiaries to compete) in any line of business or geographic area or (y) otherwise limiting the Company or any of its Subsidiaries from operating or expanding their respective businesses, and (2) containing any standstill obligations in favor of the Company or to which the Company is subject;

              (D)  Any Contract (other than purchase or sale orders in the ordinary course of business) under which the Company or any of its Subsidiaries is a purchaser or supplier of goods and services which, pursuant to the terms thereof, requires payments by or to the Company or any of its Subsidiaries in excess of (i) $1,000,000 per annum with respect to any Contract for the purchase or sale of goods, or (ii) $250,000 per annum with respect to any Contract for the purchase or supply of services (excluding employment arrangements);

              (E)  Any Contract entered into on or after February 1, 2009 relating to (i) the acquisition, disposition or reorganization of any business or any assets (whether by merger, sale of stock or assets or otherwise) in an amount in excess of $250,000, or (ii) the closing of any of the stores of the Company or its Subsidiaries;

              (F)  Any Contract (other than a Lease) for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $250,000;

              (G)  Any Contract pursuant to which the Company or any of its Subsidiaries has entered into a partnership, joint venture or similar agreement with any other person (other than the Company or any of its Subsidiaries);

              (H)  Any Contract relating to material Intellectual Property (other than standard form Contracts granting rights to use readily available shrink wrap or click wrap Software or standard non-exclusive licenses having an annual license fee of less than $100,000 per year;

              (I)   Any Contract (other than a Lease) that contains a change of control (or equivalent) provision which would result in or reasonably be expected to result in a Material Adverse Effect; and

              (J)   Any Contract (other than Contracts of the type described in subclauses (A) through (I) above or any Lease) that involves aggregate payments by or to the Company or any of its Subsidiaries in excess of $500,000 per annum, other than purchase or sales orders in the ordinary course of business and consistent with past practice.

             (ii)  Section 4.01(l) of the Company Disclosure Letter sets forth a list of all Material Contracts as of the date of this Agreement. Each such Material Contract is valid and in full force and effect and enforceable in accordance with its respective terms, subject to the Bankruptcy and Equity Exception, except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any counterparty to any Material Contract, has violated or is alleged to have violated any provision of, or committed or failed to perform any act which, with or without written notice, lapse of time or both, would constitute a default under the provisions of any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No party to any Material Contract has given the Company or any of its Subsidiaries written (or to the Knowledge of the Company, oral) notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Material Contract and neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other party to any Company Material Contract, has repudiated in writing any material provision thereof.

          (m)    Compliance with Laws; Environmental Matters.

              (i)  Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect:

              (A)  each of the Company and its Subsidiaries is and has been at all prior times in compliance with all Laws and Orders including, without limitation, Environmental Laws applicable to it, its properties, rights or assets or its business or operations;

              (B)  the Company and each of its Subsidiaries currently (i) has in full force and effect all approvals, authorizations, certificates, registrations, listings, filings, franchises, licenses, variances, exemptions, notices and permits of or with all Governmental Entities or as required under any applicable Order or Law, including, without limitation, the Environmental Laws (collectively, "Permits"), to lawfully own, lease and operate its respective properties and other assets and to carry on its respective business and operations as currently conducted and as were conducted through the most recently completed fiscal year, (ii) operates and operated in compliance with the terms and conditions of such Permits, (iii) has not defaulted under, or committed any violation of, any such Permit and (iv) has no reason to believe that any such Permit will be revoked, will not be renewed, or will be modified on terms more burdensome than currently applicable;

              (C)  the consummation of the Offer or the Merger would not cause the revocation, modification or cancellation of any Permit relating to the Company or any of its Subsidiaries, and no authorization, consent, approval, registration, listing, license, exemption of or filing with any Governmental Entity (an "Approval"), under any applicable Law or Order currently in effect (other than, in the case of the Merger, the filing of the California Filing), is required in connection with the consummation of the Offer or Merger or with the ability of the Surviving Corporation to maintain the businesses and operations of the Company and its Subsidiaries immediately following the consummation of the Offer and the Merger as currently conducted and as were conducted through the most recently completed fiscal year;

              (D)  (i) neither the Company nor any of its Subsidiaries has used, treated, stored or Released any Hazardous Materials in, on, at, under, or from any properties or facilities currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, and (ii) to the Knowledge of the Company, there have been no other Releases of Hazardous Materials and Hazardous Materials are not otherwise present, in, on, at, under, or from any such properties or facilities, which in either (i) or (ii) above would reasonably be expected to subject the Company or any of its Subsidiaries to any liability under any Environmental Law, require any expenditure by the Company or any of its Subsidiaries, or interfere with any current or planned operations of the Company or any of its Subsidiaries at any such properties or facilities;

              (E)  neither the Company nor any of its Subsidiaries has Released or, to the Knowledge of the Company is responsible for, Hazardous Materials at any other location, or transported or arranged for the transportation of Hazardous Materials, which, in each case, would reasonably be expected to subject the Company or any of its Subsidiaries to any liability under Environmental Law or require any expenditure by the Company or any of its Subsidiaries;

              (F)  neither the Company nor any of its Subsidiaries is subject to any indemnity obligation or other Contract with any person relating to obligations or liabilities under Environmental Laws or with respect to Hazardous Materials that would reasonably be expected to subject to the Company or any of its Subsidiaries to liability; and

              (G)  there are no Actions pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries under Environmental Law, including, without limitation, under the California Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), and neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, oral environmental claim, notice or request for information concerning any liability or alleged liability under, or any violation or alleged violation by, the Company or any of its Subsidiaries of any applicable Environmental Law and, to the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any Action or liability against the Company or any of its Subsidiaries relating to or arising under Environmental Laws, including without limitation, Proposition 65, or relating to Hazardous Materials, or that would reasonably be expected to interfere with or increase the cost of complying with all applicable Environmental Laws, including, without limitation, Proposition 65, in the future.

             (ii)  Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, the Company has made available to Parent copies of all reports, assessments, audits, memoranda, and other documents in the possession of the Company or any of its Subsidiaries that contain material information concerning any violation of, liability under, or obligation concerning Environmental Laws or Hazardous Materials.

            (iii)  Neither the Company, nor any of its Subsidiaries, nor any of their respective Representatives or any other persons acting on their behalf has, in connection with the operation of their respective businesses, (A) used, paid or promised any funds for unlawful contributions, payments, gifts or entertainment, (B) made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, as if it were applicable to the Company or its Subsidiaries at that time, or any similar Laws, (C) paid, promised, accepted or received any unlawful contributions, payments, expenditures or gifts, or (D) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or similar Laws.

          (n)    Labor Relations and Other Employment Matters.

              (i)  Except as set forth in Section 4.01(n)(i) of the Company Disclosure Letter, (A) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with any labor organization, nor is any such agreement presently being negotiated, (B) no labor union or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending with any labor relations tribunal or authority, and to the Knowledge of the Company, there is no organizing activity by any labor union with respect to employees of the Company or any of its Subsidiaries; (C) there is no material unfair labor practice charge or comparable complaint pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other Governmental Entity; (D) there is no pending or, to the Knowledge of the Company, threatened, and in the three (3) years preceding the date hereof has been no, work stoppages, strikes, slowdowns or other material labor disputes involving employees of the Company or any of its Subsidiaries; and (E) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in material breach of any collective bargaining agreement or other agreement with a labor organization.

             (ii)  The Company and its Subsidiaries have complied, or will have complied prior to the Closing, with any notice requirements contained in any collective bargaining agreement or similar agreement with a labor organization or applicable Law in connection with the transactions contemplated by this Agreement.

            (iii)  The Company and its Subsidiaries have complied in all material respects with all applicable Laws pertaining to the engagement, employment or termination of services of employees, officers, directors, independent contractors or consultants, including, without limitation, all such applicable Laws relating to terms and conditions of employment, labor relations, wages and hours, social security, payroll, compensation, benefits, equal employment opportunities, worker classification (for any purpose including, without limitation, for Tax withholding purposes or Company Benefit Plan purposes), exempt or non-exempt status, workers' compensation, human rights, mass layoffs, plant closings, fair employment practices, immigration, prohibited discrimination, employment and reemployment rights of members of the uniformed services and occupational health and safety. Neither the Company nor any of its Subsidiaries is liable in any material respect for any arrears of wages or any Taxes or penalties for failure to comply with any applicable Law with respect to reporting and withholding requirements involving wages, salaries or other payments to employees. The Company and its Subsidiaries have not closed any plant or facility or effectuated any layoffs of employees within the past three (3) years without complying with the Worker Adjustment and Retraining Notification Act, as amended, and any similar state or local statute, rule or regulation (collectively, "WARN"), nor has any plant closure or mass layoff (as such terms are defined under WARN) with respect to the Company or any of its Subsidiaries been planned or announced for the future. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.

            (iv)  The Company and its Subsidiaries will pay to its or their respective employees all salaries, wages, and vacation pay accrued and owed through the Effective Time.

             (v)  To the Knowledge of the Company, no employees of the Company or any of its Subsidiaries are in any material respect in violation of any term of any employment Contract, non-disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company, any of its Subsidiaries or Parent, or to the use of trade secrets or proprietary information of others.

          (o)    Employee Benefits and Compensation.

              (i)  Section 4.01(o)(i) of the Company Disclosure Letter contains a complete and accurate list of each Company Benefit Plan. For the purposes of this Agreement, a "Company Benefit Plan" means an "employee benefit plan" (within the meaning of Section 3(3) of the

    Employee Retirement Income Security Act of 1974, as amended ("ERISA")(whether or not subject to ERISA) including multiemployer plans within the meaning of Section 3(37) of ERISA) and all employment, employee loan, bonus, pension, welfare, health, life, insurance, post-retirement, commission, disability, tuition, equity, unemployment, sick, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, stock unit, "phantom" stock, retirement, savings, stock bonus, paid time off, fringe benefit, vacation, severance, retention, change in control, and all other employee benefit plans, programs, policies or Contracts (whether written or unwritten, insured or self-insured, domestic or foreign) sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries or their respective ERISA Affiliates, in each case providing benefits to any Company Personnel (including their beneficiaries or dependents).

             (ii)  The Company has provided to Parent current, complete and accurate copies of, as applicable (A) each Company Benefit Plan (including any amendments thereto) (or, with respect to any unwritten Company Benefit Plans, complete and accurate descriptions thereof), (B) the most recent (1) annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") or any other Governmental Entity with respect to each Company Benefit Plan (if any such report was required) and all schedules and attachments thereto, (2) audited financial statements and (3) actuarial valuation report, (C) the most recent summary plan description for each Company Benefit Plan, (D) any currently effective summary of material modifications, (E) each trust Contract and insurance or group annuity Contract relating to any Company Benefit Plan, (F) the most recent IRS determination or opinion letter and (G) any currently effective employee handbook.

            (iii)  Each Company Benefit Plan has been administered and complies in all material respects in accordance with its terms and is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable Laws. With respect to each such Company Benefit Plan, the Company and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable Laws.

            (iv)  All Company Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code have received favorable determination letters from the IRS, to the effect that such Company Benefit Plans and the related trusts are so qualified and exempt from Federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination or opinion letter has been revoked, nor has revocation been threatened, and no event has occurred since the date of the most recent determination or opinion letter relating to any such Company Benefit Plan that could reasonably be expected to adversely affect the qualification of such Company Benefit Plan or the related trust or result in the imposition of any material penalty or Tax liability with respect to such Company Benefit Plan.

             (v)  No liability under Title IV or Section 302 of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or any ERISA Affiliate, of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due). The representation made in this Section 4.01(o)(v) is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company, its Subsidiaries or any ERISA Affiliate made, or was required to make, contributions during the six-year period ending on the last day of the most recent plan year that ended prior to the Closing Date.

            (vi)  With respect to each Company Benefit Plan, (A) there has not occurred any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) and no such transaction is expected to occur with respect to any Company Benefit Plan (and the consummation of the transactions contemplated by this Agreement will not constitute or directly or indirectly result in such a non-exempt prohibited transaction); (B) none of the Company, its Subsidiaries, any of their respective ERISA Affiliates, or any employee, officer, director, shareholder or other service provider of the Company or any of its Subsidiaries has made any promises or commitments, whether legally binding or not, to create any additional material employee benefit plan, agreement or arrangement, or to modify or change in any material way any existing Company Benefit Plan; (C) all payments required with respect to each Company Benefit Plan have been made or provided for by the Company or its Subsidiaries or their respective ERISA Affiliates in accordance with the provisions of each of the Company Benefit Plans, applicable Law and GAAP; (D) no claim, proceeding, lawsuit, arbitration or other action has been threatened, asserted, instituted or, to the Knowledge of the Company, is anticipated with respect to any of the Company Benefit Plans (other than routine claims for benefits and appeals of such claims) or the assets of any trust of any of the Company Benefit Plans; (E) no Company Benefit Plan is under (or is expected to be under), and neither the Company nor its Subsidiaries has received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity, and no such completed audit, if any, has resulted in the imposition of any Tax or penalty; (F)to the Knowledge of the Company, no event, condition, or circumstance exists that could reasonably be expected to result in a material increase of the benefits provided under any Company Benefit Plan or the expense of maintaining any Company Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended before the Closing Date; (G) none of the Company, any of its Subsidiaries or any of their ERISA Affiliates has any unfunded liabilities pursuant to any Company Benefit Plan that is not intended to be qualified under Section 401(a) of the Code that are not fully reflected on the Company's financial statements; (H) no event, condition, or circumstance exists that would prevent the amendment or termination of any Company Benefit Plan other than in accordance with its terms; (I) with respect to each Company Benefit Plan that is funded mostly or partially through an insurance policy, none of the Company, any of its Subsidiaries or any of their ERISA Affiliates currently has any material liability in the nature of retroactive rate adjustment, loss sharing arrangement or other actual or contingent material liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such material liability with respect to periods through the Effective Time; and (J) there are no loans by the Company or any of its Subsidiaries to any of their respective executive officers or directors.

           (vii)  No Company Benefit Plan provides post-retirement or post-employment health and welfare benefits to any Company Personnel, except as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable Law and at no expense to the Company or its Subsidiaries.

          (viii)  With respect to each Company Benefit Plan that is mandated by a government other than the United States or subject to the Laws of a jurisdiction outside of the United States (each, a "Foreign Company Plan"), the fair market value of the assets of each funded Foreign Company Plan, the liability of each insurer for any Foreign Company Plan funded through insurance or the book reserve established for any Foreign Company Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such Foreign Company Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Company Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations. Each Foreign Company Plan has been maintained and operated in all material respects in accordance with the applicable plan document and all applicable Laws and other requirements, and if intended to qualify for special tax treatment, satisfies all requirements for such treatment.

            (ix)  None of the execution and delivery of this Agreement, the obtaining of the Shareholder Approval with respect to the Merger or the consummation of the Offer, the Merger or any other transaction contemplated by this Agreement (whether alone or in conjunction with any other event, including as a result of any termination of employment on or following the date hereof) will (A) entitle any Company Personnel to severance or termination pay, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan, (C) result in any breach or violation of, or a default under, any Company Benefit Plan, (D) result in any withdrawal liability under any Company Benefit Plan or (E) result in payments under any Company Benefit Plan that would not be deductible under Section 280G of the Code or that would be subject to the excise tax under Section 4999 of the Code.

             (x)  Each Company Stock Option has been granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the guidance and regulations issued thereunder) of Company Common Stock underlying such Company Stock Option on the grant date thereof and no Option has been extended, amended or repriced since the date of grant.

          (p)    No Gross Ups.    No Company Personnel is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including federal, state, local and foreign income, excise and other taxes (including taxes imposed under Code Section 409A or 280G)) or interest or penalty related thereto.

          (q)    Taxes.

              (i)  The Company and each of its Subsidiaries have (a) timely filed (or had timely filed on their behalf) with the appropriate Taxing Authority all material Tax Returns required to be filed by them (giving effect to all extensions), and all such Tax Returns are true, correct and complete in all material respects and (b) timely paid (or had timely paid on their behalf) all material Taxes, whether or not reflected on a Tax Return, required to have been paid by them. The most recent financial statements contained in the Company's filed SEC reports reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income), in accordance with GAAP, for all Taxes, whether or not yet due and payable, of the Company and each of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

             (ii)  There are no liens for material Taxes upon any property or assets of the Company or any of its Subsidiaries, except for liens for Taxes not yet due or for Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves, in accordance with GAAP, have been established.

            (iii)  The Company and each of its Subsidiaries have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes in connection with amounts paid or owing to any employee, former employee or independent contractor) and have duly and timely withheld and have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

            (iv)  To the Knowledge of the Company, no material federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. The relevant statute of limitations is closed with respect to the federal income Tax Returns of the Company or any of its Subsidiaries for all years through 2007.

             (v)  None of the Company or any of its Subsidiaries has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

            (vi)  None of the Company or any of its Subsidiaries has requested an extension of time within which to file any material Tax Return which has not since been filed, and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns have been given by or on behalf of the Company or any of its Subsidiaries.

           (vii)  No closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign Law) or any ruling with respect to Taxes has been entered into by or with respect to the Company or any of its Subsidiaries that still has any effect.

          (viii)  None of the Company or any of its Subsidiaries is party to or bound by or currently has any material liability under any agreement providing for the allocation, sharing or indemnification of Taxes.

            (ix)  None of the Company or any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only the Company and any of its Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year.

             (x)  In the last six years, no claim has been made in writing by any Taxing Authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that any such entity is, or may be, subject to taxation by that jurisdiction.

            (xi)  The Company and its Subsidiaries have made available to Parent copies of (a) all of their material income Tax Returns filed within the past three (3) years, (b) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a Taxing Authority within the past five (5) years relating to the federal, state, local or foreign Taxes due from or with respect to the Company or any of its Subsidiaries, and (c) any closing letters or agreements entered into by the Company or any of its Subsidiaries with any Taxing Authority within the past five (5) years with respect to Taxes.

           (xii)  None of the Company or any of its Subsidiaries has received any written notice of deficiency or assessment from any Taxing Authority for any material amount of Tax that has not been fully settled or satisfied.

          (xiii)  None of the Company or any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement (or will constitute such a corporation in the two (2) years prior to the Effective Time) or which otherwise constitutes part of a "plan" or "series of related transactions" within the meaning of Section 355(e) of the Code in conjunction with the Merger or the Offer.

          (xiv)  None of the Company or any of its Subsidiaries will be required to include in a taxable period ending after the Effective Time a material amount of taxable income attributable to income that arose in a prior taxable period but was not recognized for Tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of any Tax Law or for any other reason (including as a result of prepaid amounts or deferred revenue received on or prior to the Effective Time).

           (xv)  None of the Company or any of its Subsidiaries has engaged in any transaction that could give rise to (i) a disclosure obligation under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a "reportable transaction" under Section 6011 of the Code and the regulations thereunder.

          (xvi)  The Company and its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to substantial understatement of federal income Tax within the meaning of Section 6662 of the Code and have properly prepared all applicable documentation described in Section 6662(e)(3) of the Code and the regulations thereunder.

         (xvii)  As used in this Agreement (A) "Tax" means all United States federal, state, local or foreign taxes, charges, fees, levies or other assessments, including but not limited to income, gross receipts, excise, real and personal property, profits, estimated, severance, occupation, production, capital gains, capital stock, goods and services, environmental, employment, withholding, stamp, value added, alternative or add-on minimum, sales, transfer, use, license, payroll and franchise taxes or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties , fines, related liabilities or additions to tax attributable to such taxes, charges, fees, levies or other assessments; (B) "Taxing Authority" means any federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising Tax regulatory authority; and (C) "Tax Return" means any report, return, document, declaration or other information or filing required to be filed or delivered with respect to Taxes (whether or not a payment is required to be made with respect to such filing), including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information and any amendments thereto.

          (r)    Title to Properties.

              (i)  Neither the Company nor any of its Subsidiaries owns a fee interest in any real property.

             (ii)  Section 4.01(r)(ii) of the Company Disclosure Letter sets forth a true and complete list of all real property leased or subleased by the Company or any of its Subsidiaries (the "Leased Real Property"), identifying the address or location and use thereof. True, correct and complete copies of all leases and subleases (including all amendments, modifications and supplements thereto) pursuant to which the Company or any of its Subsidiaries uses or occupies the Leased Real Property (the "Leases") have been delivered to Parent or made available to Parent via a virtual database website prior to the date hereof and such Leases have not been amended, modified or supplemented since that date.

            (iii)  The Company or one or more of its Subsidiaries, as applicable, has valid leasehold or subleasehold interests in all of the Leased Real Property, in each case free and clear of all Liens, except for Permitted Liens. In addition, the Company or one of its Subsidiaries owns or has the right, to use all other tangible assets necessary for the conduct of its respective business as currently conducted. All Leases are in full force and effect, enforceable in accordance with their terms against the Company or Subsidiary party thereto and, to the Knowledge of the Company, the counterparties thereto. No event has occurred that has resulted or could result (with or without the giving of written notice, the lapse of time or both) in a material default by the Company or any Subsidiary or, to the Knowledge of the Company, the counterparties thereto with respect to any Lease. There are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, to use, occupy or purchase the interest of the Company or any of its Subsidiaries in the Leased Real Property or, to the Knowledge of the Company, the Leased Real Property (except for the Leases). To the Knowledge of the Company, no condemnation proceeding is pending or threatened which would preclude or materially impair the use of any of the Leased Real Property for the purpose to which it is currently put.

            (iv)  Except for those matters that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, the present use, operation and condition of the Leased Real Property does not violate any applicable zoning, land use or other law, rule, regulation or ordinance or any covenant of record affecting the Leased Real Property. Neither the Company nor any of its Subsidiaries has received any written notice from any governmental authority, any insurance company or any board of fire underwriters, or other body exercising similar functions with respect to the need for any repairs to, or replacement of, any improvements to any of the Leased Real Property except as would not be reasonably expected to have a Material Adverse Effect.

          (s)    Intellectual Property.

              (i)  Section 4.01(s)(i) of the Company Disclosure Letter sets forth a complete and accurate list of all registered or applied for Intellectual Property owned, used or held for use in the businesses of the Company or one of its Subsidiaries, as currently conducted and as currently proposed to be conducted ("Company Intellectual Property"). Either the Company or one of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use all Company Intellectual Property, free and clear of all Liens.

             (ii)  Except as set forth in Section 4.01(s)(ii) of the Company Disclosure Letter, (A) there are no pending or, to the Knowledge of the Company, threatened claims by any third party alleging infringement of any Intellectual Property rights of any person by the Company or any of its Subsidiaries, (B) the conduct of the business of the Company and its Subsidiaries does not infringe any Intellectual Property rights of any third party, (C) neither the Company nor any of its Subsidiaries has made any claim of a violation, misappropriation, dilution or infringement by others of its rights to or in connection with the Company Intellectual Property, (D) to the Knowledge of the Company, no third party is violating, misappropriating, diluting or infringing any Company Intellectual Property, (E) all registrations and applications for Company Intellectual Property owned or controlled by the Company or any of its Subsidiaries (the "Company Owned Intellectual Property") are subsisting and unexpired, have not been abandoned or canceled, and are valid and enforceable, and (F) there are no ongoing interferences, oppositions, reissues, or reexaminations or other proceedings which could reasonably be expected to result in a loss or limitation of an Intellectual Property right or claim involving any registered Company Intellectual Property. All Company Owned Intellectual Property is valid and enforceable and in full force and effect.

            (iii)  Except as set forth in Section 4.01(s)(iii) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (A) result in the loss of, or otherwise adversely affect, any rights of the Company or its Subsidiaries in any Intellectual Property, (B) cause the grant or require the Company or its Subsidiaries to grant to any third party any rights with respect to any Company Intellectual Property of the Company or its Subsidiaries, (C) subject the Company or any of its Subsidiaries to any payments in respect of any Intellectual Property, (D) by the terms of any Contract to which the Company or any of its Subsidiaries is a party, diminish any royalties or other payments the Company or any of its Subsidiaries would otherwise be entitled to in respect of any Intellectual Property or (E) result in the breach or, by the terms of such Contract, termination of any agreement relating to the Company Intellectual Property.

            (iv)  Section 4.01(s)(iv) of the Company Disclosure Letter sets forth a complete and accurate list of all of the Contracts pursuant to which the Company or any of its Subsidiaries has received a license or sublicense of any Company Intellectual Property or to which the Company or any of its Subsidiaries grants a license or sublicense of any Company Intellectual Property ("Intellectual Property Agreements"). All Intellectual Property Agreements are valid and binding agreements of the Company or any Subsidiary, and neither the Company nor any Subsidiary is in material default under any of the Intellectual Property Agreements, and no notice has been received by the Company or any Subsidiary alleging that it is in breach or default of any Intellectual Property Agreement, and no facts or circumstances exist which would reasonably be expected to result in a claim or notice of breach or default of an Intellectual Property Agreement to be received by the Company or any Subsidiary. To the Knowledge of the Company, no third party is in material default under any Intellectual Property Agreements, and neither the Company or any Subsidiary has provided a notice of breach or default of any Intellectual Property Agreement to any third party.

             (v)  The Company and its Subsidiaries have taken all reasonable actions to protect the Company Intellectual Property (including trade secrets and confidential information), and require all persons who create or contribute to proprietary Intellectual Property to assign all of their rights therein to the Company or a Subsidiary, pursuant to a valid and binding written agreement or obligation to assign all such rights that the Company does not already own by operation of Law.

            (vi)  The Company and its Subsidiaries maintain and protect the integrity, security and operation of their software, networks, databases, systems and websites (and all information transmitted thereby or stored therein), and there have been no violations of same. The Company and its Subsidiaries have implemented commercially reasonable practices to ensure the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. Other than as set forth on Section 4.01(s)(vi) of the Company Disclosure Letter, there has been no breach of security involving any information assets.

           (vii)  The Company's and its Subsidiaries' practices are in compliance in all material respects with (i) their then-current privacy policies, including the privacy policies posted on the Company's and its Subsidiaries' websites and (ii) their customers' privacy policies, when required to do so by contract. The Company and its Subsidiaries have conducted their businesses and maintained their data at all times in accordance with: (a) the standards promulgated by the Online Privacy Alliance; (b) the standards promulgated by the Direct Marketing Association and (c) all applicable Laws, including the Payment Card Industry Data Security Standard (PCI DSS), the Fair Credit Reporting Act and the Graham-Leech Bliley Act. All data which has been collected, stored, maintained or otherwise used by the Company and any of its Subsidiaries has been collected, stored, maintained and used in accordance with all applicable U.S. and foreign Laws, guidelines and industry standards. None of the Company or any of its Subsidiaries has received a notice of noncompliance with applicable data protection laws, rules, regulations, guidelines or industry standards. The Company and its Subsidiaries have made all registrations that Company and its Subsidiaries are required to have made in relation to the processing of data, and are in good standing with respect to such registrations, with all fees due as of the date hereof and the Offer Closing or Merger Closing, as applicable, duly made.

          (viii)  The computer hardware and software systems used by the Company and its Subsidiaries in the conduct of their business (collectively, the "Business Systems") are sufficient in all material respects for the conduct of such business as conducted on the date of this Agreement. The Company and its Subsidiaries maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and act in compliance therewith. In the last eighteen (18) months, there has not been any material failure with respect to any of the Business Systems that has not been remedied to the Company's reasonable satisfaction.

          (t)    Insurance.    All material insurance policies maintained by the Company and its Subsidiaries, including fire and casualty, general liability, product liability, business interruption, directors and officers and other professional liability policies (the "Insurance Policies"), are in full force and effect and provide insurance in such amounts and against such risks as the management of the Company reasonably has determined to be prudent in accordance with industry practices or as is required by Law except as would not have and would not reasonably be expected to have a Material Adverse Effect are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or lapse of time or both, would constitute such a breach or default, or permit a termination or modification of any of the Insurance Policies of the Company and its Subsidiaries except as would not have and would not reasonably be expected to have a Material Adverse Effect. No notice of cancellation or reduction in coverage has been received with respect to the Insurance Policies (other than in connection with ordinary renewals).

          (u)    Affiliated Transactions.    There are no, and since February 1, 2009, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and the Affiliates of the Company on the other hand (other than the Company's Subsidiaries), that would be required to be disclosed under Item 404 under Regulation S-K under the Securities Act and that have not been so disclosed in the Company SEC Documents.

          (v)    Voting Requirements.    The affirmative vote of holders of a majority in voting power of the outstanding shares of Company Common Stock, voting together as a single class (the "Shareholder Approval"), at the Shareholders' Meeting or any adjournment or postponement thereof with respect to the Merger is the only vote, if any, of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and to approve the Offer, Merger and the other transactions contemplated by this Agreement.

          (w)    State Takeover Laws; Company Certificate Provisions.    The Company does not have any shareholder rights plans in effect. No Takeover Laws, nor any takeover-related provision in the Company Certificate or Company Bylaws is applicable to Parent or Merger Sub, this Agreement, the Offer, the Top-Up or the Merger that would (i) prohibit or restrict the ability of the Company to perform its obligations under this Agreement, any related agreement or the California Filing or its ability to consummate the Offer, the Merger or the other transactions contemplated hereby and thereby, (ii) have the effect of invalidating or voiding this Agreement, the California Filing, or any provision hereof or thereof, or (iii) subject Parent or Merger Sub to any impediment or condition in connection with the exercise of any of its rights under this Agreement or the California Filing.

          (x)    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other person (other than Peter J. Solomon Company) is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all Contracts under which any such fees or expenses are payable and all indemnification and other Contracts related to the engagement of the persons to whom such fees are payable.

          (y)    Opinion of Financial Advisors.    The Board of Directors of the Company has received the opinion of Peter J. Solomon Company (the "Company Financial Advisor"), a written copy of which has been provided to Parent (the "Fairness Opinion"), dated as of the date of this Agreement, to the effect that, as of such date, the Offer Price to be received by the holders of Company Common Stock in connection with the Offer, and the Merger Consideration to be received the by holders of Company Common Stock in connection with the Merger, is fair, from a financial point of view, to the holders of shares of Company Common Stock. The Company has been authorized by the Company Financial Advisor to include the Fairness Opinion in the Proxy Statement and a description of the material financial analysis underlying such opinion subject to the prior review by the Company Financial Advisor.

          (z)    Rule 14d-10 Matters.    All amounts payable to holders of Company Common Stock and other equity interests of the Company ("Covered Securityholders") pursuant to the Company Benefit Plans (a) are being paid or granted as compensation for past services performed, future services to be performed or future services to be refrained from performing by the Covered Securityholders (and matters incidental thereto) and (b) are not calculated based on the number of shares tendered or to be tendered into the Offer by the applicable Covered Securityholder. The Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (each member of which the Board of Directors of the Company determined is an "independent director" within the meaning of the applicable Nasdaq rules and is an "independent director" in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act) (i) at a meeting duly called and held at which all members of the Compensation Committee were present, duly and unanimously adopted resolutions approving as an "employment compensation, severance or other employee benefit arrangement" within the meaning of Rule 14d-10(d)(1) under the Exchange Act (an "Employment Compensation Arrangement") (A) each Company Stock Plan, (B) the treatment of the Company Stock Options and Company DSUs in accordance with the terms set forth in this Agreement, the applicable Company Stock Plan and any applicable Company Benefit Plans and (C) each other Company Benefit Plan set forth in Section 4.01(o)(i) of the Company Disclosure Letter, which resolutions have not been rescinded, modified or withdrawn in any way, and (ii) has taken all other actions necessary to satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to the foregoing arrangements. A correct and complete copy of any resolutions of the Compensation Committee reflecting any approvals and actions referred to in the preceding sentence and taken prior to the date of this Agreement has been provided to Parent prior to the execution of this Agreement.

          (aa)    Liquor Licenses.    Section 4.01(aa) of the Company Disclosure Letter sets forth a list of all alcoholic beverage licenses currently held or used by the Company and its Subsidiaries in connection with the operation of their respective businesses (collectively, the "Liquor Licenses") along with the expiration date of each such Liquor License. Except as would not, individually or in the aggregate, reasonably be expected to be material to the business and operations of the Company and its Subsidiaries, taken as a whole:

              (i)  to the extent required by applicable Law, each store (including online distribution channel) owned or operated by the Company and each of its Subsidiaries possesses a Liquor License;

             (ii)  the Company has no reason to believe that any currently pending application for a Liquor License sought by the Company or any of its Subsidiaries will be ultimately denied;

            (iii)  each of the Liquor Licenses has been validly issued, and any subsequent changes in fact affecting such licensees that were required by Law to be reported to the applicable alcoholic beverage licensing authorities, have been so reported;

            (iv)  each Liquor License is in full force and effect and is adequate for the current conduct of the operations at the store (including online distribution channel) for which it is issued;

             (v)  neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened modification, suspension or cancellation of a Liquor License or any proceeding related thereto;

            (vi)  except as set forth in Section 4.01(aa)(vi) of the Company Disclosure Letter, there have been no proceedings or other Actions relating to any of the Liquor Licenses;

           (vii)  there are no pending disciplinary actions, unresolved citations, unsatisfied penalties, past disciplinary actions or other Actions relating to Liquor Licenses that would reasonably be expected to have any material impact on any store or the ability to maintain or renew any Liquor License; and

          (viii)  the Company has paid all sales and use tax, gross receipts tax, and other Taxes related to the sale of alcoholic beverages, in the ordinary course of business.

          (bb)    Inventory.    Subject to any reserve therefor in the Company Balance Sheet, all Inventories (including Inventory ordered but not yet received) consisted of items of a quality usable or saleable in the ordinary course of business consistent with past practices and were in quantities reasonably sufficient for the normal operation of the business of the Company and its Subsidiaries in accordance with past practices. Since January 28, 2012, the Company and its subsidiaries have continued to replenish their Inventory and to dispose of out-of-season and slow-moving Inventory in a normal and customary manner consistent with past practices prevailing in the business of the Company and its Subsidiaries. The Company and its Subsidiaries maintain in all material respects policies, practices and procedures with respect to the adequate security and safeguard of Inventory and other assets (including, with respect to employee and third-party theft and other loss), in each case consistent with past practices prevailing in the business of the Company and its Subsidiaries.

        SECTION 4.02.    Representations and Warranties of Parent and Merger Sub.     Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

          (a)    Organization, Standing and Corporate Power.    Parent is a corporation duly organized, validly existing and in good standing under the Laws of New York and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of California. Each of Parent and Merger Sub has all requisite corporate power and authority and possesses all governmental licenses, Permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as currently conducted, except where the failure to have such governmental licenses, Permits, authorizations or approvals or to be so organized, existing and in good standing, or to have such corporate power and authority, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification, licensing or good standing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever.

          (b)    Merger Sub.

              (i)  Since the date of its incorporation, Merger Sub has not carried on any business, conducted any operations or incurred any liabilities or obligations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

             (ii)  The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

          (c)    Authority.    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement hereby have been duly authorized by all necessary action by the Board of Directors of Parent and Merger Sub and, prior to the Effective Time, no other corporate proceedings on the part of Parent or Merger Sub or any of their respective shareholders is necessary to authorize this Agreement, the Offer or the Merger or to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub, and assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, as applicable, enforceable against Parent and Merger Sub, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (d)    Noncontravention.    The execution and delivery of this Agreement by Parent and Merger Sub does not, and the consummation by Parent and Merger Sub of the Offer, the Merger and the other transactions contemplated by this Agreement and compliance by Parent and Merger Sub with the provisions of this Agreement, as applicable, will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, rights or assets of Parent or Merger Sub under (i) the certificate of incorporation or bylaws (or similar organizational documents) of Parent or Merger Sub, (ii) any material Contract to which Parent or Merger Sub is a party or, which any of their respective properties, rights or assets is subject or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Law or Order applicable to Parent or Merger Sub or their respective properties, rights or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights of termination, modification, cancellation or acceleration, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, Order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub, as applicable, or the consummation by Parent and Merger Sub of the Offer, the Merger or the other transactions contemplated by this Agreement, except for (1) (A) the filing of a premerger notification and report form by Parent under the HSR Act and any state securities or "blue sky" laws, the termination of the waiting period required thereunder and (B) the receipt, termination or expiration, as applicable, of approvals or waiting periods required under any other applicable Antitrust Law, (2) the filing of the California Filing with the Secretary of State of the State of California, (3) the filing with the SEC of the Offer Documents and (4) such other consents, approvals, orders, authorizations, actions, registrations, declarations , filings or notifications, the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (e)    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first disseminated to the shareholders of the Company and at the time of the Shareholders' Meeting contain any untrue statement that is false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (f)    Funds Available.    Parent has, and at each of the Offer Closing and the Merger Closing, shall have available funds sufficient to consummate the Offer or the Merger, as applicable, upon the terms contemplated by this Agreement and to pay the Offer Consideration or the Merger Consideration, as applicable.

          (g)    Brokers and Other Advisors.    No broker, investment banker, financial advisor or other person (other than Goldman, Sachs & Co.) is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          (h)    Proxy Statement.    None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained or incorporated by reference in the Proxy Statement.

          (i)    Ownership of Company Common Stock.    None of Parent or Merger Sub or any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, owns (directly or indirectly, beneficially or of record) any Company Common Stock or holds any rights to acquire or to direct the voting of any Company Common Stock, except pursuant to the transactions contemplated by this Agreement and the Support Agreements.

          (j)    Vote/Approval Required.    No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole shareholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

          (k)    No Other Representations and Warranties.    Each of Parent and Merger Sub acknowledges and agrees that except for the representations and warranties set forth in Article IV or in any certificate delivered pursuant to Section 7.02(a), neither the Company nor any of its Subsidiaries, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or other Representatives, nor any other person, has made or is making to Parent or Merger Sub any other representation or warranty, express or implied, with respect to the Company or any Subsidiary of the Company or any other matter, including with respect to any information provided or made available to Parent or Merger Sub, and (z) except for the representations and warranties set forth in Article IV or in any certificate delivered pursuant to Section 7.02(a), it has not been induced by or relied upon any representation, warranty or other statement, express or implied, made by the Company or any of its Subsidiaries or any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or other Representatives or any other person. Neither the Company nor any Subsidiary of the Company, nor any of their respective stockholders, directors, officers, employees, affiliates, advisors, agents or other Representatives, will have or be subject to any liability to Parent or Merger Sub or any other person as a result of the delivery, dissemination or any other distribution to Parent, Merger Sub or their respective stockholders, directors, officers, employees, affiliates or other Representatives, or the use by Parent, Merger Sub or their respective stockholders, directors, officers, employees, affiliates or other Representatives on the behalf of Parent or Merger Sub of any information or other material provided or made available to Parent, Merger Sub or their respective stockholders, directors, officers, employees, affiliates or other Representatives in anticipation or contemplation of this Agreement or the Merger (including any estimates, projections, forecasts, forward looking statements and business plans), in each case, in the absence of fraud or intentional misrepresentation. For the avoidance of doubt, nothing contained in this Section 4.02(k) shall reduce or alter Parent's or Merger Sub's right to rely upon the representations and warranties contained herein or in any certificate delivered pursuant to Section 7.02(a).

ARTICLE V

COVENANTS RELATING TO THE BUSINESS

        SECTION 5.01.    Conduct of Business.

          (a)    Conduct of Business by the Company.    During the period from the date of this Agreement to the Effective Time, except as otherwise expressly required in Section 5.01(a) of the Company Disclosure Letter, as required by Law or judgment, or as consented to in writing in advance by Parent (which consent shall not be unreasonably withheld, delayed or conditioned) or as otherwise expressly permitted or required by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice prior to the Merger Closing and use commercially reasonable efforts to preserve intact the Company and its Subsidiaries current business organization, preserve their assets and properties in good repair and condition, keep available the services of its current officers, employees and consultants and maintain its existing relationships with customers, suppliers, licensors, licensees, distributors, others having business dealings with it and Governmental Entities having regulatory dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in

  Section 5.01(a) of the Company Disclosure Letter or as otherwise required by applicable Law or expressly permitted or required pursuant to this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned):

              (i)  (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or any other Company Security, other than dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, or (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any Company Securities or other securities in respect of, in lieu of or in substitution for shares of its capital stock;

             (ii)  purchase, redeem or otherwise acquire any Company Securities or any other securities of the Company or any Subsidiary of the Company or any rights, warrants or options to acquire any such securities (except pursuant to forfeitures of Company Stock Options occurring in the ordinary course of business consistent with past practice);

            (iii)  issue, deliver, sell, pledge or grant (A) any shares of its capital stock or other Company Securities, (B) any other voting securities or any securities convertible into or exercisable for, or any calls or rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or exchangeable securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (1) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options vesting or settlement of Company DSUs, in each case outstanding on the date hereof and in accordance with their terms on the date hereof and; (2) Liens required to be granted on shares or interests in Subsidiaries pursuant to the Credit Agreement and as in effect on the date of this Agreement;

            (iv)  amend or fail to comply with the Company Certificate or the Company Bylaws or other comparable charter or organizational documents of any of the Company's Subsidiaries;

             (v)  directly or indirectly acquire or agree to acquire (x) by merging or consolidating with, by purchasing all or a substantial portion of the assets of, by making an investment in or capital contribution to, or by any other manner, any person or division, business or equity interest of any person or (y) any assets, rights or properties except for (1) capital expenditures, which shall be subject to the limitations of clause (viii) below, and (2) acquisitions, investments or capital contributions (including any series of acquisitions, investments or capital contributions) not exceeding $1,000,000 in the aggregate;

            (vi)  except for transactions among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries, sell, pledge, dispose of, transfer, assign, abandon, lease, license or otherwise encumber, or subject to any Lien (other than Permitted Liens) or otherwise dispose of any material portion of its properties, rights or assets, of the Company or any of its Subsidiaries, except (1) sales, pledges, dispositions, transfers, leases, licenses or encumbrances required to be effected prior to the Effective Time pursuant to existing Contracts that have been disclosed to Parent, or non-material leases or licenses in the ordinary course of business consistent with past practice, and (2) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of assets or properties of the Company or any of its Subsidiaries having a value not to exceed in the aggregate $250,000;

           (vii)  (A) repurchase, prepay, cancel, incur or modify in any material respect the terms of, any indebtedness or guarantee for any such indebtedness of another person, (B) issue or sell any debt securities or calls, options or warrants or other rights to acquire any debt securities of the Company or any Subsidiary of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except in the case of (A) or (B), for (1) advances of credit incurred under the Company's existing credit facilities in the ordinary course of business consistent with past practice to finance working capital needs not to exceed in the aggregate the amounts in fiscal year 2011, (2) short-term borrowings incurred in the ordinary course of business consistent with past practice to finance working capital needs not to exceed in the aggregate the amounts outstanding in fiscal year 2011, and (3) indebtedness solely involving the Company and any of its direct or indirect wholly owned subsidiaries, or (C) make any loans, advances or capital contributions to, or investments in, any other person, other than (w) to any direct or indirect wholly owned subsidiary of the Company, (x) advances to employees in respect of travel or other related ordinary expenses in the ordinary course of business, consistent with past practice in an aggregate amount not to exceed $50,000 and (y) advances of expenses to officers and directors as permitted by the Company Bylaws and any indemnification agreements to which the Company is a party and (z) investments in marketable securities and other cash management activities in the ordinary course of business consistent with past practice;

          (viii)  make or agree to make any new capital expenditure or in connection therewith, that in the aggregate are in excess of the aggregate amount set forth in Section 5.01(a)(viii) of the Company Disclosure Letter.

            (ix)  except as required by applicable Law or any judgment by a court of competent jurisdiction, (x) pay, discharge, settle or satisfy any material claims, liabilities, obligations or Actions (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms or (y) waive or assign any claims or rights of material value except in the ordinary course of business consistent with past practice;

             (x)  other than as expressly permitted in Section 5.01(a), (A) enter into, materially modify, terminate, cancel or fail to renew any Contract that is or would be a Material Contract, or waive, release or assign any material rights or claims thereunder, or (B) enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (x) prevent or materially delay or impair the consummation of the Offer, the Merger and the other transactions contemplated by this Agreement, or (y) result in or reasonably be expected to result in a Material Adverse Effect;

            (xi)  except as required pursuant to Company Benefit Plans set forth on Section 4.01(o)(i) of the Company Disclosure Letter, (A) adopt, enter into, terminate or amend any Company Benefit Plan (or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Company Benefit Plan if it were in existence as of the date of this Agreement), (B) grant, pay, or promise to pay any severance or termination pay or any increase in severance or termination pay, or increase or promise to increase the compensation or fringe benefits payable to any Company Personnel, (C) loan or advance any money or other property to any Company Personnel, (D) grant, pay or accelerate the payment of any equity or equity-based awards or any incentive compensation awards, (E) remove any existing restrictions in any Company Benefit Plans or awards made thereunder, (F) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or make any discretionary contributions or payments with respect to any Company Benefit Plan to any trust or other funding vehicle, (G) take any action to accelerate the vesting, funding or payment of any compensation or benefit under any Company Benefit Plan or awards made thereunder, or (H) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined;

           (xii)  establish, adopt, enter into, or amend, in any manner that materially increases Company costs or any labor organization's organizational rights, any collective bargaining agreement or other labor Contract to which the Company or any of its Subsidiaries is bound;

          (xiii)  except as required by GAAP and as advised by the Company's regular independent public accountant, revalue any material assets or liabilities of the Company or any of its Subsidiaries or make any change in accounting methods, principles or practices;

          (xiv)  (x) hire or terminate (other than for cause) any employee of the Company and its Subsidiaries, except in the ordinary course of business consistent with past practice or (y) enter into an employment agreement with any Person who earns an annual rate of base salary or other compensation of more than or equal to $150,000 (other than with respect to employees hired pursuant to offers of employment outstanding on the date hereof and set forth on Section 4.01(o)(i) of the Company Disclosure Letter);

           (xv)  effect or permit any closing of a location or any "plant closing" or "mass layoff" as those terms are defined in WARN;

          (xvi)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries (other than the Merger);

         (xvii)  adopt or change any method of Tax accounting, make or change any material Tax election, change an annual accounting period, file any amended Tax Return, settle or compromise any Tax liability, suit, claim, action, investigation, proceeding or audit, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax, agree to any material adjustment of any Tax attribute, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

        (xviii)  adopt a shareholder rights plan or similar agreement;

          (xix)  (A) amend or modify the letter of engagement of the Company Financial Advisor in a manner that materially increases the fee or commission payable by the Company or (B) engage any other financial advisor in connection with the Offer, the Merger or other Takeover Proposals; or

           (xx)  (A) authorize, (B) enter into any written agreement, or (C) otherwise make any commitment to do any of the foregoing.

          (b)    Other Actions.    The Company, Parent and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied.

          (c)    Advice of Changes.    The Company and Parent shall promptly advise the other Party orally and in writing if (i) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement becomes untrue or inaccurate in a manner that would or would be reasonably likely to result in the failure of the condition set forth in Section 7.02(a) or Section 7.03(a) or (ii) it (and, in the case of Parent, Merger Sub) fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (and, in the case of Parent, Merger Sub) under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

        SECTION 5.02.    Competing Proposal Consideration.

          (a)   Except as expressly permitted by Section 5.02(b), (i) the Company shall, and shall cause its Subsidiaries to, and shall cause its and its Subsidiaries' Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Persons that may be ongoing with respect to any Competing Proposal or any proposal reasonably likely to result in a Competing Proposal (and the Company shall demand to have all copies of all non-public information it or its Subsidiaries or their respective Representatives have distributed or made available since the date hereof to Persons in connection with their consideration of any Competing Proposal (other than with respect to Parent and its Affiliates), destroyed or returned to the Company as soon as possible); and (ii) the Company shall not, and shall cause its Subsidiaries not to, and shall cause its and its Subsidiaries' Representatives not to, directly or indirectly through any Person, (A) solicit, initiate, encourage or knowingly facilitate any Competing Proposal, (B) participate in any negotiations regarding, or furnish to any Person any material information in connection with any Competing Proposal, (C) engage in discussions or negotiations with any Person with respect to any Competing Proposal, (D) withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) in any manner adverse to Parent the Company Recommendation or take any other action or make any other public statement inconsistent with such Company Recommendation (any such action being referred to herein as a "Company Adverse Recommendation Change"); or (E) enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, or similar document or any agreement, arrangement, understanding or commitment relating to any Competing Proposal or enter into any contract, arrangement, understanding or agreement in principle that is intended or would reasonably be expected to result in a Competing Proposal. Without limiting the foregoing, any violation of the restrictions set forth in this Section 5.02 by any Representative of the Company or its Subsidiaries shall be deemed to be a breach of this Section 5.02 by the Company.

          (b)   Notwithstanding the limitations set forth in Section 5.02(a), if at any time after the date of this Agreement and prior to the earlier to occur of the Offer Closing and the Shareholder Approval, the Company receives a written bona fide Competing Proposal (that did not result directly or indirectly from a breach of this Section 5.02) which the Board determines in good faith (after consultation with outside legal and financial advisors) constitutes or would reasonably be expected to result in a Superior Proposal and if the Company first receives from such third party a signed confidentiality agreement with such Person that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (an "Acceptable Confidentiality Agreement"), then the Company may (i) furnish non-public information to the third party making such Competing Proposal, if, and only if, the Company shall concurrently therewith provide to Parent any non-public information concerning the Company or its Subsidiaries that is provided or made available to any such Person (or its Representatives) which had not previously been provided or made available to Parent or Merger Sub, and (ii) engage in discussions or negotiations with such third party with respect to the Competing Proposal. In addition to the obligations of the Company set forth in this Section 5.02, the Company shall as promptly as practicable (and in any event within 24 hours after receipt) notify Parent orally and in writing of any Competing Proposal such notice to include the identity of the Person making such Competing Proposal and a copy of such Competing Proposal, including draft agreements or term sheets submitted in connection therewith (or, where no such copy is available, a reasonably detailed description of such Competing Proposal). The Company shall (x) keep Parent informed in reasonable detail, on a current basis, of the status and details of any Competing Proposal (including any change to the terms thereof) of any Competing Proposal and (y) describe to Parent in reasonable detail as soon as practicable after receipt or delivery thereof all correspondence and other written material sent or provided to the Company or any of its Subsidiaries from any Person or any Representative of any Person making a Competing Proposal that describes any of the terms or conditions of any Competing Proposal. The Company shall not, and shall cause the Company's Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement, and neither the Company nor any of its Subsidiaries is party to any Contract, in each case, that prohibits the Company from providing such information to Parent.

          (c)   Notwithstanding anything in this Agreement to the contrary, the Board of Directors of the Company may at any time prior to the earlier to occur of the Acceptance Time and the Shareholder Approval (x) effect a Company Adverse Recommendation Change in response to an Intervening Event if the Board of Directors of the Company concludes in good faith (after consultation with outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, or (y) if the Company receives a Competing Proposal that the Board of Directors of the Company concludes in good faith (after consultation with outside legal counsel and its financial advisor) constitutes a Superior Proposal (A) effect a Company Recommendation Change and/or (B) terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Board of Directors may not effect a Company Adverse Recommendation Change relating to a Competing Proposal pursuant to the foregoing clause (x) or (y)(A) or terminate this Agreement pursuant to the foregoing clause (y)(B) unless the Company shall have provided prior written notice to Parent, at least three (3) Business Days in advance of such Company Adverse Recommendation Change or such termination (the "Notice Period"), of its intention to effect a Company Adverse Recommendation Change in response to such Intervening Event or Superior Proposal or terminate this Agreement to enter into a definitive agreement with respect to such Superior Proposal provided, however, that the Company shall not terminate this Agreement to enter into a definitive agreement with respect to a Superior Proposal unless concurrently with such termination the Company pays the Termination Fee payable pursuant to Section 8.03(b)(iii). Such notice in response to an Intervening Event shall describe such Intervening Event, and the Company shall, and shall cause its Representatives to, during such Notice Period, if requested by Parent, negotiate with Parent in good faith to amend this Agreement in such a manner that obviates the need for a Company Adverse Recommendation Change. Such notice in response to a Superior Proposal shall specify the material terms and conditions of any such Superior Proposal (including the identity of the Person making such Superior Proposal) and shall attach the most current version of any proposed agreement pursuant to which such Superior Proposal is proposed to be consummated. Prior to effecting such Company Adverse Recommendation Change or terminating this Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its Representatives to, during such Notice Period, if requested by Parent, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Competing Proposal ceases to constitute a Superior Proposal (it being understood and agreed that any material amendment to the terms of any Competing Proposal, including the financial terms thereof, shall require a new written notification from the Company and an additional three-Business-Day period that satisfies this Section 5.02(c).

          (d)   The Company shall not release any third party from, or waive any provisions of, any confidentiality or "standstill" or similar agreement in favor of the Company; provided, however, that the Company may waive its rights under any "standstill" agreement solely to the extent (i) necessary to enable the parties subject thereto to make to the Company inquiries, proposals or offers on a non-public basis that constitute a Competing Proposal and (ii) the standstill provision contained in the Confidentiality Agreement are similarly waived; provided, however, that nothing herein shall permit the Company or its Representatives to initiate contact with such a party for the purpose of granting, or solicit or encourage, a request for such a waiver, and the Company shall otherwise enforce such agreements; provided further, that all of the restrictions and limitations set forth in this Section 5.02 shall otherwise apply any such Competing Proposal made by any such party.

          (e)   As used in this Agreement,

              (i)  the term "Competing Proposal" means any proposal, offer or inquiry made by a third party relating to (A) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, of (1) 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, or (2) 15% or more of the combined voting power of the Company, (B) any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 15% or more of the combined voting power of the Company, (C) the issuance by the Company of 15% or more of its voting securities; or (D) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which the other party thereto or its shareholders will beneficially own, directly or indirectly, 15% or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, other than transactions contemplated by this Agreement; and

             (ii)  the term "Superior Proposal" means a Competing Proposal not solicited or initiated in breach of this Section 5.02 that the Board of Directors of the Company in good faith determines (after consultation with outside legal counsel and its financial advisor) would, if consummated, result in a transaction that is (A) more favorable to the Company's shareholders from a financial point of view than the transactions contemplated hereby, after taking into account all relevant factors as the Board of Directors of the Company considers to be appropriate, but which shall include all the terms and conditions of such proposal and this Agreement (including any changes to the terms of and conditions of this Agreement proposed by Parent in writing in response to such proposal after Parent's receipt of the notice contemplated by Section 5.02(c)) and (B) reasonably capable of being consummated on the terms proposed; provided, however, that, for purposes of the definition of "Superior Proposal," the references to "15% or more" in the definition of Competing Proposal shall be deemed to be references to "50% or more".

          (f)    Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from (i) disclosing to the Company's shareholders a position contemplated by 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act or (ii) making any disclosure to its shareholders if the Board of Directors of the Company has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with any applicable Law; provided, however, that this Section 5.02(f) shall not be deemed to permit the Board of Directors of the Company to make a Company Adverse Recommendation Change or take any of the actions referred to in Section 5.02(c) except, in each case, to the extent permitted by and in accordance with Section 5.02(c).

ARTICLE VI

ADDITIONAL AGREEMENTS

        SECTION 6.01.    Preparation of the Proxy Statement; Shareholders' Meetings.

          (a)    Preparation of Proxy Statement.    As soon as practicable after the date hereof (and in any event within twenty (20) Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Shareholders' Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"). The Board of Directors of the Company shall make the Company Recommendation and shall include such Company Recommendation (and Fairness Opinion) in the Proxy Statement; provided, however, that the Board of Directors of the Company may make a Company Adverse Recommendation Change pursuant to, and in accordance with, Section 5.02. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders' Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information specifically supplied by Parent or Merger Sub, for inclusion or incorporation by reference in the Proxy Statement. The Company shall cause the Proxy Statement to comply in all material respects with the provisions of the Exchange Act and the California Code and to satisfy all rules of Nasdaq. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments or requests from the SEC, the staff of the SEC or any other government officials related to the Proxy including for amendments or supplements to the Proxy Statement, and shall promptly provide Parent and Merger Sub with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC, the staff of the SEC or any other government officials related to the Proxy, on the other hand. The Company shall use reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall provide Parent and Merger Sub and their respective counsel a reasonable opportunity to review and comment on any response to the SEC or its staff. Prior to the filing of the Proxy Statement or the dissemination thereof to the holders of Company Common Stock, the Company shall provide Parent and Merger Sub a reasonable opportunity to review and to propose comments on such document.

          (b)    Covenants of Parent with respect to the Proxy Statement.    Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC its staff or any other government officials related thereto. Parent will cause the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Shareholders' Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Merger Sub with respect to information specifically supplied by the Company for inclusion or incorporation by reference in the Proxy Statement. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement promptly following request therefor from the Company.

          (c)    Dissemination of Proxy Statement; Shareholder's Meeting.    If the adoption of this Agreement by the Company's shareholders is required by applicable Law, then the Company shall have the right, at any time after the latest of (i) three (3) Business Days after the Proxy Statement Clearance Date, and (ii) the three-month anniversary of the date of this Agreement, to (and Parent and Merger Sub shall have the right, at any time beginning three (3) Business Days after the Proxy Statement Clearance Date, to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within seven (7) Business Days), (x) establish a record date (which record date shall be as soon as legally permissible) for and give notice of a meeting of its shareholders, for the purpose of voting upon the adoption of this Agreement and the other transactions contemplated hereby, including the Merger (the "Shareholders' Meeting"), and (y) mail to the holders of Company Common Stock as of the record date established for the Shareholders' Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the "Proxy Date"). The Company shall duly call, convene and hold the Shareholders' Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be held later than thirty-five (35) calendar days following the date the Proxy Statement is disseminated to the Company's shareholders and any adjournments or delays of such meetings shall require the prior written consent of the Parent other than in the case it is required to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure which the Company determines after consultation with its outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's shareholders prior to the Shareholders' Meeting. Notwithstanding the foregoing, Parent may require the Company to adjourn or postpone the Shareholders' Meeting, unless prior to such adjournments the Company shall have received an aggregate number of proxies voting for the adoption of this Agreement and the transactions contemplated hereby, including the Merger, which have not been withdrawn, such that the condition in Section 7.01(a) will be satisfied at such meeting. Once the Company has established a record date for the Shareholders' Meeting, the Company shall not change such record date or establish a different record date for the Shareholders' Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company Bylaws. The Company shall use commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and shall use reasonable best efforts to ensure that all proxies solicited in connection with the Shareholders' Meeting are solicited in compliance with all applicable Laws and all rules of Nasdaq. Unless this Agreement is validly terminated in accordance with Section 8.01, the Company shall submit this Agreement to its shareholders at the Shareholders' Meeting even if the Board of Directors of the Company shall have effected a Company Adverse Recommendation Change or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Shareholders' Meeting as to the aggregate tally of proxies received by the Company with respect to the Shareholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the transactions contemplated hereby, including the Merger, shall be the only matter which the Company shall propose to be acted on by the shareholders of the Company at the Shareholders' Meeting.

          (d)    Amendments to Proxy Statement.    If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries or their respective officers or directors should be discovered by the Company or Parent, respectively, which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such Party shall promptly inform the other Parties. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

          (e)    Short-Form Merger.    Notwithstanding the foregoing, if, following the Offer Closing and the exercise, if any, of the Top-Up, Parent, Merger Sub and their Affiliates shall own at least one share more than 90% of the outstanding Company Common Stock on the Offer Closing Date, the Parties shall take all necessary and appropriate action, including with respect to the transfer to Merger Sub of any shares of Company Common Stock held by Parent or its Affiliates, to cause the Merger to become effective as soon as practicable after the Offer Closing without the Shareholders' Meeting in accordance with Section 1110 of the California Code.

        SECTION 6.02.    Access to Information; Confidentiality.

          (a)   To the extent permitted by applicable Law, the Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other Representatives,

  reasonable access (including for the purpose of coordinating transition planning with the employees of the Company and its Subsidiaries) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement to all of its and its Subsidiaries' properties, books, Contracts, commitments, personnel and records as Parent may from time to time reasonably request, and, during such period, the Company shall furnish promptly to Parent (x) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws and (y) all other information concerning its and its Subsidiaries' business, properties and personnel as Parent may reasonably request. If any of the information or material furnished pursuant to this Section 6.02 includes materials or information subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, each Party understands and agrees that the Parties have a commonality of interest with respect to such matters and it is the desire, intention and mutual understanding of the Parties that the sharing of such material or information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information provided by the Company that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.

          (b)   Each of Parent and the Company shall hold, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to hold, all information received from the other Party, directly or indirectly, in confidence in accordance with, and shall otherwise abide by and be subject to, the terms and conditions of the Confidentiality Agreement dated as of March 19, 2012, between Parent and the Company (the "Confidentiality Agreement"). The Confidentiality Agreement shall survive any termination of this Agreement. No investigation pursuant to this Section 6.02 or information provided or received by any Party pursuant to this Agreement will affect any of the representations or warranties of the Parties hereto contained in this Agreement.

        SECTION 6.03.    Reasonable Best Efforts; Further Action.

          (a)   Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Offer, the Merger and the other transactions contemplated by this Agreement, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents necessary to consummate the Offer, the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each Party agrees (i) to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other applicable Antitrust Law with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (ii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law and (iii) use its reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods with respect to the approval of the Merger or the Offer, as applicable, under the HSR Act and any other applicable Antitrust Laws.

          (b)   Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.03(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other Party reasonably informed of the status of matters related to the transactions contemplated by this Agreement, including furnishing the other with any written notices or other communications received by such Party from, or given by such Party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other Party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other person, give the other Party the opportunity to attend and participate in such meetings and conferences in accordance with Antitrust Law. For purposes of this Agreement, (A) "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other federal, state and foreign, if any, statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition and (B) "Foreign Antitrust Laws" means the applicable requirements of antitrust competition or other similar Laws, rules, regulations and judicial doctrines of jurisdictions other than the United States.

          (c)   In furtherance and not in limitation of the covenants of the Parties contained in Section 6.03(a) and Section 6.03(b), each Party hereto shall use its reasonable best efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law.

          (d)   In the event that any investigation or administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Offer, the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate with each other and use its respective reasonable best efforts to respond to and contest and resist any such investigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. For the purposes of this Section 6.03(d), reasonable best efforts shall include, without limitation, the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person, entity or Governmental Entity, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of such transactions, however, in no event shall any of Parent, Merger Sub or the Company be required to make or agree to any divestiture, hold separate agreement, sale or other disposition of the assets or businesses of the Parent, its subsidiaries, Merger Sub or the Company or its subsidiaries to meet their respective obligations under this Agreement.

          (e)   Parent shall have the right, but not the obligation, to (i) appeal an adverse decision on the merits, (ii) propose, negotiate, offer to commit and effect, by consent decree, hold separate order or otherwise, the divestiture of such assets of Parent, the Surviving Corporation, or either's respective Subsidiaries as may resolve such objections, suits, orders, decrees, decisions, determinations or judgments and (iii) determine and direct the strategy and process by which the Parties will seek required approvals under the Antitrust Laws. In furtherance (but not limitation)

  of the foregoing, the Company shall not, without the prior written consent of Parent, enter into any Contract with any Governmental Agency relating to such Governmental Agency's review or investigation of the Offer or the Merger under the Antitrust Laws.

          (f)    Prior to the Merger Closing Date, the Company shall use its commercially reasonable efforts to obtain any approval or consent required from the other party to any Lease reasonably requested by Parent.

        SECTION 6.04.    Company Equity Awards.

          (a)   As soon as reasonably practicable following the date of this Agreement, and in any event prior to the expiration of the Offer, the Board of Directors of the Company or the Compensation Committee shall adopt such resolutions and take such other actions as may be required to provide that:

              (i)  At the earlier of the Offering Closing and the Effective Time, each then outstanding Company Stock Option, whether or not exercisable, shall, by virtue of the transactions contemplated by this Agreement and without any action on the part of the holders thereof, the Company or Parent, become fully vested and, immediately after the Effective Time, be cancelled and shall only entitle the holder thereof to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest, equal to (i) the excess, if any, of (A) the applicable Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Option; and provided, further, that if the exercise price per share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled and terminated without any cash payment or other consideration being made in respect thereof; and

             (ii)  Immediately after the Effective Time, each then outstanding Company DSU shall, by virtue of the transactions contemplated by this Agreement and without any action on the part of the holders thereof, the Company or Parent, become fully vested and cancelled, and shall only entitle the holder thereof to receive, as soon as reasonably practicable following the Effective Time, an amount in cash, without interest, equal to (i) the applicable Merger Consideration multiplied by (ii) the number of shares of Company Common Stock subject to such Company DSU at the Effective Time.

          (b)   The payment of all Equity Award Amounts hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 3.02(h). The term "Equity Award Amounts" means, collectively, all amounts payable pursuant to this Section 6.04.

          (c)   As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain, from each holder of a Company Stock Option, without incurring any liabilities in connection therewith, a written agreement from such holder agreeing not to exercise such Company Stock Option from the date of this Agreement through the Effective Time. Any such written agreement shall be in form and substance satisfactory to Parent.

          (d)   Promptly following the date of this Agreement, the Company shall deliver written notice to each holder of a Company Stock Option or Company DSUs informing such holder of the effect of the transactions contemplated by this Agreement on the Company Stock Options or Company DSUs, as applicable. Promptly following the date of this Agreement, and in any event prior to the earlier of the expiration of the Offer and the Effective Time, the Company shall take any and all actions reasonably necessary, including obtaining necessary consents and/or amending and/or interpreting any provision of any Company Stock Plan or agreement governing the terms and conditions of the Company Stock Options or Company DSUs to effectuate the provisions of this Section 6.04(d) (including approval of the Board of Directors of the Company or the Compensation Committee).

        SECTION 6.05.    Indemnification, Exculpation and Insurance.

          (a)   The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, assume the obligations with respect to all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate and the Company Bylaws (in each case, as in effect on the date hereof) or any indemnification Contract between such directors or officers and the Company, set forth on Section 6.05(a) of the Company Disclosure Letter, without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms.

          (b)   In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 6.05.

          (c)   Prior to the Effective Time, the Company shall use its reasonable best efforts to (and if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to) obtain a six-year pre-paid "tail policy" covering acts or omissions at or prior to the Effective Time with respect to those persons who are currently covered by the current policies of the directors' and officers' liability insurance maintained by the Company (the "Current D&O Policy") with such coverage levels not materially less favorable to such indemnified persons than those of the Current D&O Policy; provided, however, that (i) such "tail" insurance policy shall not require the payment of an aggregate premium in excess of three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date hereof to maintain the Current D&O Insurance (and if the aggregate premium of such insurance coverage exceeds such amount, the Company, Parent or the Surviving Corporation shall be obligated to obtain a tail policy with the greatest coverage available for a cost not exceeding such amount) and (ii) prior to the Effective Time, the Company shall not enter into any Contract for a "tail" policy without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). If the Company and/or the Surviving Corporation shall for any reason fail to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the Current D&O Policy with respect to acts or omissions occurring at or prior to the Effective Time with levels of coverage no less favorable in any material respect than that provided as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, use commercially reasonable efforts to purchase comparable policies of directors' and officers' liability insurance for such six (6)-year period with levels of coverage no less favorable in any material respect as provided under the Current D&O Policy as of the date hereof; provided, however, that neither Parent nor the Surviving Corporation shall be required to pay an aggregate annual premium for such policies of directors' and officers' liability insurance in excess of three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date hereof to maintain the Current D&O Insurance (and if the annual premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount).

          (d)   The provisions of this Section 6.05 (i) are intended to be for the benefit of, and will be enforceable from and after the Effective Time by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

        SECTION 6.06.    Public Announcements.     Except with respect to any Company Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such Party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, in which case the Party required to make the release or announcement will use its reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the Parties.

        SECTION 6.07.    Section 16 Matters.     Prior to the Effective Time, each of Parent and the Company shall use reasonable best efforts to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 6.08.    Rule 14d-10 Matters.     Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall, from and after the date hereof and until the Effective Time, enter into, establish, amend or modify any plan, program, agreement or arrangement pursuant to which compensation is paid or payable, or pursuant to which benefits are provided, in each case to any current or former director, manager, officer, employee or independent contractor of the Company or any of its Subsidiaries unless, prior to such entry into, establishment, amendment or modification, the Compensation Committee (each member of which the Board of Directors of the Company determined is an "independent director" within the meaning of Listing Rule 5605(a)(2) of the Nasdaq rules and shall be an "independent director" in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act at the time of any such action) shall have taken all such steps as may reasonably be necessary to (a) approve as an Employment Compensation Arrangement each such plan, program, agreement or arrangement and (b) satisfy the requirements of the non-exclusive safe harbor under Rule 14d-10(d)(2) under the Exchange Act with respect to such plan, program, agreement or arrangement; provided, however, that nothing in this Section 6.08 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

        SECTION 6.09.    Transaction Litigation.     The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Parent's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

        SECTION 6.10.    Employee Matters.

          (a)   From the Effective Time until January 26, 2013, the employees of the Company and its Subsidiaries (other than employees whose terms and conditions of employment are governed by a collective bargaining agreement, the terms and conditions of which shall be respected by Parent and the Surviving Corporation) who remain in the active employment of the Surviving Corporation and its Subsidiaries (the "Continuing Employees") shall receive, at Parent's sole discretion, either (i) employee benefits that, in the aggregate are substantially comparable to the employee benefits provided by the Company to the Continuing Employees under the Company Benefit Plans immediately prior to the Merger Closing or (ii) employee benefits that, in the aggregate, are substantially comparable to the employee benefits provided by Parent and its Subsidiaries to its similarly situated U.S.-based employees generally; provided, however, that, in either case, none of Parent, the Surviving Corporation or any of their Subsidiaries shall be required to take into account any defined benefit pension plans in determining whether employee benefits are substantially comparable in the aggregate.

          (b)   Each Continuing Employee shall be given credit for service with the Company or its Subsidiaries and their respective predecessors under any employee benefit plans or arrangements of Parent and its Subsidiaries for purposes of eligibility and vesting solely to the extent past service was recognized for such Continuing Employee under the comparable Company Benefit Plans immediately prior to the Merger Closing, and to the same extent past service is credited under such plans or arrangements for similarly situated employees of Parent, and not for purposes of benefit accrual or calculation of benefits. Notwithstanding the foregoing, nothing in this Section 6.10(b) shall be construed to require crediting of service for purposes of the calculation of benefits or that would result in (i) duplication of benefits, (ii) service credit for any purposes under a defined benefit pension plan or any post-employment health or post-employment welfare plan or (iii) service credit under a newly established plan for which prior service is not taken into account for employees of Parent and its subsidiaries generally.

          (c)   With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent shall use commercially reasonable efforts to (i) waive all limitations as to preexisting conditions and exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees solely to the extent such conditions and exclusions and waiting periods were satisfied or did not apply to such employees under the welfare plans maintained by the Company or its Subsidiaries prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan, to the extent credited under the welfare plans maintained by the Company prior to the Effective Time.

          (d)   The provisions of this Section 6.10 are for the sole benefit of the Parties and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of any of the Company or any of its Subsidiaries, Parent or any of its Affiliates, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries), other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 6.10) under or by reason of any provision of this Agreement, including, without limitation, any rights to continued employment with Parent, the Surviving Corporation or any of their Subsidiaries. Notwithstanding anything in this Section 6.10 to the contrary, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any employee benefit plan maintained by the Company or any of its Subsidiaries, Parent or any of its Subsidiaries, or on or after the Effective Time, the Surviving Corporation or any of its Subsidiaries, or shall limit the right of Parent to amend, terminate or otherwise modify any Company Benefit Plan or any employee benefit plan maintained by Parent, the Surviving Corporation or any of their Subsidiaries following the Effective Time. Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to adopt or continue any specific employee benefit plans or to continue the employment of any specific person.

          (e)   Effective as of immediately prior to the earlier of the Offer Closing and the Effective Time, the Company shall terminate (or cause to be terminated) all Company Benefit Plans that are intended to be qualified under Section 401(a) of the Code (set forth on Section 6.10(e) of the Company Disclosure Letter) (unless Parent provides written notice to the Company no later than seven (7) Business Days prior to the earlier of the Offer Closing and the Effective Time that any such Company Benefit Plan shall not be terminated). Unless Parent provides such written notice to the Company, and, in no event later than three (3) Business Days prior to the earlier of the Offer Closing and the Effective Time, the Company shall provide Parent with evidence that such Company Benefit Plan(s) have been terminated (effective no later than immediately prior to the earlier of the Offer Closing and the Effective Time) pursuant to resolutions of the Board of Directors of the Company. The form and substance of such resolutions shall be subject to review and prior approval of Parent. In the event that termination of any such Company Benefit Plan would reasonably be anticipated to trigger liquidation or surrender charges, or other fees, then the Company shall take (or cause to be taken) such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than ten (10) Business Days prior to the earlier of the Offer Closing and the Effective Time.

        SECTION 6.11.    Certain Tax Matters.     During the period from the date of this Agreement to the Effective Time:

          (f)    The Company and each of its Subsidiaries shall promptly notify Parent of any suit, claim, action, investigation, proceeding or audit pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

          (g)   The Company and each of its Subsidiaries will retain all books, documents and records necessary for the preparation of Tax Returns and reports.

        SECTION 6.12.    Takeover Laws.     The Company and the Board of Directors of the Company shall (a) use reasonable best efforts to ensure that no Takeover Laws and any takeover-related provision in the Company Certificate or Company Bylaws is or becomes applicable to Parent, Merger Sub, this Agreement, the Support Agreements, the Offer, the Top-Up or the Merger or any of the other transactions contemplated by this Agreement and the Support Agreements, and (b) if any Takeover Law or any takeover-related provision in the Company Certificate or Company Bylaws becomes applicable to Parent, Merger Sub, this Agreement, the Support Agreements, the Offer, the Top-Up or the Merger or any of the other transactions contemplated by this Agreement and the Support Agreements, use reasonable best efforts to ensure that the Merger, the Offer, the Top-Up and the other transactions contemplated by this Agreement and the Support Agreements may be timely consummated on the terms contemplated by this Agreement and the Support Agreements and otherwise to minimize the effect of such Law or provisions on, this Agreement, the Support Agreements, the Offer, the Top-Up or the Merger and the other transactions contemplated by this Agreement and the Support Agreements. No Company Adverse Recommendation Change shall change the approval of the Board of Directors of the Company for purposes of causing any Takeover Laws or takeover related provision in the Company's Certificate or Company Bylaws to be inapplicable to the transactions contemplated by this Agreement.

        SECTION 6.13.    Liquor License Transfer.     Parent shall prepare and deliver to the Company the documents and forms required by any applicable Government Entity to transfer the Liquor Licenses to Parent, Merger Sub or their designees or, as applicable, to provide that such Liquor Licenses remain in effect notwithstanding the Offer Closing, the Merger Closing or the other transactions contemplated hereby (the "Liquor License Transfer Documents"). Promptly, after receipt of the Liquor License Transfer Documents, the Company shall duly execute and deliver the executed originals of such Liquor License Transfer Documents to Parent. Parent shall deliver the fully executed Liquor License Transfer Documents to the appropriate Government Entity, and shall, at Parent's election, concurrently with such delivery, request temporary permits from each such Government Entity to continue to operate under the Liquor Licenses from and after the Effective Time pending final approval of the transfer of the Liquor Licenses. The Liquor Licenses shall be transferred by Company to Parent, Merger or their designees free and clear of all Liens.

        SECTION 6.14.    Company Cooperation on Certain Matters.     After the date hereof and prior to the Effective Time, Parent and the Company shall establish a mechanism, subject to applicable Law, reasonably acceptable to both Parties by which the Parties will confer on a regular and continued basis regarding the general status of the ongoing operations of the Company and its Subsidiaries and integration planning matters and communicate and consult with specific persons to be identified by each Party to the other with respect to the foregoing.

ARTICLE VII

CONDITIONS PRECEDENT

        SECTION 7.01.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each Party to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver by Parent and the Company on or prior to the Merger Closing Date of the following conditions:

          (a)    Shareholder Approval.    If required by applicable Law, the Shareholder Approval shall have been obtained.

          (b)    No Injunctions or Restraints.    No temporary restraining Order, preliminary or permanent injunction or other judgment, Order or decree issued by a court or agency of competent jurisdiction located in the United States or in any other jurisdiction outside of the United States in which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, engage in business activities that prohibits the consummation of the Merger shall have been issued and remain in effect, and no Law shall have been enacted, issued, enforced, entered, or promulgated and remains in effect that prohibits or makes illegal the consummation of the Merger.

          (c)    Antitrust Laws; Consents and Approvals.    Unless the Offer Closing shall have occurred, (i) all applicable waiting periods under the HSR Act with respect to the Merger shall have expired or been terminated, (ii) all consents required under any other Antitrust Law of the jurisdictions set forth on Section 6.01(c) of the Company Disclosure Letter shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated, (iii) all other consents, approvals and authorizations of any Governmental Entity required of Parent, the Company or any of their Subsidiaries to consummate the Merger, the failure of which to be obtained, individually or in the aggregate, would have a Parent Material Adverse Effect or a Material Adverse Effect, shall have been obtained and shall be in full force and effect and (iv) the conditions of any agreement entered into by any Party with any Governmental Entity the effect of which is to prohibit the Merger pending the completion of the Governmental Entity's review or investigation of the Merger shall have been satisfied or waived in accordance with the terms thereof.

          (d)    Purchase of Company Common Stock in the Offer.    Unless the Offer Termination shall have occurred, Merger Sub shall have accepted for payment all shares of Company Common Stock validly tendered and not validly withdrawn pursuant to the Offer.

        SECTION 7.02.    Conditions to Obligations of Parent and Merger Sub.     Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver by Parent on or prior to the Merger Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company contained in Section 4.01(e), Section 4.01(v), Section 4.01(w) and Section 4.01(x) of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Merger Closing Date as though made on the Merger Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), (ii) the representations and warranties of the Company contained in Section 4.01(d)

  shall be true and correct in all respects as of the date of this Agreement and as of the Merger Closing Date as though made on the Merger Closing Date, (iii) the representation and warranty of the Company contained in the first sentence of Section 4.01(j) shall be true and correct in all respects as of the date of this Agreement and as of the Merger Closing Date as though made on the Merger Closing Date, and (iv) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Merger Closing Date as though made on the Merger Closing Date (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) and except, in the case of this clause (iv), for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Merger Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)    Director Resignations.    The Company shall have delivered to Parent the resignation of each member of the Board of Directors of the Company effective as of immediately prior to the Effective Time.

          (d)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Effect, that individually, or together with any other Effect, has had or would reasonably be expected to have a Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

        SECTION 7.03.    Conditions to Obligation of the Company.     Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Merger Closing Date of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub contained in Section 4.02(c) and Section 4.02(g) of this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Merger Closing Date as though made on the Merger Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (ii) all other representations and warranties of Parent contained in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Parent Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Merger Closing Date as though made on the Merger Closing Date (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) and except, in the case of this clause (iii), for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Merger Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

 ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.01.    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company:

              (i)  if the Merger shall not have been consummated on or before November 9, 2012 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any Party if the Offer Closing shall have occurred;

             (ii)  any Governmental Entity of competent jurisdiction shall have issued an Order imposing any requirement on any of the Parties or taken any other action restraining, enjoining or otherwise prohibiting the Merger as contemplated under this Agreement, and such Order or action shall have become final and not appealable;

            (iii)  (A) if the Shareholder Approval shall not have been obtained upon a vote taken thereon at the Shareholders' Meeting duly convened therefor or at any adjournment or postponement thereof or (B) if there are holders of insufficient shares of the Company Common Stock present or represented by a proxy at the Shareholders' Meeting to constitute a quorum necessary to conduct the business of the Shareholders' Meeting and at such meeting there is no approval of the adjournment thereof to a later date;

          (c)   by Parent, if: the Company shall have breached or failed to perform its representations, warranties, covenants and agreements contained in this Agreement, which breach or failure to perform (i) would give rise to (A) if the Offer Termination shall have occurred, the failure of any condition set forth in Section 7.02(a) or Section 7.02(b) or (B) if the Offer Termination shall not have occurred, the failure of any Offer Condition set forth in paragraph (ii) or (iii) of clause (c) of Annex I, and (ii) (A) is not capable of being cured by the Outside Date or (B) is not cured within fifteen (15) calendar days following Parent's delivery of written notice to the Company of such breach; provided, however, that the right to terminate under this Section 8.01(c) shall not be available to Parent if the Offer Closing shall have occurred;

          (d)   by the Company if: Parent shall have breached or failed to perform its representations, warranties, covenants and agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of any condition set forth in Section 7.03(a) or Section 7.03(b) and (ii) (A)  is not capable of being cured by the Outside Date or (B) is not cured within fifteen (15) calendar days following the Company's delivery of written notice to Parent of such breach; provided, however, that the right to terminate under this Section 8.01(d) shall not be available to the Company if the Offer Closing shall have occurred;

          (e)   by Parent, if (i) a Company Adverse Recommendation Change (or any action by any committee of the Board of Directors of the Company which, if taken by the full Board of Directors of the Company, would be a Company Adverse Recommendation Change) shall have occurred, (ii) the Company shall have breached or failed to perform its obligations or agreements contained in Section 5.02 or second sentence of Section 6.01(c), (iii) if a Competing Proposal has been publicly announced and the Board of Directors of the Company shall have failed to issue a press release that expressly reaffirms its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten (10) Business Days of receipt of a written request by Parent to provide such reaffirmation; provided, however, that if such ten (10) Business-Day period would expire during any Notice Period, it shall be extended to the first Business Day immediately following the last day of such Notice Period; provided further, that

  Parent may only make such request once every ten (10) Business Day period with respect to such Competing Proposal, (iv) if any tender offer or exchange offer is commenced by any third party with respect to the outstanding Company Common Stock prior to the time at which the Company receives the Shareholder Approval, and the Board of Directors of the Company shall not have recommended that the Company's shareholders reject such tender offer or exchange offer and not tender their Company Common Stock into such tender offer or exchange offer within ten (10) Business Days after commencement of such tender offer or exchange offer or (v) the Company or its Board of Directors (or any committee thereof) shall publicly announce its intentions to do any of the actions specified in this Section 8.01(e) (any such event contemplated by this Section 8.01(e), a "Triggering Event"); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if the Offer Closing shall have occurred;

          (f)    by the Company, prior to the earlier of the Acceptance Time or receipt of Shareholder Approval, in the case of the Merger, in accordance with Section 5.02, in order to accept a Superior Proposal and enter into a definitive acquisition agreement providing for such Superior Proposal immediately following or concurrently with such termination; provided, however, that payment of the Termination Fee pursuant to Section 8.03(b)(iii) shall be a condition to the termination of this Agreement by the Company pursuant to this Section 8.01(f) ;

          (g)   By the Company, after the Offer Termination, if (i) all of the conditions set forth in Section 7.01 (other than Section 7.01(d)) and Section 7.02 (other than those conditions that by their terms are to be satisfied at the Closing), (ii) Parent shall have failed to consummate the Merger by the time set forth in Section 2.02, and (iii) the Company shall have given Parent written notice at least five (5) Business Days prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 8.01(g).

          (h)   Notwithstanding anything else contained in this Agreement, the right to terminate this Agreement under this Section 8.01 shall not be available to any party (a) that is in material breach of its obligations hereunder or (b) whose failure to fulfill its obligations or to comply with its covenants under this Agreement has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder.

        SECTION 8.02.    Effect of Termination.     In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company under this Agreement, other than the last sentence of Section 1.02(b), the second sentence of Section 6.02(b), this Section 8.02, Section 8.03 and Article IX, which provisions shall survive such termination indefinitely; provided, however, that no such termination shall relieve any Party from liability for any breach of any of its representation, warranties, covenants or agreements set forth in this Agreement prior to such termination.

        SECTION 8.03.    Fees and Expenses.

          (a)   Except as provided in this Section 8.03, all fees and expenses incurred in connection with this Agreement, the Support Agreements, the Offer, the Merger and the other transactions contemplated by this Agreement and the Support Agreements shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated, except that expenses incurred in connection with the printing and mailing of the Offer Documents and the Proxy Statement, and in connection with notices or other filings with any Governmental Entities under any Antitrust Laws shall be shared equally by Parent and the Company.

          (b)   In the event that (i) this Agreement is terminated by Parent pursuant to Section 8.01(e), (ii) this Agreement is terminated by the Company pursuant to Section 8.01(b)(iii) at a time when the termination of this Agreement by Parent pursuant to Section 8.01(e) is permitted or (iii) this Agreement is terminated by the Company pursuant to Section 8.01(f), then the Company shall pay Parent a fee in the amount equal to $16,250,000 (the "Termination Fee"), by wire transfer of same-day funds on the second Business Day following the date of termination of this Agreement in the case of (i) and (ii), and by wire transfer of same-day funds concurrently with the termination of this Agreement in the case of (iii).

          (c)   In the event that (i) a Competing Proposal shall have been made to the Company or shall have been made directly to the shareholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Competing Proposal, (ii) thereafter this Agreement is terminated pursuant to Section 8.01(b)(i), Section 8.01(b)(iii), or Section 8.01(c) and (iii) within 12 months after any such termination referred to in clause (ii) above, the Company enters into a definitive Contract with respect to, or consummates the transactions contemplated by, any Competing Proposal (regardless of whether such Competing Proposal is (x) made before or after termination of this Agreement or (y) is the same Competing Proposal referred to in clause (i) above), then the Company shall pay to Parent the Termination Fee (less, if applicable, the Turn Down Fee previously paid to Parent by the Company), by wire transfer of same-day funds, on the date of the first to occur of such event(s) referred to above in this clause (iii); provided, however, that for purposes of the definition of "Competing Proposal" in this Section 8.03(c)(iii), references to "15%" shall be replaced by "50%".

          (d)   In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.01(b)(iii), then the Company shall reimburse Parent for its actual and reasonable out-of-pocket expenses not to exceed $1,500,000 (the "Turn-Down Fee"), by wire transfer of same-day funds on the second Business Day following the date of such termination of this Agreement; provided, that the existence of circumstances which would require the Termination Fee to become subsequently payable by the Company pursuant to Section 8.03(c) shall not relieve the Company of its obligations to pay the Turn-Down Fee pursuant to this Section 8.03(d); and provided, further, that the payment by the Company of the Turn-Down Fee pursuant to this Section 8.03(d) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.03(c) except to the extent indicated in Section 8.03(c).

          (e)   The Company acknowledges and agrees that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly if the Company fails promptly to pay any amount due pursuant to this Section 8.03 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount due pursuant to this Section 8.03 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. All payments under this Section 8.03 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

        SECTION 8.04.    Amendment.     This Agreement may be amended by the Parties hereto at any time before or after receipt of the Shareholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by applicable Law requires further approval by the shareholders of the Company, without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Termination of this Agreement prior to the Effective Time shall not require approval of the shareholders of the Company.

        SECTION 8.05.    Extension; Waiver.     At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) to the extent permitted by applicable Law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions contained herein. Except as provided by applicable Law, no waiver of this Agreement shall require the approval of the shareholders of the Company. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any Party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE IX

GENERAL PROVISIONS

        SECTION 9.01.    Nonsurvival of Representations and Warranties.     None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

        SECTION 9.02.    Notices.     Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopy or electronic mail (which transmission is confirmed electronically) or sent by a nationally recognized overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

    if to Parent or Merger Sub, to:

      Bed Bath & Beyond Inc.
      Corporate Office
      650 Liberty Avenue
      Union, NJ 07083
      Attention: Allan Rauch, General Counsel
      Telephone: (908) 855-4562
      Facsimile: (908) 688-8385
      Email: Allan.Rauch@bedbath.com

    with copies to:

      Proskauer Rose LLP
      Eleven Times Square
      New York, NY 10036
      Fax: (212) 969-2900
      Attention: Peter Samuels

    if to the Company, to:

      Cost Plus, Inc.
      200 4th Street
      Oakland, CA 94607
      Fax: (510) 893-7300
      Attention: Barry Feld, Chief Executive Officer and President

    with a copy to:

      Skadden, Arps, Slate, Meagher & Flom LLP
      300 South Grand Avenue
      Suite 3400
      Los Angeles, CA 90071
      Fax: (213) 687-5379
      Attention: Brian McCarthy and Rick C. Madden

        SECTION 9.03.    Interpretation.     When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Letter and the Parent Disclosure Letter. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. This Agreement is the product of negotiation by the Parties having the assistance of counsel and other advisers. It is the intention of the Parties that this Agreement not be construed more strictly with regard to one Party than with regard to the others. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may not be intended as a statement of fact but may instead represent an allocation among the Parties of the risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or any other date.

        SECTION 9.04.    Consents and Approvals.     For any matter under this Agreement requiring the consent or approval of any Party to be valid and binding on the Parties, such consent or approval must be in writing.

        SECTION 9.05.    Counterparts.     This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties (including by facsimile or other electronic transmission).

        SECTION 9.06.    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the Exhibits and Schedules and the Company Disclosure Letter and the Parent Disclosure Letter), the Confidentiality Agreement and any agreements entered into contemporaneously herewith (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof and (b) except (from and after the Effective Time) for the provisions of Section 6.05, are not intended to and do not confer upon any person other than the Parties any legal or equitable rights or remedies. Notwithstanding clause (b) of the immediately preceding sentence, each holder of Company Common Stock immediately prior to the Effective Time shall be entitled to enforce the provisions of Article III to the extent necessary to receive the consideration to which such holder is entitled to pursuant to Article III.

        SECTION 9.07.    GOVERNING LAW.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

        SECTION 9.08.    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any assignment without such consent shall be null and void, except that Merger Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

        SECTION 9.09.    Specific Enforcement; Exclusive Jurisdiction; Personal Jurisdiction; Covenants.

          (a)   The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located within Los Angeles County, State of California, this being in addition to any other remedy to which they are entitled at law or in equity.

          (b)   Each of the Parties hereby agrees that any claim, dispute or controversy (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise, and whether based on state, federal, foreign or any other law), arising out of, relating to or in connection with this Agreement, the documents referred to in this Agreement, or any of the transactions contemplated thereby, and including disputes relating to the existence, validity, breach or termination of this Agreement (any such claim being a "Covered Claim"), shall be heard and determined exclusively in a federal or state court located within Los Angeles County, State of California (an "Applicable Court"). Each of the Parties expressly agrees and acknowledges that the Applicable Court is an appropriate and convenient forum for resolution of any and all Covered Claims, that it will not suffer any undue hardship or inconvenience if required to litigate in such court, and that such court is fully competent and legally capable of adjudicating any Covered Claim. Each Party further represents that it has agreed to the jurisdiction of the Applicable Court in respect of Covered Claims after being fully and adequately advised by legal counsel of its own choice concerning the procedures and laws applied in such courts and has not relied on any representation by any other Party or its Affiliates or Representatives as to the content, scope or effect of such procedures and law, and will not contend otherwise in any proceeding in any court of any jurisdiction.

          (c)   Each of the Parties hereby irrevocably submits, for itself and in respect to its Affiliates and properties, generally and unconditionally, to the exclusive personal jurisdiction of the Applicable Courts in respect of Covered Claims. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.02 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          (d)   Each of the Parties hereby irrevocably waives, and agrees not to attempt to assert or assert, by way of motion or other request for leave from an Applicable Court, as a defense, counterclaim or otherwise, in any action involving a Covered Claim, (i) the defense of sovereign immunity, the defense that any Covered Claim or remedy with respect thereto is within the exclusive jurisdiction of a court outside Los Angeles County, State of California, (ii) any claim that it is not personally subject to the jurisdiction of the Applicable Courts for any reason other than the failure to serve process in accordance with this Section 9.09, (iii) that it or its Affiliates or property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iv) to the fullest extent permitted by applicable law that (A) the suit, action or proceeding in any such court is brought in an inconvenient forum, (B) the suit, action or proceeding is not maintainable in such court, (C) the venue of such suit, action or proceeding is improper or inappropriate and (D) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the Parties further hereby irrevocably waives, and agrees not to attempt to assert, by way of motion or other request in any other court of other forum, that a judgment entered by any Applicable Court, including a judgment for specific performance, is not enforceable in such other court or forum. The Parties agree that a final judgment in respect of any Covered Claim of the Applicable Court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law

        SECTION 9.10.    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

        SECTION 9.11.    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

 ARTICLE X

DEFINITIONS

        SECTION 10.01.    Defined Terms.     For the purposes of this Agreement, unless the context requires otherwise, the following terms, when beginning with capital letters and used in the singular or plural, shall have the following meanings:

        "Acceptable Confidentiality Agreement" has the meaning set forth in Section 5.02(b).

        "Acceptance Time" has the meaning set forth in Section 1.04(a).

        "Actions" has the meaning set forth in Section 4.01(k).

        An "Affiliate" of any person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, "control" means, as to any person, the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise. The term "controlled" shall have correlative meaning.

        "Agreement" has the meaning set forth in the preamble hereto.

        "Agreement of Merger" has the meaning set forth in Section 2.03.

        "Antitrust Law" has the meaning set forth in Section 6.03(b).

        "Applicable Court" has the meaning set forth in Section 9.09(b).

        "Approval" has the meaning set forth in Section 4.01(m)(i)(C).

        "Bankruptcy and Equity Exception" has the meaning set forth in Section 4.01(e)(i).

        "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions are required or authorized by law to be closed in New York, New York.

        "Business Systems" has the meaning set forth in Section 4.01(s)(viii).

        "California Code" has the meaning set forth in Section 2.01.

        "California Filing" has the meaning set forth in Section 2.03.

        "Certificate" has the meaning set forth in Section 3.01(c)(i).

        "Certificate of Ownership" has the meaning set forth in Section 2.03.

        "Code" has the meaning set forth in Section 4.01(o)(iii).

        "Common Stock Book-Entry Shares" has the meaning set forth in Section 3.01(c)(i).

        "Company" has the meaning set forth in the preamble hereto.

        "Company Adverse Recommendation Change" has the meaning set forth in Section 5.02(a).

        "Company Balance Sheet" has the meaning set forth in Section 4.01(g)(ii).

        "Company Benefit Plan" has the meaning set forth in Section 4.01(o)(i).

        "Company Bylaws" has the meaning set forth in Section 2.05(b).

        "Company Certificate" has the meaning set forth in Section 2.05(a).

        "Company Common Stock" has the meaning set forth in the recitals hereto.

        "Company Disclosure Documents" has the meaning set forth in Section 4.01(i)(i).

        "Company Disclosure Letter" has the meaning set forth in Section 4.01.

        "Company DSUs" has the meaning set forth in Section 4.01(d)(ii).

        "Company Equity Awards" means the aggregate number of shares of Company Common Stock issuable pursuant to any equity based awards, including any stock purchase rights, restricted stock or any other stock awards under a Company Benefit Plan or otherwise.

        "Company Financial Advisor" has the meaning set forth in Section 4.01(y).

        "Company Intellectual Property" has the meaning set forth in Section 4.01(s)(i).

        "Company Owned Intellectual Property" has the meaning set forth in Section 4.01(s)(ii).

        "Company Personnel" means any current, former or retired officer, employee, director, consultant or other service provider of the Company or any of its Subsidiaries.

        "Company Preferred Stock" has the meaning set forth in Section 4.01(d).

        "Company Recommendation" has the meaning set forth in Section 4.01(e)(ii).

        "Company SEC Documents" hast the meaning set forth in Section 4.01(g)(i).

        "Company Stock Options" has the meaning set forth in Section 4.01(d)(ii).

        "Company Stock Plans" has the meaning set forth in Section 4.01(d)(ii).

        "Compensation Committee" has the meaning set forth in Section 4.01(z).

        "Competing Proposal" has the meaning set forth in Section 5.02(e)(i).

        "Confidentiality Agreement" has the meaning set forth in Section 6.02(b).

        "Continuing Employees" has the meaning set forth in Section 6.10(a).

        "Contract" has the meaning set forth in Section 4.01(f)(i).

        "Covered Claim" has the meaning set forth in Section 9.09(b).

        "Covered Securityholders" has the meaning set forth in Section 4.01(z).

        "Credit Agreement" means the Amended and Restated Credit Agreement dated January 3, 2011 by and among the Company, the Other Borrowers and Guarantors thereto, Bank of America, N.A. and the Other Lenders thereto.

        "Current D&O Policy" has the meaning set forth in Section 6.05(c).

        "Dissenting Shares" has the meaning set forth in Section 3.01(d).

        "DOJ" has the meaning set forth in Section 6.03(b).

        "Effective Time" has the meaning set forth in Section 2.03.

        "Employment Compensation Arrangement" has the meaning set forth in Section 4.01(z).

        "Environmental Laws" means all applicable Laws and Orders relating to the pollution or protection of human health and safety (as such matters relate to Hazardous Materials) and the environment, preservation or reclamation of natural resources, noise, odors or the presence, management, use, treatment, storage, transportation, Release of, or exposure to Hazardous Materials.

        "Equity Award Amounts" has the meaning set forth in Section 6.04(b).

        "ERISA" has the meaning set forth in Section 4.01(o)(i).

        "ERISA Affiliate" means, with respect to any Person, any other Person that, together with such Person, is treated as, or would be deemed to be, a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA. Any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of the Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company or such Subsidiary and with respect to liabilities arising after such period for which the Company or such Subsidiary could be liable under the Code or ERISA.

        "Exchange Act" has the meaning set forth in Section 1.01(a).

        "Exchange Fund" has the meaning set forth in Section 3.02(a).

        "Fairness Opinion" has the meaning set forth in Section 4.01(y).

        "Filed Company SEC Documents" has the meaning set forth in Section 4.01(g)(ii).

        "Foreign Antitrust Laws" has the meaning set forth in Section 6.03(b).

        "Foreign Company Plan" has the meaning set forth in Section 4.01(o)(viii).

        "FTC" has the meaning set forth in Section 6.03(b).

        "GAAP" has the meaning set forth in Section 4.01(g)(ii).

        "Governmental Entity" has the meaning set forth in Section 3.02(e).

        "Hazardous Materials" means, (i) petroleum, petroleum products and by-products, asbestos and asbestos-containing materials in any form, urea formaldehyde foam insulation, electronic, wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances and (ii) any other chemical, material, substance, waste, pollutant or contaminant, that is prohibited, limited, defined in or regulated by or pursuant to, any Environmental Law.

        "HSR Act" has the meaning set forth in Section 4.01(f)(ii).

        "Independent Directors" has the meaning set forth in Section 1.04(a).

        "Information Statement" has the meaning set forth in Section 4.01(f)(ii).

        "Initial Offer Expiration Date" has the meaning set forth in Section 1.01(d).

        "Insurance Policies" has the meaning set forth in Section 4.01(t).

        "Intellectual Property" means, on a worldwide basis, all (i) issued patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, provisionals, reissues, re-examinations, and extensions thereof, (ii) trademarks, trade names, trade dress, service marks, brand names, logos and domain names, and all applications and registrations therefor, and all goodwill associated therewith, (iii) copyrights and all applications and registrations therefor, (iv) technology, inventions, processes, know-how, and trade secrets and other proprietary rights including, but not limited to, proprietary information, discoveries, formulae, records, forecasts, data, plans, drawings, operation procedures and manuals, and materials of a confidential nature, (v) computer software programs or applications and databases and (vi) all other intellectual property and proprietary rights and tangible embodiments of each and any of the foregoing.

        "Intellectual Property Agreements" has the meaning set forth in Section 4.01(s)(iv).

        "Intervening Event" means, with respect to the Company, a material event or circumstance that was not known to the Board of Directors of the Company on the date of this Agreement (or if known, the material consequences of which are not known to or reasonably foreseeable by such Board of Directors as of the date hereof), which event or circumstance, or any material consequences thereof, becomes known to the Board of Directors of the Company prior to the time at which the Company receives the

Shareholder Approval; provided, however, that in no event shall the receipt, existence or terms of a Competing Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

        "Inventory" means the inventories of raw materials, work-in-process (including semi-finished goods) and finished goods or products (including in-transit inventory) used, useable or otherwise saleable in the ordinary course of the business of the Company and its Subsidiaries, calculated in accordance with the lower of cost or market method, in accordance with GAAP.

        "IRS" has the meaning set forth in Section 4.01(o)(ii).

        "Knowledge" means, with respect to any matter in question, the actual knowledge of the chief executive officer, chief financial officer or chief information officer of the Company.

        "Law" has the meaning set forth in Section 2.02.

        "Leased Real Property" has the meaning set forth in Section 4.01(r)(ii).

        "Leases" has the meaning set forth in Section 4.01(r)(ii).

        "Liens" has the meaning set forth in Section 4.01(c).

        "Liquor Licenses" has the meaning set forth in Section 4.01(aa).

        "Liquor License Transfer Documents" has the meaning set forth in Section 6.13.

        "Material Adverse Effect" means any fact, effect, event, development, change, state of facts, condition, circumstance, violation or occurrence (an "Effect") that, individually or together with one or more other contemporaneous Effect, (i) has or would reasonably be expected to have a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that a Material Adverse Effect shall not be deemed to include Effects (and solely to the extent of such Effects) resulting from (A) changes generally affecting the economy, financial or securities markets or political, geopolitical or regulatory conditions, if such changes do not affect the Company and its Subsidiaries in a materially disproportionate adverse manner relative to other participants in the industries in which the Company and its Subsidiaries primarily operate; (B) general changes or developments in the industries in which the Company and its Subsidiaries primarily operate, if such changes do not adversely affect the Company and its Subsidiaries in a materially disproportionate adverse manner, taken as a whole, relative to other participants in such industry; (C) any national or international political conditions, outbreak or escalation of armed hostilities, insurrection or war, any acts of terrorism or sabotage, to the extent that they do not materially disproportionately adverse affect the Company and its Subsidiaries, taken as a whole, relative to other participants in the geographic area or industry in which the Company primarily operates; (D) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, if such change does not adversely affect the Company and its Subsidiaries in a materially disproportionate adverse manner relative to other participants in the geographic area or industry in which the Company primarily operates; (E) any change in GAAP or the interpretation thereof, if such change does not adversely affect the Company and its Subsidiaries in a disproportionate manner relative to other participants in such industry in which the Company primarily operates; (F) any termination of, reduction in or similar materially negative impact on relationships with material customers, suppliers, distributors, or partners of the Company and its Subsidiaries directly related to the announcement or pendency of this Agreement, the Offer or the Merger; (G) any proceeding by any of the Company's shareholders arising out of, concerning or related to this Agreement, the Offer or the Merger (arising after the date of this Agreement); (H) fires, epidemics, quarantine restrictions, earthquakes, hurricanes, tornadoes or other natural disasters to the extent that they do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in relation to other companies in the geographic area or industry in which the Company primarily operates; or (I) any failure by the Company to meet any published analyst estimates or expectations of the Company's revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (it being understood that the facts or occurrences giving rise or contributing to such failure that are not otherwise excluded from the definition of a "Material Adverse Effect" may be taken into account in determining whether there has been a Material Adverse Effect) or (ii) is or would reasonably be expected to prevent the Company from performing its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement by the Outside Date.

        "Material Contract" has the meaning set forth in Section 4.01(l)(i).

        "Measurement Date" has the meaning set forth in Section 4.01(d).

        "Merger" has the meaning set forth in the recitals hereto.

        "Merger Closing" has the meaning set forth in Section 2.02.

        "Merger Closing Date" has the meaning set forth in Section 2.02.

        "Merger Consideration" has the meaning set forth in Section 3.01(c)(i).

        "Merger Sub" has the meaning set forth in the preamble hereto.

        "Minimum Tender Condition" has the meaning set forth in Annex I.

        "Nasdaq" has the meaning set forth in Section 1.04(a).

        "Notice Period" has the meaning set forth in Section 5.02(c).

        "Offer" has the meaning set forth in the recitals hereto.

        "Offer Closing" has the meaning set forth in Section 1.01(e).

        "Offer Closing Date" has the meaning set forth in Section 1.01(e).

        "Offer Conditions" has the meaning set forth in Section 1.01(b).

        "Offer Documents" has the meaning set forth in Section 1.01(g).

        "Offer Price" has the meaning set forth in Section 1.01(a).

        "Offer Termination" has the meaning set forth in Section 1.01(f).

        "Order" has the meaning set forth in Section 4.01(f)(i).

        "Outside Date" has the meaning set forth in Section 8.01(b)(i).

        "Parent" has the meaning set forth in the preamble hereto.

        "Parent Material Adverse Effect" means any Effect that, individually or together with one or more other contemporaneous Effect, is or would reasonably be expected to prevent, delay or impair in any material respect the ability of the Parent or Merger Sub to consummate the Offer, the Merger and the other transactions contemplated by this Agreement or to perform its obligations under this Agreement on a timely basis.

        "Parties" has the meaning set forth in the preamble hereto.

        "Party" has the meaning set forth in the preamble hereto.

        "Paying Agent" has the meaning set forth in Section 3.02(a).

        "Permits" has the meaning set forth in Section 4.01(m)(i)(B).

        "Permitted Liens" means (i) any Lien for Taxes not yet due and payable, or being contested in good faith and for which adequate accruals or reserves have been established, (ii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents, (iii) such non-monetary Liens or other imperfections of title, if any, that do not materially impair the use of assets or the operation of the Company and its Subsidiaries as conducted in the ordinary course of business, including, without limitation, (A) easements, rights of way, restrictions, encumbrances, covenants, conditions, imperfections or any other matters affecting the Leased Real Property (whether shown or not shown by the public records) including boundary line disputes, overlaps, encroachments and any matters not of record which would be disclosed by an accurate survey or a personal inspection of the property, (B) any supplemental Taxes or assessments not shown by the public records and for which adequate reserves have been established, and (C) title to any portion of the Leased Real Property lying within the right of way or boundary of any public road or private road, (iv) Liens imposed or promulgated by Laws with respect to the Leased Real Property and improvements located thereon, including zoning laws, ordinances and regulations now or hereafter in effect, none of which are violated, (v) mechanics', carriers', workmen's, repairmen's, materialmen's, builders', contractors' and similar Liens, incurred in the ordinary course of business which are not delinquent or which are being contested in good faith, and (vi) Liens arising in connection with indebtedness of the Company and to be released on or prior to the Effective Time.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        "Promissory Note" has the meaning set forth in Section 1.03(b).

        "Proposition 65" has the meaning set forth in Section 4.01(m)(i)(G).

        "Proxy Date" has the meaning set forth in Section 6.01(c).

        "Proxy Statement" has the meaning set forth in Section 6.01(a).

        "Proxy Statement Clearance Date" means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including by informing the Company that it does not intend to review the Proxy Statement.

        "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or arranging for disposal or migrating into or through the environment or any natural or man-made structure.

        "Representatives" means, with respect to any Person, such Person's directors, officers, managers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent, representative or controlled Affiliate.

        "Restraint" means any temporary restraining order, preliminary or permanent injunction, Order or other judgment issued by any court of competent jurisdiction.

        "Schedule 14D-9" has the meaning set forth in Section 1.02(a).

        "Schedule TO" has the meaning set forth in Section 1.01(g).

        "SEC" has the meaning set forth in Section 1.01(d).

        "Securities Act" has the meaning set forth in Section 1.03(c).

        "Shareholder Approval" as the meaning set forth in Section 4.01(v).

        "Shareholder Parties" has the meaning set forth in the recitals hereto.

        "Shareholders' Meeting" has the meaning set forth in Section 6.01(c).

        "Short-Form Threshold" has the meaning set forth in Section 1.03(b).

        "Significant Subsidiary" has the meaning set forth in Section 4.01(b).

        "SOX" has the meaning set forth in Section 4.01(g)(iii).

        "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity or other interests of which) is owned directly or indirectly by such first person.

        "Superior Proposal" has the meaning set forth in Section 5.02(e)(ii).

        "Support Agreements" has the meaning set forth in the recitals hereto.

        "Surviving Corporation" has the meaning set forth in Section 2.01.

        "Takeover Laws" has the meaning set forth in Section 4.01(e)(ii).

        "Tax" has the meaning set forth in Section 4.01(q)(xvii).

        "Tax Return" has the meaning set forth in Section 4.01(q)(xvii).

        "Taxing Authority" has the meaning set forth in Section 4.01(q)(xvii).

        "Termination Fee" has the meaning set forth in Section 8.03(b).

        "Top-Up" has the meaning set forth in Section 1.03(a).

        "Top-Up Closing" has the meaning set forth in Section 1.03(b).

        "Top-Up Shares" has the meaning set forth in Section 1.03(a).

        "Triggering Event" has the meaning set forth in Section 8.01(e).

        "Turn-Down Fee" has the meaning set forth in Section 8.03(d).

        "WARN" has the meaning set forth in Section 4.01(n)(iii).

[signature page follows]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

BED BATH & BEYOND INC.
By:	/s/ STEVEN H. TEMARES
	Name:	Steven H. Temares
	Title:	Chief Executive Officer and Director
BLUE CORAL ACQUISITION CORP.
By:	/s/ STEVEN H. TEMARES
	Name:	Steven H. Temares
	Title:	President
COST PLUS, INC.
By:	/s/ BARRY FELD
	Name:	Barry Feld
	Title:	Chief Executive Officer and President

ANNEX I

Conditions to the Offer

        Notwithstanding any other term of the Offer or this Agreement, Merger Sub shall not be required to, and Parent shall not be required to cause Merger Sub to, accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), pay for any shares of Company Common Stock tendered pursuant to the Offer if:

          (a)   there shall not have been validly tendered and not validly withdrawn prior to the expiration of the Offer a number of shares of Company Common Stock that when added to the number of shares to be purchased by Merger Sub under the Top-Up, represent at least one share more than 90% of: (i) the outstanding shares of Company Common Stock as of the expiration of the Offer plus (ii) without duplication of clause (i), the aggregate number of shares of Company Common Stock issuable to holders of Company DSUs outstanding as of the expiration of the Offer plus (iii) the aggregate number of shares of Company Common Stock issuable to holders of Company Stock Options outstanding as of the expiration of the Offer minus (iv) the aggregate number of shares of Company Common Stock issuable to holders of Company Stock Options for which Parent has obtained prior to the expiration of the Offer agreements (satisfactory to Parent in its sole discretion) by the holders thereof not to exercise such Company Stock Options prior to the termination of this Agreement plus (v) the aggregate number of shares of Company Common Stock issuable to the holders of Company Equity Awards (other than Company Stock Options and Company DSUs) outstanding as of the expiration of the Offer plus (vi) the number of shares to be purchased by Merger Sub under the Top-Up (the "Minimum Tender Condition");

          (b)   (i) the waiting period applicable to the purchase of shares of Company Common Stock pursuant to the Offer and the consummation of the Merger under the HSR Act (or any extension thereof) shall have neither expired nor terminated (ii) any consent required under any other Antitrust Law of the jurisdictions set forth on Section 6.01(c) of the Company Disclosure Letter shall not have been obtained or any applicable waiting period thereunder shall not have expired or been terminated, (iii) all other consents, approvals and authorizations of any Governmental Entity required of Parent, the Company or any of their Subsidiaries to consummate the Merger shall not have been obtained or (iv) conditions of any agreement by any Party with any Governmental Entity that prohibits the Offer Closing pending the completion of the Governmental Entity's review or investigation of the Merger shall not have been satisfied or waived in accordance with the terms thereof; or

          (c)   any of the following conditions shall have occurred and be continuing as of the expiration of the Offer:

              (i)  there shall be any temporary restraining Order, preliminary or permanent injunction or other judgment, Order or decree issued by a court or agency of competent jurisdiction located in the United States or in any other jurisdiction outside of the United States in which the Company or any of its Subsidiaries, or Parent Merger Sub, engage in business activities that prohibits the consummation of the Merger or the Offer and remain in effect, or any Law shall have been enacted, issued, enforced, entered, or promulgated and remains in effect that prohibits or makes illegal the consummation of any of the transactions contemplated by this Agreement (including the Merger or the Offer);

             (ii)  (A) The representations and warranties of the Company contained in Section 4.01(e), Section 4.01(v), Section 4.01(w) and Section 4.01(x) of this Agreement shall not be true and correct in all material respects, in each case as of the date of this Agreement and as of the expiration of the Offer as though made as of the expiration of the Offer (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), (B) the representations and warranties of the Company contained in Section 4.01(d) shall not be true and correct in all respects as of the date of this Agreement and as of the expiration of the Offer as though made as of the expiration of the Offer, (C) the representation and warranty of the Company contained in the first sentence of Section 4.01(j) shall not be true and correct in all respects as of the date of this Agreement and as of the expiration of the Offer as though made as of the expiration of the Offer, and (D) all other representations and warranties of the Company contained in this Agreement shall not be true and correct (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect set forth therein) as of the date of this Agreement and as of the expiration of the Offer as though made as of the expiration of the Offer (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) and except, in the case of this clause (D), for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (iii)  the Company shall have failed to perform in any material respect any obligation required to be performed by it under this Agreement at or prior to the expiration of the Offer;

            (iv)  since the date of this Agreement, there shall have occurred any change, development, circumstance, event or occurrence, that individually, or together with any other change, development circumstance, event or occurrence, has had or would reasonably be expected to have a Material Adverse Effect;

             (v)  in the event that the exercise of the Top-Up is necessary to ensure that Merger Sub owns at least 90% of the outstanding shares of Company Common Stock as of the Acceptance Time (calculated on a fully diluted basis), there shall exist under applicable Law or other Restraint any restriction or legal impediment on the ability of Merger Sub or the Company to consummate the Top-Up, or the shares of Company Common Stock issuable upon exercise of the Top-Up together with the shares of Company Common Stock validly tendered in the Offer and not properly withdrawn are insufficient for Merger Sub to own at least 90% of the outstanding shares of Company Common Stock as of the Acceptance Time (calculated on a fully diluted basis);

            (vi)  a Triggering Event shall have occurred; and

           (vii)  this Agreement shall have been terminated in accordance with its terms.

        At the request of Parent, the Company shall deliver to Parent a certificate executed on behalf of the Company by the chief executive officer or the chief financial officer of the Company certifying that none of the conditions set forth in clauses (ii), (iii) and (iv) of clause (c) above shall have occurred and be continuing as of the expiration of the Offer.

        For purposes of determining whether the Minimum Tender Condition and the condition set forth in clause (v) of clause (c) have been satisfied, Parent and Merger Sub shall have the right to include or exclude for purposes of its determination thereof shares tendered in the Offer pursuant to guaranteed delivery procedures.

        The foregoing conditions shall be in addition to, and not a limitation of, the rights and obligations of Parent and Merger Sub to extend, terminate or modify the Offer pursuant to the terms and conditions of this Agreement.

        The foregoing conditions are for the sole benefit of Parent and Merger Sub and, subject to the terms and conditions of this Agreement and the applicable rules and regulations of the SEC, may be waived by Parent and Merger Sub in whole or in part at any time and from time to time in their sole discretion (other than the Minimum Tender Condition). The failure by Parent or Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

        The capitalized terms used in this Annex I and not defined in this Annex I shall have the meanings set forth in the Agreement and Plan of Merger, dated as of May 8, 2012, by and among Bed Bath & Beyond Inc., Blue Coral Acquisition Corp. and Cost Plus, Inc.

ANNEX B

May 8, 2012

  Board of Directors
  Cost Plus, Inc.
  200 4th Street
  Oakland, CA 94604

        Ladies and Gentlemen:

        You have asked us to advise you with respect to the fairness to the holders of Common Stock, par value $0.01 per share ("Company Common Stock") of Cost Plus, Inc. (the "Company") from a financial point of view of the consideration proposed to be received by the holders of Company Common Stock pursuant to the terms of the Agreement and Plan of Merger, substantially in the form of the draft dated as of May 7, 2012 (the "Agreement"), among the Company, Bed Bath and Beyond Inc. ("Parent") and

        Blue Coral Acquisition Corp, a wholly owned subsidiary of Parent ("Merger Sub").

        We understand that the Agreement provides that Parent will cause Merger Sub to commence a tender offer (the "Tender Offer") for all of the outstanding shares of Company Common Stock (the "Shares") pursuant to which Merger Sub will pay $22.00 in cash for each Share accepted. The Agreement further provides that, following completion of the Tender Offer, under circumstances specified in the Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in the merger as a wholly-owned subsidiary of Parent (the "Merger", together with the Tender Offer and any other transactions contemplated by the Merger Agreement, the "Transaction") and that, upon the effectiveness of the Merger, each Share not tendered in the Tender Offer (other than Shares held by stockholders properly exercising appraisal rights) will be converted into the right to receive $22.00 in cash.

        For purposes of the opinion set forth herein, we have:

            (i)  reviewed certain publicly available financial statements and other information of the Company;

           (ii)  reviewed certain internal financial statements and other financial and operating data concerning the Company prepared and provided to us by the management of the Company;

          (iii)  reviewed certain financial projections for the Company, prepared and provided to us by the management of the Company;

          (iv)  discussed the past and current operations, financial condition and prospects of the Company with management of the Company;

           (v)  reviewed the reported prices and trading activity of the Company Common Stock;

          (vi)  compared the financial performance and condition of the Company and the reported prices and trading activity of the Company Common Stock with that of certain other publicly traded companies that we deemed relevant;

         (vii)  reviewed publicly available information regarding the financial terms of certain transactions that we deemed relevant, in whole or in part;

        (viii)  participated in certain discussions among management and other representatives of each of Parent and the Company;

          (ix)  reviewed the draft Agreement and the Support and Tender Agreements, dated May 7, 2012, each by and among Parent, Merger Sub and the shareholder named therein; and

           (x)  performed such other analyses as we have deemed appropriate.

        We have assumed and relied upon the accuracy and completeness of the information reviewed by us for the purposes of this opinion and we have not assumed any responsibility for independent verification of such information and have relied on such information being complete and correct. We have relied on assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any respect material to our opinion. With respect to the financial projections we have assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. We have not conducted a physical inspection of the facilities or property of the Company. We have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuation or appraisal. Furthermore, we have not considered any tax, accounting or legal effects of the Transaction or the transaction structure on any person or entity.

        We have assumed that the final form of the Agreement will be substantially the same as the last draft, dated May 7, 2012, reviewed by us and will not vary in any respect material to our analysis. We have also assumed that the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any material term, condition or agreement (including, without limitation, the consideration proposed to be received by the holders of Company Common Stock in connection with the Transaction), and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction. We have further assumed that all representations and warranties set forth in the Agreement are and will be true and correct as of all the dates made or deemed made and that all parties to the Agreement will comply with all covenants of such parties thereunder.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of May 7, 2012. In particular, we do not express any opinion as to the prices at which shares of Company Common Stock may trade at any future time. Furthermore, our opinion does not address the Company's underlying business decision to undertake the Transaction, and our opinion does not address the relative merits of the Transaction as compared to any alternative transactions that might be available to the Company. Our opinion does not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise except as expressly identified herein.

        In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party, other than Parent, with respect to a merger or other business combination transaction involving the Company or any of its assets.

        We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Transaction and a portion of which is payable upon the delivery of this opinion. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In the past we have provided, currently are providing and in the future may provide financial advisory services to the Company and its affiliates and have received and in the future may receive compensation for rendering these services. The issuance of this opinion has been authorized by our fairness opinion committee.

        This letter is solely for the information of the Board of Directors of the Company, and may not be reproduced, summarized, described, referred to or used for any other purpose without our prior written consent, except as part of an offer to purchase and Schedule 14D-9 relating to the Tender Offer and a proxy statement relating to the vote of the holders of Company Common Stock in connection with the Transaction. We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the consideration to be received by the holders of Company Common Stock pursuant to the Agreement. This letter does not constitute a recommendation to any holder of Company Common Stock as to whether or not such holder should tender its Shares pursuant to the Tender Offer or how any such holder should vote on the Transaction or act on any matter relating to the Transaction.

        Based on, and subject to, the foregoing, we are of the opinion that on the date hereof, the consideration to be received by the holders of Company Common Stock in connection with the Transaction is fair from a financial point of view to the holders of Company Common Stock.

Very truly yours,

/s/ PETER J. SOLOMON COMPANY L.P. PETER J. SOLOMON COMPANY L.P.

ANNEX C

SECTION 1300-1313 OF THE CALIFORNIA GENERAL CORPORATION LAW

§ 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

        (a)   If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

        (b)   As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1)   Which were not immediately prior to the reorganization or short-form merger listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2)   Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3)   Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4)   Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c)   As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

§ 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

        (a)   If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

        (b)   Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c)   The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

§ 1302. Submission of share certificates for endorsement; uncertificated securities

        Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

§ 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

        (a)   If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

        (b)   Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

§ 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

        (a)   If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

        (b)   Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

        (c)   On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

§ 1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

        (a)   If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

        (b)   If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

        (c)   Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

        (d)   Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

        (e)   The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

§ 1306. Prevention of immediate payment; status as creditors; interest

        To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

§ 1307. Dividends on dissenting shares

        Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

§ 1308. Rights of dissenting shareholders pending valuation; withdrawal of demand for payment

        Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

§ 1309. Termination of dissenting share and shareholder status

        Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a)   The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b)   The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c)   The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

          (d)   The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

§ 1310. Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval

        If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

§ 1311. Exempt shares

        This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

§ 1312. Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

        (a)   No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

        (b)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

        (c)   If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

§ 1313. Conversions deemed to constitute a reorganization; application of chapter

        A conversion pursuant to Chapter 11.5 (commencing with Section 1150) shall be deemed to constitute a reorganization for purposes of applying the provisions of this chapter, in accordance with and to the extent provided in Section 1159.

FORM OF PROXY CARD COST PLUS, INC. 200 4th Street Oakland, CA 94607  VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - [•] Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR each of the following proposals and FOR all the nominees for director listed below: For Against Abstain  1. To adopt the Agreement and Plan of Merger, dated as of May 8, 2012, by and among the Company, Bed Bath & Beyond Inc., and Blue Coral Acquisition Corp., a wholly owned subsidiary of Bed Bath & Beyond Inc., and to approve the transactions contemplated thereby, including the Merger. • • • 2.  To adjourn the annual meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby. • • • 3.  To approve a non-binding proposal regarding certain Merger-related compensation arrangements for Cost Plus' named executive officers. • • • 4.  To approve a non-binding proposal regarding the compensation of Cost Plus' named executive officers.  •  •  • 5.  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013.  •  •  • 6. To elect the nominees set forth below to the Board, each to serve in the event the Merger is not completed until the 2013 annual meeting or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.  FOR ALL  WITHHOLD ALL  FOR ALL EXCEPT  NOMINEES: 01. Joseph H. Coulombe •  • • 02. Clifford J. Einstein 03. Barry J. Feld 04. Mark R. Genender 05. Danny W. Gurr 06. John C. Pound 07. Kim D. Robbins 08. Fredric M. Roberts 09. Kenneth T. Stevens To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com. COST PLUS, INC. Annual Meeting of Shareholders This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Barry J. Feld and Jane L. Baughman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cost Plus, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at [•] a.m., local time, on [•] , 2012, at [•] , and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF SIGNED AND NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS SET FORTH AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE. The undersigned hereby revokes all previous proxies and acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held on [•], 2012 and the Proxy Statement. Continued and to be signed on reverse side